AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON  September 29, 2003

REGISTRATION NO. 333-107567

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM SB-2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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STOCKGROUP INFORMATION SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

COLORADO	6282	84-1379282
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

SUITE 500 - 750 WEST PENDER STREET

VANCOUVER, BRITISH COLUMBIA, CANADA  V6C 2T7  (604) 331-0995

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant's Executive Offices)

DEVLIN JENSEN

BARRISTERS AND SOLICITORS

2550 - 555 WEST HASTINGS STREET

VANCOUVER, BC, CANADA V6B 4N5

(604) 684-2550

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

-----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

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If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [   ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.[   ]

CALCULATION OF REGISTRATION FEE

Description of Securities (1)	Number of Shares	Maximum Offering Price Per Share (2)	Aggregate Offering Price	Amount of Registration Fee
Common shares being offered by selling security holders, originally acquired in a private placement December 31, 2002	3,403,750	$0.31	$1,160,268	$106.74
Common shares underlying warrants, originally acquired in a private placement December 31, 2002	1,701,875	$0.31	$580,134	$53.37
Common shares underlying agent's warrants, originally acquired in a private placement December 31, 2002	150,000	$0.31	$116,027	$10.67
Common shares being offered by selling security holders, originally acquired in a short form offering June 4 and July 16, 2003	3,742,800	$0.31	$58,013	$5.34
Common shares underlying warrants issued, originally acquired in a short form offering June 4 and July 16, 2003	1,871,400	$0.31	$1,055,163	$97.27
Common shares underlying agent options, originally acquired in a short form offering June 4 and July 16, 2003.	374,280	$0.31	$527,581	$48.54
Common shares underlying warrants underlying agent options, originally acquired in a short form offering June 4 and July 16, 2003.	187,140	$0.31	$46,500	$4.28

Totals	11,431,245		$3,543,686	$326.01 (3)

1.

All securities being registered are common shares, no par value

2.

Calculated in accordance with Rule 457(c) under the Securities Act of 1933, solely for the purpose of calculating the registration fee.  In all cases we have used the average of the bid and ask prices for SWEB as quoted on the OTCBB on September 24, 2003.

3.

We paid $337.51 in registration fee previously in a filing dated August 1, 2003 for the same securities, therefore, no fee is currently payable.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Subject to completion, dated  September 29, 2003

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT.  A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

STOCKGROUP INFORMATION SYSTEMS INC.

7,146,550 shares of common stock to be sold by certain selling security holders

4,284,695 shares of common stock issuable upon the exercise of outstanding warrants and agent options to be sold by certain selling security holders

This prospectus relates to the offer and sale of 7,146,550 shares of our common stock and 4,284,695 shares of our common stock issuable upon the exercise of outstanding warrants and agent options, by certain selling security holders.  The selling security holders will offer and sell their shares of outstanding common stock and shares of common stock underlying outstanding warrants at prevailing market prices or at privately negotiated prices.

The shares will become tradable on the effective date of this prospectus. We will receive no proceeds from sales of shares by the selling security holders, other than proceeds, if any, from the exercise of the warrants and agent options.  Our common stock is listed on the O-T-C Bulletin Board under the symbol "SWEB" and on the TSX Venture Exchange under the symbol "SWB."  On September 24, 2003, the closing price of our common stock was $0.31 per share on the OTCBB.

See "Risk Factors" beginning on page 9 for a discussion of material issues to consider before purchasing our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 29, 2003

## TABLE OF CONTENTS

**SUMMARY INFORMATION AND RISK FACTORS** .......... **7**
PROSPECTUS SUMMARY .......... 7
SUMMARY FINANCIAL INFORMATION .......... 8
RISK FACTORS .......... 10
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS .......... 13
**USE OF PROCEEDS** .......... **13**
**SELLING SECURITY HOLDERS** .......... **14**
**PLAN OF DISTRIBUTION** .......... **19**
SELLING SECURITY HOLDERS .......... 19
**LEGAL PROCEEDINGS** .......... **21**
**DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS** .......... **21**
**SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT** .......... **23**
**DESCRIPTION OF SECURITIES** .......... **27**
COMMON STOCK .......... 27
PREFERRED STOCK .......... 27
CONVERTIBLE DEBENTURES, NOTES AND WARRANTS .......... 28
STOCK OPTIONS .......... 29
**EXPERTS** .......... **31**
LEGAL MATTERS .......... 31
**DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES** .......... **31**
**ORGANIZATION WITHIN LAST FIVE YEARS** .......... **32**
**DESCRIPTION OF BUSINESS** .......... **32**
GENERAL .......... 32
EMPLOYEES .......... 36
REGULATORY ISSUES .......... 36
SUBSIDIARIES .......... 36
RESEARCH AND DEVELOPMENT .......... 36
**MANAGEMENT'S DISCUSSION AND ANALYSIS** .......... **37**
RESULTS OF OPERATIONS – FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001 .......... 40
CRITICAL ACCOUNTING POLICIES .......... 43
LIQUIDITY AND CAPITAL RESOURCES .......... 46
CORPORATE DEVELOPMENTS DURING THE YEAR .......... 46
CORPORATE DEVELOPMENTS SINCE YEAR END .......... 48
**DESCRIPTION OF PROPERTY** .......... **50**
INTELLECTUAL PROPERTY, PROPRIETARY RIGHTS AND DOMAIN NAMES .......... 50
LEASEHOLD .......... 50
EQUIPMENT .......... 51
**CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS** .......... **52**
**MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS** .......... **52**
**EXECUTIVE COMPENSATION** .......... **52**
**INTERIM FINANCIAL STATEMENTS** .......... **56**
CONSOLIDATED BALANCE SHEETS .......... 56
CONSOLIDATED STATEMENTS OF OPERATIONS .......... 57
CONSOLIDATED STATEMENTS OF CASH FLOWS .......... 58
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS .......... 59
**CONSOLIDATED FINANCIAL STATEMENTS** .......... **67**
AUDITORS' REPORT .......... 68
CONSOLIDATED BALANCE SHEETS .......... 69
CONSOLIDATED STATEMENTS OF OPERATIONS .......... 70
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY) .......... 71
CONSOLIDATED STATEMENTS OF CASH FLOWS .......... 72
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS .......... 73
**CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE** .......... **98**
ANTITAKEOVER EFFECTS OF COLORADO LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS .......... 98
TRANSFER AGENT AND REGISTRAR .......... 98
SHARES ELIGIBLE FOR FUTURE SALE .......... 98
WHERE YOU CAN FIND ADDITIONAL INFORMATION .......... 99
**PART II** .......... **100**
**INDEMNIFICATION OF DIRECTORS AND OFFICERS** .......... **100**
LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS .......... 103
**OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION** .......... **104**
**RECENT SALES OF UNREGISTERED SECURITIES** .......... **104**
**UNDERTAKINGS** .......... **106**
**SIGNATURES** .......... **107**
**EXHIBITS AND FINANCIAL STATEMENT SCHEDULES** .......... **108**
A. EXHIBIT INDEX .......... 108

B. FINANCIAL STATEMENT SCHEDULES ..... 109
EXHIBIT 4.1 MANAGEMENT AGREEMENT..... 110
EXHIBIT 4.14 JOINT VENTURE DEVELOPMENT AND OPERATING AGREEMENT ..... 120
EXHIBIT 4.16 FORM OF SUBSCRIPTION AGREEMENT DECEMBER 31, 2002..... 139
EXHIBIT 4.17 FORM OF WARRANT DECEMBER 31, 2002..... 160
EXHIBIT 4.18 SHORT FORM OFFERING..... 191
EXHIBIT 4.19 FORM OF WARRANT FOR SHORT FORM OFFERING..... 215
EXHIBIT 4.20 AGENCY AGREEMENT ..... 241
EXHIBIT 5.1 CONSENT AND OPINION OF LEGAL COUNSEL ..... 262
EXHIBIT 23.1 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS..... 263

SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS.  BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.  YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS, TO UNDERSTAND THIS OFFERING FULLY.  References herein to "we", "us", "our", "Company" or "Stockgroup" refer to Stockgroup Information Systems Inc. and its subsidiaries.

Company Overview

Stockgroup is a financial media and technology company which provides a wide range of financial information services including Financial Software and Content Systems, and Public Company Disclosure and Awareness Products.

We were incorporated under the laws of the State of Colorado in 1994 and have a December 31st financial year end.

In addition to our corporate headquarters at Suite 500 - 750 West Pender Street, Vancouver, British Columbia, Canada V6C 2T7, we have offices in Toronto, Ontario. Our telephone number at our corporate head office is (604) 331-0995.

A full description of our company may be found elsewhere in this prospectus under the heading "Business".

Selling Security Holders

This prospectus relates to the registration for resale of 7,146,550 shares of our common stock and 4,284,695 shares of our common stock issuable upon the exercise of outstanding warrants and agent options, by certain selling security holders.  The selling security holders will offer and sell their shares of outstanding common stock and shares of common stock underlying outstanding warrants at prevailing market prices or privately negotiated prices.  We will not receive any proceeds from the sale of the securities by the selling security holders, other than through the exercise, if any, of their outstanding warrants.

Other Information

Common stock outstanding prior to the offering:

29,421,371 shares.  This number does not include shares reserved for issuance upon the exercise of outstanding stock options or warrants.

Common stock offered by selling

Security holders:

11,431,245 shares.  This number assumes the exercise of all outstanding warrants to purchase in aggregate 4,284,695 shares of our common stock.

Common stock to be outstanding after the

offering:

33,706,066 shares.  This number assumes the exercise of all outstanding warrants being offered by the selling security holders.

Net proceeds:

We will not receive any proceeds from the sale of the securities by the selling security holders.

Trading Symbols:

OTCBB: "SWEB"

TSX Venture Exchange: "SWB"

SUMMARY FINANCIAL INFORMATION

Set forth below are summary statements of operations data for the quarters ended June 30, 2003 and 2002 and years ended December 31, 2002 and 2001, and summary balance sheet data as of June 30, 2003, December 31, 2002 and December 31, 2001. This information should be read in conjunction with our quarterly consolidated financial statements for the quarters ended June 30, 2003 and our annual consolidated financial statements for the years ended December 31, 2002 and 2001 and notes thereto and "Management's Discussion and Analysis", appearing elsewhere in this prospectus.

	Three Months Ended		Six Months Ended		Years Ended
	June 30		June 30		December 31
	2003	2002	2003	2002	2002	2001

STATEMENT OF OPERATIONS DATA:
REVENUE
Revenues	$688,529	$407,703	$1,290,241	$849,944	$1,964,699	$2,857,151
Cost of revenues	176,332	169,258	333,686	333,506	706,911	1,045,326

Gross profit	$512,197	$238,445	956,555	516,438	$1,257,788	$1,811,825

EXPENSES
Sales and marketing	$166,041	$137,451	$324,815	$229,511	$475,038	$466,954
General and administrative	574,050	432,188	1,111,789	814,226	1,790,848	2,018,102

Total expenses	$740,091	$569,639	$1,436,604	$1,043,737	$2,265,886	$2,485,056

Loss from operations	$(227,894)	$(331,194)	$(480,049)	$(527,299)	$(1,008,098)	$(673,231)
Interest income	-	22	-	168	195	4,020
Interest (expense) ordinary	(11,789)	(4,095)	(24,647)	(9,881)	(39,170)	(24,170)
Interest on 8% convertible notes[1]	(656,707)	(33,966)	(860,351)	(52,330)	(120,262)	(196,818)
Interest on 3% convertible debenture	-	-	-	(160,209)	(160,209)	(375,109)
Gain (loss) on warrants liability	-	-	-	(55,000)	(55,000)	242,000
Gain on restructuring of convertible notes[2]	-	-	-	1,088,586	1,088,586	-
Gain on convertible note redemption	-	-	-	-	-	58,701
Other income (expense)	2,653	(1,671)	3,125	2,279	(12,719)	9,509

Loss before effect of
cumulative change in accounting principle	$(893,737)	$(370,904)	$(1,361,922)	$286,314	$(306,677)	$(955,098)
Cumulative effect of change in accounting principle	-	-	-	-	-	413,546

Net income (loss)	$(893,737)	$(370,904)	$(1,361,922)	$286,314	$(306,677)	$(541,552)
===========		===========	===========	===========	===========	===========
Basic and diluted loss per share:
Net loss before cumulative change in
accounting principle	(0.04)	(0.03)	(0.06)	0.02	(0.02)	(0.10)
Cumulative effect of change in accounting principle	-	-	-	-	-	0.04

Net loss	(0.04)	(0.03)	(0.06)	0.02	(0.02)	(0.06)
===========		===========	===========	=========	===========	===========

BALANCE SHEET DATA as at:		June 30, 2003	December 31, 2002		December 31, 2001

Total assets		$1,467,889		$1,451,626		$723,690
Total liabilities		966,449		2,702,443		3,467,292
Total shareholders' equity (deficiency)		501,440		(1,250,817)		(2,743,602)

1 On January 28, May 12, and May 28, 2003 the holders of our 8% convertible notes converted their principal balance into common shares at a discounted conversion rate, which produced an expense on the induced conversion and accelerated the accretion of the unamortized debt discount, for a total non-cash interest expense of $860,351.

2 The gain on restructuring of convertible notes arose in February 2002. The note holders agreed to waive accrued interest of $315,000 and prepayment premiums of $288,600, and to make the notes interest free until December 31, 2003. The interest free period was a benefit to us and produced a gain of $237,764. As well, the removal of the discount-to-market conversion calculation produced a benefit to us called a "repurchase of beneficial conversion feature," of $247,222. A full description of this restructuring may be found in Note 7 to the 2002 annual financial statements found Page elsewhere in this prospectus.

RISK FACTORS

The following factors should be considered carefully in evaluating Stockgroup and its business.

Our limited operating history makes it difficult for you to judge our prospects.

We have a limited operating history upon which an evaluation of our current business and prospects can be based. We have reported losses for each fiscal year since we became a public company.  You should consider any purchase of our shares in light of the risks, expenses and problems frequently encountered by all companies in the early stages of its corporate development, such as lack of capital, difficulty attracting high quality personnel, lack of market exposure, and uncertainty about the viability of our business plan.

Liquidity and capital resources are uncertain.

We ended the second quarter of 2003 with cash and cash equivalents of $553,358, an increase of $375,282 from March 31, 2003.  There is no identifiable trend in cash usage.  Although we expect to generate positive cash flow from operations, we may pursue financing to improve our working capital position and to grow the business to the greatest possible extent.

Our cash used in operations for the first six months of 2003 was $552,048 and our accumulated deficit at June 30, 2003 was $14,803,305. We repaid $35,332 of our convertible notes, and $47,000 in notes payable.  Another use of cash was repayment of capital leases, totaling $55,619. Sources of cash included $95,745 for proceeds from exercise of warrants and stock options, and $625,281 from issuance of shares and warrants under a Short Form Offering.

Since Q2 2003 we have repaid $223,994 in 17% notes payable and accrued interest and we have received additional net proceeds of $222,058 from issuance of shares and warrants under a Short Form Offering.

You should be cautioned that there can be no assurance that revenue, margins, and profitability will increase. We have $79,430 of capital lease obligations due within the next 12 months. There can be no assurance that we will be successful in raising a sufficient amount of additional capital or in internally generating a sufficient amount of capital to meet our operational requirements.

Our ability to continue as a going concern is uncertain

In view of our liquidity conditions described above, our ability to continue as a going concern is uncertain and dependent upon achieving a profitable level of operations and, if necessary, on our ability to obtain necessary financing to fund ongoing operations.  As well, our ability to absorb a large unforeseen expenditure or other disaster is limited by our current lack of capital resources.  Our auditors' report and Note 1 to our 2002 consolidated financial statements also discuss substantial doubt about our ability to continue as a going concern.

Computer equipment problems and failures could adversely affect our business.

Problems or failures in Internet-related equipment, including file servers, computers and software, could result in interruptions or slower response times for our Web-based services, which could reduce the attractiveness of our Web site, financial tools or investor relations services to advertisers and users.  Should such interruptions continue for an extended period we could lose significant business and reputation.  Equipment problems and failures could result from a number of causes, including an increase in the number of users of our Web site, computer viruses, outside programmers penetrating and disrupting software systems, human error, fires, floods, power and telecommunications failures and internal breakdowns. In addition, any disruption in Internet access and data feeds provided by third parties could have a material and adverse effect on our businesses.  Our limited resources do not currently permit us to maintain an off-site disaster recovery facility.  As a result, if we experience a major disaster such as a fire, theft, or intentional destruction of our computer equipment, it could have catastrophic results for our business.

We may not be able to compete successfully against current and future competitors.

We currently compete with several other companies offering similar services. Many of these companies have significantly greater financial resources, name recognition, and technical and marketing resources, and virtually all of them are seeking to improve their technology, products and services. We can not assure you that we will have the financial resources or the technological expertise to successfully meet this competition.

We are significantly influenced by our officers, directors and entities affiliated with them.

In the aggregate, ownership of Stockgroup shares by management represents approximately 18% of our present issued and outstanding shares of common stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combinations.

We may be unable to protect the intellectual property rights upon which our business relies.

We have or may pursue certain trademarks, and we have brand names, Internet domain names, Web site designs, programs and certain subscriber lists which make up the intellectual property we view as important to our business.  It may be possible for a third party to copy or otherwise obtain or use our intellectual property without authorization or to develop similar technology independently. There can also be no assurance that our business activities will not infringe upon the proprietary rights of others, nor that other parties will not assert infringement claims against us, including claims that by, directly or indirectly, providing hyperlink text links to Web sites operated by third parties, we have infringed upon the proprietary rights of other third parties.  Due to the global nature of the Internet, there can be no assurance that obtaining trademark protection in the United States will prevent infringements on our trademarks by parties in other countries.

We may be held liable for online information or services provided by us or third parties.

Because materials may be downloaded by the public on Internet services offered by us or the Internet access providers with whom we have relationships, and because third party information may be posted by third parties on our Web site through discussion forums and otherwise, there is the potential that claims will be made against us for defamation, negligence, copyright or trademark infringement or other theories. Such claims have been brought against providers of online services in the past.  We have been named in two lawsuits in which defamation is alleged to have occurred on our Internet discussion forum called Bull Boards.  The imposition of liability based on such claims could materially and adversely affect us.

Even to the extent such claims do not result in liability, we could incur significant costs in investigating and defending against such claims. The imposition on us of potential liability for information or services carried on or disseminated through our Web site could require implementation of measures to reduce exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of services to members and users.

We post news clippings from other news Web sites on the Stockhouse and SmallCapCenter Web sites with links to the source site.  Most publishers currently encourage this practice, although certain publishers have requested that we cease posting their stories.  We have complied with their request in each case.  To the extent that a large majority of news publishers prohibit posting of their stories on our Web sites or begin charging royalty fees for such stories, our Web site traffic could decrease or our costs could increase, thereby adversely impacting our profitability.

Our general liability insurance will not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors".  The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.

Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Future issuances of shares may adversely impact the value of our stock.

We may attempt to raise additional capital through the sale of common stock in the near future.  Future issuances of common stock may dilute your position in us.

Our stock price is vulnerable to buying and selling pressures

As there is a limited market for our common stock, there may be considerable volatility in our stock price due to selling and buying pressures.  Future sales of shares by our existing or future shareholders could cause the market price of our common stock to decline.  There are currently 20,767,071 outstanding shares of our common stock which may be traded without restriction in any market.  In addition, there are 7,146,550 outstanding shares which may be traded outside the United States and which will become free trading in the United States upon effectiveness of this registration statement.  The remaining 1,507,750 outstanding shares are currently subject to escrow restrictions imposed by the TSX Venture exchange, and they will be released from escrow as to 50% of the total on December 17, 2003 and 50% on June 17, 2004.

There are 2,420,200 shares underlying stock options which are exercisable within 60 days of this prospectus, and which may be traded without restriction in any market.  Of these options, 2,202,200 of them have exercise prices at or below the market price as of the date of this prospectus.

There are also 7,031,413 shares underlying warrants which are exercisable as of the date of this prospectus, of which 2,464,900 are covered by a registration statement filed July 7, 2003 and accordingly are eligible for sale by the holders thereof in the public market subject to restrictions included in our agreements with the holders.  Of the aforementioned 2,464,900 shares, 2,164,900 underlie warrants which have exercise prices at or below the market price as of the date of this prospectus.  In addition, warrants exercisable for 2,226,155 shares have exercise prices at or below the market price and will be free trading upon this registration statement being declared effective.

Our board of directors may authorize and  issue preferred shares

Our board of directors has the authority to issue preferred shares with rights, preferences and/or privileges senior to or on parity with the rights of the holders of common stock.  The potential consequences to our investors include a loss of perceived value of the stock in the market and a loss of future earnings and dividends, if and when dividends are declared.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements." In some cases you can identify forward-looking statements by terminology such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of such terms and other comparable terminology.

These forward-looking statements include, without limitation, statements about:

  our market opportunity;

  our strategies;

  competition;

  expected activities and expenditures as we pursue our business plan; and

  the adequacy of our available cash resources.

These statements appear in a number of places in this registration statement and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) trends affecting our financial condition or results of operations, (ii) our business and growth strategies, (iii) the Internet and Internet commerce and (iv) our financing plans. Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

The accompanying information contained in this prospectus including, without limitation, the information set forth under the headings "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", and "Business" identify important factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities by the selling security holders.

SELLING SECURITY HOLDERS

This prospectus relates to the offering by the selling security holders of shares of our common stock acquired by them in an equity investment and exercise of warrants that the selling security holders received in certain private placements.  11,431,245 shares of common stock offered by this prospectus are being offered by the selling security holders for their own accounts.

     A. 28 SECURITY HOLDERS PARTICIPATING IN THE DECEMBER 31, 2002 PRIVATE PLACEMENT

We are registering the resale of 5,255,625 shares for this group of security holders.

555625 BC Ltd., APL Securities, C. Channing Buckland, Carpe Diem Investments Ltd., Isabel Chiarantano, James McAusland, Jasna Frakes, Jeana Traviss, Kimberly D. Hodal, Madeline McAusland, Neil Linder, Ronald Blusson, Rudy Lunter, Shane Myers, 828820 Alberta Ltd, Ming Capital Enterprises, Turf Holding, Dorothy Morrison, Sanovest Holdings Ltd., Bank Sal Oppenheim jr. cie, Belzberg Financial Market & News Inc., Clive de Larrabeiti, Darcy A. Higgs, Panorama Public and Industrial Communications Ltd., Konstantinos Tsirigotis, Les Enterprises de Richard Atkinson Ltee., Peter Krag Hansen and Thomas O'Neill (collectively, the "selling security holders") purchased an aggregate 3,403,750 units, each unit consisting of one common share and one non-transferable warrant, at a price of $0.16 per unit for total gross proceeds of $544,600 from us in a private placement transaction which completed on December 31, 2002.  Each two warrants entitle the holder to acquire one common share at an exercise price of $0.22 until December 31, 2003.  We also issued 150,000 agent's warrants to Bolder Investment Partners as a placement fee in the transaction. Each one agent's warrant is exercisable for one common share at $0.16.

As of the date of this prospectus none of the warrants or agent's warrants had been exercised.  Upon exercise of the warrants, we plan to rely on an exemption under Regulation S for the issuance of the shares underlying the warrants.

The following table sets forth information with respect to the common stock beneficially owned by the selling security holders as of the date of this prospectus. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and includes voting or investment power with respect to the securities.

The percentage interest of each selling security holder is based on the beneficial ownership of that selling security holder divided by the sum of the current outstanding shares of common stock plus the additional shares, if any, which would be issued to that selling security holder (but not any other selling security holder) when exercising warrants in the future.

To our knowledge, each of the selling security holders has sole voting and investment power over the shares of common stock listed in the table below. No selling security holder has had a material relationship with us during the last three years, other than as an owner of our common stock or other securities. To our knowledge, none of these investors is affiliated with the others.

Name	Number of Shares Beneficially Owned	Number of Shares Offered Herein	Number of Shares Underlying Warrants Offered Herein	Percentage of Stock Owned Prior To the Offering	Amount and Percentage of Stock Owned After the Offering
555625 BC Ltd.	75,000	50,000	25,000	*	0/0%
APL Securities	112,500	75,000	37,500	*	0/0%
C. Channing Buckland	354,375	236,250	118,125	1.20%	0/0%
Carpe Diem Investments Ltd.	93,750	62,500	31,250	*	0/0%
Isabel Chiarantano	46,875	31,250	15,625	*	0/0%
James McAusland	45,000	30,000	15,000	*	0/0%
Jasna Frakes	37,500	25,000	12,500	*	0/0%
Jeana Traviss	90,000	60,000	30,000	*	0/0%
Kimberly D. Hodal	90,000	60,000	30,000	*	0/0%
Madeline McAusland	45,000	30,000	15,000	*	0/0%
Neil Linder	150,000	100,000	50,000	*	0/0%
Ronald Blusson	90,000	60,000	30,000	*	0/0%
Rudy Lunter	45,000	30,000	15,000	*	0/0%
Shane Myers	225,000	150,000	75,000	*	0/0%
828820 Alberta Ltd	468,750	312,500	156,250	1.58%	0/0%
Ming Capital Enterprises	712,500	475,000	237,500	2.40%	0/0%
Turf Holding	750,000	500,000	250,000	2.53%	0/0%
Dorothy Morrison	150,000	100,000	50,000	*	0/0%
Sanovest Holdings Ltd.	468,750	312,500	156,250	1.58%	0/0%
Bank Sal Oppenheim jr. ncie	121,875	81,250	40,625	*	0/0%
Belzberg Financial Market & News Inc.	300,000	200,000	100,000	1.02%	0/0%
Clive de Larrabeiti	150,000	100,000	50,000	*	0/0%
Darcy A. Higgs	93,750	62,500	31,250	*	0/0%
Panorama Public and Industrial Communications Ltd.	150,000	100,000	50,000	*	0/0%
Konstantinos Tsirigotis	15,000	10,000	5,000	*	0/0%
Les Enterprises de Richard Atkinson Ltee	75,000	50,000	25,000	*	0/0%
Peter Krag Hansen	75,000	50,000	25,000	*	0/0%
Thomas O'Neill	75,000	50,000	25,000	*	0/0%
Bolder Investment Partners Ltd.	150,000	0	150,000	*	0/0%
TOTALS	5,255,625	3,403,750	1,851,875

* - Less than 1%

     B.  215 SECURITY HOLDERS PARTICIPATING IN THE APRIL 2003 SHORT FORM OFFERING

We are registering the resale of 6,175,620 shares for this group of security holders.

The list of security holders in the table below purchased an aggregate of 3,742,800 units, each unit consisting of one common share and one non-transferable warrant, at a price of C$0.37 (US$0.27) per unit, for total gross proceeds of C$1,384,836 (US$1,010,556), from us in a short form offering which completed in two parts on June 4, 2003 and July 16, 2003.  Each two warrants entitle the holder to acquire one share of us at an exercise price of C$0.75 (US$0.55) for 12 months from the respective completion date.  In addition, a group of agents led by First Associates Investments Inc. and including Bolder Investment Partners Ltd., Canaccord Capital Corp., Haywood Securities Inc., Penson Financial Services Canada, Wolverton Securities Ltd., and Union Securities Ltd. received an aggregate of 374,280 agent options, with each agent option entitling the holder to acquire one unit as described above for 24 months from the respective completion date at C$0.37 (US$0.27) per unit.

As of the date of this prospectus none of the warrants or agent options had been exercised.  Upon exercise of the warrants, we plan to rely on an exemption under Regulation S for the issuance of the shares underlying the warrants.

The following table sets forth information with respect to the common stock beneficially owned by the selling security holders as of the date of this prospectus. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and includes voting or investment power with respect to the securities.

The percentage interest of each selling security holder is based on the beneficial ownership of that selling security holder divided by the sum of the current outstanding shares of common stock plus the additional shares, if any, which would be issued to that selling security holder (but not any other selling security holder) when exercising warrants in the future.

To our knowledge, each of the selling security holders has sole voting and investment power over the shares of common stock listed in the table below. No selling security holder has had a material relationship with us during the last three years, other than as an owner of our common stock or other securities. To our knowledge, none of these investors is affiliated with the others.

Name	Number of Shares Beneficially Owned	Number of Shares Offered Herein	Number of Shares Underlying Warrants and Agent Options Offered Herein	Percentage of Stock Owned Prior To the Offering	Amount and Percentage of Stock Owned After the Offering
Marc Melnic	15,000	10,000	5,000	*	-
Robert Grapko	15,000	10,000	5,000	*	-
Wendy Stang	15,000	10,000	5,000	*	-
Mr Keith Pascoe-Price	15,000	10,000	5,000	*	-
Ms. Alice Linderman	7,500	5,000	2,500	*	-
Mike Svab	15,000	10,000	5,000	*	-
Margaret Bosch	7,500	5,000	2,500	*	-
Miss Raffelina Lamontagne	7,500	5,000	2,500	*	-
Wayne Young	30,000	20,000	10,000	*	-
Guy Farebrother	30,000	20,000	10,000	*	-
Roger Michaud	15,000	10,000	5,000	*	-
Bob Pandelidis	3,000	2,000	1,000	*	-
Ann Kostiuk	15,000	10,000	5,000	*	-
Andy Kostiuk	15,000	10,000	5,000	*	-
Denis Gosselin	1,500	1,000	500	*	-
Mr. Mohammed Elsaghir	30,000	20,000	10,000	*	-
Ty Lopes	1,500	1,000	500	*	-
Robin John Wilkinson	75,000	50,000	25,000	*	-
Ralph Wallace	30,000	20,000	10,000	*	-
Colin Magee	4,500	3,000	1,500	*	-
940180 Alberta Limited	15,000	10,000	5,000	*	-
Kenneth Leong	15,000	10,000	5,000	*	-
Mr. Ben J Murphy	3,750	2,500	1,250	*	-
Cheryl Enright	1,500	1,000	500	*	-
Karen Tomter	15,000	10,000	5,000	*	-
Winsome Capital Inc	52,500	35,000	17,500	*	-
Balmon Holdings Ltd	150,000	100,000	50,000	*	-
Cibc World Markets Inc	65,700	43,800	21,900	*	-
Brian Schmidt	15,000	10,000	5,000	*	-
Oriole Energy Eastern Ltd	15,000	10,000	5,000	*	-
Barry Slusarchuk	22,500	15,000	7,500	*	-
Gary L Gray Pro Corp.	30,000	20,000	10,000	*	-
Peter-Paul Holdings	150,000	100,000	50,000	*	-
Steve Mulherin	45,000	30,000	15,000	*	-
Ms. Jan Richard	22,500	15,000	7,500	*	-
Mr. Peter Tse	7,500	5,000	2,500	*	-
International Benefits Management Corporation	150,000	100,000	50,000	*	-
Tony Smith	30,000	20,000	10,000	*	-
Mr. Dean Bristow	30,000	20,000	10,000	*	-
Michelle L Colley	3,000	2,000	1,000	*	-
Leo Verlaan	7,500	5,000	2,500	*	-
Elizabeth Verlaan	7,500	5,000	2,500	*	-
Mr. Steve Simonds	30,000	20,000	10,000	*	-
Keith Rose	52,500	35,000	17,500	*	-
Mr Raymond Pineo	43,500	29,000	14,500	*	-
Sherry Sturko	4,500	3,000	1,500	*	-
Mr John Robert Conaty And/Or Mrs Louise Conaty Jtwros	15,000	10,000	5,000	*	-
Warren Seaman	3,750	2,500	1,250	*	-
Melissa M Hart	22,500	15,000	7,500	*	-
Tom Hart	22,500	15,000	7,500	*	-
Mr Gord Berkhold	7,500	5,000	2,500	*	-
Andrew Watts	3,000	2,000	1,000	*	-

Jenifer Gray	7,500	5,000	2,500	*	-
Heather Hankins-Bruce	7,500	5,000	2,500	*	-
Time Frame Construction Ltd	30,000	20,000	10,000	*	-
Mr. Robert J Watts	9,000	6,000	3,000	*	-
Mr Arthur Borzel	15,000	10,000	5,000	*	-
Mr. Mark Salmon	22,500	15,000	7,500	*	-
Jeff Wright	6,000	4,000	2,000	*	-
Mr. Kevin Clarkson	1,500	1,000	500	*	-
Yue Tim Pak	7,500	5,000	2,500	*	-
Aldo Marangoni For Jesse Marangoni	3,000	2,000	1,000	*	-
Flo Ibsen And Barrie Ibsen Jtwros	6,000	4,000	2,000	*	-
Mr. Randal Wilson	75,000	50,000	25,000	*	-
Jack Howorko	7,500	5,000	2,500	*	-
Bill Brandsma	6,000	4,000	2,000	*	-
Galaxy Players Ltd	37,500	25,000	12,500	*	-
Rykel Resources Ltd	22,500	15,000	7,500	*	-
Mr. David Westlund	30,000	20,000	10,000	*	-
Gabina Herrmann	1,500	1,000	500	*	-
Tarik Elsaghir	15,000	10,000	5,000	*	-
Mr. Derrick Armstrong	150,000	100,000	50,000	*	-
Mr. Gary Lobb	45,000	30,000	15,000	*	-
Gary Dagnall	30,000	20,000	10,000	*	-
Mrs. Linda Dagnall	82,500	55,000	27,500	*	-
Mark Woods	3,750	2,500	1,250	*	-
Shannon L Lussier	3,750	2,500	1,250	*	-
Dean Giesbrecht	15,000	10,000	5,000	*	-
Mrs. Kari-Leigh Whitelaw	15,000	10,000	5,000	*	-
Brian Whitelaw	22,500	15,000	7,500	*	-
Mr. Wayne Cutforth	15,000	10,000	5,000	*	-
Mr Paul Chiasson	7,500	5,000	2,500	*	-
Melinda Chiasson	7,500	5,000	2,500	*	-
Bill Hamilton	2,250	1,500	750	*	-
Don Serwa	15,000	10,000	5,000	*	-
Todd Viollette	42,000	28,000	14,000	*	-
L Kristi Eshleman	15,000	10,000	5,000	*	-
Mr. Aldo Marangoni	15,000	10,000	5,000	*	-
Caribou Land Services Ltd	37,500	25,000	12,500	*	-
Cal Gazdag	37,500	25,000	12,500	*	-
Hamish Pollard	6,000	4,000	2,000	*	-
Domenic Parrotta For Joey Parrotta	30,000	20,000	10,000	*	-
827119 Alberta Ltd	30,000	20,000	10,000	*	-
Roxana J Acheson	15,000	10,000	5,000	*	-
Mr. John Sobkowich	9,000	6,000	3,000	*	-
Denise Blinkal	9,000	6,000	3,000	*	-
Mr. Bruce Hrabchak	3,000	2,000	1,000	*	-
Nizar Devji	7,500	5,000	2,500	*	-
Sandy Tse	25,500	17,000	8,500	*	-
Stacy Provins	12,000	8,000	4,000	*	-
Aldo Marangoni For Jenna Maria Marangoni	3,000	2,000	1,000	*	-
Jason Perri	7,500	5,000	2,500	*	-
Candace Cooke	7,500	5,000	2,500	*	-
Mr. Gary Whelan	7,500	5,000	2,500	*	-
Gary Brownlee	1,500	1,000	500	*	-
Gary Brownlee For Steven Unsworth	3,000	2,000	1,000	*	-
Rudy Witt	15,000	10,000	5,000	*	-
Mr Terry Sheepy	3,750	2,500	1,250	*	-
Mr. Jack Little	15,000	10,000	5,000	*	-
Mr. Richard Block	15,000	10,000	5,000	*	-
Gordon Jeffery	45,000	30,000	15,000	*	-
Mr Danny Rasmussen	22,500	15,000	7,500	*	-
Bob Anderson	15,000	10,000	5,000	*	-
Mr. John-Paul Trottier	90,000	60,000	30,000	*	-
Herb Pflughaupt	16,500	11,000	5,500	*	-
Colleen Weeks	16,500	11,000	5,500	*	-
Kirk Pflughaupt	15,000	10,000	5,000	*	-
Mr. Bob Eakin	75,000	50,000	25,000	*	-
James Belovich	7,500	5,000	2,500	*	-
Leroy N Hiller	2,250	1,500	750	*	-
Leroy Hiller For Jordan Hiller	2,250	1,500	750	*	-
Neil B Ramsay	30,000	20,000	10,000	*	-

Neil Ramsay Professional Corporation	30,000	20,000	10,000	*	-
Paul Sabourin	45,000	30,000	15,000	*	-
Mr. Alan Olinyk	30,000	20,000	10,000	*	-
Mrs. Mary Panas	7,500	5,000	2,500	*	-
Paul Vandergust	9,000	6,000	3,000	*	-
Mr. Marc I Lozynsky	1,500	1,000	500	*	-
Mr. Michael Marianicz	7,500	5,000	2,500	*	-
Mrs. Marlane Marianicz	7,500	5,000	2,500	*	-
Miss Lori Marianicz	15,000	10,000	5,000	*	-
Mr. Alexander Meinzinger And Helen Meinzinger Jtwros	15,000	10,000	5,000	*	-
Maurice Walsh	15,000	10,000	5,000	*	-
Maxine E Webb And Norman Webb Jtwros	13,500	9,000	4,500	*	-
Mr. Dale K Anderson	30,000	20,000	10,000	*	-
Tony Wong	22,500	15,000	7,500	*	-
Ms Laura Jean Mack	7,500	5,000	2,500	*	-
Sharon Willcock	1,500	1,000	500	*	-
Mr Robert Borzel	15,000	10,000	5,000	*	-
Chris Blyth	7,500	5,000	2,500	*	-
Barry Brown	30,000	20,000	10,000	*	-
Vern Haberlack	30,000	20,000	10,000	*	-
Serge Bonnet	15,000	10,000	5,000	*	-
Mr. Leonard Henri Garon	7,500	5,000	2,500	*	-
Thurston Consulting Ltd	30,000	20,000	10,000	*	-
Igor Lozynsky	7,500	5,000	2,500	*	-
Mr. John Ames	30,000	20,000	10,000	*	-
Ash Mukherjee	7,500	5,000	2,500	*	-
Gary Lynkowski And Denise Lynkowski Jtwros	7,500	5,000	2,500	*	-
Don Osbak	3,000	2,000	1,000	*	-
Donna Gaidica	30,000	20,000	10,000	*	-
Canaccord Capital Corp	312,000	208,000	104,000	1.06%	-
Donald Mcinnes	30,000	20,000	10,000	*	-
Haywood Securities Inc	300,000	200,000	100,000	1.02%	-
Jurgen Wollschlager	15,000	10,000	5,000	*	-
Hanwol Investments Ltd	37,500	25,000	12,500	*	-
Randy Wold And Tina Wold Jtwros	15,000	10,000	5,000	*	-
Mr. Patrick Stratton	75,000	50,000	25,000	*	-
Mr. Vern Chipiuk	15,000	10,000	5,000	*	-
Ruth Ferguson	15,000	10,000	5,000	*	-
Mr Rick Draper	15,000	10,000	5,000	*	-
Charlene Squire	15,000	10,000	5,000	*	-
Mrs. Jacquie Danforth	3,000	2,000	1,000	*	-
Sheryl Schlegel	15,000	10,000	5,000	*	-
Karen Mawhinney	15,000	10,000	5,000	*	-
George Kakouros	10,500	7,000	3,500	*	-
Mr Andy Borzel	15,000	10,000	5,000	*	-
Mr. Joe Stewart	30,000	20,000	10,000	*	-
Scott Mackenzie	15,000	10,000	5,000	*	-
Don Serwa	22,500	15,000	7,500	*	-
Mr. Archibald Nesbitt	15,000	10,000	5,000	*	-
Baljinder Garcha	8,100	5,400	2,700	*	-
Nazir Mulji	4,200	2,800	1,400	*	-
Rudolph & Margaretha Zwamborn	4,200	2,800	1,400	*	-
Patrick O'brien	12,000	8,000	4,000	*	-
Antonio Spadafora	10,500	7,000	3,500	*	-
Inder Singh	3,600	2,400	1,200	*	-
Harold Busat	12,000	8,000	4,000	*	-
Darshan & Kewal Bains	4,200	2,800	1,400	*	-
Leslie Orton	4,200	2,800	1,400	*	-
Raymond Hill	15,000	10,000	5,000	*	-
Mr Bernard De Souza	15,000	10,000	5,000	*	-
Mrs Lucia De Souza And/Or Mr Patrick De Souza Jtwros	7,500	5,000	2,500	*	-
Delores Tam	51,000	34,000	17,000	*	-
Penson Financial Services In Trust For:Arthur Curley	15,000	10,000	5,000	*	-
Penson Financial Services In Trust For:Kenneth Mcfarland	7,500	5,000	2,500	*	-
Kostas Konstantinou	15,000	10,000	5,000	*	-

Mr Jim Taylor	22,500	15,000	7,500	*	-
Cherie Anne &/Or Paul Chappelle	7,500	5,000	2,500	*	-
Konstantinos Tsirigotis Itf Dimitrios	15,000	10,000	5,000	*	-
Konstantinos Tsirigotis Itf Sophia	15,000	10,000	5,000	*	-
Mr Matt Kuhn	54,000	36,000	18,000	*	-
Panagiota Mattheakis	15,000	10,000	5,000	*	-
Catherine A &/Or Walter Gagen	15,000	10,000	5,000	*	-
Penson Financial Services In Trust For:Beverly Cherry	75,000	50,000	25,000	*	-
Mr Thomas O'neill	37,500	25,000	12,500	*	-
Mr. Doug Johnson	150,000	100,000	50,000	*	-
Nikolaos &/Or Athina Kilindris	15,000	10,000	5,000	*	-
Wolverton Securities Ltd. Itf Kinder S Deo	15,000	10,000	5,000	*	-
Wolverton Securities Ltd. Itf Chrisovalantis D Gionis	15,000	10,000	5,000	*	-
Wolverton Securities Ltd. Itf Caroline K Huen	15,000	10,000	5,000	*	-
Wolverton Securities Ltd. Itf Antonios Tsigounis	15,000	10,000	5,000	*	-
Wolverton Securities Ltd. Itf Joanna Kotsiris	15,000	10,000	5,000	*	-
Wolverton Securities Ltd. Itf Konstantinos Tsirigotis	15,000	10,000	5,000	*	-
Penson Financial Services In Trust For:Peter Stratford	4,500	3,000	1,500	*	-
Penson Financial Services In Trust For:Peter Stratford	3,000	2,000	1,000	*	-
Richard Bullock	1,045,000	400,000	200,000	3.53%	445,000/ 1.49%
First Associates Investments Inc.	456,090	-	456,090	1.53%	-
Bolder Investment Partners Ltd.	15,000	-	15,000	*	-
Canaccord Capital Corp.	12,000	-	12,000	*	-
Haywood Securities Inc.	54,000	-	54,000	*	-
Penson Financial Services Canada In Trust For: 3QAAGCA - Dan Currie - Northern Securities Inc.	5,250	-	5,250	*	-
Wolverton Securities Ltd.	15,000	-	15,000	*	-
Union Securities Ltd.	4,080	-	4,080	*	-

GRAND TOTALS	6,620,620	3,742,800	2,432,820		445,000

* - Less than 1%

PLAN OF DISTRIBUTION

SELLING SECURITY HOLDERS

The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  short sales;

  broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

  a combination of any such method of sale; or

  any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling security holders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL PROCEEDINGS

We are currently involved in litigation in British Columbia Provincial Court with a former customer, Pacific Capital Markets Inc. or PCMI, to collect amounts owing pursuant to a contract entered into in September, 2000. The defendant provided a $100,000 deposit and contracted us to provide certain lead generation services. We delivered the requested services throughout October and November, 2000, however, the defendant defaulted on all additional payments. We are suing the defendant for the $351,800 balance owing, plus interest and costs. The defendant has filed a statement of defense and counterclaim to recover the $100,000 deposit. As of the date of this prospectus no further action had been taken by either party and no court date has been set. Although we currently believe the outcome of the litigation will be in our favor, we have not elected to aggressively pursue the litigation at this time. We have made no provision for the counterclaim in the financial statements and any settlement or final award will be reflected in our statement of operations as the litigation is resolved.

We have been named in two lawsuits involving members of our Bull Boards investment discussion forum on www.stockhouse.com/ca.  Both suits allege defamation by unknown parties on our discussion forum.  One lawsuit was in Alberta Provincial Court and the plaintiff was Bearcat Explorations.  We have since been released from the litigation by the plaintiff.  In the second lawsuit, which is in Saskatchewan Provincial Court, the plaintiff is Blackstrap Hospitality, and we have responded to the action by offering to provide information on the defendant on the condition that we receive a court order to do so. We expect to be released from this litigation without incurring further expenses.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth, as of the date of this prospectus, the name, age and position of our directors, executive officers and other significant employees:

Director/Officer

Name

Age

Since

Position with the Company

 -------------------------------------------------------------------------------------------------------------------------------

Marcus A. New

33

May 1995

Chief Executive Officer and Chairman of the Board

Leslie A. Landes

59

August 1998

President and a Director

David E. Gillard

33

November 2001

Chief Financial Officer

Craig D. Faulkner

32

May 1995

Director

David N. Caddey

53

June 1999

Director

Louis deBoer II

51

October 1999

Director

Jeffrey D. Berwick

32

July 2002

Director

We have formed an audit committee, composed of Craig Faulkner, David Caddey, Louis deBoer, and Jeff Berwick.  None of our audit committee members are "financial experts" as defined in the Sarbanes-Oxley Act.  We have also formed a compensation committee, composed of the same four directors as the audit committee.

The backgrounds of the our directors, executive officers and significant employees are as follows:

Marcus A. New, B.A., Chief Executive Officer and Chairman of the Board

Marcus New is our founder, and has been our Chairman and Chief Executive Officer since May 1995.

Leslie A. Landes, President and a  Director

Les Landes has served as a Director since June 1999, as our President and Chief Operating Officer since August 1998 and has been an advisor to us since shortly after our inception. Mr. Landes is also a director of TIR Systems Ltd., a British Columbia, Canada lighting technology company, which is a reporting company in Canada, and is listed on the TSX Venture Exchange.

David E. Gillard, CGA, Chief Financial Officer

David Gillard has been Chief Financial Officer of Stockgroup since November 2001, and prior to that he had been with us in the capacity of Controller since March 2000.  Prior to joining us, he was employed by Maynards Industries Ltd., a privately held asset conversion company, from 1993 to 2000.

Craig D. Faulkner, B.A., Director

Craig Faulkner is one of our founding partners and worked with us as Chief Technology Officer and a Director from 1995 to 2002. On March 28, 2002, Craig resigned as our Chief Technology Officer but he remains on the Board of Directors.  Since April 2002 Mr. Faulkner has been president of Kikara Martial Arts Academies, a martial arts franchising company.  He is also part of the advisory boards for Brand Fidelity an online service addressing the commercial naming and branding business, and Serveyor, a Managed Service Provider (MSP) for Internet Availability Monitoring, Performance Measurement and Quality testing, both of which are non-reporting private companies.

David N. Caddey, B.Sc., M.Sc., Director

David Caddey has been a Director since June 1999. Since July 1998 he has served as an Executive Vice President of MacDonald Dettwiler and Associates Ltd., a space technology and satellite services company that designs, manufactures, operates and markets a broad range of space products and services.  MacDonald Dettwiler is a reporting company in Canada and is listed on the Toronto Stock Exchange.

Louis deBoer II, Director

Lee deBoer has served as a director of Stockgroup since August 1999. Since May of 1998, he has served as President of MediaFutures, Inc., which provides consulting services to clients in the Internet and cable broadcasting industries.  From July 2000 through June 2001, he also served as CEO of Automatic Media Incorporated, an Internet media and software firm based in New York City.  Mr. deBoer is also a director of Click TV, a television production company in the United Kingdom and Priva Technologies, both of which are non-reporting private companies.

Jeffrey D. Berwick, Director

Jeff Berwick has served as a director from July 2002 to present.  Mr. Berwick has been Chief Executive Officer of StockHouse Media Corporation, a non-reporting private company, since 1995. In 2003 Mr. Berwick helped found Covenant Corporation, which engages in anti-piracy solutions in the entertainment industry, and retains an active role with it.  Covenant Corporation is also a non-reporting private company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the beneficial ownership of common stock of each person known to us who owns, or has the right to acquire within the next 60 days, more than 5% of our issued and outstanding common stock.

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Name and address* of

Amount and Nature

Percent of

Beneficial Owner

of Beneficial Ownership

Class

--------------------------------------------------------------------------------------------------------------------------------------------------

Marcus A. New

 Coquitlam, BC, Canada

3,016,500

9.98%

Yvonne New

 Coquitlam, BC, Canada

2,214,500

7.53%

518464 B.C. Ltd.

 Coquitlam, BC, Canada

1,945,000

6.61%

U.S. Global Funds

  7900 Callaghan Road,

  San Antonio, TX 78229

2,400,000

8.16%

======================================================================================

*Unless otherwise referenced, the mailing address for each of the above mentioned parties is c/o Stockgroup Information Systems Inc., Suite 500 - 750 West Pender Street, Vancouver, British Columbia, Canada V6C 2T7.

On March 11, 1999, we entered into a Share Exchange and Share Purchase Agreement with 579818 B.C. Limited, a British Columbia corporation, Stock Research Group, Inc., a British Columbia corporation, and all of the shareholders of Stock Research Group. Under that agreement we acquired all of the issued and outstanding shares of Stock Research Group in consideration of which 579818 B.C. Limited issued to the Stock Research Group shareholders 3,900,000 Class A Exchangeable Shares. We also issued to Stock Trans, Inc., our transfer agent, 3,900,000 shares of common stock, to hold as trustee for the benefit of the Stock Research Group shareholders. The exchangeable shares may be converted, at the option of the holder, into an equal number of shares of common stock held by the trustee. Pending any such conversion, each holder of the exchangeable shares may direct the trustee to vote an equivalent number of shares of common stock. The trustee has no discretion as to the voting or disposition of such common stock.

As a result of these transactions each of the former Stock Research Group shareholders has the right to vote, or to direct the trustee to vote on their behalf, a number of shares of common stock equal to the number of exchangeable shares held of record by them. In the aggregate, as of the date of this prospectus, the 2,808,000 shares of common stock held by the trustee represent approximately 9.55% of our issued and outstanding shares of common stock.

The trust created by these transactions will continue until the earliest to occur of the following events:

  no outstanding exchangeable shares are held by any former Stock Research Group shareholder;

  each of 579818 B.C. Limited and Stockgroup acts in writing to terminate the trust and such termination is approved by the holders of the exchangeable shares; and no outstanding exchangeable shares are held by any former Stock Research Group shareholder; and

  December 31, 2098.

Marcus New directly owns 169,500 exchangeable shares and his wife, Yvonne New, owns directly 19,500 exchangeable shares. They both indirectly own, through 518464 B.C. Ltd., a British Columbia company owned by Mr. New as to 50% and by Mrs. New as to 50%, 1,945,000 exchangeable shares. Accordingly, Marcus and Yvonne New beneficially own 2,134,000 exchangeable shares of common stock, which represent approximately 7.25% of our issued and outstanding common stock.

Mr. New also owns 2,000 shares of common stock which were purchased in the open market. On September 18, 2001, Mr. New was granted options to purchase 100,000 shares of common stock at an exercise price of $0.12 per share. These options fully vested on March 18, 2002 and expire on September 17, 2007. On March 5, 2002, Mr. New was granted options to purchase 400,000 shares of common stock at an exercise price of $0.22 per share, fully vesting on the grant date and with an expiry date of March 4, 2008.  On May 13, 2002, Mr. New was granted options to purchase 300,000 shares of common stock at an exercise price of $0.17 per share, fully vesting on grant date and with an expiry date of May 12, 2008.  In combination with Mr. New's 2,134,000 exchangeable shares, his wife's 80,500 common shares, his 800,000 vested options and 2,000 shares of common stock, Mr. New holds a beneficial ownership position in us of 3,016,500 shares, representing approximately 9.98% of issued and outstanding common stock.

Yvonne New owns directly 80,500 common shares.  Her direct shares in combination with her beneficial ownership of 2,134,000 exchangeable shares give her a beneficial ownership position in us of 2,214,500 shares, representing approximately 7.53% of issued and outstanding common stock.

U.S. Global Funds owns 2,400,000 shares, representing approximately 8.16% of issued and outstanding common stock.  The natural persons who hold voting power over the securities held by U.S. Global Funds are Frank Holmes and Ralph Aldis.

Security ownership of management

The tables below and the paragraphs that follow present certain information concerning directors, executive officers and significant employees of us. None of our directors, executive officers or significant employees has any immediate family relationship with any other director, executive officer or significant employee.

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Name and

Shares

Address* of

Beneficially

Beneficial

Owned

Percent

Owner

Position with Company

September 29, 2003

of Class

----------------------------------------------------------------------------------------------------------------------------------------------------------------

Marcus A. New

 Coquitlam, BC, Canada

CEO, Director

3,016,500

9.98%

Leslie A. Landes

 West Vancouver, BC, Canada

President, Director

938,200

3.19%

David Gillard

 Vancouver, BC, Canada

Chief Financial Officer

100,000

0.34%

Craig D. Faulkner

 Vancouver, BC, Canada

Director

784,000

2.65%

David N. Caddey

 Surrey, BC, Canada

Director

160,000

0.54%

Louis de Boer II

 New York, NY

Director

100,000

0.34%

Jeffrey Berwick

 Vancouver, BC, Canada

Director

437,230

1.49%

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All directors, executive officers and significant employees as a group

5,535,930

18.35%

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*The mailing address for each of the above mentioned parties is c/o Stockgroup Information Systems Inc., Suite 500 - 750 West Pender Street, Vancouver, British Columbia, Canada V6C 2T7.

Leslie A. Landes acquired 105,000 common shares by exercising 105,000 options on November 26, 2002. On August 10, 2001, Mr. Landes was granted 533,200 options at an exercise price of $0.22 and with an expiry date of August 9, 2007, of which all had vested as of the date of this filing.  On October 22, 2002, Mr. Landes was granted options to purchase 300,000 shares of common stock at an exercise price of $0.15 per share, fully vesting on the grant date and with an expiry date of October 21, 2008.  Mr. Landes' common shares and vested options provide him with a beneficial ownership of 938,200 shares representing 3.19% of our issued and outstanding common stock.

David Gillard was granted, on April 30, 2001, options to purchase 7,500 shares of common stock at an exercise price of $0.31 per share, fully vesting on October 31, 2001 with a six year exercise term.  On May 13, 2002, Mr. Gillard was granted options to purchase 92,500 shares of common stock at an exercise price of $0.15 per share, fully vesting on May 13, 2002 and with a six year exercise term.  Mr. Gillard has beneficial ownership of 100,000 shares of common stock representing less than 1% of issued and outstanding common stock.

Of the amount shown for Craig Faulkner, Mr. Faulkner directly owns 169,000 exchangeable shares and indirectly owns, through 569358 B.C. Ltd., a British Columbia company owned by Mr. Faulkner, 465,000 exchangeable shares. On September 18, 2001, Mr. Faulkner was granted options to acquire 100,000 shares of common stock at an exercise price of $0.12 per share, fully vesting on the March 18,2002, and with an expiry date of September 17, 2007.  On October 22, 2002, Mr. Faulkner was granted options to acquire 50,000 shares of common stock at an exercise price of $0.15 per share, fully vesting on the grant date and with an expiry date of October 21, 2008. Mr. Faulkner, through his direct and indirect holdings and 150,000 vested options, beneficially owns 784,000 shares representing 2.65% of our issued and outstanding common stock.

Of the amount shown for David Caddey, 50% (or 30,000 shares) are owned by Ms. Donna Caddey, Mr. Caddey's wife.  Mr. Caddey and his wife each directly own 20,000 exchangeable shares. In addition, 20,000 shares of common stock are jointly owned by David and Donna Caddey. On August 10, 2001, Mr. Caddey was granted options to purchase 50,000 shares of common stock at an exercise price of $0.22 per share, full vesting on August 10, 2002, and an expiry date of August 9, 2007.  On October 22, 2002, Mr. Caddey was granted options to purchase 50,000 shares of common stock at an exercise price of $0.15 per share, full vesting on grant date, and an expiry date of October 21, 2008.  In combination with his direct and indirect holdings of 40,000 exchangeable shares and direct and indirect holdings of 20,000 shares of common stock, and 100,000 vested options, Mr. Caddey beneficially owns 160,000 shares representing less than 1% of issued and outstanding common stock.

Louis de Boer II was granted, on August 10, 2001, options to purchase 50,000 shares of common stock at an exercise price of $0.22 per share, with a six year term and fully vesting on August 10, 2002.  On October 22, 2002, Mr. de Boer was granted options to purchase 50,000 shares of common stock at an exercise price of $0.15 per share, fully vesting on the grant date and with an expiry date of October 21, 2008. Mr. de Boer's vested options provide him with a beneficial ownership of 100,000 shares representing less than 1% of issued and outstanding common stock.

Jeffrey Berwick is a 27.8% shareholder in StockHouse Media Corporation. On June 19, 2002, we issued 2,080,000 common shares to Stockhouse Media Corporation, pursuant to a Joint Venture Development and Operation Agreement. After the release from escrow of the 2,080,000 shares owned by Stockhouse, and subsequent division of such to Stockhouse shareholders, the share ownership of Mr. Berwick was 437,230 common shares, representing approximately 1.49% of our issued and outstanding common stock.

Employment and severance agreement

We have an employment agreement with our President, Leslie A. Landes. The initial term of this agreement is 5 years and expires August 4, 2003, with two possible renewal terms of two years each.  By virtue of neither party giving 90 days' termination notice before August 4, 2003, the management agreement had been renewed until August 4, 2005. Under the agreement Mr. Landes is scheduled to receive a minimum compensation of C$150,000 (approximately US$108,000) per annum. The agreement may be terminated by us or Mr. Landes on 30 days notice, and if early termination is initiated by Stockgroup without cause, Mr. Landes is to receive a severance payment equal to 12 months compensation.

DESCRIPTION OF SECURITIES

The following description of our securities and various provisions of our Articles of Incorporation and our bylaws are summaries. Statements contained in this prospectus relating to such provisions are not necessarily complete, and reference is made to our Articles of Incorporation and bylaws, copies of which have been filed with the Securities and Exchange Commission as exhibits to our registration statement of which this prospectus constitutes a part, and provisions of applicable law. Our authorized capital stock consists of 75,000,000 shares of common stock, no par value, of which 29,421,371 shares were issued and outstanding as of the date of this prospectus, and 5,000,000 shares of preferred stock, no par value, of which no shares were issued and outstanding as of the date of this filing. As of the date of this prospectus there were, to our knowledge after consultation with our transfer agent, 97 registered and approximately 2,000 other holders of record of our common stock.

COMMON STOCK

Each share of our common stock is entitled to share pro rata in dividends and distributions with respect to our common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has any pre-emptive right to subscribe for any of our securities. Upon dissolution, liquidation or winding up of Stockgroup, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and non-assessable.

Each shareholder of common stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders. The shareholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting in the election of directors will be able to elect all the directors if they choose to do so.

Currently, our bylaws provide that shareholder action may be taken at a meeting of shareholders and may be affected by a consent in writing if such consent is signed by the holders of the majority of outstanding shares, unless Colorado law requires a greater percentage. Our Articles of Incorporation provide that our bylaws may be amended by the affirmative vote of a majority of the shares entitled to vote on such an amendment. These are the only provisions of our bylaws or Articles of Incorporation that specify the vote required by security holders to take action.

PREFERRED STOCK

The Board of Directors is authorized, without further shareholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock. The preferred stock may be issued in one or more series and the Board of Directors may fix the rights, preferences and designations thereof. No shares of preferred stock are currently outstanding and we have no present plans to issue any shares of preferred stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

CONVERTIBLE DEBENTURES, NOTES AND WARRANTS

     A.  WARRANTS ISSUED WITH 3% CONVERTIBLE DEBENTURES

On January 19, 2001, we entered into a Securities Purchase Agreement with seven unaffiliated investors to issue $500,000 of unsecured 3% convertible debentures and 800,000 non-transferable share purchase warrants.

By March 15, 2002 all of the principal of the convertible debentures had been converted into common stock.

The warrants remain outstanding and were issued on a pro-rata basis, with each debenture holder receiving one Series A warrant for each dollar of debentures purchased and three Series B warrants for each five dollars of debentures purchased. The exercise price of the warrants is $0.25 per share for the Series A warrants and $0.50 per share for the Series B warrants. The warrants are all currently exercisable and permit the holders to acquire up to an aggregate of 800,000 common shares at any time up to July 31, 2005.

     B.  WARRANTS ISSUED WITH 8% CONVERTIBLE NOTES

On April 3, 2000, we entered into a Convertible Note Purchase Agreement with two unaffiliated investors to issue unsecured 8% convertible notes and 5-year callable warrants for gross proceeds of $3 million.  As of the date of this filing the principal balance of the notes had been fully extinguished or converted into common shares.  The agreement included non-transferable share purchase warrants.

The warrants are all currently exercisable and permit the holders to acquire up to 281,818 common shares at an exercise price of $3.00 at any time up to March 31, 2005.

     C.  WARRANTS ISSUED WITH A MARCH 2002 PRIVATE PLACEMENT

On March 25, 2002, a group of 22 unrelated investors purchased an aggregate 2,000,000 units, each unit consisting of one common share and one non-transferable warrant, at a price of $0.20 per unit, plus 51,000 common shares at a price of $0.20 per share, for total gross proceeds of $410,200, from us in a private placement transaction.  Each warrant entitles the holder to acquire one share of us at an exercise price of $0.30 until September 30, 2003.

As of the date of this prospectus 335,100 of the warrants had been exercised and 1,664,900 remained unexercised. The remaining warrants are all currently exercisable at any time.

     D.  WARRANTS ISSUED WITH A DECEMBER 2002 PRIVATE PLACEMENT

On December 31, 2002, a group of 28 unrelated investors purchased an aggregate 3,403,750 units, each unit consisting of one common share and one non-transferable warrant, at a price of $0.16 per unit for total gross proceeds of $544,600 from us in a private placement transaction.  Each two warrants entitle the holder to acquire one common share at an exercise price of $0.22 until December 31, 2003.  We also issued 150,000 agent's warrants to Bolder Investment Partners as a placement fee in the transaction. Each one agent's warrant is exercisable at $0.16 per common share.

As of the date of this prospectus none of the warrants or agent's warrants had been exercised, but they are all currently exercisable at any time.

     E.  WARRANTS ISSUED WITH A JUNE/JULY 2003 SHORT FORM OFFERING

On June 4, 2003 and July 16, 2003, a group of investors purchased an aggregate of 3,742,800 units, each unit consisting of one common share and one non-transferable warrant, at a price of C$0.37 (US$0.27) per unit for total gross proceeds of C$1,384,836 (US$1,010,556) from us under a Short Form Offering.  Each two warrants entitle the holder to acquire one common share at an exercise price of C$0.75 (US$0.55) for one year following the respective issue date.  We also issued 374,280 agent's options, with each option allowing the agent to purchase one unit as described above for C$0.37 (US$0.27) for up to 24 months following the respective issue date.

As of the date of this prospectus none of the warrants or agent's options had been exercised, but they are all currently exercisable at any time.

STOCK OPTIONS

1999 Incentive Stock Option Plan

The purposes of our 1999 Incentive Stock Option Plan are to enhance our profitability and shareholder value by enabling us to offer stock based incentives to employees, directors and consultants. The 1999 Stock Option Plan authorizes the grant to our, and our respective subsidiaries, employees, directors, consultants and advisors, of:

  stock options;

  restricted shares (which would generally provide for a substantial risk of forfeiture for a period of time);

  deferred shares, which would generally provide for shares to be issued upon services being rendered; and

  performance shares, which would generally provide for shares to be issued upon the attainment of specified performance goals.

Under the 1999 Stock Option Plan we may grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, and non-qualified stock options. Incentive stock options may only be granted to our employees.

The number of shares authorized and reserved for grants under our 1999 Stock Option Plan is 2,000,000. The 1999 Stock Option Plan is administered by the Board of Directors, although the Board has the right to appoint a committee of two or more non-employee directors to administer the plan. Subject to the provisions of the plan, the Board and the committee have authority to determine the employees, directors, consultants and advisors who are to receive awards and the terms of such awards, including:

  the number of shares subject to the award;

  the fair market value of the shares subject to options;

  the exercise price per share;

  the terms of vesting, including whether vesting accelerates upon a change of control, which may also be granted to participants at any time after an award has been granted; and other terms.

Grants of options may consist of incentive stock options, non-qualified stock options or a combination of both. Incentive stock options must have an exercise price equal to at least 100% of the fair market value of a share on the date of the award and non-qualified stock options must have an exercise price at least equal to 75% of the fair market value of a share on the date of the award. If the grant of an incentive stock option is to a shareholder holding more than 10% of our voting stock, the exercise price must be at least 110% of the fair market value on the date of grant. Terms and conditions of awards are set forth in written agreements between the respective option holders and us. Awards under the 1999 Stock Option Plan may not be made after March 11, 2009, and stock options granted before that date may not have a term beyond that date.

If the employment with us of the holder of a stock option is terminated for any reason, other than as a result of a voluntary termination with the consent of the Board or the holder's death or disability, the holder's stock option terminates on the same date. If the termination is due to such a voluntary termination the holder may exercise the option, to the extent exercisable on the date of termination of employment, until three months after the date of termination. If an option holder dies or becomes disabled, stock options may generally be exercised, to the extent exercisable on the date of death or disability, by the option holder or the option holder's survivors until six months after the date of death or disability.

As of the date of this prospectus options to purchase up to 1,493,576 shares of common stock had been granted under the 1999 Stock Option Plan, of which 1,043,576 have been exercised.  Of the issued and unexercised options, 420,000 options are vested and exercisable immediately and 30,000 options are unvested and not exercisable until vested. We have registered the shares subject to issuance under our 1999 Stock Option Plan pursuant to our registration statement on Form S-8 filed with the Securities and Exchange Commission on November 16, 1999.

As part of our listing on the TSX Venture Exchange on December 17, 2002, we are not permitted to issue further options under our existing option plans, however the 450,000 outstanding options under the 1999 Stock Option Plan may be exercised as vested.  We are replacing this plan with a new 2003 Stock Option Plan which conforms with the TSX Venture Exchange rules.

2000 Incentive Stock Option Plan

The purposes and description of our 2000 Incentive Stock Option Plan are identical to our 1999 Stock Option Plan in all respects, save that the amount of shares authorized and reserved for issuance under the 2000 Stock Option Plan is 500,000 shares. As of the date of this prospectus 414,666 options have been issued under the 2000 Stock Option Plan, of which 264,166 have been exercised. Of the issued and unexercised options, 150,000 options are vested and exercisable immediately. We have registered the shares subject to issuance under our 2000 Stock Option Plan pursuant to our registration statement on Form S-8 filed with the Securities and Exchange Commission on May 15, 2001.

As part of our listing on the TSX Venture Exchange on December 17, 2002, we are not permitted to issue further options under our existing option plans, however the 150,000 outstanding options under the 2000 Stock Option Plan may be exercised as vested. We are replacing this plan with a new 2003 Stock Option Plan which conforms with the TSX Venture Exchange rules.

2001 Incentive Stock Option Plan

The purposes and description of our 2001 Incentive Stock Option Plan are identical to our 1999 and 2000 Stock Option Plans in all respects, save that the amount of shares authorized and reserved for issuance under the 2001 Stock Option Plan is 1,000,000 shares. As of the date of this prospectus 956,402 options have been issued under the 2001 Stock Option Plan, of which 123,202 have been exercised. Of the issued and unexercised options, 833,200 options are vested and exercisable immediately.  We registered the shares subject to issuance under our 2001 Stock Option Plan pursuant to our registration statement on Form S-8 filed with the Securities and Exchange Commission on May 13, 2002.

As part of our listing on the TSX Venture Exchange on December 17, 2002, we are not permitted to issue further options under our existing option plans, however the 833,200 outstanding options under the 2001 Stock Option Plan may be exercised as vested. We are replacing this plan with a new 2003 Stock Option Plan which conforms with the TSX Venture Exchange rules.

2002 Incentive Stock Option Plan

The purposes and description of our 2002 Incentive Stock Option Plan are identical to our 1999, 2000, and 2001 Stock Option Plans in all respects, save that the amount of shares authorized and reserved for issuance under the 2002 Stock Option Plan is 1,500,000 shares. As of the date of this prospectus 1,216,878 options have been issued under the 2002 Stock Option Plan, of which 150,878 have been exercised. Of the issued and unexercised options, 993,800 options are vested and exercisable immediately and 72,200 options are unvested and not exercisable until vested.  We registered the shares subject to issuance under our 2002 Stock Option Plan pursuant to our registration statement on Form S-8 filed with the Securities and Exchange Commission on May 13, 2002.

As part of our listing on the TSX Venture Exchange on December 17, 2002, we are not permitted to issue further options under our existing option plans, however the 1,066,000 outstanding options under the 2002 Stock Option Plan may be exercised as vested. We are replacing this plan with a new 2003 Stock Option Plan which conforms with the TSX Venture Exchange rules.

2003 Stock Option Plan

The 2003 Stock Option Plan replaces the 1999, 2000, 2001 and 2002 Stock Option Plans.  The purpose and description of our 2003 Incentive Stock Option Plan are very similar to our 1999, 2000, 2001, and 2002 Stock Option Plans in all respects, save that there are certain additional restrictions on issuance of options to affiliates and persons performing investor relations activities, and certain vesting provisions.  The number of shares authorized and reserved for issuance under the 2003 Stock Option Plan is 3,300,000 shares. As of the date of this prospectus no options have been issued under the 2003 Stock Option Plan.  We have not registered the shares subject to issuance under our 2003 Stock Option Plan with the Securities and Exchange Commission.  We have not received approval from the TSX Venture Exchange for the 2003 Stock Option Plan as of the date of this prospectus.

EXPERTS

The consolidated financial statements of Stockgroup at December 31, 2002 and 2001, and for each of the two years in the period ended December 31, 2002, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent chartered accountants, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby has been passed upon for us by Faegre & Benson LLP.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and bylaws authorize indemnification of every person who is or was a director of us or is or was serving at our request as a director of another corporation of which we are or were a shareholder.  The Board of Directors may determine whether or not to indemnify any person who is or was an officer, employee, agent or person working to the benefit of us against all costs, charges and expenses actually incurred by that person.

The directors may cause us to purchase and maintain insurance for the benefit of any person who is or may be entitled to indemnification as mentioned above against any expense or liability from which the person is or may be so entitled to be indemnified and may secure such right of indemnification by mortgage or other charge upon all or any part of our real and personal property, and any action taken by the Board will not require approval or confirmation by our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

As set forth hereinabove, we have an employment agreement with our President, Leslie A. Landes. This agreement was signed on August 4, 1998, and has a term of 5 years, with two possible renewal periods of two years each. Under the agreement Mr. Landes is scheduled to receive a minimum compensation of C$150,000 (approximately US$108,000) per annum. The agreement may be terminated by Mr. Landes or us on 30 days notice, and if early termination is initiated by Stockgroup without cause, Mr. Landes is to receive a severance payment equal to 12 months compensation.

Other than our employment agreement with Mr. Landes, the ongoing employment salary which is being paid by us to our CEO, Marcus New and the stock options which have been granted to Mr. Landes and Mr. New, there are no other transactions or proposed transactions during the last two years to which we were a party, in which any director, executive officer or a family member of any director or executive officer had or is to have a direct or indirect material interest exceeding $60,000.

DESCRIPTION OF BUSINESS

GENERAL

Stockgroup is a financial media and technology company.  Our revenue streams can be categorized into two service divisions:

  Financial Software and Content Systems

  Public Company Disclosure & Awareness Products

PRODUCTS AND SERVICES

Our understanding of Internet based financial technology and media has enabled us to leverage our products and services to enter new markets and secure new clients. Using a common integrated technology platform, we have developed two main revenue sources: Financial Content and Software Applications and Public Company Disclosure & Awareness Products and Advertising.

Financial Software and Contents Systems

We have developed proprietary financial applications and tools we license to clients.  The clients for Financial Software and Content Systems come from many different industries, such as news media, banks and credit unions, stock brokerages, leasing, insurance and others. We provide the tools on a private-labeled basis, and they are typically sold in licensing contracts of 24 months.  These long-term contracts generate stable, recurring revenue streams.

Many of the tools are data-feed driven.  We either feed data from our own aggregated databases or from third parties.  The advantage of using the Stockgroup tools is that the customer is able to receive data and information from a variety of different feeds all from point of contact and at a fraction of the cost of purchasing all feeds individually.  Also, in most cases we add value by customizing, filtering and sorting data in the configuration the customer wants.  We are able to use our economies of scale and automation to give a service that is efficiently delivered and customized, and at a substantial costs savings to having the customer build and manage it internally.

Examples of some of the providers of third-party data feeds include Marketguide, Comtex, Multex and North American Quotations.

We distribute financial tools through content and application syndicates, such as Yellowbrix, through channel resellers such as The Associated Press, The Canadian Press, Comtex News Network, and through our own direct sales team. These financial tools, applications and content systems cover the entire North American market including mutual funds, commodities and equities.

We have built and maintain our proprietary data processing solution that aggregates the multiple feeds, translates and builds a common database infrastructure. Our system then cleans, filters and maintains the data for use by our various data-driven services. We have a sophisticated server and security system which runs this content/data management system.  The data is streamed continuously in real time to our proprietary software applications and our client Web sites.

The following are just a few of our over 25 Financial Software and Content Systems services:

  Real-time stock quotes on major U.S. exchanges;

  North American 20-minute delayed stock quotes and indices;

  Portfolio management, live portfolio updates and wireless portfolio updates;

  Most active stock updates;

  Stock watch lists;

  Company fundamentals, regulatory filings;

  Daily stock market winners/losers, most actives;

  Company profiles, stock screening (investment data) and technical stock analysis; and

  Employee stock option calculations.

The Financial Software and Content Systems applications are delivered to customers in four different formats:

  On a hosted basis where the content and private-labeled interface is hosted by Stockgroup and streamed to the customers' Internet or Intranet site;

  Through our proprietary software objects residing on the customers' servers which use a proprietary interface to retrieve data from our servers;

  Through a secured Internet channel to a client's proprietary interface; or

  Through different wireless devices and modes including handheld devices, pagers and portals which have been built and maintained by us.

Public Company Disclosure and Awareness Products

We have developed and own a large array of Public Company Disclosure and Awareness Products.  These services are used by clients to either (a) manage their investor relations and shareholder communications through their Web site, (b) generate awareness for their company and their stock, (c) improve their U.S. and Canadian public disclosure compliance by automatically posting press releases and other disclosure items on their Web site or (d) advertise their products and services.

Products and services offered in this service area include the IntegrateIR software system, Investor Marketplace, E-Mail News Blasts, Sector Supplements, Stockhouse @ The Bell sponsorship, Smallcap Express sponsorship, Web site advertising and other online investor marketing services.  These services are either sold individually or as bundled comprehensive programs.

Public companies are increasingly outsourcing these activities because they lack the internal skills and resources or because it is more effective and cost efficient than in-house development and maintenance. We offer a 'one-stop shopping' package for corporate clients and provide everything from news release tracking and postings to quarterly streaming conference calls. Our understanding of this market segment and focus has resulted in a highly specialized bundle of services including: private label quotes, charts and database tools for building relationships with shareholders and traffic reports to track investor usage of Web sites and inquiries.

Our IntegrateIR system represents a whole new way to manage shareholder communications and reach new investors. The IntegrateIR is an investor relations Web page and email management system that functions as a software application - giving the Investor Relations Officer and Chief Financial Officer desktop control over the investor relations portion of their Web site. In addition to standard features, such as dynamic quotes and charts, the IntegrateIR provides powerful new tools that automate the client's online disclosure activities including publishing their press releases, publishing of regulatory filings and distributing information requested by shareholders, all on a real-time, automated basis.

Other awareness services for public companies include the following:

Investor Marketplace (IMP), a Web page which is actively marketed through advertising to draw readers, where companies can be featured online to prospective investors.  Being featured on the IMP enables customers to get their name, profile and Internet link in front of a large investor audience that they may not otherwise be able to attain.

E-mail Services sold under the names Stockhouse News Blast, Special Situation Alert, and NewsHotline, which are e-mail services used by our clients to disseminate their news releases and other client-supplied information to a select list of investors.  Our e-mail address lists consist of subscribers who have opted to receive our mailings and confirmed their subscription a second time, a process known as "double opt-in".  We take great care to ensure that recipients  actually want the e-mails we send them.  Our policies regarding e-mail exceed the requirements of U.S. and Canadian unsolicited e-mail laws and other private agencies who attempt to regulate, filter, and prevent the use of unsolicited e-mail.

Sector Supplements, which are a spotlight feature on a certain industry sector, such as energy, mining, biotech or technology, are an effective exposure tool for companies.  In a Sector Supplement investors are drawn to a Web site that features up to 15 companies and contains industry-specific news and information.  Investors who visit this Web site can view each of the featured companies' profiles, request information or link directly to the client's own Web site.

Sponsorship of the Stockhouse @ The Bell/Smallcap Express daily market recap mailings that goes to a large audience of e-mail readers who have signed up to receive it through Stockhouse.com and Smallcapcenter.com. A client who sponsors Stockgroup @ The Bell/Smallcap Express gets an advertising banner at the top of each flight.  This can be an effective way for the client to get their name in front of a large number of investors.

Advertising, which is shown in various positions on Stockhouse.com and Smallcapcenter.com on a prescribed rotation, is another way for clients to get the attention of a targeted investor audience.  Potential investors who see the advertisement can 'click through' the ad to get to a jump page which can include the client's own description of their company or product.

The StockHouse network (StockHouse.com/.ca/.com.au) offers content aggregation from hundreds of sources, a comprehensive equities database and the Internet's first syndicated message forums, the BullBoardsTM. The three Web sites attract investors in a number of global markets, including the USA, Canada and Australia.

COMPETITION

The market for our Internet products and services is relatively new and has been highly fragmented, but we have seen a trend toward consolidation of the market in recent months.  We compete intensely with other companies providing similar services to us.  Many of those services are commodity-like and not easily differentiated.  Our competition includes direct competitors such as Big Charts and Pinnacor, as well as general-purpose Internet portals such as Yahoo! and AOL, who provide financial and investment research information.  We also compete with companies such as CCBN and Shareholder.com for the sale of our IntegrateIR disclosure and awareness services.  Our competition in the advertising market includes other financial and business related Web sites such as TheStreet.com and Globeandmail.com.  We expect our competitors to remain strong as the Internet industry further consolidates.

CORPORATE BACKGROUND

We are a United States reporting public company incorporated in 1994 and registered in Colorado. Our shares are quoted on the OTCBB under the symbol "SWEB" and our head office is in Vancouver, British Columbia, Canada.

We operated from 1995 to 1997 as a profitable financial Internet technology and media company that offered proprietary financial news and tools to investors and companies.

We used our experience and the funds from a public offering in spring of 1999 to provide the foundation for the development and initial marketing of our services.  In October 1999 we launched Smallcapcenter.com.  At that time we believed that a subscription/ advertising model centering around Smallcapcenter was viable.  While parts of this business model did not prove to be profitable, the exercise of building Smallcapcenter and its related investment tools gave us certain experience and skills, and a suite of service products to sell commercially.  Smallcapcenter is still a portal for the investment community, and its drawing power is a driver to many of our investor awareness services.  It also serves as a development and testing ground for new financial software tools being developed by us on a day-to-day basis.

From late 1999 to early 2001 we were hired to create enterprise Web sites for eStockAnalyst, AsiaXis, eDepositCenter, and OnMark on a contract basis.  These contracts produced revenue of between $150K and $800K each, which was a significant amount of revenue for us, but they also took between three and six months each to complete and added instability in our cost structure.  In early 2001 we decided that this E-Business Solutions division would be de-emphasized in favor of other areas with more profit potential, namely Financial Content and Software Applications and Public Company Disclosure and Awareness Products.

From 2000 to 2001 we expanded our awareness and disclosure service line to include Sector Supplements and automated investor relations Web page tools such as the IntegrateIR.  We already had a public company customer base, so the transition into this area was a natural extension of our core competencies.

We entered the Financial Content and Software Applications market late in 2000 by licensing our proprietary financial software tools, content and applications to customers who need to offer financial information to their customers or improve their content offering.  We had access to an array of customers through our internal sales team as well as our reseller channels.  Our content and software application model is attractive to customers because it is a comprehensive and cost effective alternative to in-house development.

Early in 2001, as the market for our products and services evolved, it became apparent to us where the most profitable and sustainable areas of the business were.  They were Financial Content and Software Applications and Public Company Disclosure and Awareness Products (including IntegrateIR and other awareness and disclosure services).  Once these were identified, a more streamlined and stable cost structure was introduced and our profitability and cash flow began to improve.

On June 24, 2002, under an agreement with StockHouse Media Corporation, we acquired a 65% interest in the Web site and certain related assets to run the StockHouse brand Web sites.  We issued 2,080,000 common shares in exchange for the interest in the Stockhouse Media Corporation assets and we control and manage the operations of the assets and receive the net revenue to our account.  Due to certain provisions in the agreement, we have the option of acquiring the remaining 35% of the assets for between 920,000 and 1,120,000 of our common shares based on a revenue/profit formula.  The transaction was completed with an arms length party, although one of the principals of StockHouse Media Corporation has since become one of our directors.

Prior to that agreement StockHouse Media Corporation spent approximately $30 million on its technology, brand and business development, ultimately becoming established as one of the leading online financial communities.

That transaction provided several key benefits to us including the addition of the Stockhouse brand product line to our service offering and the integration of assets into our business.

On July 23, 2002 we became a reporting issuer in Canada and on December 17, 2002, we were listed and began trading on the TSX Venture Exchange in Canada.

Our corporate Web site is www.stockgroup.com.

EMPLOYEES

As of the date of this prospectus we employed 33 people on a full-time basis and 4 people on a part-time basis.

None of our employees are subject to collective bargaining agreements. We have never had a work stoppage.  We believe relations with employees are good.

REGULATORY ISSUES

We are not subject to governmental regulation in our Internet publishing efforts, nor to we know of any pending legislation or regulation which may impose regulatory requirements on our Internet activities.  We believe that we are in compliance in all material respects with all laws, rule, regulations and requirements that affect our business, and that compliance with such laws, rule, regulations and requirements does not impose a material impediment on our ability to conduct our business.

SUBSIDIARIES

We own 100% of the issued and outstanding voting common shares of 579818 B.C. Ltd., which is an intermediary holding company with no activity and which wholly owns Stockgroup Media Inc., a British Columbia corporation.  Stockgroup Media Inc. is our Canadian operating company, and is the company where significantly all of our current and future planned operations reside.  Stockgroup Media Inc. owns 50% of Stockscores Analytics Corp., a British Columbia corporation with limited activity at this time and no material impact on us.  In addition, we wholly own Stockgroup Systems Ltd., a Nevada Corporation, which is our U.S. operating company, and Stockgroup Australia Pty Ltd, an Australia Corporation, which is our Australia operating company.  Both Stockgroup Systems Ltd. and Stockgroup Australia Pty Ltd. have very limited operation, no salaried employees, and no material assets.

RESEARCH AND DEVELOPMENT

We do not conduct research.  During 2001 and 2002 we invested approximately $241,392 and $78,792, respectively, on development activities related to new services.  Our development consists of programming and design hours related to new services for later marketing and sale.  During 2001 and 2002 the major service products we built were the IntegrateIR and our initial line of Financial Software and Content Systems services.  We continue to perform development on new Financial Software and Content Systems services, albeit at a slower pace than in previous years as we already have a core set of services in place.

MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion of the financial condition and results of operations of Stockgroup should be read in conjunction with the unaudited financial statements for the quarters ended March 31, 2003 and 2002 and the audited financial statements for the years ended December 31, 2002 and 2001 and the notes thereto included elsewhere in this prospectus.  This discussion contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

RESULTS OF OPERATIONS - THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND JUNE 30, 2002

The results of the first six months of 2003 are a product of our continued focus on improving the balance sheet and obtaining high quality customers and resellers for our Financial Software and Content Systems.  We continued to acquire additional twelve and twenty-four month customers for our Financial Software and Content Systems, which will continue to grow our recurring revenue stream.

Overall sales are up from Q2 2002 on both a three-month and six-month basis. We continue to adapt to the changes in the markets.

Revenue and Gross Profits

------------------------------------------------------------------------------------------------------------------------------------

Revenue Summary ($000s)

2003

2002

Change ($)

Change (%)

-----------

----------

----------

----------

For the 6 months ended June 30

Total revenues

$

1,290

$

850

$

440

+52%

Breakdown of major categories:

Public Company Disclosure

766

527

239

+45%

Financial Software and Content

524

323

201

+62%

For the 3 months ended June 30

Total revenues

$

689

$

408

$

281

+69%

Breakdown of major categories:

Public Company Disclosure

381

242

139

+57%

Financial Software and Content

308

166

142

+86%

Our Public Company Disclosure and Awareness Products revenue stream contains the revenue generated by the Stockhouse Web sites, which account for a large portion of the increase in 2003 over 2002.  We acquired the Stockhouse web property late June 2002.

Financial Software and Content Systems revenue has grown at a steady rate due to its long term contractual nature.  As new clients are added, the effect on revenue is felt incrementally over time rather than immediately.  This gives us a good base of revenue which will recur for the life of the contract.  In Q2 2003 we also earned a large development fee from National Bank Financial, for developing the portion of their public Web site which will contain the Stockgroup financial tools.

Cost of Revenues and Gross Profit Summary ($000s)

2003

2002

Change ($)

Change (%)

-----------

----------

----------

----------

For the 6 months ended June 30

Total cost of revenues

$

334

$

334

$

0

0%

Gross profit

957

516

441

+85%

Gross margin %

74%

61%

+13%

For the 3 months ended June 30

Total cost of revenues

$

176

$

169

$

7

+4%

Gross profit

512

238

274

+115%

Gross margin %

74%

58%

+16%

Our cost of revenues consists of bandwidth, data feeds, advertising purchased for resale, and direct production labor.  Cost of revenues has remained relatively flat when comparing year over year numbers, partly a reflection of the fixed nature of our direct costs.  With the acquisition of Stockhouse, a high traffic Web site, our bandwidth and data costs have risen, but our decreased emphasis on highly labor-intensive revenue has caused our direct labor costs to decrease.

Because our cost of revenues have remained relatively flat while sale have increased, our gross profit has increased, both in dollar value and percentage of sales.

We are continuing to provide innovative services in our Public Company Disclosure and Awareness Products line, and the IntegrateIR sales remain strong, delivering high value to customers.  Historically, many of our Public Company Disclosure and Awareness Products customers have come from the technology sector, and the slowdown in this sector has caused considerable attrition. As well, part of the service line has been affected adversely as public companies reduced or eliminated spending on their awareness services.  However, we continue to sign new agreements for our disclosure services with major corporations.  We have been diversifying our target market for some time in order to be less dependent on any one sector.

Financial Software and Content Systems continues to be a strong contributor to our overall revenue and gross profits.  Our process has matured over the past year, and we are able to efficiently deliver high quality services to customers for a fraction of the cost to customers of having it done internally. We have established relationships with major sales channels, media networks, and financial companies, and have already seen significant results.  Financial Software and Content Systems revenue was up this three month period 86% over the same period a year ago, and up 43% quarter over quarter from the first quarter 2003.  All of this revenue is contractual, typically in 24-month terms, so we have a solid base of revenue in this area to grow from.

Operating Expenses

-------------------------------------------------------------------------------------------------------------------------------------

Operating Expenses Summary ($000s)

2003

2002

Change ($)

Change (%)

-----------

----------

----------

----------

For the 6 months ended June 30

Total operating expenses

$

1,437

$

1,044

$

393

+38%

Breakdown:

Sales and marketing

325

230

95

+41%

General and administrative

1,112

814

298

+37%

For the 3 months ended June 30

Total operating expenses

$

740

$

570

$

170

+30%

Breakdown:

Sales and marketing

166

138

28

+20%

General and administrative

574

432

142

+33%

Sales and marketing expenses increased when comparing with 2002 due to an increase in our number of sales staff. The compensation expense arising from this increase in sales staff accounts for the increase in sales and marketing expense year over year.

General and administrative expenses also increased in Q2 2003 compared to the same period 2002.  This increase is due to several factors. The most notable increase has been a general increase in payroll expense, which is our largest expense category.  We have also had increases in amortization as the  Stockhouse Web site asset is being amortized over three years on a straight line basis, and the related server equipment leased concurrently with the Stockhouse acquisition is being amortized over two years straight line.  Other increases have been in filing, regulatory, and investor relations expenses due to our inter-listing on the TSX Venture Exchange in Canada, and bad debts expense caused by our more conservative risk assessment policies on our accounts receivable.  Foreign exchange loss has increased as well, as the Canadian dollar has gained value relative to the United States dollar, and the majority of our expenses, including payroll, are in Canadian dollars.

Other Income (Expense) and Income Taxes

------------------------------------------------------------------------------------------------------------------------------

Interest and Other Expenses Summary ($000s)

2003

2002

-----------

----------

For the 6 months ended June 30

Total interest and other expenses

$

(882)

$

814

Breakdown:

Cash interest expense

(25)

(10)

Non-cash interest expense on

  conversion of 8% convertible

  notes

(860)

(52)

Non-cash interest expense on

  conversion of 3% convertible

  debentures

-

(160)

Loss on warrants liability

-

(55)

Gain on restructuring of

  convertible notes

-

1,089

Other income

3

2

For the 3 months ended June 30

Total interest and other expenses

$

(666)

$

(40)

Breakdown:

Cash interest expense

(12)

(4)

Non-cash interest expense on

  conversion of 8% convertible

  notes

(657)

(34)

Other income

3

(2)

Cash interest, either already paid or payable after the quarter end, consists of interest on notes payable and capital leases.  The remaining $0.860 million of interest for the first six months of 2003 is non-cash interest arising out of the conversion of our 8% convertible notes and the related acceleration of the amortization of the debt discount.  The conversions in January and May, 2003 were done at discounted conversion rates, producing a deemed interest expense equal to the difference between the fair value of the shares that could be acquired at the original conversion price of $0.50 and the fair value of the shares that could be acquired at the discounted conversion rate in each event of conversion.  The total of the deemed interest expense arising from the discounted conversion rate for the first two quarters of 2003 was $0.724 million.  After the restructuring of the notes in February 2002 as described in our 2002 consolidated financial statements and notes thereto included elsewhere in this prospectus, we had a debt discount which was subject to accretion over the period ended December 31, 2003.  At the time of each conversion the pro-rata portion of the unamortized debt discount was immediately expensed according to the portion of the principal of the notes converted.  This acceleration of the amortization of the debt discount produced a total interest expense over the first two quarters of 2003 of $0.136 million.

Income taxes were nil in both the first six months 2003 and the same six months 2002.  Due to our net loss position, we did not accrue tax in the first six months of 2003. As at the most recent year end, we had tax loss carry forwards of $5.324 million in Canada which expire in 2006, 2007, and 2008, and tax loss carry forwards of $3.144 million in the U.S. which expire in 2019, 2020, 2021, and 2022.

Net Income

-----------------------------------------------------------------------------------------

The net loss for the first six months of 2003 was $1.362 million compared to a gain of $0.286 million in the first six months 2002, a decrease of $1.648 million.  The decrease is due largely to the non-cash interest expense as described above, in 2003 combined with the large non-cash gain on restructuring of our convertible notes in 2002.  The removal of the convertible notes from our balance sheet, which was completed in January and May 2003,  should reduce the net income volatility in the future.

RESULTS OF OPERATIONS - FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001

We are in a business in which sales are strongly influenced by public interest in the North American stock markets.  Nearly all aspects of our business, including financial tools, investor marketing and Stockhouse advertising are affected by ups and downs of the markets.

The results for the year 2002 were mixed, as we made a number of significant improvements during the year, but revenue was down from 2001, primarily due to the discontinuation of our E-Business consulting. In our first quarter we improved our balance sheet by restructuring and converting a portion of our convertible debt, and in the process decreased our net loss dramatically through a gain of $1.089 million.  In our second quarter we acquired a valuable Web site asset, software and technology by acquiring a majority interest in certain assets of Stockhouse Media Inc. without expending any cash.  We expect the Stockhouse Media Inc. assets will yield positive returns in 2003. In the fourth quarter we raised $0.490 million net in a private placement which improved our balance sheet, and we were accepted for listing on the TSX Venture Exchange in Canada.  We emerged from 2002 stronger and more experienced, with a strong management team in place.

Revenue and gross profits

--------------------------------------------------------------------------------------

Total revenues for 2002 were $1.965 million compared to $2.857 million in 2001, a decrease of $0.893 million or 31%.  The drop in revenue was primarily the result of the discontinuation of our E-Business consulting.

Our revenue from Public Company Disclosure and Awareness Products decreased compared to last year, from $1.643 million in 2001 to $1.209 in 2002, a decrease of $0.434 million or 26%. Much of this decrease was attributed to the decrease in public company corporate communications spending caused by the continued downturn in financial markets.  Nevertheless, we continued to direct a significant portion of our sales efforts in this area because we feel that, strategically, this business will be profitable for us in the future.

Financial Software and Content Systems revenue increased from $0.580 million in 2001 to $0.756 million in 2002, an increase of 30%, which was a result of a gradual buildup of recurring monthly fees. The revenue from Financial Software and Content represented 38% of our total sales in 2002, an increase over the 20% of sales it represented in 2001. This is a growing source of revenue that is expected to continue increasing.  We continue to acquire high quality clients, both through new relationship building and referrals from existing clients.

E-Business revenue was nil in 2002, compared to $0.634 million in 2001.  The decision was made in 2001 to focus on our scalable recurring service lines in place of consulting revenue.

Gross profits in 2002 were $1.258 million compared to $1.812 million in 2001, a decrease of $0.554 million or 30%. Gross profit margin percentage increased slightly from 63% to 64%. Direct costs include direct payroll, bandwidth, data feeds and job-specific advertising purchases.

Operating expenses

---------------------------------------------------------------------------------------

Total operating expenses for 2002 were $2.266 million compared to $2.485 million in 2001, a decrease of $0.219 million or 9%.  Most of the decrease in costs was in service product development, which dropped off significantly due to the fact that most of our service products were in place by the beginning of the year.

Sales and Marketing expenses were $0.475 million compared to $0.467 million in 2001, an increase of $0.008 million or 2%.

Product Development expenses in 2002 were $0.079 million compared to $0.241 million in 2001, a decrease of $0.163 million or 67%. Our services were fully developed by the end of 2001, and our strategy for 2002 was to only develop new services if there was a known demand or request for them.  This led to a sharp decrease in product development costs.

General and Administrative expenses in 2002 were $1.712 million compared to $1.777 million in 2001, a decrease of $0.065 million or 4%. Payroll is our largest cost item in this category.  Our payroll costs remained relatively stable throughout the year, with only moderate increases and a three-month period after we acquired the Stockhouse Web site when our employee base temporarily increased by about 10 people.  In 2001, for comparison, we had higher payroll at the beginning of the year than at the end, so overall the payrolls were similar in both years. Our emphasis in all other cost areas for both 2002 and 2001 has been toward cost reduction, with measured expansion in conjunction with expanded sales only.

Operating losses were $1.008 million and $0.673 million for 2002 and 2001 respectively.  The increase of operating loss year over year was due mainly to the decrease in total sales.

Other income (expense) and income taxes

--------------------------------------------------------------------------------------

Interest expense in 2002 was $0.320 million compared to $0.596 million in 2001, a decrease of $0.276 million or 46%.  Interest on our 8% convertible notes was $0.120 million in 2002, compared to $0.193 million in 2001, a decrease of $0.073 million caused by lower principal balances in 2002 and put premiums being avoided in 2002 due to the restructuring of the notes that took place on February 6, 2002.  Interest on our 3% convertible debentures was $0.160 million in 2002, compared to $0.375 million in 2001, a decrease of $0.215 million caused by the conversion of the full amount of principal in March 2002.  Other interest was $0.040 million in 2002, compared to $0.028 million in 2001, an increase of $0.012 million caused by the addition of a 17% note in July 2002, a 25% note in October 2002 and a new capital lease in June 2002. Of the $0.320 million in interest expense in 2002, $0.040 million was paid in cash.  The remaining $0.280 million was a combination of amortized debt discount on the 8% convertible notes and deemed interest expense on the induced conversion of the 3% convertible debentures.

The gain on warrants liability of $0.055 million results from the restructuring of the warrants from the 3% convertible debentures, as described in Note 10 of the financial statements.

The gain of $1.089 million is the result of the restructuring of our 8% convertible notes. On February 6, 2002 the Company and the two lenders reached an agreement to restructure the terms and conditions of the existing convertible notes and callable warrants.  The note holders agreed to waive the 15% prepayment premium of $0.289 million and the accrued interest to date of $0.315 million and immediately converted $0.100 million of the principal balance due into 666,700 of our common shares at a conversion price of $0.15.

In addition to the $0.604 million for the waived prepayment premium and accrued interest, we recorded a gain of $0.247 million for the repurchase of the beneficial conversion feature and $0.238 million for the debt discount representing the difference between the fair value of the notes at a market interest rate of 8% and the face value of the notes which are non-interest bearing through to December 31, 2003.

Full details of the $1.089 million gain can be found in Note 7 to the financial statements included herein.

Other expense in 2002 was $0.013 million, which consists of net losses on market value of short term marketable securities.

Due to our net loss position we did not incur income tax in 2002 or 2001.

Net income

------------------------------------------------------------------------------------

The net loss for 2002 was $0.307 million compared to $0.542 million in 2001, a decrease in losses of $0.235 million or 43%. This reduction in net loss was due to the gain of $1.089 million, which offset the increase in ordinary net loss of $0.326 million.

CRITICAL ACCOUNTING POLICIES

Management's Discussion and Analysis of Financial Condition and Results of Operations discusses our consolidated financial statements, which have been prepared in accordance with accounting policies generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We believe the following critical accounting policies affect significant judgments, estimates and assumptions used in the preparation of the consolidated financial statements.

Revenue

Public Company Disclosure and Awareness Products consist of investor relations Web page tools, client profiling on our investment-oriented Web sites, e-mail services, sponsorships and Internet advertising  services.  Theses services are sold either individually or bundled together into comprehensive programs.

Investor relations Web page tools, sold under the name IntegrateIR, are delivered to the client's investor relations page of their Web site via an Internet data feed, in real time and on a continuous basis for an agreed period of time, normally 12 months.  Revenue is recognized evenly, according to the agreed fixed rate, on a monthly basis once the IntegrateIR data feed has been activated.  Setup fees, if any, are recognized ratably over the initial term of the agreement, on a monthly basis.

Client profiling on our investment-oriented Web sites consists of continuous or rotating client profiles on various specialized Web pages within Stockhouse.com, Smallcapcenter.com and Investormarketplace.com.  Delivery of these profiles is based either on a certain number of days appearing on the Web pages or a certain quantity of page views, profile view or click-throughs, depending on the agreement.  A page view is a single instance of an Internet user viewing the page which contains the client's name and/or logo.  A profile view is a single instance of an Internet user clicking on the client's profile link.  A click-through is a single instance of an Internet user clicking on the client's profile and being redirected to the client's Web site.  Revenue is recognized on such client profile programs on a fixed monthly basis in each month the client is profiled on the Web pages.

E-mail services are mailings to a targeted list of e-mail addresses, with delivery consisting solely of transmitting the mailing to the e-mail targets.  Each transmittal is called a flight.  E-mail services maybe bought on a per-flight basis, for which revenue is recorded when the flight occurs, or on a fixed-fee monthly basis in which the client receives access to a fixed number of flights per month. We record the revenue on the fixed-fee monthly e-mail services on a pro rata basis over the term of the agreement.

Sponsorships consist of special mention or other information about a client which is attached prominently to the header section of our daily news recap e-mail mailings.  Sponsorships are sold either on a per-day basis, for which revenue is recorded on the day the client's sponsorship message is attached to the daily news recap mailing, or on a fixed-fee monthly basis in which the client receives access to a fixed number of days' sponsorship per month.

Internet advertising services on our Web sites are delivered and revenue earned on a page-view basis, as this term is defined above.  Advertising insertion orders are obtained from clients and advertisements are delivered in a set rotation on www.stockhouse.com.  At the end of certain specified period, usually monthly, the client is given a page-view delivery report and billed according to the number of page-views delivered.

Financial Software and Content Systems consists of real time, time delayed and wireless quotes and charts, company profiles, investment data and technical analysis. Revenue from set up fees, periodic maintenance fees and contractual monthly licensing fees for ongoing use of financial tools and content is recognized ratably over the contract term, which is typically 24 months.

All Financial Software and Content Systems services are delivered via an Internet data feed from our Web servers to the clients' sites on a continuous real time basis.  Revenue begins to be earned on the day the data feed is activated and begins to deliver content to the client site. Revenue is earned on a fixed monthly fee, with some clients paying a page-view overage fee over a certain number of page-views.  The page-view overages, if any, are billed to the client and recorded on a monthly basis as they occur and usually represent a small portion of the overall monthly fee from each customer.

All sources of revenue is recorded pursuant to SAB 101 Revenue Recognition in Financial Statements, when persuasive evidence of an arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectibility is reasonably assured.  Pursuant to EITF 00-21 Revenue Arrangements with Multiple Deliverables, when the services are provided in a multiple elements arrangement, revenue is allocated to each respective deliverable based on its relative fair value and recognized when the criteria under SAB 101 have been met.

We are not subject to specific performance criteria that would give rise to refund rights for services we provide.

Payments received in advance of services provided are recorded as deferred revenue.

Cost of Revenues

Cost of revenues are recorded if the cost relates directly to the services we sell or to our revenue-generating Web sites, namely Stockhouse.com/ca/au, Smallcapcenter.com, and InvestorMarketPlace.com.  Cost of revenues consist of subscription fees for access to data feeds of financial and business databases, Internet bandwidth, direct advertising purchases, and direct labor.  Data feeds are a key component of many of our Financial Software and Content Systems services, as well as a key input into our revenue-generating Web sites.  Bandwidth is consumed by our revenue-generating Web sites, by our Financial Software and Content Systems services, by our IntegrateIR service, and by our e-mail mailing services.  Direct advertising purchases relate to Internet advertising purchases for the purpose of promoting a client or clients' feature on one of our Web sites.  Direct labor is the hourly labor cost of certain programmers and designers who implement or maintain licensed client feeds, design advertising for clients, and produce e-mail mailings for clients.  Direct labor costs are fully recognized as cost of revenues in the period in which the associated revenue is recognized.  All other costs of revenues are recognized in the period incurred.

Property and equipment

We evaluate, on a periodic basis, our property and equipment, to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. We base our evaluation on certain impairment indicators, such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements as well as other external market conditions or factors that may be present. If these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, we then use an estimate of the undiscounted value of expected future operating cash flows to determine whether the asset is recoverable and measure the amount of any impairment as the difference between the carrying amount of the asset and its estimated fair value. The fair value is estimated using valuation techniques such as market prices for similar assets or discounted future operating cash flows.

Amortization of property and equipment is on a straight-line basis over the asset's estimated useful life.

Contingencies

From time to time we are subject to proceedings, lawsuits and other claims related to labor and other matters. We are required to assess the likelihood of any adverse judgments or outcomes to these contingencies as well as potential ranges of probable losses and establish reserves accordingly. We use professional judgment, legal advice and estimates in the assessment of outcomes of contingencies.  The amounts of reserve required, if any, may change in future periods due to new developments in each matter or changes in approach to a matter such as a change in settlement strategy.

LIQUIDITY AND CAPITAL RESOURCES

We ended the second quarter of 2003 with cash and cash equivalents of $553,358, an increase of $375,282 from March 31, 2003. There is no identifiable trend in cash usage.  Although we expect to generate positive cash flow from operations, we may pursue financing to improve our working capital position and to grow the business to the greatest possible extent.  Possible sources of financing could include equity financing, debt, or a combination thereof, but we have no plans to undertake financing in the foreseeable future.

Our cash used in operations for the first six months of 2003 was $552,048 and our accumulated deficit at June 30, 2003 was $14,803,305. We repaid $35,332 of our convertible notes, and $47,000 in notes payable.  Another use of cash was repayment of capital leases, totaling $55,619. Sources of cash included $95,745 for proceeds from exercise of warrants and stock options, and $625,281 from issuance of shares and warrants under a Short Form Offering.

Since the end of Q2 we have repaid $223,994 in 17% notes payable and accrued interest and received additional net proceeds of $222,058 from a Short Form Offering.

You should be cautioned that there can be no assurance that revenue, margins, and profitability will increase. We have $79,430 of capital lease obligations due within the next 12 months. There can be no assurance that we will be successful in raising a sufficient amount of additional capital or in internally generating a sufficient amount of capital to meet our operational requirements.  If we are unable to generate the required amount of additional capital, our ability to continue as a going concern is in substantial doubt.

CORPORATE DEVELOPMENTS DURING THE YEAR

A synopsis of corporate highlights for 2002 is as follows.

On February 6, 2002, we restructured the 8% convertible notes with Deephaven Private Placement Trading Ltd. and Amro International, S.A.  Under the restructuring the interest rate and prepayment penalties were reduced to zero, accrued interest has been waived, the conversion price is fixed at $0.50 and a total of up to $300,000 cash is required to be paid to the noteholders over 10 quarterly installments starting June 30, 2002.  The new notes have a two-year term with renewal provisions for another two years.  We filed a form 8-K on February 20, 2002 which fully described the restructured notes.

On February 11, 2002, we announced an agreement with Freedom Communications, a large private media company with publications and Web sites throughout the U.S., to provide our Financial Software and Content Systems to its Web sites.

On February 21, 2002, we announced the signing of a market exclusive agreement with The Canadian Press, Canada's national news agency, to resell our financial content management and software system in Canada.

On March 15, 2002, we and the remaining noteholders from the January 19, 2001 3% convertible debenture reached an agreement whereby they would convert the $0.2M balance of the debt into common shares at $0.50 per share. The exercise price of the Series 3A warrants has been reduced from $1.00 to $0.25. The exercise price of the Series 3B warrants has been reduced from $2.00 to $0.50. The expiry date for both the Series 3A and 3B warrants has been extended to July 31, 2005.

On March 19, 2002, we signed a licensing agreement with Credential Group for financial software tools and content. Credential Group is partnered with more than 450 credit unions across Canada. We will provide Credential Group with mutual fund information, stock quotes, interactive charts, indexes and other financial information.

On March 25, 2002, we completed a $0.410M financing with 22 unaffiliated investors.  The funding included 2,000,000 units consisting of one common share and one warrant each, at a price of $0.20 per unit, plus 51,000 common shares at a price of $0.20 per share.  The warrants have an exercise price of $0.25 and an expiry date of March 31, 2003. The full details of this financing, including all relevant documents, were filed in a Form 8-K on March 26, 2002 and can be viewed therein.

On May 30, 2002, we announced that Profit Magazine had recognized our Canadian subsidiary as one of Canada's fastest growing companies. The 2001 Profit 100 list awards companies based on their five-year revenue growth.

On June 24, 2002, we acquired a 65% interest in certain of the assets of StockHouse Media Corporation.  We purchased the StockHouse assets, including its financial communities, StockHouse.com, StockHouse.ca and StockHouse.au, its software applications and its infrastructure, with an initial 65% ownership interest for 2,080,000 shares of unregistered common stock of Stockgroup and with an additional option to acquire the remaining 35% interest based on a formula for between 920,000 and 1,120,000 shares. We filed a form 8-K on July 11, 2002 which fully describes the agreement.

On September 25, 2002, we retained an independent investment dealer, Canaccord Capital Corporation, to act as sponsor for the inter-listing of our shares on the TSX Venture Exchange.

On October 1, 2002, we announced that Intrawest will license our IntegrateIR Software System.  Our IntegrateIR tool allows Intrawest complete control of the individual elements of their IR site and enables Intrawest to quickly update and change their site anytime from anywhere they have Internet access.

On October 8, 2002, we announced a licensing agreement with National Bank Financial to build a customized solution to provide online market data to their clients.  National Bank Financial is one of the leading securities dealers in Canada.

On December 17, 2002, we were accepted for listing in Canada on the TSX Venture Exchange.

On December 31, 2002, we closed a private equity placement of 3,403,750 units, each unit consisting of one share and one warrant, to a group of unaffiliated investors, for gross proceeds of $544,600.

CORPORATE DEVELOPMENTS SINCE YEAR END

On January 22, 2003, we reached an agreement with AP Digital, a division of The Associated Press that distributes news and information to interactive applications, to market and resell our market information and financial content management and software system to AP's worldwide network of members and customers.

On January 26, 2003, we announced a licensing agreement with Global Securities Information Inc. (GSI) to provide GSI's clients with financial information powered by the software tools and content in our proprietary Financial Content Management System. Global Securities Information Inc. is an award-winning specialty provider of public-record business transaction information to law and accounting firms, investment banks, corporations and the business press.

On January 31, 2003, we announced that Amro International had converted its remaining balance of $0.4 million of its convertible debenture. The debt was converted into stock at US$0.32 per share as part of a negotiation between Amro and Stockgroup to eliminate Amro's debt. Our outstanding long-term debt has been reduced from $1.7 million to $1.3 million.

On February 5, 2003, we announced an agreement with UnionBanCal Corporation's primary subsidiary, Union Bank of California, N.A., pursuant to which Union Bank will license our cutting-edge XML suite of financial content and software applications. We will customize a scrolling ticker and provide secure XML-based quotes, charts and other banking-specific financial content for Union Bank's customers and internal applications.

On February 18, 2003, we announced that our popular StockHouse financial Web portals, StockHouse.com and StockHouse.ca had recorded over 6 million postings within their BullBoards(TM) message forums.

On March 18, 2003, we launched a financial resource portal for one of Canada's leading securities dealers, National Bank Financial. National Bank Financial's newly launched customized financial solution will provide online market data services for their clients. The complete suite of market data tools will benefit their clients by providing them with market data research tools such as Stock Screeners, Mutual Fund Screeners, Technical stock analysis, Market Indices, Stock Charts, Stock Watch Lists, Portfolio Managers, Market Movers, Scrolling Tickers and much more.

On April 11, 2003, we announced a C$2.0MM (US$1.4MM) short form financing.  First Associates Investments Inc. will act as our Agent and has signed an agency agreement for the underwriting of a C$2.0MM (US$1.4MM) best efforts offering. Each unit will consist of one share and one share purchase warrant and the unit has been priced at C$0.37 (US$0.27). Two warrants entitle the investor to purchase one additional common share at a price of C$0.75 (US$0.55) for 12 months.

On April 15, 2003, Stockgroup and one of its resellers, AP digital, a division of the Associated Press, signed a licensing agreement with Netster.com.  As a result of the agreement Netster.com, one of the fastest growing search engines on the Web, will use AP Financial Tools, a suite of news, market data and financial applications powered by Stockgroup's Financial Content Software System and provided by AP Digital. Netster.com is now able to offer its audience these turnkey solutions that present and manage quotes, charts, user portfolios, technical analysis, watch lists and more, through its portal site www.netster.com.

On April 30, 2003, we announced that we will provide Richard Ivey School of Business financial market content, data and applications for the use of faculty, students and alumni as a gift to the school.  Ivey's students, faculty and alumni will be able to access a suite of news, market data, financial applications and turnkey solutions that present and manage quotes, charts, user portfolios, technical analysis, watch lists and much more, powered by Stockgroup's Financial Content Software System for at least the next five years.

On May 23, 2003, we announced that Deephaven converted the entire remaining balance of its convertible notes into common shares.  The principal balance of $1.2MM was converted at a negotiated conversion price of $0.28 into 4.4MM common shares.  This conversion removes all the convertible debt from our balance sheet.

On June 4, 2003 and July 16, 2003, we completed our Short Form Offering equity placement in two parts.  The lead underwriter was First Associates Investments Inc.  The offering yielded C$1.4MM (US$1.0MM) in gross proceeds and aggregate net proceeds to us of approximately $0.9MM USD, and was composed of 3.7MM units at C$0.37, each unit consisting of one common share and one warrant.  Each two warrants may be used to purchase one common share for C$0.75 (US$0.55) until 12 months after the respective completion date.  We also issued as an underwriting fee agent's options to purchase 0.4MM of the same units at C$0.37 (US$0.27) for 24 months from the completion date, and we paid 8% underwriting commissions plus we reimbursed certain expenses of the underwriter.

On September 5, 2003, we repaid our 17% notes payable in full plus accrued interest to date.  The notes matured on January 31, 2004, but the noteholders agreed to early payment without penalty.

DESCRIPTION OF PROPERTY

INTELLECTUAL PROPERTY, PROPRIETARY RIGHTS AND DOMAIN NAMES

We own the domain names www.stockhouse.com, www.stockhouse.ca, www.stockhouse.au, www.stockgroup.com, www.smallcapcenter.com and www.investormarketplace.com, among others.  We believe our ownership of these domain names gives us adequate protection over them and we intend to continue to keep them in our possession.

We own a trademark in the United States on "www.stockhouse.com", "Stockhouse", "Empowering Investors", "Investors Click Here", the Stockhouse logo, "www.smallcapcenter.com" and SmallCapCenter's logo.  We have no other significant registered trademarks as of the date of this prospectus.  We may pursue other trademarks in the future.

We protect our other intellectual property through a combination of trademark law, trade secret protection and confidentiality agreements with our employees, customers, independent contractors, agents and vendors. We pursue the registration of our domain names, trademarks and service marks in the United States and internationally. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services and products are made available on-line.  We create some of our own content and obtain the balance of our content from third parties. It is possible that we could become subject to infringement actions based upon the content obtained from these third parties. In addition, others may use this content and we may be subject to claims from our licensors. We currently have no patents or patents pending and do not anticipate that patents will become a significant part of our intellectual property in the future. We enter into confidentiality agreements with our employees and independent consultants and have instituted procedures to control access to and distribution of our technology, documentation and other proprietary information and the proprietary information of others from whom we license content. The steps we take to protect our proprietary rights may not be adequate and third parties may infringe or misappropriate our trademarks, service marks and similar proprietary rights. In addition, other parties may assert claims of infringement of intellectual property or alter proprietary rights against us. The legal status of intellectual property on the Internet is currently subject to various uncertainties as legal precedents have not been set and are still to be determined in many areas of Internet law.

LEASEHOLD

Our corporate offices are composed of one floor of leased space located in the center of Vancouver's business community. We also hold a lease in New York and rent an office in Toronto on a month to month basis. Our facilities are fully used for current operations, with the exception of the New York facility, which is currently being subleased to a tenant.

City

Monthly Payment

Lease Term

Expiry Date

--------------------------------------------------------------------------------------------------------------------------------------------

Vancouver

C$

23,647 (US$17,060)

7 years

June 2006

New York

$

8,449

7 years

August 2006

New York sublease

$

(8,449)

3 years

April 2004

Toronto

C$

4,300 (US$3,100)

N/A

N/A

EQUIPMENT

We have made a significant investment in servers and computer equipment required for our Web site and have dedicated staff assigned to maintenance and support of these operations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have not been any material transactions with related parties in the past two years.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted for trading on the OTC Bulletin Board since March 17, 1999, and on the TSX Venture Exchange since December 17, 2002. Accordingly, there has been a limited public market for our common stock.

The following table sets forth high and low bid prices for our common stock on the OTC Bulletin Board for the quarterly periods ending March 31, 2001 through to June 30, 2003. These prices represent quotations between dealers without adjustment for retail markup, markdown or commission and may not represent actual transactions.

Quarter Ending:

High

Low

Volume

-----------------------------------------------------------------------------------------------------------------

March 31, 2001

$

1.000

$

0.375

1,005,700

June 30, 2001

$

0.650

$

0.280

2,840,800

September 30, 2001

$

0.390

$

0.090

1,105,300

December 31, 2001

$

0.200

$

0.115

1,977,800

March 31, 2002

$

0.400

$

0.140

5,509,300

June 30, 2002

$

0.260

$

0.147

 2,734,400

September 30, 2002

$

0.200

$

0.125

1,785,900

December 31, 2002

$

0.270

$

0.140

6,072,100

March 31, 2003

$

0.380

$

0.205

4,858,400

June 30, 2003

$

0.380

$

0.219

7,464,200

-----------------------------------------------------------------------------------------------------------------

The following table sets forth high and low bid prices for our common stock on the TSX Venture Exchange for the period from inception on December 17, 2002 to December 31, 2002, the two quarterly periods ended June 30, 2003. These prices represent quotations between dealers without adjustment for retail markup, markdown or commission and may not represent actual transactions.

Quarter Ending:

High

Low

Volume

----------------------------------------------------------------------------------------------------------------------------------

December 31, 2002 (partial)

C$

0.45 (US$0.29)

C$

0.38 (US$0.24)

181,500

March 31, 2003

C$

0.50 (US$0.33)

C$

0.31 (US$0.21)

575,300

June 30, 2003

C$

0.49 (US$0.35)

C$

0.34 (US$0.24)

703,744

----------------------------------------------------------------------------------------------------------------------------------

Holders

As of the date of this prospectus we had 97 registered shareholders and approximately 2,000 other beneficial owners with shares on deposit with brokerage houses, owning a total of 29,421,371 shares of our common stock.

Dividends

We have not declared, and do not foresee declaring, any dividends now or into the foreseeable future.

We have authorized and reserved, as of the date of this prospectus, an aggregate of 9,530,613 shares of our common stock for issuance upon the exercise of outstanding warrants and upon the exercise of non-qualified stock options.

EXECUTIVE COMPENSATION

The following summary compensation table reflects all compensation awarded to, earned by, or paid to the Chief Executive Officer and the President of our Company for all services rendered to us in all capacities during each of the years ended December 31, 2001 and 2002. None of the other executive officers received salary and bonus exceeding $100,000 during those years.

Summary Compensation Table

-----------------------------------------------------------------------------------------------------------------------------------------------

Securities

All Other

Salary

Underlying

Compensation

Name and Principal Position

Year

$

Options (#)

$

------------------------------------------------------------------------------------------------------------------------------------------------

Marcus A. New

Chief Executive Officer,

2001

$

97,194

100,000

$

0

Chairman and Director

2002

$

93,441

375,000

$

0

-------------------------------------------------------------------------------------------------------------------------------------------------

Leslie A. Landes

2001

$

97,194

533,200

$

0

President and

2002

$

93,441

(233,200)

$

0

Chief Operating Officer

======================================================================================

Option Grants In the Last Fiscal Year To Named Executive Officers

--------------------------------------------------------------------------------------------------------------------------------------------------

Name

Securities

% Of Net

Exercise

Expiration

Underlying

Options

Price

Date

Options

Granted to

$

Granted

Employees

(1)(2)

In Year (3)

---------------------------------------------------------------------------------------------------------------------------------------------------

Marcus A. New

400,000

40.3%

0.22

04-Mar-08

Marcus A. New

300,000

30.2%

0.17

12-May-08

Marcus A. New

(325,000)

(32.7%)

2.50

cancelled

Leslie A. Landes

(533,200)

(53.7%)

0.94

cancelled

Leslie A. Landes

300,000

30.2%

0.15

20-Oct-08

----------------------------------------------------------------------------------------------------------------------------------------------------

(1) All of the above options are subject to the terms of our Stock Option Plan and are exercisable only as they vest.  The options have a term of six years from date of grant.

(2) All options were granted at an exercise price equal to or greater than the fair market value of our common stock on the date of grant.

(3) The denominator is total options granted less total options forfeited during the year.

No bonuses were paid to named executive officers in any of the above years. No Restricted Stock Awards (RSAs), Stock Appreciation Rights (SARs) or Long Term Incentive Plans (LTIPs) were awarded to named executive officers in any of the above years.

Aggregated option exercise in last fiscal year and fiscal year end option values

The following table summarizes the option holdings of the named executive officers as at December 31, 2002:

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

Number of Shares

Value of Unexercised

Uunderlying

In-the-Money

Unexercised Options

Options at

At December 31, 2002

December 31, 2002

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

Shares

acquired

Value

Exer-

Unexer-

Exer-

Unexer-

Name

on Exercise

Realized

cisable

cisable

cisable

cisable

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

Marcus A. New

0

$

0

800,000

0

$

49,000

$

0

Leslie A. Landes

105,000

$

1,050

726,560

106,640

$

42,797

$

3,199

 ==============================================================================================

Directors' compensation

Stockgroup compensates its outside directors by issuing options to acquire shares of common stock which fully vest after one year of service on the Board of Directors. David N. Caddey and Lee de Boer were each granted 50,000 such options on August 10, 2001 that have an exercise price of $0.22 per share and fully vested on August 10, 2002.  On October 22, 2002, Mr. Caddey and Mr. De Boer

were each granted a further 50,000 options with an exercise price of $0.15 fully vesting immediately.  Craig Faulkner was also granted 50,000 options on October 22, 2002 with an exercise price of $0.15 fully vesting immediately, as director compensation.

Compensation committee

We have a formed a compensation committee made up of our four outside directors, Craig Faulkner, David Caddey, Lee deBoer, and Jeff Berwick.  The compensation committee reviews executive compensation and makes recommendations to the board of directors.  Their criteria for determining recommended compensation are achievement of financial targets, experience and time of employment with us.  Other factors such as the external employment market are considered, as well as our internal forecast and budget models.

INTERIM FINANCIAL STATEMENTS

Stockgroup Information Systems Inc.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED - Expressed in U.S. Dollars)

[See Note 1 - Nature of Business and Basis of Presentation]

June 30,

December 31,

2003

2002

-----------

------------

ASSETS

CURRENT

Cash and cash equivalents

$

553,358

$

539,970

Marketable securities

4,312

1,198

Accounts receivable [net of allowances for doubtful

   accounts of $93,519; December 31, 2002 $40,866]

359,589

169,675

Prepaid expenses

84,178

102,118

-----------

--

-------------

TOTAL CURRENT ASSETS

$

1,001,437

$

812,961

Property and equipment, net

$

466,452

$

638,665

-----------

--

-------------

$

1,467,889

$

1,451,626

===========

==

=============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

CURRENT

Accounts payable

$

293,767

$

313,272

Accrued payroll liabilities

56,419

109,930

Deferred revenue

312,839

320,900

Current portion of capital lease obligation

79,430

103,205

Current portion of notes payable

223,994

95,371

Current portion of convertible notes (note 2)

-

81,328

-------------

-------------

TOTAL CURRENT LIABILITIES

$

966,449

$

1,024,006

Capital lease obligation

-

31,844

Notes Payable

-

159,787

Convertible notes (note 2)

-

1,486,806

-------------

-------------

TOTAL LIABILITIES

$

966,449

$

2,702,443

-------------

-------------

COMMITMENTS AND CONTINGENCIES (note 6)

SHAREHOLDERS' EQUITY (DEFICIENCY) (note 3)

COMMON STOCK, No Par Value

Authorized shares - 75,000,000

Issued and outstanding shares - 28,422,371

 at June 30, 2003 [19,552,596- December 31, 2002]

$

12,237,274

$

9,203,235

ADDITIONAL PAID-IN CAPITAL

3,067,471

2,987,331

ACCUMULATED DEFICIT

(14,803,305)

(13,441,383)

-----------

--

-------------

TOTAL SHAREHOLDERS' EQUITY (DEFICIENCY)

$

501,440

$

(1,250,817)

-------------

-------------

$

1,467,889

$

1,451,626

===========

==

=============

The Accompanying Notes Are An Integral Part

Of These Unaudited Financial Statements.

Stockgroup Information Systems Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED - Expressed in U.S. Dollars)

Three Months

Three Months

Six Months

Six Months

  Ended June  Ended June      Ended June    Ended June

30, 2003

30, 2002

30, 2003

30, 2002

------------

------------

------------

------------

REVENUE

Revenues

$

688,529

$

407,703

$

1,290,241

$

849,944

Cost of revenues                176,332       169,258        333,686       333,506

                            ------------    ------------    ----------- -------------

Gross profit

$

512,197

$

238,445

$

956,555

$

516,438

EXPENSES

Sales and marketing

$

166,041

$

137,451

$

324,815

$

229,511

General and administrative

574,050

432,188

1,111,789

814,226

------------

------------

------------

------------

$

740,091

$

569,639

$

1,436,604

$

1,043,737

------------

------------

------------

------------

LOSS FROM OPERATIONS

$

(227,894)

$

(331,194)

$

(480,049)

$

(527,299)

Interest income

-

22

-

168

Interest expense ordinary

(11,789)

(4,095)

(24,647)

(9,881)

Interest on conversion of

8% convertible notes (note 2)

(656,707)

(33,966)

(860,351)

(52,330)

Interest on conversion of

3% convertible debentures

-

-

-

(160,209)

Loss on warrants liability

-

-

-

(55,000)

Gain on restructuring

of convertible notes

-

-

-

1,088,586

Other income

2,653

(1,671)

3,125

2,279

------------

------------

------------

------------

NET INCOME (LOSS)

$

(893,737)

$

(370,904)

$

(1,361,922)

$

286,314

============

============

============

============

BASIC AND DILUTED EARNINGS

(LOSS) PER SHARE:

Net income (loss)

$

(0.04)

$

(0.03)

$

(0.06)

$

0.02

============

============

============

============

Weighted average shares

outstanding for the period

24,199,767

13,841,482

22,371,013

12,313,576

============

============

============

============

The Accompanying Notes Are An Integral Part

Of These Unaudited Financial Statements.

Stockgroup Information Systems Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED - Expressed in U.S. Dollars)

Six Months

Six Months

Ended June

Ended June

30, 2003

30, 2002

OPERATING ACTIVITIES

------------

------------

Net income (loss)

$

(1,361,922)

$

286,314

Add (deduct) non-cash items

Amortization

189,853

76,399

Gain on restructuring of convertible notes

-

(1,088,586)

Loss on warrants liability

-

55,000

Effective interest on convertible notes and debentures

860,351

212,539

Bad debt expense

52,653

(42,468)

Common stock and equivalents issued for services

-

167,500

Stock based compensation

-

38,878

Unrealized foreign exchange (gain) loss

23,762

-

------------

------------

$

(235,303)

$

(294,424)

Net changes in non-cash working capital

Marketable securities

(3,114)

8,545

Accounts receivable

(242,567)

53,367

Prepaid expenses

17,940

(75,747)

Accounts payable

(19,505)

(82,776)

Accrued payroll liabilities

(53,511)

(64,166)

Accrued interest on notes payable

(7,927)

1,018

Deferred revenue

(8,061)

123,761

------------

------------

CASH PROVIDED BY (USED IN) OPERATIONS

$

(552,048)

$

(330,422)

------------

------------

FINANCING ACTIVITIES

Issuance of common stock and warrants (net)

625,281

390,920

Proceeds on exercise of warrants

83,775

-

Proceeds on exercise of stock options

11,970

-

Repayment of convertible debt

(35,332)

(23,340)

Repayment of notes payable

(47,000)

-

Repayment of capital lease obligation

(55,619)

(4,062)

Repayment of bank indebtedness

-

(2,717)

------------

------------

CASH PROVIDED BY (USED IN) FINANCING

$

583,075

$

360,801

------------

------------

INVESTING ACTIVITIES

Property and equipment (net)

(17,639)

(10,690)

------------

------------

CASH PROVIDED BY (USED IN) INVESTING

$

(17,639)

$

(10,690)

------------

------------

INCREASE (DECREASE) IN CASH AND

CASH EQUIVALENTS

13,388

19,689

Cash and cash equivalents, beginning of period

539,970

126,618

------------

------------

CASH AND CASH EQUIVALENTS, END OF PERIOD

$

553,358

$

146,307

============

============

The Accompanying Notes Are An Integral Part

Of These Unaudited Financial Statements.

Stockgroup Information Systems Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2003

(UNAUDITED)

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

Stockgroup Information Systems Inc. (the "Company") is a financial media and technology company that provides various financial software solutions, tools, content and services to media, corporate, and financial services companies. The Company employs proprietary technologies that enable its clients to provide financial data streams and news combined with fundamental, technical, productivity, and disclosure tools to their customers, shareholders, and employees in a cost effective manner. The Company also provides Internet communications services for publicly traded companies and an online research center for the investment community through its Stockhouse and Smallcapcenter financial Web sites.

The Company was incorporated under the laws of Colorado on December 6, 1994.

The accompanying interim unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003.

The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements.

These interim financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 2002.

Certain of the comparative figures have been reclassified to conform to the presentation adopted in the current period.

These financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

The Company incurred an operating loss of $480,049 for the six months ended June 30, 2003, and had working capital of $34,990 as at June 30, 2003. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management has been able, thus far, to finance the losses, as well as the growth of the business, through a series of equity and debt private placements. The Company is continuing to seek other sources of financing in order to grow the business to the greatest possible extent. There are no assurances that the Company will be successful in achieving its goals.

In view of these conditions, the ability of the Company to continue as a going concern is uncertain and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

2. CONVERTIBLE NOTES

-----------------------------------------------------------------------------------------

June 30, 2003

December 31, 2002

-----------------------------------------------------------------------------------------

8% Convertible notes, maturing December 31, 2005

Principal

$

-

$

1,704,000

Unamortized debt discount

-

(135,866)

-----------------------------------------------------------------------------------------

Subtotal

$

-

$

1,568,134

Current portion

-

81,328

Long Term Portion

-

1,486,806

========================================================================================

On January 28, 2003, one of the noteholders converted its entire principal balance of $392,984 into 1,228,075 common shares at a negotiated conversion price of $0.32.  The discount on the conversion price was deemed an inducement to convert, resulting in an interest expense of $145,895 representing the excess of the fair value of the notes after inducement over the fair value before inducement.  The unamortized debt discount on the portion of the total principal was fully expensed on the conversion date, resulting in an interest expense of $31,711.

On May 12 and May 28, 2003, the remaining noteholder converted its entire principal balance of $1,225,684 into 4,380,000 common shares at a negotiated conversion price of $0.28. The discount on the conversion price was deemed an inducement to convert, resulting in an interest expense of $578,590 representing the excess of the fair value of the notes after inducement over the fair value before inducement.  The unamortized debt discount on the portion of the total principal was fully expensed on the conversion date, resulting in an interest expense of $69,437.

3. SHARE CAPITAL

The Company is authorized to issue up to 75,000,000 shares of common stock and 5,000,000 shares of preferred stock.

At June 30, 2003, in addition to the 28,422,371 common shares outstanding, there were also 2,504,200 stock options and 6,634,013 warrants outstanding.

Issues of common shares and common share equivalents for the six-month period ended June 30, 2003 are summarized as follows:

On January 28, 2003, we issued 1,228,075 common shares pursuant to a conversion of $392,984 of principal of convertible notes at $0.32.

On February 3, 2003 we issued 100,000 common shares pursuant to a conversion of $50,000 of principal of convertible notes at $0.50.

During Q1 2003, 335,100 common shares were issued pursuant to exercises of warrants at $0.25 for gross proceeds of $83,775.

On March 28, 2003, 4,800 common shares were issued to an employee pursuant to an exercise of options at $0.15, for gross proceeds of $720.

On April 24, 2003, we issued 75,000 common shares to an employee pursuant to an exercise of options at $0.15, for gross proceeds of $11,250.

On May 12 and May 28, 2003, we issued a total of 4,380,000 common shares pursuant to a conversion of $1,225,684 of principal of convertible notes at $0.28.

On June 4, 2003 we issued 2,746,800 units at C$0.37 (approximately $0.27), for gross proceeds of C$1,016,316 (approximately $748,723) under a Short Form Offering.  Each unit consists of one common share and one non-transferable share purchase warrant.  Each two warrants are exercisable at C$0.75 (approximately $0.55) until June 4, 2004.  We also issued Agent Options to acquire 274,680 units, exercisable at C$0.37 until June 4, 2005.

Stock Options

The Company's 1999, 2000, 2001, and 2002 Stock Option Plans (collectively the "Plans") authorize a total of 5,000,000 common shares for issuance.  Activity under the Plans is set forth below.

-----------------------------------------------------------------------------------------

Options Outstanding

-----------------------------------------

Weighted

Shares

Average

available

Number of

Price per

Exercise

for grant

shares

share

Price

-----------------------------------------------------------------------------------------

Balance at December 31, 2002

898,278

2,602,700

$ 0.12 - 0.59

$0.20

Options exercised

-

(79,800)

0.15

0.15

Options forfeited

-

(18,700)

0.15 - 0.31

0.21

-----------------------------------------------------------------------------------------

Balance at June 30, 2003

898,278

2,504,200

$0.12 - 0.59

$0.20

=========================================================================================

Warrants

As at June 30, 2003, common stock issuable pursuant to warrants outstanding is as follows:

-----------------------------------------------------------------------------------------

 Warrants

 Warrants

Outstanding

Warrants Warrants

 Warrants

Outstanding

  Exercise   Expiry

At January  Issued  Exercised Cancelled     at June     Price      Date

  1, 2003                                   30, 2003

     #

   #

 #

     #

     #

   $

-----------------------------------------------------------------------------------------

Series 1

281,818

-

-

-

281,818

3.00

March 31, 2005

Series 3A

500,000

-

-

-

500,000

0.25

July 31, 2005

Series 3B

300,000

-

-

-

300,000

0.50

July 31, 2005

Series 4

2,000,000

-

335,100

-

1,664,900(1)

0.30

Sept 30, 2003

Series 5

250,000

-

-

-

250,000

0.30

Sept 15, 2003

Series 6

1,701,875

-

-

-

1,701,875

0.22

Dec 31, 2003

Series 7

150,000

-

-

-

150,000

0.16

Dec 31, 2003

Series 8

-

1,373,400

-

-

1,373,400

0.55

June 4, 2004

Series 9

-

274,680

-

-

274,680

0.27

June 4, 2005

Series 10

-

137,340

-

-

137,340

0.55

June 4, 2004

-----------------------------------------------------------------------------------------

5,183,693

1,785,420

335,100

-

6,634,013

=========================================================================================

(1) On March 30, 2003 the expiry date on the Series 4 warrants was extended from March 30, 2003 to September 30, 2003, and the exercise price was changed from $0.25 to $0.30.

4. ACCOUNTING FOR STOCK-BASED COMPENSATION

The Company measures compensation expense for all of its Stock Option Plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations and complies with the disclosure provisions of Statement of Accounting Standards No. 123

"Accounting for Stock-Based Compensation" ("SFAS 123"), as amended by Statement of Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" ("SFAS 148").

The following table provides pro forma disclosures of the effect on net income and earnings per share as if the fair value-based method had been applied in measuring compensation expense:

For the three months ended

For the six months ended

June 30, 2003

June 30, 2002

June 30, 2003

June 30, 2002

Net income (loss) -

  as reported

$

(893,737)

$

(370,904)

$

(1,361,922)

$

286,314

Add:  Stock-based

  employee compensation

  expense included

  in reported net

  income

-

11,310

-

38,878

Deduct: Stock-based

  employee compensation

  expense determined

  under the fair value-

  based method

  for all awards

(5,025)

(97,087)

(13,399)

(245,603)

-------------

-------------

--------------

-------------

Net income - pro forma

$

(898,762)

$

(456,681)

$

(1,375,321)

$

79,589

=============

=============

==============

=============

Net income per share

  As reported

$

(0.04)

$

(0.03)

$

(0.06)

$

0.02

  Pro forma

(0.04)

(0.03)

(0.06)

0.01

For purposes of the pro forma disclosures, the estimated fair value of the stock options is amortized over the stock options' vesting period.

The pro forma effects of applying SFAS 123 for the periods presented are not likely to be representative of the pro forma effects of future periods as the number of stock options and the vesting schedules thereof vary widely from quarter to quarter.  No options were granted during the six months ended June 30, 2003.

The weighted average assumptions used and the resulting estimates of weighted average fair value of stock options granted are as follows:

For the three and six months ended

June 30, 2003

June 30, 2002

Dividend yield

0%

0%

Weighted average expected life (years)

4.06

4.50

Risk-free interest rate

4.30%

3.83%

Expected volatility

121%

214%

5. SEGMENTED INFORMATION

SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, requires a public business enterprise to report financial and descriptive information about its reportable operating segments. The Company has concluded that its business activities fall into one identifiable operating segment with the following sources of revenue:

For the three months ended

For the six months ended

June 30, 2003

June 30, 2002

June 30,2003

June 30, 2002

Public Company

Disclosure and

Awareness Products

$

380,380

$

242,190

$

765,960

$

527,366

Financial Software and

Content Systems

308,149

165,513

524,281

322,578

----------------------------------------------------------------------------------------

$

688,529

$

407,703

$

1,290,241

$

849,944

========================================================================================

During the first six months of 2003 and 2002 the Company had no customers from whom revenue received by the Company represented greater than 10% of total revenue.

6. COMMITMENTS AND CONTINGENCIES

The Company is currently involved in litigation with a customer to collect amounts owing pursuant to a contract entered into in September 2000. The defendant provided a $100,000 deposit and contracted the Company to provide certain advertising services. The Company delivered the requested services throughout October and November 2000; however, the defendant defaulted on all additional payments. The Company is suing the defendant for the $351,800 balance owing, plus interest and costs. The defendant has filed a statement of defense and counterclaim to recover the $100,000 deposit. No court date has been set at this time. Although management currently believes the outcome of the litigation will be in the Company's favour, they have not elected to aggressively pursue the litigation at this time. The Company has made no provision for the counterclaim in the financial statements and any settlement or final award will be reflected in the statement of operations as the litigation is resolved.

In addition, the company is subject to various other legal matters in the ordinary course of business.  It is not possible at this time to predict with any certainty the outcome of such litigation.  Management believes that the ultimate resolution of these matters would not have a material effect on the Company's financial position or results of operations.

7. RECENT ACCOUNTING PRONOUNCEMENTS

In November 2002, the FASB issued FASB Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45").  FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee.  In addition, FIN 45 requires disclosures about the guarantees, including indemnifications, that an entity has issued.  The disclosure provisions of FIN 45 are effective for financial statements of interim periods ending after December 15, 2002; however, the provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002. The initial adoption of FIN 45 did not have a material impact on the Company's financial position, results of operations or cash flows.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46").  FIN 46 requires an investor with a majority of the variable interests in a variable interest entity to consolidate the entity and also requires majority and significant variable interest investors to provide certain disclosures. A variable interest entity is an entity that has (1) equity investment at risk that is insufficient to finance the entity's activities without receiving additional subordinated financial support from the other parties, (2) a group of equity owners that are unable to make substantive decision's about the entity's activities, or (3) equity that does not absorb the entity's losses or receive the benefits of the entity. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For existing variable interest entities created or acquired prior to February 1, 2003, FIN 46 is effective for the first interim or annual period beginning after June 15, 2003. The Company is currently evaluating the effect that the adoption of FIN 46 will have on its results of operations and financial condition; however, it does not expect the adoption of FIN 46 will have a significant impact on its consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability  (or an asset in some circumstances).  SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.  SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise will be effective at the beginning of the first interim period beginning after June 15, 2003.  For existing financial instruments created before the effective date, any impact upon the adoption of SFAS 150 shall be reported as a cumulative effect of a change in an accounting principle.  The Company has not yet completed its analysis of SFAS 150; however, it believes that the adoption of this pronouncement will not have a material effect on the Company's consolidated financial statement.

8. SUBSEQUENT EVENTS

a)

On July 4, 2003 Stockgroup notified Stockhouse Media Corporation that, in accordance with the terms of the Joint Venture Development and Operating Agreement dated June 19, 2002, it would be purchasing their remaining 35% interest in the assets contemplated in the agreement for 920,000 common shares of Stockgroup.  As of August 13, 2003 the transaction had not yet taken place.

b)

On July 16, 2003 Stockgroup closed the second and final part of it's Short Form Offering, issuing 996,000 units at C$0.37 (approximately $0.27) for gross proceeds of C$368,520 (approximately $265,868).  Net proceeds after issue costs were approximately $222,058.

CONSOLIDATED FINANCIAL STATEMENTS

Stockgroup Information Systems Inc.

December 31, 2002 and 2001

AUDITORS' REPORT

To the Shareholders of

Stockgroup Information Systems Inc.

We have audited the accompanying consolidated balance sheets of Stockgroup Information Systems Inc. as of December 31, 2002 and 2001 and the related consolidated statements of operations, shareholders' equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Stockgroup Information Systems Inc. at December 31, 2002 and 2001 and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Stockgroup Information Systems Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring net losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 10 to the financial statements, in 2001, the Company changed its method of accounting for callable warrants.

/s/ Ernst & Young LLP

Vancouver, Canada,

February 24, 2003.

Chartered Accountants

Stockgroup Information Systems Inc.

CONSOLIDATED BALANCE SHEETS

[See Note 1 - Nature of Business and Basis of Presentation]

As at December 31

(expressed in US dollars)

2002

2001

$

$

ASSETS [notes 5, 6 and 7]

Current

Cash and cash equivalents

539,970

126,618

Marketable securities

1,198

21,814

Accounts receivable [net of allowances for doubtful
accounts of $40,866; 2001 - $92,331] [note 3]

169,675

173,105

Prepaid expenses

102,118

60,465

Total current assets

812,961                    382,002

Property and equipment, net [note 4]

638,665                    341,688

1,451,626                    723,690

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current

Bank indebtedness

-

6,081

Accounts payable

313,272

373,674

Accrued payroll liabilities

109,930

144,920

Deferred revenue

320,900

124,944

Current portion of capital lease obligation [note 5]

103,205

7,674

Current portion of notes payable [note 6]

95,371

108,837

Current portion of convertible notes [note 7]

81,328

2,509,236

Warrants liability [note 10]

-

110,000

Total current liabilities                                                                                  1,024,006                3,385,366

Capital lease obligation [note 5]                                                                         31,844                     11,231

Notes payable [note 6]                                                                                       159,787                             -

Convertible notes [note 7]                                                                              1,486,806                             -

Convertible debentures [note 8]                                                                                   -                      70,695

Total liabilities                                                                                                  2,702,443               3,467,292

Commitments and contingencies [note 14]

Shareholders' equity (deficiency)

Common stock, no par value [note 11]

Authorized shares - 75,000,000

Issued and outstanding shares - 19,552,596 in 2001
and 10,131,260 in 2001                                                                              9,203,235               7,969,090

Additional paid-in capital                                                                                 2,987,331              2,422,014

Accumulated deficit                                                                                     (13,441,383)           (13,134,706)

Total shareholders' equity (deficiency)                                                     (1,250,817)             (2,743,602)

 1,451,626                  723,690

See accompanying notes

Stockgroup Information Systems Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended December 31

(expressed in US dollars)

2002

2001

$

$

REVENUE

Revenues [note 12]

1,964,699

2,857,151

Cost of revenues

706,911

1,045,326

Gross profi                                                                                                            1,257,788                  1,811,825

EXPENSES

Sales and marketing

475,038

466,954

Product development

78,792

241,392

General and administrative

1,712,056

1,776,710

2,265,886                  2,485,056

Loss from operations                                                                                          (1,008,098)                  (673,231)

Interest income                                                                                                              195                          4,020

Interest expense [notes 5, 6, 7 and 8]                                                                   (319,641)                   (596,097)

Gain (loss) on warrants liability [note 10]                                                              (55,000)                    242,000

Gain on restructuring of convertible notes [note 7]                                              1,088,586                               -

Gain on convertible note redemptions                                                                                -                        58,701

Other income (expense)                                                                                           (12,719)                         9,509

Loss before cumulative effect of change in accounting principle                           (306,677)                  (955,098)

Cumulative effect of change in accounting principle [note 10]                                            -                       413,546

Net loss                                                                                                                 (306,677)                    (541,552)

Basic and diluted earnings (loss) per share

Loss before cumulative change in accounting principle

(0.02)

(0.10)

Cumulative effect of change in accounting principle

-

0.04

Net loss

(0.02)

(0.06)

Weighted average number of common shares outstanding

14,151,349                          9,305,391

See accompanying notes

Stockgroup Information Systems Inc.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)

Year ended December 31

(expressed in US dollars)

Total

Additional

Accumulated

shareholders'

Common stock

Common stock

paid-in capital

deficit

equity (deficiency)

[note 11]

# of shares

$

$

$

$

Balance at December 31, 2000

8,467,676

7,344,483

2,602,743

(12,593,154)

(2,645,928)

Fair value of detachable warrants pursuant to convertible debenture private placement, net of financing costs

         -                                -

298,778

-

298,778

Intrinsic value of beneficial conversion feature pursuant to convertible debenture private placement

-

-

190,000

-

190,000

Issuance of common stock on partial conversion of outstanding convertible notes and debentures

960,640

413,664

-

-

413,664

Repurchase of beneficial conversion feature on partial redemption of outstanding convertible notes

-

-

(31,551)

-

(31,551)

Intrinsic value of beneficial conversion feature pursuant to convertible notes private placement

-

-

32,182

-

32,182

Cumulative effect of change in accounting principle

-

-

(765,546)

-

(765,546)

Issuance of common stock for shares granted under the employee stock option plan

92,944

27,260

-

-

27,260

Issuance of common stock pursuant to exercise of employee stock options

600,000

173,993

-

-

173,993

Issuance of common stock for consulting services

10,000

9,690

-

-

9,690

Stock based compensation

-

-

95,408

-

95,408

Net loss

-

-

-

(541,552)

(541,552)

Balance, December 31, 2001

10,131,260

7,969,090

2,422,014

(13,134,706)

(2,743,602)

Issuance of common stock on partial conversion of outstanding convertible notes [note 7]

666,700

100,000

-

-

100,000

Repurchase of beneficial conversion feature on partial redemption of outstanding convertible notes [note 7]

-

-

(247,222)

-

(247,222)

Issuance of common stock on conversion of outstanding
debentures [note 8]

413,808

-

206,904

-

206,904

Reclassification of warrant liability to equity [note 10]

-

-

165,000

-

165,000

Excess of fair value of convertible debentures after conversion [note 8]

-

-

24,000

-

24,000

Issuance of common stock pursuant to private placements, net

5,454,750

571,563

301,756

-

873,319

Issuance of common stock pursuant to asset acquisition [note 9]

2,080,000

424,320

-

-

424,320

Issuance of common stock for shares granted under the employee stock option plan

101,078

17,712

-

-

17,712

Issuance of common stock pursuant to exercise of employee stock options

205,000

13,050

-

-

13,050

Issuance of common stock for consulting services

500,000

107,500

-

-

107,500

Issuance of warrants for consulting services

-

-

60,000

-

60,000

Stock based compensation

-

-

54,879

-

54,879

Net loss

-

-

-

(306,677)

(306,677)

Balance, December 31, 2002

19,552,596

9,203,235

2,987,331

(13,441,383)

(1,250,817)

See accompanying notes

Stockgroup Information Systems Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31

(expressed in US dollars)

2002

2001

$

$

OPERATING ACTIVITIES

Net loss

(306,677)

(541,552)

Add (deduct) non-cash items

Amortization

308,558

191,632

Amortization of deferred financing costs

-

8,818

Bad debt expense

(51,464)

(27,299)

Loss on disposition of property and equipment

-

8,759

Non-cash interest on convertible notes and debentures

280,471

401,093

Gain on redemption of convertible notes

-

(58,701)

Gain on restructuring of convertible notes

(1,088,586)

-

Cumulative effect of change in accounting principle

-

(413,546)

(Gain) loss on warrants liability

55,000

(242,000)

Common stock and warrants issued for consulting services

167,500

9,690

Stock based compensation

72,591

122,668

Unrealized foreign exchange gain

3,322

-

(559,285)

(540,438)

Net change in operating assets and liabilities [note 15]

128,418

(237,648)

Cash used in operating activities

(430,867)

(778,086)

FINANCING ACTIVITIES

Net proceeds from issuance of common stock

886,369

173,993

Net proceeds from issuance of convertible debentures

-

479,960

Net proceeds from issuance of notes payable

144,034

100,347

Repayments of convertible notes

(120,000)

(181,000)

Repayment of capital lease obligation

(7,231)

(5,741)

Repayments of bank indebtedness, net

(6,081)

(8,222)

Cash provided by financing activities

897,091

559,337

INVESTING ACTIVITIES

Purchase of property and equipment

(54,115)

(7,103

Proceeds on disposition of property and equipment

1,243

31,107

Cash provided by (used in) investing activities

(52,872)

24,004

Decrease in cash and cash equivalents

413,352

(194,745

Cash and cash equivalents, beginning of year

126,618

321,363

Cash and cash equivalents, end of year

539,970

126,618

See accompanying notes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

Stockgroup Information Systems Inc. (the "Company") is a financial media and technology company that provides various financial software solutions, tools, content and services to media, corporate, and financial services companies. The Company employs proprietary technologies that enable its clients to provide financial data streams and news combined with fundamental, technical, productivity, and disclosure tools to their customers, shareholders, and employees in a cost effective manner. The Company also provides Internet communications services for publicly traded companies and an online research center for the investment community through its www.smallcapcenter.com financial Web site.

The Company was incorporated under the laws of Colorado on December 6, 1994. The Company previously operated under the name Stockgroup.com Holdings, Inc. until its name was changed in accordance with the relevant provisions of the Colorado Business Corporations Act and pursuant to shareholder approval received at the Company's annual general meeting held September 20, 2001.

The financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

The Company incurred a net loss of $306,677 for the year ended December 31, 2002 [2001 - $541,552], and had a working capital deficiency of $211,045 as at December 31, 2002. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company experienced a significant reduction in cash used in operations from $778,086 in 2001 to $430,867 in 2002 as a result of cost restructuring activities initiated in 2002. The Company has negotiated the conversion of $392,984 of its 8% convertible notes on January 28, 2003, thereby eliminating eight mandatory quarterly payments totaling $42,012 and a maturity payment of $350,972. Of the remaining principal of its 8% convertible notes, a total of $137,988 will be paid in mandatory quarterly payments of $15,332 until December 31, 2004, and the $1,168,360 balance is due December 31, 2005. Although the Company has taken steps to achieve profitable operations in 2002, there are no assurances that the Company will be successful in achieving its goals.

In view of these conditions, the ability of the Company to continue as a going concern is uncertain and dependent upon achieving a profitable level of operations and, if necessary, on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Stockgroup Media Inc. (British Columbia, Canada), Stockgroup Systems Ltd. (Nevada, United States), Stockgroup Australia, Pty Ltd. and 579818 B.C. Ltd. (British Columbia, Canada). All significant intercompany accounts and transactions have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue recognition

The Company generates its revenues from two primary sources: Public Company Disclosure and Awareness Products and Financial Software and Content Systems. Before 2002, the Company had a third source of revenue, E-Business Solutions, which was discontinued in 2001.

Public Company Disclosure and Awareness Products consist of investor relations Web page tools, client profiling on the Company's investment-oriented Web sites, e-mail services, sponsorships and Internet advertising services. Theses services are sold either individually or bundled together into comprehensive programs.

Investor relations Web page tools, sold under the name IntegrateIR, are delivered to the client's investor relations page of their Web site via an Internet data feed, in real time and on a continuous basis for an agreed period of time, normally 12 months.  Revenue is recognized evenly, according to the agreed fixed rate, on a monthly basis once the IntegrateIR data feed has been activated.  Setup fees, if any, are recognized ratably over the initial term of the agreement, on a monthly basis.

Client profiling on the Company's investment-oriented Web sites consists of continuous or rotating client profiles on various specialized Web pages within Stockhouse.com, Smallcapcenter.com and Investormarketplace.com.  Delivery of these profiles is based either on a certain number of days appearing on the Web pages or a certain quantity of page views, profile view or click-throughs, depending on the agreement.  A page view is a single instance of an Internet user viewing the page that contains the client's name and/or logo.  A profile view is a single instance of an Internet user clicking on the client's profile link.  A click-through is a single instance of an Internet user clicking on the client's profile and being redirected to the client's Web site.  Revenue is recognized on such client profile programs on a fixed monthly basis in each month the client is profiled on the Web pages.

E-mail services are mailings to a targeted list of e-mail addresses, with delivery consisting solely of transmitting the mailing to the e-mail targets.  Each transmittal is called a flight.  E-mail services may be bought on a per-flight basis, for which revenue is recorded when the flight occurs, or on a fixed-fee monthly basis in which the client receives access to a fixed number of flights per month. The Company records the revenue on the fixed fee monthly e-mail services on a pro-rata basis over the term of the agreement.

Sponsorships consist of special mention or other information about a client that is attached prominently to the header section of the Company's daily news recap e-mail mailings.  Sponsorships are sold either on a per-day basis, for which revenue is recorded on the day the client's sponsorship message is attached to the daily news recap mailing, or on a fixed-fee monthly basis in which the client receives access to a fixed number of days' sponsorship per month.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Internet advertising services on Stockgroup's Web sites are delivered and revenue earned on a page-view basis, as this term is defined above.  Advertising insertion orders are obtained from clients and advertisements are delivered in a set rotation on www.stockhouse.com.  At the end of certain specified period, usually monthly, the client is given a page-view delivery report and is billed according to the number of page-views delivered.

Financial Software and Content Systems consists of real time, time delayed and wireless quotes and charts, company profiles, investment data and technical analysis. Revenue from set up fees, periodic maintenance fees and contractual monthly licensing fees for ongoing use of financial tools and content is recognized ratably over the contract term, which is typically 24 months.

All Financial Software and Content Systems services are delivered via an Internet data feed from the Company's Web servers to the clients' sites on a continuous real time basis.  Revenue begins to be earned on the day the data feed is activated and begins to deliver content to the client site. Revenue is earned on a fixed monthly fee, with some clients paying a page-view overage fee over a certain number of page-views.  The page-view overages, if any, are billed to the client and recorded on a monthly basis as they occur and usually represent a small portion of the overall monthly fee from each customer.

All sources of revenue is recorded pursuant to SAB 101 Revenue Recognition in Financial Statements, when persuasive evidence of an arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectibility is reasonably assured.  Pursuant to EITF 00-21 Revenue Arrangements with Multiple Deliverables, when the services are provided in a multiple elements arrangement, revenue is allocated to each respective deliverable based on its relative fair value and recognized when the criteria under SAB 101 have been met.

The Company is not subject to specific performance criteria that would give rise to refund rights for services it provides.

Payments received in advance of services provided are recorded as deferred revenue.

Cost of Revenues

Cost of revenues are recorded if the cost relates directly to the services the Company sells or to its revenue-generating Web sites, namely Stockhouse.com/ca/au, Smallcapcenter.com, and InvestorMarketPlace.com.  Cost of revenues consist of subscription fees for access to data feeds of financial and business databases, Internet bandwidth, direct advertising purchases, and direct labor.  Data feeds are a key component of many of the Company's Financial Software and Content Systems services, as well as a key input into its revenue-generating Web sites.  Bandwidth is consumed by the Company's revenue-generating Web sites, by its Financial Software and Content Systems services, by its IntegrateIR service, and by its e-mail mailing services.  Direct advertising purchases relate to Internet advertising purchases for the purpose of promoting a client or clients' feature on one of the Company's Web sites.  Direct labor is the hourly labor cost of certain programmers and designers who implement or maintain licensed client feeds, design advertising for clients, and produce e-mail mailings for clients.  Direct labor costs are fully recognized as cost of revenues in the period in which the associated revenue is recognized.  All other costs of revenues are recognized in the period incurred.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Fair value of financial instruments

The Company's financial instruments consist of cash and cash equivalents, marketable securities, accounts receivable, bank indebtedness, accounts payable, notes payable, convertible notes, convertible debentures and capital lease obligations. Unless otherwise stated the fair value of the financial instruments approximates their carrying value.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term deposits with original maturities of ninety days or less and are recorded at amortized cost.

Marketable securities

Marketable securities consist of equity instruments held for trading and are recorded at fair value based on quoted market prices. Both realized and unrealized gains and losses are included in the statement of operations.

Deferred finance costs

Finance costs associated with the issuance of convertible notes and debentures are deferred and amortized over the term to earliest conversion. All finance costs have been amortized and included as interest expense in the statement of operations.

Foreign exchange

The reporting currency and the functional currency of the Company is the U.S. dollar. The accounts of the Company's Canadian subsidiary are translated into U.S. dollars such that monetary assets and liabilities are translated at exchange rates in effect at the balance sheet date and non-monetary items are translated at exchange rates prevailing at the transaction date. Operating revenues and expenses are translated at average exchange rates prevailing during the year. Any corresponding foreign exchange gains and losses are included in income.

Foreign currency transactions are translated into U.S. dollars at the rate of exchange in effect at the date of the transaction. Foreign currency balances of monetary assets and liabilities are translated using the rate of exchange in effect at the balance sheet date. Foreign exchange gains and losses on transactions during the year and on the year end translation of the accounts are included in income.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Property and equipment

Property and equipment are carried at cost. Amortization is provided using the straight line method over the assets estimated useful lives as follows:

Computer equipment

5 years

Computer equipment under capital lease

2 years

Computer software

1 year

Web site software

3 years

Office furniture and equipment

5 years

Leasehold improvements

Term of the lease

Product development costs

Product development costs other than those incurred during the application development stage are expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. Substantially all of the Company's product development costs are for ongoing operating and maintenance and have been expensed in the period incurred.

Income taxes

The Company utilizes the liability method of accounting for income taxes. Under this method, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is provided against deferred tax assets for which it is more likely than not that the asset will not be realized.

Stock-based compensation

The Company accounts for fixed stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations and has adopted the disclosure-only alternative of FASB Statement No. 123, Accounting for Stock-Based Compensation. Accordingly, compensation expense for stock options issued to employees is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

The issuance of equity instruments to consultants and other non-employees in consideration for goods or services is accounted for on a fair value basis in accordance with FASB Statement No. 123.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Earnings per share

Basic earnings (loss) per share is computed based on the weighted average number of common shares outstanding during each year. Diluted earnings (loss) per share reflects the dilutive potential of outstanding securities using the treasury stock method.

For the years ended December 31, 2001 and 2000, all of the Company's common shares issuable upon the exercise of stock options, warrants and other convertible securities were excluded from the determination of diluted loss per share as their effect would be anti-dilutive.

Comprehensive income

Comprehensive income includes all changes in equity except those resulting from investments by owners and distributions by owners. Comprehensive income comprises only net income for all years presented.

Recent pronouncements

In December 2002, the Financial Accounting Standards Board issued Statement No. 148, ("SFAS 148"), "Accounting for Stock-Based Compensation-Transition and Disclosure-An amendment of FASB Statement No. 123". SFAS 148 amends FASB Statement No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") and provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require disclosure in the significant accounting policy footnote of both annual and interim financial statements of the method of accounting for stock-based compensation and the related pro-forma disclosure when the intrinsic value method continues to be used. The statement is effective for fiscal years beginning after December 15, 2002. The Company will adopt the disclosure provisions of SFAS 148 beginning in the quarter ended March 31, 2003.

In April 2002, the Financial Accounting Standards Board issued Statement No. 145, (SFAS 145"), "Rescission of FASB Statements No. 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". SFAS 145 requires, among other things, gains or losses of extinguishments of debt to be classified as income (loss) from continuing operations rather than as an extraordinary items, unless such extinguishments is determined to be extraordinary pursuant to Accounting Principles Board Opinion No. 30 ("Opinion 30"), "Reporting the Results of Operations - Reporting the Effects of a Disposal of a Segment of a Business and Extraordinary, Unusual, and Infrequently Occurring Transactions". The provisions SFAS 145 are effective for fiscal years beginning after May 15, 2002. Any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in Opinion 30 for classification as an extraordinary item must be reclassified. The Company will early adopt the provisions of SFAS 145 for the year ended December 31, 2002 and accordingly, will reclassify the $58,701 gain on convertible note redemptions for 2001 from extraordinary items to a separate component of income before taxes.

3. CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and trade receivables.

The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. No customer owed greater than 10% of the outstanding receivables in 2002. Amounts owing from two customers represented 12% and 12% respectively of the total accounts receivable balance in 2001.

4. PROPERTY AND EQUIPMENT

Accumulated

Net book

Cost

amortization

value

$

$

$

2002

Computer equipment

514,541

389,184

125,357

Computer equipment under capital lease

154,254

46,195

108,059

Computer software

147,747

111,070

36,677

Web site software [note 9]

347,122

46,680

300,442

Office furniture and equipment

141,047

102,780

38,267

Leasehold improvements

62,434

32,571

29,863

1,367,145                   728,480                   638,665

2001

Computer equipment

531,682

299,841

231,841

Computer equipment under capital lease

24,646

6,097

18,549

Computer software

110,698

110,698

-

Office furniture and equipment

146,187

76,621

69,566

Leasehold improvements

42,197

20,465

21,732

855,410                     513,722                      341,688

5. CAPITAL LEASE OBLIGATION

The Company has capital lease agreements for computer equipment with lease obligations as follows:

2002

$

Total future lease payments

156,823

Less interest (effective rate during 2002 - 17%)

(21,774)

135,049

Less current portion

(103,205)

31,844

The following capital lease payments are required over the next two years:

$

2003

123,685

2004

33,138

156,823

6. NOTES PAYABLE

The following table summarizes the activity under various agreements:

Principal

Accrued Interest

Total

$

$

$

2002

16% Notes payable, no specified maturity date

35,000

9,301

44,301

17% Notes payable, maturing January 31, 2004

159,787

1,794

161,581

25% Notes payable, maturing January 21, 2003

47,000

2,276

49,276

Total Notes payable                                                              241,787                    13,371                255,158

2001

16% Notes payable, maturing July 30, 2002

100,347

8,490

108,837

Total Notes payable                                                              100,347                       8,490                   108,837

On May 8, 2001 the Company entered into a Securities Purchase Agreement with an individual related to a Director and Officer of the Company to issue C$50,000 (US$32,375) of secured unregistered 16% notes. The notes had an original maturity of July 30, 2002 that was informally extended until November 18, 2002, at which time the investor agreed to an amendment to extend the maturity date to January 31, 2004 and increase the interest rate to 17%. The note has been collateralized by a second floating charge over all of the Company's Canadian subsidiary's property, assets, and rights.

On May 10, 2001, the Company entered into a Securities Purchase Agreement with an unrelated investor to issue $35,000 of secured unregistered 16% notes. The notes had an original maturity of July 30, 2002. The notes were extended beyond the original maturity by an informal agreement for an undetermined period. All accrued interest to December 31, 2002 was paid in January 2003.

On July 16, 2001, the Company entered into a Securities Purchase Agreement with a Director and Officer of the Company to issue C$50,000 (US$32,972) of secured unregistered 16% notes. The notes had an original maturity of July 30, 2002 that was informally extended until November 18, 2002, at which time the investor agreed to an amendment to extend the maturity date to January 31, 2004 and increase the interest rate to 17%. The note has been collateralized by a second floating charge over all of the Company's Canadian subsidiary's property, assets, and rights.

On July 23, 2002, the Company issued a C$152,400 (US$97,034) promissory note to an unrelated party that bears interest at 17% interest and matures on June 30, 2003. On November 18, 2002, the noteholder agreed to extend the maturity date to January 31, 2004. The note is collateralized by a General Security Agreement, which places a floating charge over all of the Company's Canadian subsidiary's property, assets, and rights.

On October 22, 2002, the Company issued a $47,000 promissory note to an unrelated party that bears interest at 25.5% and matures on January 21, 2003. The note is collateralized by a General Security Agreement, which places a floating charge over all of the Company's Canadian subsidiary's property, assets, and rights, but which is subordinated to the 16% and 17% notes. The principal plus accrued interest was paid on January 21, 2003.

7. CONVERTIBLE NOTES

2002

2001

$

$

8% Convertible notes, maturing December 31, 2005

Principal

1,704,000

1,924,000

Prepayment premium

-

288,600

Accrued interest

-

296,636

Unamortized debt discount

(135,866)

-

1,568,134

2,509,236

Current portion

81,328

2,509,236

Long term portion

1,486,806

-

1,568,134

2,509,236

The principal of the notes is recorded at face value.  The prepayment premium is an obligation to pay 15% of the principal in addition to accrued interest in the event of repayment or conversion before maturity. Accrued interest is simple interest at the 8% coupon rate of the note.

On February 6, 2002 the Company and the two lenders reached an agreement to restructure the terms and conditions of the existing convertible notes and callable warrants.

The note holders agreed to waive the 15% prepayment premium of $288,600 and the accrued interest to date of $315,000 and immediately converted $100,000 of the principal balance due into 666,700 common shares of the Company at a conversion price of $0.15. The remaining principal balance of $1,824,000 matures on December 31, 2005. The notes are non-interest bearing and are convertible into common shares at the option of the holder at any time at a fixed conversion price of $0.50 through to December 31, 2003. From January 1, 2004 to December 31, 2005, or sooner in the event of a default on any mandatory payment described below, the notes bear interest at 8% and are convertible into common shares at the option of the holder at any time at a conversion price equal to the lesser of (i) the initial conversion price of $0.50 and (ii) 88% of the average of the 5 lowest closing prices of the Company's common shares during the 30 trading days prior to the date of conversion.

The restructured agreement provides for $300,000 of mandatory payments through to December 31, 2004. $23,340 was paid on June 28, 2002, $76,660 was paid on July 12, 2002, $20,000 was paid on October 1, 2002, and $20,000 was paid on January 2, 2003. Separate payments of $20,000 are due at the end of each of the next eight quarters through to December 31, 2004. If applicable, the Company will also provide mandatory payments of 20% of the gross proceeds raised from any common stock or common stock equivalent financing in excess $500,000 in 2003.

7. CONVERTIBLE NOTES (cont'd.)

The restructuring has been accounted for as a debt modification pursuant to EITF 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments" which resulted in a gain of $841,364 consisting of $288,600 for the waived prepayment premium, $315,000 for waived accrued interest and $237,764 for the debt discount representing the difference between the fair value of the notes at a market interest rate of 8% and the face value of the notes which are non-interest bearing through to December 31, 2003. The debt discount of $237,764 is subject to accretion over the interest-free period ending December 31, 2003 to achieve a consistent rate of interest (i.e. 8%) for the new debt instrument over the term to maturity in accordance to paragraph 15 of APB 21, "Interest on Receivables and Payables".  In addition, as a result of the debt modification, the beneficial conversion feature associated with the original convertible notes has been repurchased which resulted in a gain of $247,222 based on the intrinsic value of the conversion feature at the extinguishment date in accordance with paragraph 12 of EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios".  In total a total gain of $1,088,586 million was recorded by the Company as a result of the restructuring of the convertible notes.

The callable warrants permit the holders to acquire up to 181,818 common shares at an exercise price of $3.00 at any time up to March 31, 2005. The warrants may be called by the Company, at a purchase price of $.01 per underlying share, if the stock price of the Company's common shares exceeds $6.00 for any 20 consecutive trading days, provided that the holders have the right to exercise the warrants within 30 days after their receipt of such a call.

On January 28, 2003, one of the lenders agreed to convert its entire principal balance of $392,984 into 1,228,075 common shares of the Company at $0.32 per common share. This conversion reduces the mandatory quarterly cash payments to $15,332 from $20,000.

8. CONVERTIBLE DEBENTURES

2002

2001

$

$

3% Convertible debentures, maturing December 31, 2003

Principal

-

200,000

Unamortized warrants discount

-

(84,013)

Unamortized beneficial conversion feature

-

(51,490)

Accrued interest

-

6,198

-

70,695

On March 15, 2002, the Company and the 3% convertible debenture holders agreed to an amendment to the original Securities Purchase Agreement. The debenture holders agreed to immediately convert the $200,000 of outstanding principal and $6,904 accrued interest into 413,808 common shares of the Company at the minimum conversion price of $0.50. The conversion resulted in the immediate recognition of $135,503 in interest expense related to the previously unamortized debt discount and beneficial conversion feature.

The Company agreed to modify the existing terms of the Series 3A and 3B warrants. The exercise price of the Series 3A warrants has been reduced from $1.00 to $0.25. The exercise price of the Series 3B warrants has been reduced from $2.00 to $0.50. The expiry date for both the Series 3A and 3B warrants has been extended to July 31, 2005 from December 31, 2004. The reduction in the exercise price and extension of the expiry date of the warrants is accounted for as an inducement to convert the convertible debentures. The fair value of the warrants after the conversion was $24,000 greater than the fair value of the warrants prior to conversion and this excess fair value was recorded as interest expense on the conversion date.

9. ASSET ACQUISITION

On June 24, 2002, the Company acquired an interest in certain Web site and related software assets of Stockhouse Media Corporation ("Stockhouse"). Under the terms of the agreement, the Company purchased a 65% interest in the assets by issuing 2,080,000 shares of unregistered common stock with a fair value of $424,320. The assets acquired consisted of program source codes underlying the Web site for $347,122, and prepaid operating costs of $77,198.  The prepaid operating costs included a server hosting fee and operating lease costs for certain computer equipment. The prepaid operating costs were expensed fully in the current year. The Web site software is being amortized over a three year period commencing on the date of acquisition.  The Company accounted for the acquisition of a 65% interest in certain assets of Stockhouse using the cost method because the interest in the assets acquired did not constitute a business.

Presently, an unrelated third party investor is also considering an investment in Stockhouse that would effect certain terms and conditions of the Company's agreement with Stockhouse. If the third party invests in Stockhouse, then the Company would maintain its 65% interest in the acquired assets but would have the option to acquire the remaining 35% during the period of one year following June 24, 2004. During the same period, Stockhouse would also have the option to cause the Company to purchase the remaining 35% interest.

If the third party does not invest in Stockhouse, then the Company will immediately have the option to acquire the remaining 35% of the Web site and related software assets of Stockhouse with the issuance of additional common shares. As per the terms of the agreement, the number of common shares to be issued for the remaining 35% shall not be less than 920,000 shares and not more than 1,120,000 shares.

The original 2,080,000 common shares were issued into an escrow account on June 28, 2002 and will be released to Stockhouse on the date the third party investor makes its decision.

As of February 24, 2003, the Company has not exercised its option to acquire the remaining 35%.

10.

WARRANTS LIABILITY AND CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE

The Emerging Issues Task Force Abstract No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock ("EITF 00-19") became applicable to the Company's warrants on June 30, 2001. Since the number of shares issuable in the event of exercise of the callable warrants is not currently subject to an explicit limit, the Company's 300,000 callable and 800,000 other warrants were presented as a liability at their fair value as at June 30, 2001. The fair value of the warrants liability was estimated using the Black-Scholes option pricing model. The $413,546 difference between the previous carrying value of the warrants in additional paid in capital of $765,546 and their fair value at June 30, 2001 of $352,000 has been recorded as the cumulative effect of a change in accounting principle on prior periods. This $413,546 change in accounting principle has decreased the net loss per share for the year ended December 31, 2001 by $0.04.

As at December 31, 2001, the Company could not demonstrate they had a sufficient number of authorized but unissued shares to share settle all of the outstanding warrants if exercised and the $110,000 fair value of the warrants was classified as a current liability. As a result of the February 6, 2002 restructuring of the convertible notes and callable warrants, the Company could demonstrate they had a sufficient number of authorized but unissued shares to settle all of the outstanding warrants if exercised and the $165,000 fair value of the warrants was reclassified as equity. The $55,000 difference between the fair value on December 31, 2001 and February 6, 2002 was recorded as a loss on warrants liability in the statement of operations.

11. SHARE CAPITAL

[a]

Authorized

The Company is authorized to issue up to 75,000,000 shares of common stock and 5,000,000 shares of preferred stock. No preferred stock are issued and outstanding in the years presented.

[b]

Common stock

2002

On February 6, 2002, the Company issued 666,700 common shares pursuant to a conversion of $100,000 of principal under the restructured convertible notes [Note 7].

On February 25, 2002, the Company issued 33,000 common shares with a fair value of $7,500 to an employee for services rendered.

On March 5, 2002, the Company issued 500,000 common shares to a consultant pursuant to a service contract. The transaction was recorded at a fair value of $107,500 based on the closing stock price on the date of the agreement.

On March 16, 2002, the Company issued warrants to purchase 250,000 common shares to a consultant pursuant to a services agreement. The warrants have an exercise price of $0.30 and expire on September 15, 2003. The $60,000 fair value of the warrants issued was estimated using the Black-Scholes option pricing model and was recorded as an expense in the current year.

On March 25, 2002, the Company issued 413,808 common shares pursuant to a conversion of the final $206,904 in principal and accrued interest of the convertible debentures as amended [Note 8].

On March 28, 2002, the Company completed a private placement of 2,000,000 units at $0.20, each unit consisting of one common share and one warrant, plus 51,000 common shares, for gross proceeds of $410,200. Financing fees were $19,280 and legal fees were $7,195, resulting in net cash proceeds of $383,725. Each warrant entitles the holder to acquire one common share at $0.25 per share until March 31, 2003. The net proceeds were allocated to common stock and warrants based on the relative fair value of each security at the time of issuance.

11. SHARE CAPITAL (cont'd.)

On June 28, 2002, the Company issued 2,080,000 common shares with a fair value of $424,320 to Stockhouse Media Corporation pursuant to an asset purchase agreement. The shares are being held in escrow until certain terms of the agreement are met.

On September 23, 2002, the Company issued 68,078 common shares with a fair value of $10,212 to an employee for services rendered.

On November 20, 2002, a consultant exercised options resulting in the issuance of 100,000 common shares for exercise proceeds of $12,000.

On November 25, 2002, an employee exercised options resulting in the issuance of 105,000 common shares for exercise proceeds of $1,050.

On December 31, 2002, the Company completed a private placement of 3,403,750 units at $0.16, each unit consisting of one common share and one warrant, for gross proceeds of $544,600. Financing fees were $50,960 and legal fees were $4,046, resulting in net cash proceeds of $489,594. Each two warrants entitle the holder to acquire one common share at $0.22 per share until December 31, 2003. The net proceeds were allocated to common stock and warrants based on the relative fair value of each security at the time of issuance. In addition, 150,000 warrants were issued to a placement agent with each warrant entitling the holder to acquire one common share at $0.16 per share until December 31, 2003. The fair value of the $0.16 warrants was allocated to common stock and warrants based on the relative fair value of each security at the time of issuance.

2001

The Company issued an aggregate of 960,640 common shares pursuant to conversions of convertible notes and debentures.

On January 19, 2001, the Company issued warrants to purchase 800,000 common shares. The fair value of the warrants issued, net of financing costs, amounted to $298,778 and was recorded as an increase to additional paid-in capital.

The Company issued an aggregate of 92,944 common shares directly to employees in consideration for past services resulting in a compensation expense and an increase in share capital of $27,260.

The Company issued an aggregate of 600,000 common shares to employees pursuant to the exercise of stock options for total proceeds of $173,993.

The Company issued 10,000 common shares in exchange for consulting services. The transaction was recorded at a fair value of $9,690 for the common shares based on the closing stock price on the January 18, 2001 date of the agreement.

11. SHARE CAPITAL (cont'd.)

[c]

Stock options

1999, 2000, 2001 and 2002 Incentive Stock Option Plans (collectively the "Plans")

The following table sets out the authorized shares under each plan:

Common

Shares

Effective Date

Authorized

1999 Incentive Stock Option Plan

March 11, 1999

2,000,000

2000 Incentive Stock Option Plan

November 10, 2000

500,000

2001 Incentive Stock Option Plan

September 20, 2001

1,000,000

2002 Incentive Stock Option Plan

March 25, 2002

1,500,000

Total authorized

5,000,000

The Plans entitle directors, employees and consultants to purchase common shares of the Company.

Options immediately become exercisable once vested. Any options that do not vest as the result of a grantee leaving the Company are forfeited and the common shares underlying them are returned to the reserve. The Board has the authority to vary the vesting provisions of grants at its discretion.

Activity under the Plans is set forth below:

                                                                                                                        Options Outstanding

Shares

Weighted

available for

Number of

Price per

average

grant

shares

share

exercise price

Balance at December 31, 2000

514,000

1,986,000

$0.01 - 4.44

$1.70

Additional shares authorized

1,000,000

-

-

-

Options granted

(2,184,644)

2,184,644

$0.12 - 3.58

$0.29

Options forfeited

1,061,800

(1,061,800)

$0.20 - 4.44

$1.49

Options exercised

-

(692,944)

$0.14 - 3.58

$0.34

Balance at December 31, 2001

391,156

2,415,900

$0.01 - 2.75

$0.91

Additional shares authorized

1,500,000

-

-

-

Options granted

(2,238,078)

2,238,078

$0.15 - 0.40

$0.18

Options forfeited

1,245,200

(1,245,200)

$0.20 - 2.75

$1.57

Options exercised

-

(806,078)

$0.01 - 0.25

$0.06

Balance at December 31, 2002

898,278

2,602,700

$0.12 - 0.59

$0.20

11. SHARE CAPITAL (cont'd.)

The number of options granted and options exercised for 2002 include 601,078 direct awards of common shares.

The weighted average remaining contractual life and weighted average exercise price of options outstanding and of options exercisable as of December 31, 2002 are as follows:

Options Outstanding	Options Exercisable

Weighted

average

Weighted

Weighted

Number of

remaining

average

average

shares

contractual

exercise

Shares

exercise

Exercise Price

outstanding        life (years)                price             exercisable            price

$0.12

200,000

4.72

$0.12

200,000

$0.12

$0.15

812,000

5.68

$0.15

735,100

$0.15

$0.17

300,000

5.37

$0.17

300,000

$0.17

$0.22

1,033,200

4.83

$0.22

926,560

$0.22

$0.31

157,500

3.33

$0.31

157,500

$0.31

$0.40

50,000

5.75

$0.40

20,000

$0.40

$0.59

50,000

4.02

$0.59

10,000

$0.59

2,602,700                   5.06                    $0.20              2,349,160                    $0.19

For the year ended December 31, 2002 the Company recorded $240,091 [2001 - $122,668] in stock based compensation expense. Of this total, $54,879 [2001 - $95,408] is a result of options granted to an employee in 1999 with an exercise price less than the market price of the common stock on the date of grant. A total of $17,712 relates to stock bonuses granted to an employee measured at the market price on the date of the grant. A total of $167,500 relates to shares and warrants granted to consultants in exchange for services which have been measured at fair value on the commitment date [2001 - $27,260].

11. SHARE CAPITAL (cont'd.)

Pro forma disclosure of stock based compensation

Pro forma information regarding results of operations and earnings (loss) per share is required by FASB Statement No. 123 ("SFAS 123") for stock-based awards to employees as if the Company had accounted for such awards using a valuation method permitted under SFAS 123.

The fair value of the Company's stock-based awards granted to employees in 2002 and 2001 was estimated using the Black-Scholes option pricing model. The option pricing assumptions include a dividend yield of 0%, a weighted average expected life of 4.5 years [2001 - 4.5 years], a risk free interest rate of 3.83% [2001 - 4.45%] and an expected volatility of 214% [2001 - 216%]. The weighted average fair value of options granted during 2002 was $0.18 [2001 - $0.12]. For pro forma purposes, the estimated value of the Company's stock-based awards to employees is amortized over the vesting period of the underlying options. The effect on the Company's net loss and loss per share of applying SFAS 123 to the Company's stock-based awards to employees would approximate the following:

2002

2001

$

$

Net loss

(306,677)

(541,552)

Compensation expense

(306,406)

(380,148)

Pro forma net loss

(613,083)                 (921,700)

Basic and diluted loss per share

As reported

(0.02)

(0.06)

Pro forma

(0.04)

(0.10)

11. SHARE CAPITAL (cont'd.)

[d]

Warrants

As at December 31, 2002, common stock issuable pursuant to warrants outstanding is as follows:

Outstanding at

Outstanding at

Exercise

January 1

Issued

Exercised

Cancelled

December 31

Price

Expiry

#

#

#                            #                                    #                            $                        Date

2002

Series 1

300,000

-

-

18,182

281,818

3.00

March 31, 2005

Series 3A

500,000

-

-

-

500,000

0.25

July 31, 2005

Series 3B

300,000

-

-

-

300,000

0.50

July 31, 2005

Series 4

-

2,000,000

-

-

2,000,000

0.25

March 31, 2003

Series 5

-

250,000

-

-

250,000

0.30

September 15, 2003

Series 6

-

1,701,875

-

-

1,701,875

0.22

December 31, 2003

Series 7

-

150,000

-

-

150,000

0.16

December 31, 2003

1,100,000      4,101,875                    -          18,182        5,183,693

Outstanding at

Outstanding at

Exercise

January 1

Issued

Exercised

Cancelled

December 31

Price

Expiry

#

#

#

#                                #                            $                        Date

2001

Series 1 warrants

272,727

27,273

-

-

300,000

3.00

March 31, 2005

Series 2 warrants

100,000

-

-

100,000

-

-

Cancelled

Series 3A warrants

-

500,000

-

-

500,000

1.00

December 31, 2004

Series 3B warrants                   -          300,000                    -                    -            300,000         2.00         December 31, 2004

372,727         827,273                    -         100,000        1,100,000

12. SEGMENTED INFORMATION

The Company operates in one operating segment and derives its revenue from the following services:

2002

2001

$

$

Public company solutions

1,209,164

1,643,023

Financial software and content systems

755,535

580,409

E-business solutions

-

633,719

1,964,699

2,857,151

Revenue from external customers, by country of origin, is as follows:

2002

2001

$

$

Canada

1,870,521

2,655,477

United States

94,178

201,674

1,964,699

2,857,151

During 2002, the Company had no customers whose revenue represented greater than 10% of total revenue. During 2001, the Company had one customer whose revenue represented 20% of total revenue.

Substantially all of the Company's property and equipment is located in Canada.  Our current and planned future operations are, and will be, located in Canada.

13. INCOME TAXES

The Company is subject to United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the provision (recovery) for income taxes at the United States federal statutory rate compared to the Company's income tax expense as reported is as follows:

2002

2001

$

$

Tax expense (recovery) at U.S. statutory rates

(107,000)

(190,000)

Lower (higher) effective income taxes of
Canadian subsidiary

(31,000)

(26,000)

Change in valuation allowance

158,000

(852,000)

Change in opening valuation allowance for the
reduction in future enacted tax rates

-

1,004,000

Non-deductible expenses

279,000

64,000

Non-taxable income

(381,000)

-

Non-taxable portion of capital loss realized during
the year

82,000

-

Income tax provision (recovery)

-

-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company's deferred tax assets as of December 31, 2002 are as follows:

2002

2001

$

$

Net operating loss carryforwards

2,997,000

3,091,000

Net capital loss carryforwards

82,000

-

Property and equipment

205,000

149,000

Other

114,000

-

Total deferred tax assets

3,398,000

3,240,000

Valuation allowance

(3,398,000)

(3,240,000)

Net deferred tax assets

-

-

The Company has recognized a valuation allowance for the deferred tax assets for which it is more likely than not that realization will not occur.

13. INCOME TAXES (cont'd.)

The net operating loss carryforwards expire as follows:

$

Canada

2006

2,576,000

2007

2,289,000

2008

459,000

5,324,000

U.S.

2019

1,173,000

2020

1,494,000

2021

135,000

2022

342,000

3,144,000

Total

8,468,000

The Company also has net capital losses of $230,000 available to offset future taxable capital gains in Canada.

Pursuant to Section 382 of the Internal Revenue Code, use of the Company's net operating loss carryforwards may be limited if the Company experiences a cumulative change in ownership of greater than 50% in a moving three year period. Ownership changes could impact the Company's ability to utilize net operating losses and credit carryforwards remaining at the ownership change date. The limitation will be determined by the fair market value of common stock outstanding prior to the ownership change, multiplied by the applicable federal rate. The Canadian non-capital loss carryforwards may also be limited by a change in Company ownership.

14. COMMITMENTS AND CONTINGENCIES

[a]

The Company has operating lease commitments with respect to office premises with minimum annual payments as follows:

$

2003

180,000

2004

247,000

2005

281,000

2006

157,000

865,000

Rental expense included in general and administrative expenses for the year ended December 31, 2002 was $191,000 [2001 - $289,000].

[b]

The Company is currently involved in litigation with a customer to collect amounts owing pursuant to a contract entered into in September 2000. The defendant provided a $100,000 deposit and contracted the Company to provide certain lead generation services. The Company delivered the requested services throughout October and November 2000, however, the defendant defaulted on all additional payments. The Company is suing the defendant for the $351,800 balance owing, plus interest and costs. The defendant has filed a statement of defense and counterclaim to recover the $100,000 deposit. As of December 31, 2002, no further action had been taken by either party and no court date has been set. Although management currently believes the outcome of the litigation will be in the Company's favour, they have not elected to aggressively pursue the litigation at this time. The Company has made no provision for the counterclaim in the financial statements and any settlement or final award will be reflected in the statement of operations as the litigation is resolved.

15. SUPPLEMENTAL CASH FLOW INFORMATION

Net changes in operating assets and liabilities are as follows:

2001

2001

$

$

Marketable securities

20,616

(4,729)

Accounts receivable

54,895

73,004

Prepaid expenses

(41,653)

55,662

Accounts payable

(60,819)

(437,160)

Accrued payroll liabilities

(45,458)

(46,706)

Accrued interest on notes payable

4,881

8,490

Accrued interest on convertible notes and debentures

-

170,834

Deferred revenue

195,956

(57,043)

128,418

(237,648)

Non-cash investing and financing activities are as follows:

2002

2001

$

$

Computer equipment acquired under capital lease

129,608

24,646

Asset acquisition completed with the issuance of common stock

424,320

-

Cash amounts paid for interest are as follows:

2002

2001

$

$

Cash paid for interest

39,586

24,170

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are no disagreements with accountants on accounting and financial disclosure.

ANTITAKEOVER EFFECTS OF COLORADO LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS

Colorado law does not contain provisions which are intended to have the effect of delaying or deterring a change in control or management of Stockgroup.

Our Articles of Incorporation permit the issuance of up to 5,000,000 shares of preferred stock, having such rights, preferences and privileges as the Board of Directors may determine. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Provisions of our bylaws which are summarized below may affect potential changes in control of Stockgroup. The Board of Directors believes that these provisions are in the best interests of shareholders because they will encourage a potential acquirer to negotiate with the Board of Directors, which will be able to consider the interests of all shareholders in a change in control situation. However, the cumulative effect of these terms may be to make it more difficult to acquire and exercise control of Stockgroup and to make changes in management more difficult.

Our bylaws provide the number of directors of Stockgroup will be established by the Board of Directors, but shall be no less than one. Between shareholder meetings the Board of Directors may appoint new directors to fill vacancies or newly created directorships. A director may be removed from office by the affirmative vote of 66-2/3% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors.

As discussed above, our bylaws further provide that shareholder action may be taken at a meeting of shareholders and may be effected by a consent in writing if such consent is signed by the holders of the majority of outstanding shares, unless Colorado law requires a greater percentage.

We are not aware of any proposed takeover attempt or any proposed attempt to acquire a large block of our common stock.

TRANSFER AGENT AND REGISTRAR

Pacific Corporate Trust Company in Vancouver, Canada, is the transfer agent and registrar for our capital stock.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus 29,421,371 shares of our common stock were outstanding. Of the outstanding shares, 20,767,071 shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act unless purchased by or issued to any "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act, as described below. All other outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rule 144, 144(k) or 701 promulgated under the Securities Act or under another exemption from registration. In addition, there are 7,146,550 outstanding shares held by the selling security holders in this prospectus which currently may be traded outside the United States and which will become immediately eligible for sale in the public market in the United States subject to restrictions included in our agreements with the selling security holders.  The remaining 1,507,750 outstanding shares are currently subject to escrow restrictions imposed by the TSX Venture exchange, and they will be released from escrow as to 50% of the total on December 17, 2003 and 50% on June 17, 2004.

We also filed registration statements to register for resale the 5,000,000 shares of common stock reserved for issuance under our Stock Option Plans. These registration statements became effective immediately upon filing. Accordingly, shares covered by these registration statements are eligible for sale in the public market subject to vesting restrictions.  Of the 5,000,000 shares reserved for Stock Option Plans, 2,499,200 are issued and remain available to be exercised as they vest.  There are no other unissued options available in the Plans. As of the date of this prospectus 2,397,000 of these options were vested and an additional 23,200 will vest within 60 days. Of these vested options, 2,202,200 of them have exercise prices at or below the market price as of the date of this prospectus.

There are also 7,031,413 shares underlying warrants which are exercisable as of the date of this prospectus, of which 2,464,900 are covered by a registration statement filed July 7, 2003 and accordingly are eligible for sale by the holders thereof in the public market subject to restrictions included in our agreements with the holders.  Of the aforementioned 2,464,900 shares, 2,164,900 underlie warrants which have exercise prices at or below the market price as of the date of this prospectus.  In addition, warrants exercisable for 2,226,155 shares have exercise prices at or below the market price and will be free trading upon this registration statement being declared effective.

Sales of substantial amounts of our common stock under Rule 144, this prospectus or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of Stockgroup, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the Securities and Exchange Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We will also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission.

Our Securities and Exchange Commission filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

STOCKGROUP INFORMATION SYSTEMS INC.

11,431,245 Shares of

Common Stock

____________________

PROSPECTUS

____________________

September 29, 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Colorado Law provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

(a)

the person conducted himself or herself in good faith; and

(b)

the person reasonably believed:

(i)

in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

(ii)

in all other cases, that his or her conduct was at least not opposed to the corporation's best interest.

The law also provides that a corporation may not indemnify a director:

(a)

in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

(b)

in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

Indemnification permitted under Colorado law in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Unless limited by its articles of incorporation, Colorado law provides that a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

Colorado law further provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(a)

the director furnishes to the corporation a written affirmation of the director's good faith belief that he or she met the standard of conduct described in the law;

(b)

the director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

(c)

a determination is made that the facts then known to those making the determination would not preclude indemnification under Colorado law.

A corporation may not indemnify a director under Colorado law unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in the law. A corporation may not advance expenses to a director unless authorized in the specific case after the written affirmation and undertaking required by the law are received and the determination required by the law has been made.

The determinations required by Colorado law shall be made:

(a)

by the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

(b)

if a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

Alternatively, the determination required to be made by the law may be made:

(a)

by independent legal counsel selected by a vote of the board of directors or the committee in the manner specified above or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

(b)

by the shareholders.

Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of the expenses shall be made by the body that selected such counsel.

Colorado law also provides that, unless otherwise provided in the articles of incorporation:

(a)

an officer is entitled to mandatory indemnification, and is entitled to apply for court-ordered indemnification, in each case to the same extent as a director;

(b)

a corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as to a director; and

(c)

a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders or contract.

Colorado law further provides that a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under Colorado law.

Our articles of incorporation provide that the Board of Directors has the power to:

(a)

indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right Stockgroup), by reason of the fact that he or she is or was a director, officer, employee or agent of Stockgroup or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in our best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful;

(b)

indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Stockgroup to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of Stockgroup or is or was serving at our request as a director, officer, employee or agent of Stockgroup or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he or she reasonably believed to be in our best interests; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Stockgroup unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper;

(c)

indemnify a director, officer, employee or agent of Stockgroup to the extent that such person has been successful on the merits in defense of any action, suit or proceeding referred to in subparagraph (a) or (b) above or in defense of any claim, issue, or matter therein, against expenses (including attorney's fees) actually and reasonable incurred by him or her in connection therewith;

(d)

authorize indemnification under subparagraph (a) or (b) above (unless ordered by a court) in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraph (a) or (b). Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders;

(e)

authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized in subparagraph (d) above upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by Stockgroup; and

(f)

purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Stockgroup or who is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or her in any such capacity or arising our of his or her status as such, whether or not we would have the power to indemnify him or her against such liability under the provision of our Articles of Incorporation.

The indemnification provided by our Articles of Incorporation is not exclusive of any other rights to which those indemnified may be entitled under our bylaws, any agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his or her official capacity and as to action in another while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

Our bylaws give effect to the foregoing provisions of our Articles of Incorporation.

We intend to enter into indemnification agreements with our directors and officers. These agreements provide, in general, that we will indemnify such directors and officers for, and hold them harmless from and against, any and all amounts paid in settlement or incurred by, or assessed against, such directors and officers arising out of or in connection with the service of such directors and officers as a director or officer of Stockgroup or its affiliates to the fullest extent permitted by Colorado law.

The Company intends to obtain liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors or officers of Stockgroup.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

We believe that provisions of our Articles of Incorporation and bylaws will be useful to attract and retain qualified persons as directors and officers. Our Articles of Incorporation limit the liability of directors and officers to the fullest extent permitted by Colorado law. This is intended to allow our directors and officers the benefit of Colorado's corporation law which provides that directors and officers of Colorado corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under circumstances which involve acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions.

We intend to enter into indemnification agreements with our directors and officers. These agreements will provide, in general, that we will indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses incurred in connection with, or in any way arising out of, any claim, action or proceeding against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers. Currently, directors and officers are entitled to the benefits of the limitation of liability provided under our charter documents and the laws of the State of Colorado.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of various expenses, none of which are being paid by the selling security holders, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee

$

500

Accounting Fees and Expenses

5,575

Legal Fees and Expenses

33,000

Miscellaneous

5,925

-----------------------

Total

$

45,000

RECENT SALES OF UNREGISTERED SECURITIES

Set forth in chronological order is information regarding shares of our common stock issued and options and warrants and other convertible securities granted by us during the past three years. Also included is the consideration, if any, received by us for such shares and options and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.  All securities issued were restricted.

1.

On April 3, 2000, we entered into a Convertible Note Purchase Agreement with two investors pursuant to which we issued $3 million in convertible notes.  The financing was led by Deephaven Capital Management LLC, a subsidiary of Knight/Trimark. Amro International S.A., managed by Rhino Advisors was an additional lender in the funding. The funding included $3 million of 8% convertible notes and five-year callable warrants. The notes were convertible into common stock only after July 31, 2000. The notes may only have been converted if we did not make payment on a noteholder's prepayment request and were in receipt of a properly completed and executed conversion notice at any time thereafter, or if we would have sought to prepay the notes. Interest would have been paid in the form of cash or registered stock, at our option. The warrants permit the holders to acquire up to 181,818 shares of common stock. The placement agent in the transaction received warrants to purchase 90,909 common shares on the same terms as the warrants issued to the lenders. The issuances were made under Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act and were made without general solicitation or advertising. The purchasers were accredited investors with access to all relevant information necessary to evaluate these investments, and who represented to us that the shares were being acquired for investment.  This agreement was restructured in February 2002, as described in Note 7 to the 2002 consolidated financial statements found elsewhere in this prospectus.  The notes were fully repaid or converted by May 2003, and as of the date of this prospectus only the warrants remain outstanding.

2.

On August 17, 2000, Stockgroup completed a private placement with Mediastream Limited, a media company in Singapore, for the issuance of 116,935 shares at $3.72 each for gross cash proceeds of $435,000. The issuances were made under Regulation S of the Securities Act.

3.

On August 24, 2000, Stockgroup completed a private placement with Continental Capital & Equity Corporation, a financial relations and direct marketing advertising firm in Canada, for the issuance of 100,000 shares and 100,000 warrants in exchange for publicity services. The transaction was recorded at a fair value of $162,500 for the shares based on the closing price of the stock on the day of the agreement and $81,000 for the warrants based on the fair value of the warrants under the Black-Scholes option pricing formula. The issuances were made under Regulation S of the Securities Act.  On June 30, 2001 the warrants under this private placement were cancelled.

4.

On January 18, 2001, we issued 10,000 common shares to Value Relations IR Services GmbH in exchange for consulting services. The transaction was recorded at a fair value of $9,690 for the common shares based on the closing stock price on the date of the agreement.  The issuance was made under Regulation S of the Securities Act.

5.

On January 19, 2001, we closed a $0.5 million financing from a group of seven unaffiliated investors pursuant to a Securities Purchase Agreement, under Section 4(2) of the Securities Act. The funding included $0.5 million of 3% convertible debentures and four-year warrants. The warrants were issued on a pro-rata basis, with each debenture-holder receiving one Series A warrant for each dollar of debentures purchased and 3 Series B warrants for each five dollars of debentures purchased. The debentures mature on December 31, 2003 and are convertible into common shares upon the earlier to occur of March 25, 2001 or the effective date of the registration of the shares issuable upon conversion of the debentures and exercise of the warrants.  All the investors in this financing were accredited investors within the meaning of Rule 501(a) of Regulation D.

We filed a registration statement on Form SB-2 for the investors' resale of the shares underlying the debentures, the shares issuable, if any, in payment of interest on the debentures, and the shares underlying the warrants, which registration statement became effective on April 4, 2001. There was no placement agent in the transaction.

On March 16, 2002, we issued 250,000 warrants to a consultant under Section 4(2) of the Securities Act, each warrant having an exercise price of $0.30 and an expiry date of September 15, 2003.  None of the warrants were exercised before the expiry date.

On March 25, 2002, we completed a $0.4M financing with 22 unaffiliated investors pursuant to a Subscription Agreement under Section 4(2) of the Securities Act.  The funding included 2,000,000 units consisting of one common share and one warrant each, at a price of $0.20 per unit, plus 51,000 common shares at a price of $0.20 per share.  The warrants have an exercise price of $0.30 and an expiry date of September 30 , 2003.  The 2,051,000 common shares were issued to the investors on April 1, 2002.

On June 28, 2002, we issued 2,080,000 common shares to Stockhouse Media Corporation in exchange for certain Web site and technology assets, valued at the market price of the shares issued of $424,320 under Regulation 5 of the Securities Act.

On December 31, 2002, we completed a $544,600 financing with 28 unaffiliated investors pursuant to a Subscription Agreement under Section 4(2) of the Securities Act.  The funding included 3,403,750 units consisting of one common share and one warrant each, at a price of $0.16 per unit.  Each two warrants are exercisable at  $0.22 per common share and they expire on December 31, 2003.  The placement agent in this transaction was Bolder Investment Partners, who received 150,000 agent's warrants, each exercisable for one common share at $0.16 until December 31, 2003, as a placement fee.

On June 4, 2003 and July 16, 2003, we issued in two parts, 3,742,800 units at C$0.37 (US$0.27) per unit under a Short Form Offering in British Columbia and Alberta, Canada, under Regulation S of the Securities Act.  Gross proceeds were C$1,384,836 (US$1,010,556) and there were 208 subscribers.  Each unit consisted of one common share and one warrants, with each two warrant exercisable for one common share at C$0.75 (US$0.55) for 12 months from date of issue.  In addition, we issued 374,280 agent options as a placement fee to a group of 7 agents led by First Associates Investments Inc., each agent's option entitling the holder to purchase one unit as described above for C$0.37 (US$0.27) for 24 months from date of issue.

UNDERTAKINGS

(a)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(b)

The undersigned registrant hereby undertakes:

(i)

to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)

to include any prospectus required by section 10(a)(3) of the Securities Act;

(B)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(C)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(ii)

that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(iii)

to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on September 29, 2003.

STOCKGROUP INFORMATION SYSTEMS INC.

By:

/s/ Marcus A. New

------------------------------------------------

Marcus A. New, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marcus New

Dated:   September 29, 2003

-----------------------------------------------------------

Marcus A. New, Chief Executive Officer, Chairman of the Board

/s/ David Gillard

Dated:   September 29, 2003

-----------------------------------------------------------

David E. Gillard, Chief Financial Officer, Treasurer, Secretary

/s/ Leslie Landes

Dated: September 29, 2003

-----------------------------------------------------------

Leslie A. Landes, President, Director

/s/ Craig Faulkner

Dated: September 29, 2003

-----------------------------------------------------------

Craig D. Faulkner, Director

/s/ David Caddey

Dated: September 29, 2003

-----------------------------------------------------------

David N. Caddey, Director

/s/ Lee deBoer

Dated: September 29, 2003

-----------------------------------------------------------

Louis deBoer II, Director

/s/ Jeff Berwick

Dated: September 29, 2003

-----------------------------------------------------------

Jeffrey D. Berwick, Director

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

A.  EXHIBIT INDEX

The following Exhibits are either attached hereto incorporated herein by reference or will be filed by amendment to this registration statement:

EXHIBIT NUMBER AND DESCRIPTION OF EXHIBIT AND FILING REFERENCE

2.1

Share Exchange and Share Purchase Agreement dated March 11, 1999, among I-Tech Holdings Group, Inc. (the "Registrant"), 579818 B.C. Ltd., Stock Research Group, Inc. ("SRG"), and the former shareholders of SRG effecting a change in control of Registrant. (incorporated by reference to the Exhibits filed with Form 8K filed March 19, 1999, Form 8K/A filed March 24, 1999 and Form 8K/A filed May 10, 1999)

3.1

Articles of Incorporation (incorporated by reference to the Exhibits filed with Form 10SB12G filed January 29, 1998, and Amendments to Articles of Incorporation filed herewith)

3.2

Amended and Restated Bylaws  (incorporated by reference to the Exhibits filed with Form 10SB12G filed January 29, 1998)

4.1

Management Agreement between Stock Research Group Inc. and Landes Enterprises and Leslie Landes dated August 1, 1998  **

4.2

1999 Incentive Stock Option Plan (incorporated by reference to the Exhibits filed with Form S-8 filed November 16, 1999)

4.3

2000 Incentive Stock Option Plan (incorporated by reference to the Exhibits filed with Form S-8 filed May 15, 2001)

4.4

2001 Incentive Stock Option Plan (incorporated by reference to the Exhibits filed with Form S-8 filed May 13, 2002)

4.5

2002 Incentive Stock Option Plan (incorporated by reference to the Exhibits filed with Form S-8 filed May 13, 2002)

4.6

2003 Incentive Stock Option Plan (incorporated by reference to the Exhibits filed with Form DEF14A filed August 20, 2003)

4.7

Convertible Note Purchase Agreement, dated March 21, 2000, among the Registrant, Deephaven Private Placement Trading Ltd. and Amro International, S.A. (incorporated by reference to Form SB-2 and Form SB-2/A filed May 26, 2000 and August 1, 2000 respectively)

4.8

Form of 8% Convertible Note issued to each of Deephaven and Amro pursuant to the Note Purchase Agreement (incorporated by reference to Form SB-2 and Form SB-2/A filed May 26, 2000 and August 1, 2000 respectively)

4.9

Form of Callable Warrant issued to Deephaven, Amro, and Jesup and Lamont Securities Corporation pursuant to the Note Purchase Agreement (incorporated by reference to Form SB-2 and Form SB-2/A filed May 26, 2000 and August 1, 2000 respectively)

4.10

Registration Rights Agreement, dated March 31, 2000, among the Registrant, Deephaven and Amro (incorporated by reference to Form SB-2 and Form SB-2/A filed May 26, 2000 and August 1, 2000 respectively)

4.11

Securities Purchase Agreement, dated January 19, 2001, among the Registrant and a group of unaffiliated investors (incorporated by reference to Form SB-2 and Form SB-2/A filed March 20, 2001 and April 3, 2001 respectively)

4.12

Form of 3% Convertible Debenture, dated January 19, 2001, among the Registrant and a group of unaffiliated investors (incorporated by reference to Form SB-2 and Form SB-2/A filed March 20, 2001 and April 3, 2001 respectively)

4.13

Form of Warrant, dated January 19, 2001, among the Registrant and a group of unaffiliated investors (incorporated by reference to Form SB-2 and Form SB-2/A filed March 20, 2001 and April 3, 2001 respectively)

4.14

Joint Venture Development and Operating Agreement, dated June 19, 2002 between Stockgroup Media Inc. and Stockhouse Media Corporation  **

4.15

Registration Rights Agreement, dated January 19, 2001, among the Registrant and a group of unaffiliated investors (incorporated by reference to Form SB-2 and Form SB-2/A filed March 20, 2001 and April 3, 2001 respectively)

4.16

Form of Subscription Agreement for December 31, 2002 private placement among the Registrant and a group of unaffiliated investors  **

4.17

Form of Warrant, dated December 31, 2002, among the Registrant and a group of unaffiliated investors  **

4.18

TSX Venture Exchange Form 4H Short Form Offering document dated April 30, 2003 for the equity placement which closed June 4, and July 16, 2003, among the Registrant and a group of unaffiliated investors  **

4.19

Form of Warrant for Short Form Offering dated April 30, 2003  **

4.20

Agency Agreement between the Registrant and First Associates Investments Inc. for the Short Form Offering dated April 30, 2003  **

5.1

Opinion of Faegre & Benson LLP, regarding the legality of the securities being registered  **

23.1

Consent of Faegre & Benson LLP (included in Exhibit 5.1)  **

23.5

Consent of Ernst & Young LLP  **

______________________

*

Previously filed.

**

Filed herewith.

B.  FINANCIAL STATEMENT SCHEDULES

Financial Statement Schedules omitted because the information is included in the Financial Statements or the notes thereto.

EXHIBIT 4.1 MANAGEMENT AGREEMENT

MANAGEMENT AGREEMENT

THIS AGREEMENT is made and dated for reference effective as of the 1st day of August, 1998

BETWEEN:

STOCK RESEARCH GROUP INC., a company duly incorporated under the laws of British Columbia, and having an executive office and an address for notice and delivery located at Suite 1010, 789 West Pender Street, Vancouver, British Columbia, V6C 1H2

(the "Company");

OF THE FIRST PART

AND:

LANDES ENTERPRISE LIMITED, a duly incorporated company , having an address for notice and delivery located at 3928 Westridge Avenue, West Vancouver, BC V7V 3H7

("Consultant");

OF THE SECOND PART

AND:

LESLIE LANDES, having an address for delivery located at 3928 Westridge Avenue, West Vancouver, BC V7V 3H7

("Landes");

OF THE THIRD PART

(the Company, the Consultant, and Landes being hereafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

WHEREAS:

A.

The Company is a non-reporting company duly incorporated in British Columbia and is involved in the principal business of Internet service providing;

B.

The Consultant is a non-reporting company duly incorporated inn British Columbia and is wholly owned and controlled by Mr. Leslie Landes ("Landes") and his wife, Diane Landes;

C.

The Company wishes to employ the Consultant to provide management services on the terms and conditions set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

Article I

INTERPRETATION

1.1

Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)

"Agreement" means this Agreement as from time to time supplemented or amended;

(b)

"Board of Directors" or "Board" means the Board of Directors of the Company as duly constituted from time to time;

(c)

"Effective Date" has the meaning ascribed to it in section "3.1" hereinbelow;

(d)

"Non-Renewal Notice" has the meaning ascribed to it in section "3.2" hereinbelow;

(e)

"Term" has the meaning ascribed to it in section "3.1" hereinbelow.

1.2

Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires.:

(a)

the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)

the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;

(c)

any reference to an entity shall include and shall be deemed to be a reference to any entity that is a successor to such entity; and

(d)

words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

Article II

SERVICES AND DUTIES OF THE CONSULTANT

2.1

General Services. During the Term (as hereinafter defined) of this Agreement the Consultant will provide the Company with the services of Landes, who shall provide such general corporate, administrative, technical and management services as is considered necessary or advisable by Landes for the due and proper management of the Company to achieve the goals and needs of the Company as determined by the policies and proceedings of the Board of Directors (collectively, the "General Services"). Landes shall reasonably devote such time as is normally required of such senior officer of a company  such as the Company.

2.2

Specific Services. Without limiting the generality of the General Services to be provided as set forth in section "2.1" above, it is hereby acknowledged and agreed that Landes will provide the following specific services (collectively, the "Specific Services"):

(a)

supervision of the hiring of competent personnel as are required for the efficient operation of the Company's business;

(b)

the management and supervision of the performance of personnel and of the operation of various business enterprises of the Company as approved by the Board;

(c)

the identification of business opportunities for the Company, the conduct of due diligence, and assistance in the negotiation and conclusion of contracts for such opportunities;

(d)

assistance in the coordination and administration of all development programs of the Company together with all capital funding projects and resources which are necessarily incidental thereto;

(e)

assistance in the coordination and the preparation and dissemination of business plans and technical reports for the Company;

(f)

assistance in the liaison with and the setting up of corporate alliances for the Company with major companies and customers, the Company's auditors, the Company's solicitors and the Company's affiliated companies and business partners; and

(g)

such other activities as are necessary or incidental to the officer's position occupied by Landes.;

Article III

TERM, RENEWAL AND TERMINATION

3.1

Term. The term of this Agreement (the "Term") is for a period of five (5) years commencing on August 1, 1998 (the "Effective Date") and terminating August 1, 2003, subject to the terms hereafter set forth.

3.2

Renewal. This Agreement shall renew automatically for two subsequent two year periods if not specifically terminated in accordance with the following provisions. Either Party agrees to notify the other Party in writing at least 90 calendar days prior to the end of the Term of its intent not to renew this Agreement (the "Non-Renewal Notice"). Should both Parties fail to provide a Non-Renewal Notice this Agreement shall automatically renew. Such renewal or month-to-month arrangement shall be on the same terms and conditions contained herein unless modified and agreed to in writing by the Parties.

3.3

Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by either Party upon written notice to the other Party if:

(a)

the other Party fails to cure a material breach of any provision of this Agreement within 30 calendar days from its receipt of written notice from said Party (unless such breach cannot be reasonably cured within the 30 calendar days and the other Party is actively pursuing curing of the breach); or

(b)

the other Party commits fraud or serious neglect or misconduct in the discharge of its respective duties hereunder or under the law; or

(c)

the other Party becomes bankrupt; or

(d)

a receiver is appointed for all, or substantially all, of the other Party's assets or business; or

(e)

a trustee is appointed for the other Party after a petition has been filed for the Company's reorganization under applicable statutes.

3.4

Termination by Company. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Company upon 30 calendar days written notice to the Consultant and Landes. In the event that this Agreement is terminated without cause then the Company shall pay the Consultant a termination fee of one year of the Base Fee, as hereafter defined and there shall be no other cost, severance, or other financial claim or damages exigible.

3.5

Disability or Death. In the event that the Consultant is unable to provide the General Services and the Specific Services (collectively, the "Services") due to protracted disability or sickness or the death of Landes, it may, at any time, declare such to the Company and may terminate this Agreement as a without fault termination. The Company may elect to effect such termination in the case of the death of Landes or in the event that sickness or disability has continued for a period in excess of 120 days.

Article IV

COMPENSATION OF THE CONSULTANT

4.1

Base Fee. The Consultant shall be compensated on a monthly basis from the execution date of the Agreement by a basic monthly fee of:

(a)

$ 6,250 during the first and second month;

(b)

$ 13,750 during the third to twelfth month; and

(c)

no less than $ 12,500 (the "Base Fee") per month for the remainder of this Agreement,

which shall compensate the Consultant for the provision of the Services as required.

4.2

Reimbursement of Expenses. The Consultant/ Landes shall be funded for and reimbursed for all reasonable expenses that have been approved by the Company and incurred, or to be incurred, by the Consultant/ Landes for the benefit of the Company.

4.3

Membership.

 The Consultant or Landes, at their choosing, shall be funded for or reimbursed for a membership fee for the World Presidents Organization.

4.4

Parking. Landes shall be provided with paid parking for one automobile.

4.5

Vacation. Landes shall be entitled to six weeks vacation per year and such shall not interrupt the Base Fee.

Article V

ADDITIONAL OBLIGATIONS OF THE CONSULTANT

5.1

No Conflict. During this Agreement the Consultant and Landes will not engage in any business which reasonably may detract from, compete with or conflict with the Consultant's or Landes' duties and obligations to the Company as set forth in this Agreement without disclosure to the Board of Directors of the Company and will not do so if the Board of Directors objects.

5.2

Confidentiality and Non-Competition. The Consultant and Landes will not, except as authorized or required by the Consultant's or Landes' duties hereunder, reveal or divulge to any person or companies any information concerning the organization, business, finances, transactions or other affairs of the Company, or of any of its subsidiaries, which may come to the Consultant's or Landes' knowledge during the continuance of this Agreement, and the Consultant and Landes will keep in complete secrecy all confidential information entrusted to the Consultant or Landes and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company's business. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain. Neither the Consultant nor Landes shall, whether employing the Company's information or not, directly or through employment with another organization compete with the business of the Company for a period of one year after termination or expiry of this Agreement.

5.3

Compliance with Applicable Laws.

 The Consultant and Landes will comply with all Canadian, U.S. and foreign laws, whether federal, provincial or state, applicable to the Consultant's or Landes' duties hereunder and, in addition, hereby represents and warrants that any information which the Consultant or Landes may provide to any person or company hereunder will be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

Article VI

REPORTING BY THE CONSULTANT

6.1

Reporting. So often as may be reasonably required by the Board of Directors, the Consultant will provide to the Board of Directors of the Company such information concerning the results of the Consultant's Services and activities hereunder as the Board of Directors of the Company may reasonably require.

Article VII

FORCE MAJEURE

7.1

Events. If either Party hereto is at any time during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

7.2

Notice.

 A Party shall within seven calendar days give notice to the other Party of each event of force majeure under section "7.1" hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article VIII

NOTICE

8.1

Notice.

 Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

8.2

Change of Address. Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Article IX

GENERAL PROVISIONS

9.1

Entire Agreement. This Agreement constitutes the entire agreement to date between the Parties thereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

9.2

No relationship of Employer-Employee. Nothing contained in this Agreement shall be construed as creating the relationship of employer and employee as between the Company and the Consultant of the Company and Landes.

9.3

No Assignment. This Agreement may not be assigned by either Party except with the prior written consent of the other Party.

9.4

Warranty of Good Faith. The Parties hereto warrant each to the other to conduct their duties and obligations hereof in good faith and with due diligence and to employ all reasonable endeavours to fully comply with and conduct the terms and conditions of this Agreement.

9.5

Regulatory Authorities. This Agreement is subject to prior Regulatory Approval, if required, of each of the Regulatory Authorities.

9.6

Further Assurances. The Parties will from time to time after the execution of this Agreement make, do, execute, or cause or permit to be made, done of executed, all such further and other acts, deeds, things, devices, and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

9.7

Representation and Costs. It is hereby acknowledged by each of the Parties hereto that, as between the Company and the Consultant and Landes herein, Devlin Jensen, Barristers and Solicitors, acts solely for the Company, and that the Consultant and Landes have been advised by Devlin Jensen to obtain independent legal advice with respect to their review and execution of this Agreement.

9.8

Applicable Law. The situs of this Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the province of British Columbia.

9.9

Severability and Construction. Each Article, section, paragraph, term and provision of this Agreement and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effects as of the date upon which the ruling becomes final).

9.10

Captions. The captions, section numbers and Article numbers appearing in this Agreement and the index hereto are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

9.11

No Partnership or Agency. The Parties have not created a partnership or agency and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Party, except as specifically herein provided.

9.12

Consents and Waivers. No consent ot waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

(a)

be valid unless it is in writing and stated to be a consent or waver pursuant to this section;

(b)

be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)

constitute a general waiver under this Agreement; or

(d)

eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective as at the date first above written.

The CORPORATE SEAL of

)

STOCK RESEARCH GROUP INC.

)

was hereunto affixed in the presence of:

)

)

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____________________________________)

(C/S)

Authorized Signatory

)

The CORPORATE SEAL of

)

LANDES ENTERPRISES LIMITED

)

was hereunto affixed in the presence of:

)

)

)

____________________________________)

(C/S)

Authorized Signatory

)

SIGNED, SEALED, and DELIVERED by

)

LESLIE LANDES

)

in the presence of:

)

)

)

____________________________________)

Witness Signature

)

)

________________________

)

LESLIE LANDES

____________________________________)

Witness Address

)

)

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____________________________________)

Witness Name and Occupation

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____________

EXHIBIT 4.14 JOINT VENTURE DEVELOPMENT AND OPERATING AGREEMENT

JOINT VENTURE DEVELOPMENT AND OPERATING AGREEMENT

THIS JOINT VENTURE DEVELOPMENT AND OPERATING AGREEMENT is made and dated effective (the "Effective Date") as of the 19th  day of June, 2002.

BETWEEN:

STOCKGROUP MEDIA INC., of 500 - 750 West Pender Street, Vancouver, BC

(hereinafter referred to as "Stockgroup")

OF THE FIRST PART

AND:

STOCKHOUSE MEDIA CORPORATION., of 2625 - 555 West Hastings Street, Vancouver, BC  V6B 4N5

(hereinafter referred to as "SMC")

OF THE SECOND PART

(collectively or individually also referred to as a "Party" or the "Parties")

WHEREAS:

Stockgroup and SMC are each in the business of, inter alia, web design services, on-line informational internet services to consumers and companies and internet advertising and which Parties have determined to form a joint venture  to conduct such business and any future businesses which derive therefrom or may be developed in such joint venture as hereafter defined (such present and future business referred to hereafter as the "Business");

B.

SMC has developed attractive and successful web services which have not yet generated a transition to profitability but SMC has determined that merging operations of this aspect of its business with Stockgroup has a substantial ability to drastically reduce costs and therefor create an opportunity for profit;

C.

Stockgroup perceives that a venture with SMC will accelerate its growth, expand its customer base potential, and by a merging of the Business by purchase of a portion of the SMC assets into a joint venture with SMC will permit costs to be reduced and revenues enhanced and Stockgroup believes that SMC's anticipated investment and business relationship with ONNI Group of Companies ("ONNI") will add appreciable strength to the relationship;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and the sum of $10.00 now paid by the parties, each to the other (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

1.

DEFINITIONS

1.01

In this Agreement, including the recitals and schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and expressions shall have the following meanings:

(a)

"Affiliate" means any corporation of which a party hereto owns directly or indirectly not less than 50.1% of the outstanding capital stock;

(b)

"Agreement" means this joint venture agreement, as amended from time to time;

(c)

"Confidential Information" shall mean all information contributed by the Parties or acquired or developed by the Joint Venture which the Management Committee considers confidential, proprietary, or useful in the Business and not generally known in the public and includes all technical information such as data, know-how, research, designs, drawings, plans, specifications, models, quality controls, trade secrets, software, processes, equipment, controllers, patents, and Business information such as equipment, devices, methods relevant to the Joint Venture's Business, organizational charts, business plans, policies, corporate structure, financial information and resources, transactions, contracts and Joint Venture customers such as their names, requirements and necessities, and any collateral information which may be in the nature of a latent interest or expectation or corporate opportunity such as inventions, discoveries or improvements conceived, developed or made by employees, in whole or in part, or other persons associated with the Joint Venture and all and every other information which would reasonably be considered confidential in the industry or by employment of reasonable judgement and the burden shall be on a Party to show that information alleged by the Management Committee or a Party to be confidential is not;

(d)

"Costs" mean all costs, expenses, obligations, liabilities and charges of whatsoever kind or nature incurred or chargeable, directly or indirectly, in connection with the Project and the Joint Venture, which costs, expenses, obligations, liabilities and charges include, without limiting the generality of the foregoing, the following:

(i)

all monies, of whatsoever nature, expended directly or indirectly in maintaining and operating the JV Assets and the Project;

(ii)

professional costs associated with the JV Assets, the Project or the financing thereof;

(iii)

development plans, marketing plans, and all other studies or reports;

(iv)

filing costs whether for securities regulations or other matters;

(v)

suppliers, contractors, trades, services, and all other inputs of goods, services, or labour for the Project and JV Assets thereof;

employees, contract labour, management, and all other personnel costs;

services of third parties or provided by the Parties at fair market value;

(viii)

administration, travel, office supplies, and all other costs reasonably incurred by or chargeable to the Project and its administration;

(ix)

marketing, advertising, promotion, and such related expenses,

(x)

costs of sales including commissions, transaction fees, and other such charges;

(xi)

the costs of raising equity or debt financing to capitalize the Project and the JV Assets;

(xii)

interest costs and payment, amortization or otherwise, of debt in accordance with policies of the Management Committee; and

(xiii)

all other costs as may be determined by the Operator, as approved by the Management Committee, from time to time, and normally charged to a project such as the Project in accordance with industry standards and generally accepted accounting principals consistently applied;

(e)

"Joint Venture" means the relationship of co-venture between Stockgroup and SMC for the development and operations of the Project, the joint ownership and management of the JV Assets and as may be determined, expanded, or diminished in accordance with the policies, procedures, and resolutions of the Management Committee;

(f)

"JV Assets" means the Stockgroup Assets and SMC Assets contributed to the Joint Venture by this Agreement and owned and operated jointly in accordance with the terms of this Agreement and all assets which may be contributed hereafter by the Parties or developed by the Joint Venture;

(g)

"Management Committee" means that committee established pursuant to this Agreement and composed of representatives of the Parties hereto;

(h)

"Operator" means that party or those parties appointed by the Management Committee as operator and/or manager of the JV Assets, the Project and the business of the Joint Venture and the first and continuing Operator shall be Stockgroup subject to review at the request of a Party on each anniversary of this Agreement;

(i)

"Parties", "Party", "Participant" or "Participants" means the parties, singly or collectively as appropriate, to this Agreement or their proper successors, assigns, or other recipients of a party's rights, in whole or in part, in or to this Agreement;

(j)

"Project" means the plan of development of the JV Assets for the purpose of establishing commercial objectives and Revenues employing the JV Assets, and the additional contributions or services of the Parties, in accordance with the development plans established by this Agreement and the Management Committee and conducted by the Operator appointed by this Agreement and the Management Committee.

(k)

"Revenues" or "Revenue" means gross sales proceeds and income of whatsoever nature realized by the conduct of the JV Assets and the business thereof and the realization of the Project conducted pursuant to this Agreement, less Costs, and available for distribution to the Parties hereof; and

(l)

"SMC Assets" means the Business Assets and services contributed by SMC to the Joint Venture and Project as set forth in Schedule "B" hereto;

(m)

"Stockgroup Assets" means the Business Assets and services contributed by Stockgroup to the Joint Venture and Project as set forth in Schedule "A" hereto, which includes the Acquired Interest (as defined in section 5.1) purchased by Stockgroup from SMC;

2.

REPRESENTATIONS, WARRANTIES AND COVENANTS

2.01

Each Party represents and warrants to the other Party hereto that, to the best of its knowledge:

(a)

it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement, except where regulatory or shareholder approval may be required;

neither the execution and delivery of this Agreement nor any of the Agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party excepting only variances required under finance documents;

the Stockgroup Assets and the SMC Assets purchased hereby and hereby contributed to the Joint Venture shall be sold and contributed free and clear of encumbrances of any nature and the same are sold and contributed with full right, title, and interest to the Joint Venture and free of claims by any party whatsoever;

in particular, but not to limit the generality, Stockhouse warrants that it has effected accommodation with Hewlett Packard ("HP") in respect to its GSA ("HP GSA") and that HP has released the assets purchased by Stockgroup and contributed by SMC from all claims; and

(e)

the execution and delivery of this Agreement and the Agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

2.02

Each Party covenants, warrants and agrees with the other:

(a)

to perform or cause to be performed its obligations and commitments under this Agreement;

(b)

not to engage either alone or in association with others in any activity in respect of the JV Assets or the Project except as provided or authorized by this Agreement;

to be just and faithful in all its activities and dealings with the other Party; and

(d)

any information which the Parties may provide to each other or the Joint Venture or any permissible person or company will be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to the Parties or the Joint Venture or such permissible person or company.

2.03

The representations, warranties and covenants hereinbefore set out are conditions on which the Parties have relied in entering into this Agreement and each Party shall indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement.

3.

PURPOSE AND CREATION OF THE JOINT VENTURE AND PROJECT

3.01

Effective the Effective Date of this Agreement the parties hereby agree to form, and on such date have formed, a joint venture called the Stockgroup/Stockhouse Venture and agree to contribute in accordance with this Agreement the Stockgroup Assets and the SMC Assets to the Joint Venture to be owned and operated jointly as assets of the Joint Venture, develop the Project as co-venturers, divide the funding requirements of the Project as provided by this Agreement, conduct the Project in accordance with this Agreement, and share in the Revenues of the Project in accordance with the terms of this Agreement.

3.02

The business and affairs of the Joint Venture shall be limited strictly to the Project and shall not be extended by implication, or otherwise, unless specifically authorized by the Management Committee.  So long as the same does not derogate from the performance of the obligations and responsibilities of the Parties hereto, none of the Parties to this Agreement shall be prevented or restricted from carrying on business or any activities of whatsoever nature but that SMC shall not conduct business outside of the Joint Venture business or activities which may or are competitive with the Project.  The Joint Venture Business shall not be altered or changed to unrelated endeavors from that of the present Project without unanimous concent of the Management Committee, with such consent to not be unreasonably withheld.

The Project shall initially be that set forth in Schedule "C" hereto and thereafter shall be that business endeavor employing the JV Assets as shall be determined by the Management Committee.  The Joint Venture may not be terminated except by consent in writing of all Parties to this Agreement.

3.04

The Parties have not created a partnership hereby and nothing contained in this Agreement shall in any manner whatsoever constitute a Party the partner, agent or legal representative of any other Party or create any fiduciary relationship between them for any purpose whatsoever.  No Party shall have any authority to act for or to assume any obligations or responsibilities on behalf of any other Party except as may be from time to time agreed upon in writing between the Parties or as otherwise expressly provided herein.

3.05

The rights and obligations of each Party shall be in every case several and not joint or joint and several.

4.

INTEREST OF THE PARTIES IN AND TO THE JOINT VENTURE

The relevant ownership and voting interests of the Parties under this Joint Venture shall be a 65% interest to Stockgroup ("Stockgroup Interest") and a 35% interest to SMC ("SMC Interest") (such interests are collectively called the "Interests" or singularly the "Interest").

4.02

The Interests of the Parties hereto shall not be effected, altered, or amended except pursuant to the provisions of this Agreement or as subsequently agreed by the Parties hereto in writing.

5.

INITIATION PROVISIONS AND EARLY TERMINATION

As consideration for Stockgroup acquiring a majority position in the Joint Venture and acting as Operator, the Parties agree, effective the Effective Date, as follows:

subject to SMC discharging or amending the HP GSA, and any other debts, liens, charges, or other encumbrances, ("Encumbrances") to the satisfaction of Stockgroup, Stockgroup shall purchase a 65% interest (the "Acquired Interest" and said Acquired Interest is deemed included in the definition of Stockgroup Assets) in the SMC Assets of Schedule "B".  The Acquired Interest is hereby purchased in consideration of the payment of 2,080,000 common shares (the "Purchase Shares") of Stockgroup Information Systems Inc to SMC and which Purchase Shares shall be issued within 10 days of execution hereof and above encumbrance removal and shall be deposited in trust to be held in accordance with the terms of this Agreement. Stockgroup shall contribute the Acquired Interest to the JV Assets together with the other Stockgroup Assets of Schedule "A";

SMC shall pay for all the costs of employees, use of the HP equipment, the Telus facilities, computer equipment for employees and any other equipment being used of the SMC Assets and the Acquired Interest needed to operate the Joint Venture for the initial two months of the Joint Venture initiation but thereafter for the subsequent twenty-two (22) months (the "Carry Period"), Stockgroup shall, at SMC's election as to whether to contribute, fund SMC's contribution requirement and thereby dilute SMC's Interest in accordance with this part.  In the event that SMC shall elect not to contribute to a Joint Venture deficit or cash call at any time then Stockgroup shall pay such SMC deficit or cash call  and shall convert any such Joint Venture deficit of SMC, within no less than 10 business days of SMC electing (or deemed to elect in accordance with Management Committee policies) not to contribute, by applying a dilution factor of one (1%) percent for each $15,000 of deficiency (such aggregate diluted interest called the "Dilution Interest"); and

Upon the expiration of the Carry Period and for a term of 60 days thereafter, SMC may elect to re-purchase all or any of the Dilution Interest at $15,000 per one (1%) percent (with no attribution of interest).

5.02

As consideration for the Interests the Parties shall pay and shall contribute to the Joint Venture as follows:

Stockgroup shall:

 (i)

deliver to the Joint Venture the Stockgroup Assets and the Acquired Interest free and clear of all liens, encumbrances and charges; and

(ii)

if applicable, carry the deficits of SMC in the Joint Venture for 22 months and accept the Dilution Interest in consideration therefor in accordance with the provisions of section 5.01 above.

SMC shall:

pay the initial cost of the Joint Venture for the first two months as set forth in section 5.01; and

(ii)

deliver to the Joint Venture the SMC Assets free and clear of all liens, encumbrances and charges (such SMC Assets shall be delivered on or before the acquisition by Stockgroup of the Acquired Assets, as determined by the Management Committee, and upon closing of the acquisition by Stockgroup of the Acquired Assets, the same shall be recorded upon the books of the Joint Venture as acquired and contributed by Stockgroup).

.

5.03

The Purchase Shares shall be delivered into trust with counsel for Stockgroup for delivery to SMC or returned to Stockgroup and the Joint Venture may be terminated or continue in accordance with the following circumstances and elections:

(a)

in the event that ONNI shall determine to participate in investment and business of SMC, which shall occur on or before July 31, 2002 failing which Stockgroup may grant extensions and invest not less than $1,000,000and the Encumbrances removed (or otherwise dealt with in a manner acceptable to Stockgroup) then the Joint Venture shall continue for its term and the Purchase Shares shall be delivered to SMC;

in the event that ONNI does not invest in SMC but the Encumbrances are removed (or otherwise dealt with in a manner acceptable to Stockgroup) then the Joint Venture shall terminate and Stockgroup shall  acquire all of the SMC Assets (including the Acquired Interest) for a price equal to the Purchase shares plus an additional 1,120,000 common shares of Stockgroup;

(c)

in the event that ONNI does not invest in SMC and the Encumbrances are not removed or dealt with in a manner acceptable to Stockgroup then, at Stockgroup's election, this Agreement shall terminate, the Purchase Shares shall be returned to Stockgroup for return to treasury, and the SMC Assets (including the Acquired Assets) shall be returned to SMC and the Stockgroup Assets shall be returned to Stockgroup.

5.04

Following the initiation of the Joint Venture and subject to the terms of section 5.01 above, the Parties shall contribute to Costs in proportion to their Interests and in accordance with cash calls by the Management Committee or the Operator.  Costs contributed by Stockgroup may be assumed by incurring of unpaid operating charges, services, and other Costs borne by Stockgroup as Operator and may be debited against cash calls.

6.

CALCULATION OF REVENUE

6.01

Stockgroup shall receive 65% of the Revenues and SMC shall receive 35% of the Revenues of the Joint Venture. The Revenue of the Joint Venture distributable to the Participants shall be calculated from gross revenue of the Joint Venture from all sources less Costs.  Such Revenue shall be calculated before income tax and other such costs which are attributable only to the Participants.  Revenues shall be distributed at such time and in such manner as may be determined in accordance with the policies of the Management Committee but, absent agreement to the same, shall be payable no less than quarterly. The Management Committee shall retain such reserves for approved budgets and working capital as the Management Committee shall consider prudent. In the event of error of Revenue calculation, or if, for any other reason, a Party has received an attribution or payment greater than its entitlement then the Management Committee may balance the Revenue accounts, by debits and credits to the Participant upon the next Revenue allocation or may demand repayment of excess distributions and the relevant Participant shall refund such excess within thirty (30) days of demand.

7.

OPERATOR

7.01

The Parties hereto agree that Stockgroup, or an Affiliate, shall be the initial operator until replaced by the Management Committee or until such time as it resigns pursuant to the terms of this part.

7.02

The Operator may at any time on ninety (90) days notice to the Management Committee resign as Operator, in which event the Management Committee shall select another Party, person or company to be Operator upon the 90th day after receipt of the Operator's  notice of resignation or such sooner date as the Management Committee may establish and give notice to the resigning Operator.  The resigning Operator shall thereupon be released and discharged from all its duties and obligations as Operator on the earlier of those dates, save only as to those duties and obligations that it theretofore should have performed.

7.03

The new Operator shall assume all the rights, duties, liabilities and status of the previous Operator as provided in this Agreement, other than the previous Operator's Interest, if any, with such obligation to retain or hire any of the employees of the former Operator, or to indemnify the former Operator for any costs or expenses which the previous Operator may incur as a result of the termination of the employment of any of its employees resulting from this change of Operator, as the Joint Venture has not assumed.

8.

POWERS, DUTIES AND OBLIGATIONS OF OPERATOR

8.01

Subject to the control and direction of the Management Committee, the Operator shall have full right, power and authority to do everything necessary or desirable to manage, conduct, and carry out the Project and to determine the manner of development of the Project and, without limiting the generality of the foregoing, shall have the right, power and authority to:

(a)

conduct such of the Project, the JV Assets, the JV Business, and administration on such premises as it shall determine, including its own premises, and regulate access to the JV Assets and Project subject only to the right of representatives of the Parties to have access at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense;

(b)

employ and engage any such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder, but the Operator shall not enter into contractual relationships with a Party except on terms which are commercially competitive; and

(c)

execute all documents, deeds and instructions, do or cause to be done all such acts and things and give all such assurances as may be necessary to maintain good and valid title to the JV Assets and each Party hereby irrevocably constitutes the Operator its true and lawful attorney to give effect to the foregoing and hereby agrees to indemnify and save the Operator harmless from any and all costs, loss or damage sustained or incurred, without gross negligence or bad faith by the Operator, directly or indirectly, as a result of its exercise of its powers pursuant to this sub-paragraph.

8.02

The Operator shall have the following duties and obligations during the term hereof:

(a)

to diligently manage, direct and control all development of the Project and the JV Assets in accordance with the development plans of the Project approved by the Management Committee and in compliance with all applicable laws, rules, orders and regulations;

(b)

provide pro formas, projections, and budget analysis for the Project for assessment by the Management Committee and the Operator shall prepare and submit reports on a quarterly basis to the Participants respecting operations of the Joint Venture;

(c)

subject to provision of funds, subject to the requirement for operating loans and other commercial facilities in the nature of leases or otherwise and subject to either party retaining the right to register its Interest for its own needs, to keep the JV Assets in good standing and appropriately registered with service providers and registries and clear of all liens, charges and encumbrances of every character arising from operations (except for those  created pursuant to this Agreement and the Project finance requirements)

(d)

to maintain true and correct books, accounts and records of operations hereunder;

(e)

to permit one representative of the Parties on not less than one (1) business day notice, and at their expense, to inspect, audit, and copy the Operator's accounts and records relating to the JV Assets, Project development or to the determination of Revenue;

(f)

to open and maintain on behalf of the Joint Venture such bank account or bank accounts as the Operator may determine or the Management Committee may direct;

(g)

to prosecute and defend, but not to initiate without the consent of the Management Committee, all litigation or administrative proceedings arising out of  the JV Assets or the Project; and

(h)

to transact, undertake and perform all transactions, contracts, employments, purchases, operations, governmental presentations, negotiations with third parties and any other matter or thing undertaken by or on behalf of the Joint Venture hereunder in the Operator's name.

8.03

Subject to any specific provisions of this Agreement, the Operator, in carrying out its duties and obligations hereunder, shall at all times be subject to the direction and control of the Management Committee and shall perform its duties hereunder in accordance with the instructions and directions as from time to time communicated to it by the Management Committee and shall make all reports to the Management Committee except where otherwise specifically provided herein..  The Operator shall act in good faith and in the best interest of the Joint Venture at all times and conduct the affairs of the Joint Venture  with a view to maximizing gross revenue of the Joint Venture.

9.

MANAGEMENT COMMITTEE

9.0l

A Management Committee, consisting of two representatives of Stockgroup and one representative of SMC shall be established.  The Management Committee shall be the governing body of the Joint Venture and shall be responsible for general management and control of the Joint Venture and for determining the choice of and the general policies and direction to be adopted by an Operator.

9.02

The Management Committee shall meet at least once quarterly and otherwise on ten (10) days notice given by the Operator or by a Participant.  Such notices shall be accompanied by an agenda of matters to be discussed and/or decided at the meeting.  Decisions of the Management Committee shall be by majority vote.  Each Party's Management Committee representatives (voted as to 50% each if both are present or voted collectively by one if one representative is present) shall be entitled to one vote for each one percent Interest held by such Party.  A quorum shall be one representative of each Party.  If a quorum is not present then the meeting shall be adjourned one week and the members present at such subsequent meeting shall constitute a quorum.  If there are any issues or uncertainties in respect to procedure or authorities then the Participants and their representatives shall adopt the laws, policies, and precedents applicable to corporate law as if the Management was a board of directors of a public company in Canada.

9.03

The Joint Venture shall keep proper accounting records (including financial statements) in respect of all financial transactions, and shall keep such other records as may be determined by the Management Committee.  The said records shall be kept at a place determined by the Management Committee and may be inspected by any Party and any member of the Management Committee at any time during normal business hours.

10.

PARTITION AND OPTION

No Party shall, during the term of this Agreement, exercise any right to apply for any partition of the JV Assets and the Parties hereby waive any right to partition.

10.02

At any time during the continuance of this Agreement (while in good standing) following the Carry Period, Stockgroup shall have the election and option (the "Option") for a period of one year to acquire the whole of the SMC Interest (the "Option Interest" as such may be net of the Dilution Interest such that Stockgroup shall own 100% of the Joint Venture and the JV Assets after closing) and at any time for a period of one year after the Carry Period SMC may elect and option (again the "Option") to cause Stockgroup to purchase and SMC to sell the whole of the SMC Interest on the following terms;

notice of intention to exercise the Option shall be given by the exercising Party and thereupon the Parties shall proceed with reasonable dispatch to effect a closing of the Option within 90 days of the notice;

the Parties shall agree upon a professional arms-length valuator to provide the Parties a fair market value price ("Option Price") of the Option Interest;

the Option Price shall be paid by Stockgroup in common shares of Stockgroup Information Systems Inc. which shall be calculated by dividing the Option Price by the price of the common shares of Stockgroup on its principal exchange for the 10 days preceding the notice of exercise of Option but that the Option Price shall not be less than 920,000 shares and not more than 1,120,000 shares.

11.

TAX BENEFITS AND WRITE OFFS

11.01

Each Party on whose behalf any Costs have been incurred and in proportion to their Interests shall be entitled to claim all tax benefits, write-offs and deductions with respect thereto.

12.

RESTRICTIONS ON ALIENATION

12.01

Save and except as provided elsewhere herein, during the Carry Period and for a period of one year thereafter SMC shall not transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any way transfer or alienate all or any portion of its Interest or rights under this Agreement except by permission of the other Party, which shall not be unreasonably with held.  Stockgroup may sell its Interest, or any part thereof, but shall sell subject to the buyer assuming its obligations of this Agreement.

12.02

Nothing in this section shall prevent:

(a)

a sale by any Party of any part of its Interest or an assignment of any part of its rights under this Agreement to an Affiliate provided that such Affiliate first complies with the provisions of sub-paragraph 12.09 and agrees with the other Parties in writing to re-transfer such Interest to the originally assigning Party before ceasing to be an Affiliate of such Party; or

(b)

a disposition pursuant to an amalgamation or corporate reorganization which will have the effect in law of the amalgamated or surviving company possessing all the property, rights and interest and being subject to all debts, liabilities and obligations of each amalgamating or predecessor company, and the same not constituting a change of control.

12.03

Any of the Parties intending to dispose of all or any portion of its Interest or rights under this Agreement (in this section called the "Offeror") shall first give notice in writing to the other Parties (in this section called the "Offerees") of such intention together with the terms and conditions on which the Offeror intends to dispose of its Interest or a portion thereof or rights under this Agreement.

12.04

Any communication of an intention to sell (the "Offer") for the purposes of this section shall be in writing and shall:

(a)

set out in reasonable detail all of the terms and conditions of any intended sale;

(b)

if it is made pursuant to a proposed sale by agent, advertisement, or otherwise, include a photocopy of the Offer and all other relevant documents; and

(c)

if it is made pursuant to a third Party offer, clearly identify the offering Party and include such information as is known by the Offeror about such offering Party;

and such communication will be deemed to constitute an Offer by the Offeror to the Offerees to sell the Offeror's Interest or its rights (or a portion thereof as the case may be) under this Agreement to the Offerees on the terms and conditions set out in such Offer.

12.05

Any Offer made as contemplated in sub-paragraph 12.04 shall be open for acceptance by one or more Offerees, and if more than one, then pro-rata by the Offerees, for a period of thirty (30) days from the date of receipt by the Offerees.  The whole of the Offer must be accepted and if there are more than one Offeree, and one or more refuse their pro-rata portion, then the same may be accepted by the other Offerees in whole, but pro rata if more than one.

12.06

If one or more of the Offerees accept the Offer, such acceptance shall constitute a binding agreement of purchase and sale between the Offeror and the Offerees, or of such one or more of them as accept the Offer on the terms and conditions set out in such Offer.

12.07

If none of the Offerees accept the Offer, or do accept but fail to close the transaction contemplated thereby, the Offeror may complete a sale and purchase of its Interest, or a portion thereof or rights under this Agreement, for up to six months thereafter on terms and conditions not less favorable to the Offeror than those set out in the Offer.

12.08

While any Offer is outstanding, no other Offer may be made until the first Offer is disposed of and any sale resulting therefrom completed or abandoned in accordance with the provisions of this part.

12.09

Before the completion of any sale by a Party of its Interest or rights, or any portion thereof, under this Agreement, the purchasing party shall enter into an agreement with the Parties not selling on the same terms and conditions, mutatis mutandis, as set out in this Agreement.

12.10

Each Party agrees that its failure to comply with the restrictions set out in this section would constitute an injury and result in damage to the other Parties impossible to measure monetarily and, in the event of such failure, the other Parties shall, in addition and without prejudice to any other rights and remedies at law or in equity, be entitled to injunctive relief restraining or enjoining any sale of any Interest or rights under this Agreement, save in accordance with the provisions of this section, and any Party intending to make a sale or making a sale contrary to the provisions of this section hereby waives any defense it might have in law to such injunctive relief.

13.

CONFIDENTIALITY AND COMPETITION

13.1

From the Effective Date and during this Agreement SMC will not engage in any business which reasonably may detract from, compete with or conflict with the Business, without disclosure to the Management Committee, and will not do so if a Party reasonably objects.  However, this shall not prejudice the right or ability of a SMC to pursue existing business (except the business which is being transferred to the Joint Venture) or opportunities which have been disclosed to the Parties or appear on the public record nor prejudice future opportunities which, by standards of the industry, are not directly competitive with the Business.

13.2

A Party hereunder will not, except as authorized or required by the Party's duties hereunder or as flow as a consequence of law or contract of sale (for example consequent upon reporting requirements of a public company or consequent upon a merger or consequent upon a sale of Interests by a Party hereto), reveal or divulge to any person or companies any Confidential Information concerning the Joint Venture or its Business or of any of the Parties or of any Affiliates, which may come to the Party's knowledge during this Agreement, and the Parties will keep in complete secrecy all Confidential Information and will not use or attempt to use any such Confidential Information in any manner which may injure or cause loss either directly or indirectly to the Joint Venture's Business.   This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain through no act or fault of the alleged offending Party.  During this Agreement and for a period of one year following the termination the Party (the "Leaving Party") which has left the Joint Venture (whether by default, removal by loss of all Interest or removal by exercise of Option), excepting only wind-up with distribution to each Party of Joint Venture Assets (in which case both Parties shall be free to conduct the Business in competition) shall not enter into any activity which would cause restriction or competition to the Business thereby remaining with the other Party (the "Remaining Party") and, without restricting the generality, shall not enter into the service of any competitor, shall not provide to any party Confidential Information which would allow such party to compete with the Remaining Party, shall not accept any position or effect any investment with a party which competes with the Remaining Party or which intends to compete with the Remaining Party, nor take any steps which would negatively affect the Remaining Party including such acts as inducing customers or members of the Remaining Party to leave the Remaining Party.  The Leaving Party will also refrain from effecting negative acts in respect to the Remaining Party both including refraining from such acts as spreading false or malicious rumors, comment, or innuendo, initiating communications which bring the reputation of the Remaining Party in disfavor or under suspicion, or otherwise effecting negative acts or campaigns towards the Remaining Party.

13.3

The Parties acknowledge that the Confidential Information is crucial to the Business and to the Parties individually and that in the event of unauthorized disclosure or use of the Confidential Information, which the Parties acknowledge would be an act of bad faith as well as a breach of this undertaking, the damage will be irreparable or the affected Party will not be adequately compensated by monetary award.  Accordingly, the offending Party agrees that in the event of any such breach, the affected Party shall be entitled as a matter of right, without notice and prior to service of an originating action in British Columbia and on an ex parte application, to apply to a Court of competent jurisdiction in British Columbia, for determination in accordance with British Columbia law, for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof.  The Parties also agree and acknowledge that the offending Party will also be liable, as liquidated damages, for an amount equal to the amount received and earned by the offending Party as a result of and with respect to any breach hereof, in addition to any other losses the affected Party may suffer, including loss of economic opportunity.

13.4

Upon termination of this Agreement:

(a)

The Parties hereby acknowledge and agree that all personally possessed or Joint Venture property, including without limitation, all books, manuals, records, reports, notes, contracts, lists, and other documents, Confidential Information, copies of any of the foregoing, and equipment furnished to or prepared by the Joint Venture or a Party for such and in the course of or incidental to the Business or this Agreement, all belong to the Joint Venture and shall be promptly returned to the Joint Venture upon termination; and

(b)

The Parties acknowledge that all Confidential Information is received or developed in confidence and for the exclusive benefit of the Joint Venture and the successors thereof.  During this Agreement and thereafter in accordance with this Agreement's restrictions, Parties will not, directly or indirectly, except as required by the normal business of the Joint Venture or expressly consented to in writing by the Management Committee:

(i)

disclose, publish or make available, other than to an authorized person any Confidential Information;

(ii)

acquire, possess for his own interest, sell, transfer or otherwise use or exploit any Confidential Information;

(iii)

permit the sale, transfer, or use or exploitation of any Confidential Information by any third party; or

(iv)

retain upon termination or expiration of this Agreement any Confidential Information, any copies thereof or any other tangible or retrievable materials containing or constituting Confidential Information;

14.

FORCE MAJEURE

14.01

No Party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control (except those caused by its own lack of funds) including, but not limited to, acts of God, fire, storm, flood, explosion, strikes, lockouts, or other industrial disturbances, riots, laws, rules and regulations or orders of any duly constituted governmental authority, including environmental protection agencies, or non-availability of materials or transportation (each an "Intervening Event").

14.02

All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

14.03

A Party relying on the provisions of sub-paragraph 14.0l will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such Party to settle or adjust any labour disputes or to question or to test the validity of any law, rule, regulation, or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders it uneconomical or impossible of completion.

15.

NOTICE

15.01

Any notice, direction, cheque or other instrument or communication required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by telegram, telex, telecommunication or other similar form of communication, in each case addressed to the intended recipient at the address of the respective Party set out on the first page hereof.

15.02

Any notice, direction, cheque or other instrument or communication will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the seventh business day following the day of mailing, except in the event of a disruption of the postal service in which event notice will be deemed to be received only when actually delivered on the address and, if sent by telegram, telex, telecommunications or other similar form of communication, be deemed to have been given or received on the day it was so sent.

15.03

Any Party may at any time give to the other notice in writing of any change of address of the Party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such Party for the purposes of giving notice hereunder.

16.

WAIVER

16.01

If any provision of this Agreement shall fail to be strictly enforced, or any Party shall consent to any action by any other Party, or shall waive any provisions as set out herein, such action by such Party shall not be construed as a general waiver thereof but only a waiver for the specific time that such waiver or failure to enforce takes place and shall at no time be construed as a consent, waiver, or excuse for any failure to perform and act in accordance with this Agreement at any past or future occasion.

17.

FURTHER ASSURANCES

17.01

Each of the Parties hereto, shall from time to time and at all times, do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.  This section shall not be construed as imposing any obligation on any Party to provide guarantees.

18.

USE OF NAME

18.01

No Party shall, except with written permission or when required by this Agreement, or by any law, by-law, ordinance, rule, order or regulation, use, suffer or permit to be used, directly or indirectly, the name of any other Party for any purpose related to this Agreement or the Project.

19.

ENTIRE AGREEMENT

19.01

This Agreement embodies the entire agreement and understanding among the Parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.

20.

AMENDMENT

20.0l

This Agreement may not be changed orally but only by an agreement in writing, executed by each of the Parties.

21.

TERM

21.01

Unless earlier terminated by default or by agreement of all Parties or as a result of one Party acquiring the whole of the other Party's Interest, the Joint Venture and this Agreement shall remain in full force and effect for so long as any part of the Joint Venture Assets or Project is held or conducted in accordance with this Agreement, but such period not to exceed 10 years.

22.

DEFAULT

22.01

No Party hereto shall purport to terminate this Agreement for any event of default except pursuant to the terms of this part.

22.02

Except for emergency proceedings in respect to a default by a Party which materially jeopardizes the Project or finances or credit or the JV Assets, no Party hereto shall take proceedings for default, or otherwise, unless it has given the defaulting Party notice in writing of the nature and scope of the default and the defaulting Party has failed to correct such default within ten (10) business days of notice of such default.

23.

TERMINATION AND WIND-UP

23.01

Upon termination of this Agreement for whatever cause, the Management Committee shall administer wind-up of the Joint Venture and shall dispose of JV Assets in such manner as the Management Committee determines, consistent with practices of corporate law and practice, and shall distribute the net JV Assets, after discharge of all encumbrances, in accordance with outstanding Interests.  At the time of wind-up of the Joint Venture or termination of the Project for any reason, the Management Committee shall meet and approve a procedure for the retention, maintenance and disposal of documents (the "Documents") and shall appoint such Party as may consent thereto to ensure that all proper steps are taken to implement and maintain that procedure.  If the Management Committee fails to approve a procedure as aforesaid, the Operator, if a Party, otherwise a Party holding an Interest as at the date immediately preceding the date the management Committee was called to meet, shall retain, maintain and dispose of the Documents according to such procedure, in compliance with all applicable laws, as it deems fit.  The Party entrusted with the retention, maintenance and disposal of the Documents shall estimate the costs and expenses incidental thereto and shall be entitled to receive payment of those costs and expenses prior to any distribution being made of the Assets or the revenues received on the disposal thereof.

24.

ENUREMENT

24.01

This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

25.

GOVERNING LAW AND COMPLIANCE

25.01

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia. The Parties will comply with all Canadian, U.S. and foreign laws, whether federal, provincial or state, applicable to the Parties hereunder.

26.

SEVERABILITY

26.01

If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

27.

HEADINGS

27.01

The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

28.

TIME OF THE ESSENCE

28.01

Time shall be of the essence in the performance of this Agreement.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day, month and year first written above.

THE CORPORATE SEAL of

)

Stockgroup Media Inc.

)

was hereunto affixed in the presence of:

)

)

)

c/s

)

Authorized Signatory

)

THE CORPORATE SEAL of

)

Stockhouse Media Corporation

)

was hereunto affixed in the presence of:

)

)

)

c/s

)

Authorized Signatory

)

Schedule "A"

Stockgroup Assets Contributed

the use of facilities of Stockgroup or of its affiliates at reasonable commercial rates;

conduct as Operator at reasonable commercial rates;

contribution of the Acquired Interests

Schedule "B"

Stockhouse Assets Contributed

Schedule "C"

The Project

Stockhouse has built an Internet financial media company that has succeeded in attracting a high amount of targeted traffic. The cost of servicing the Stockhouse Internet sites including but not limited to Stockhouse.ca, Stockhouse.com and Stockhouse.com.au exceeds the revenue that Stockhouse has been able to generate from its media properties. Stockgroup has built an Internet financial media and technology company, but has been more successful in generating revenue both in relationship to its costs and in relationship to Stockhouse.

Stockgroup uses and pays for the services of a number of content and data providers that are also used by Stockhouse. Stockgroup employs a variety of personnel that have the skills necessary to operate significant portions of the Stockhouse Internet sites. Stockgroup owns and operates a significant amount of the equipment necessary to operate the Stockhouse sites. Stockgroup has achieved a greater degree of success than Stockhouse in utilizing its technologies, infrastructure and marketing expertise to generate revenue.

The project is to reduce the combined costs of Stockhouse and Stockgroup by eliminating duplication of services and costs such as content and data providers, personnel, equipment, and premises and to increase revenues through a combining of the sales and marketing resources of the two companies and through the combining of service offerings to customers.

The project will be managed by Stockgroup who will use its management and infrastructure to reduce the combined costs of the two entities and to increase the revenues of the entities.

EXHIBIT 4.16 FORM OF SUBSCRIPTION AGREEMENT DECEMBER 31, 2002

SUBSCRIPTION AGREEMENT

PRIVATE ISSUE

To:

STOCKGROUP INFORMATION SYSTEMS INC.  (hereafter called the "Company" or "Issuer"), a Colorado company, with an address for notice and delivery at #500 - 750 W. Pender St., Vancouver, British Columbia, V6C 2T7

[Subscribers please note that to fulfill this subscription properly you must (a) read this document carefully and acquire your independent legal and investment advice as this document constitutes a binding legal document upon your tendering the same to the Company or its agents, (b) fill in the amount of securities subscribed for in the section "Securities Requested for Purchase by the Subscriber" on page 2 hereof, (c) check off the exemption below in the section "Eligibility Declaration by the Subscriber" (page 2 and following) which applies to you as either a US or Canadian subscriber, (d) complete the signature and information page at the end of this agreement, and (e) deliver this subscription agreement and payment, in accordance with the section "Method of Subscription", to the Issuer or its designated agent and if subscribing pursuant to an offering memorandum also include a signed 'risk acknowledgement' document]

COMPANY OFFERING

The Company is offering, on a private placement basis, units (the "Units" or also the "Securities"), whereby each Unit consists of one common share (the "Share" or "Shares" as the context requires or also the "Securities") and one non-transferable share purchase warrant (the "Warrant" or "Warrants" as the context requires) of its own issue, to eligible investors (such an investor who subscribes to this issue by this document is hereafter called the "Subscriber") at a price of $0.16 US per Unit.  The Company offers, and the Subscriber accepts, the Units on the terms and conditions hereafter set forth.

With each Unit subscribed, the Subscriber shall receive one Share and shall also receive a Warrant having the following characteristics:

(a)

two Warrants permits the purchase of another Share at a price of $0.22 US until twelve months from the date of issue;

(b)

the Warrants shall be altered for each alteration of capital of the Company, or its successor, as to number and

(c)

price in accordance with industry practice; and

(d)

the Warrants are non-transferable and the Warrants and any resultant shares are subject to such restrictions as law requires.

SECURITIES REQUESTED FOR PURCHASE BY THE SUBSCRIBER

Based upon the hereafter terms, conditions, representations, warranties, and covenants given by each party to the other, the Subscriber hereby subscribes for and agrees to purchase

____________________________ Units of the Company for an aggregate consideration of $ __________________________

US (the "Subscription Price") and for which payment is hereby delivered to the Company.  The Company, upon acceptance by the board of all or part of this subscription, agrees to issue the accepted number of Securities, fully paid and non-assessable, as consideration for the Subscriber's subscription, and to refund any excess subscription monies of the Subscription Price of any non-accepted portion.

The Subscriber understands and acknowledges that the Company is a reporting and publicly trading company listed on the NASD Over-the-Counter Bulletin Board and a reporting issuer in British Columbia and the Subscriber acknowledges that no party independent of the Company has made or will make any opinion or representations on the merits or risks of an investment in the Securities.  The Subscriber acknowledges hereby being advised and is encouraged to seek independent investment advice.

The Subscriber warrants that the Subscriber has truthfully and fully disclosed the Subscriber's information in this subscription document and has read and concurs in all the statements of this subscription, upon which the Company relies (to its possible damage if the Subscriber declares falsely), has disclosed the Subscriber's proper jurisdiction and has declared whether the Subscriber is or is not, directly or indirectly, a US subject and has considered carefully and answered truthfully (and has sought appropriate counsel and advice) as to the exemptions which apply to the Subscriber and has fully considered the economic reasonableness of an investment by the Subscriber in the Company in the circumstances of the Subscriber.

ELIGIBILITY DECLARATION BY THE SUBSCRIBER

As confirmation that the Subscriber is eligible to purchase the Securities as an exempt purchase the Subscriber warrants that it complies with one of the following exemptions, which has been checked off and upon which the Company relies.

BRITISH COLUMBIA AND ALBERTA SUBSCRIBERS

The Subscriber declares that the Subscriber is not a United States subject and if the Subscriber is a resident of British Columbia or Alberta the Subscriber fulfills one of the following criteria

(PLEASE CHECK OFF APPROPRIATE CATEGORY) and which category is warranted by the Subscriber:

(   )

at the time of the Subscriber's investment herein the Subscriber is a director, officer, or employee of the Company or a subsidiary.

(    )

The Subscriber is subscribing for an amount which has an aggregate acquisition cost of not less than a prescribed amount (being $97,000) and the purchaser is not a corporation, syndicate, partnership or other form of incorporated or unincorporated entity or organization created solely to permit the purchase of the Securities (or other similar purchases) by a group of individuals whose individual share of the aggregate acquisition cost of such Units is not less than $97,000.

(    )

The Subscriber is purchasing the Securities as principal and fulfils one of the following categories:

(a)

a director, senior officer or control person of the issuer, or of an affiliate of the issuer,

(b)

a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the issuer, or of an affiliate of the issuer,

(c)

a close personal friend of a director, senior officer or control person of the issuer, or of an affiliate of the issuer,

(d)

a close business associate of a director, senior officer or control person of the issuer, or of an affiliate of the issuer, or

(e)

a person or company that is wholly owned by any combination of persons or companies described in paragraphs (a) to (d).

[Section 3.1 of Multilateral Instrument 45-103]

(    )

The Subscriber is a resident of British Columbia and the Subscriber is purchasing the Securities as principal and the Subscriber:

(a)

has received an offering memorandum of the Issuer, and

(b)

has signed a risk acknowledgement and provided the same to the Issuer.

Notwithstanding any other provision of this agreement, if the Subscriber has subscribed employing this exemption then such Subscriber shall have the benefit of any additional terms set forth in the offering memorandum or provided by law in respect to rights of recission and contractual rights in the event of misrepresentation.

[Subsection 4.1(1) of Multilateral Instrument 45-103]

(    )

The Subscriber is a resident of  Alberta and:

(a)

the  Subscriber is purchasing the Securities as

principal,

(b)

the Subscriber has received an offering memorandum of the Issuer and has signed a risk acknowledgement and provided the same to the Issuer; and

(c)

either

(i)

the Subscriber is an eligible investor (a person whose net assets, alone or with spouse, exceeds $400,000 or whose net income before taxes in the two most recent years exceeded $75,000 (or $125,000 with spouse) and who reasonably expects to exceed such amount in the current year), or

(ii)

the Subscriber's aggregate acquisition cost does not exceed $10,000.

[Subsection 4.1(3) of Multilateral Instrument 45-103]

(    )

The Subscriber is an accredited investor and therefor is an exempt purchaser by virtue of the Subscriber's wealth.  For an individual an 'accredited investor' is a person who alone or with spouse has, directly or indirectly, financial assets (cash and securities)exceeding $1,000,000, net of related liabilities, or whose net income before taxes exceeded $200,000 in the two most recent years (or $300,000 with spouse) and reasonably expects to exceed that level in the current year.

The Subscriber represents and warrants that he has declared that the Subscriber is not a person subject to United States jurisdiction by checking off one of the foregoing categories of exemption and such declaration warrants without equivocation that the Subscriber is not a US investor, directly or indirectly, and the Subscriber is not subscribing as an agent or nominee or trustee or in any other capacity, partly or wholly or directly or indirectly, for a US person subject to US law.

UNITED STATES SUBSCRIBERS

If the Subscriber is a US citizen (or otherwise subject to US jurisdiction) the Subscriber hereby so declares and further declares that the Subscriber is an "Accredited Investor" as that term is defined in Regulation D promulgated under the relevant Securities Act (the "Act") of the United States, by virtue of the Subscriber's qualification under one or more of the following categories (PLEASE CHECK OFF APPROPRIATE CATEGORY):

(    )

The Subscriber is a natural person whose individual net worth, or joint net worth with that person's spouse exceeds $1,000,000, not including the Subscriber's principal residence.

(    )

The Subscriber is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(    )

The Subscriber is a corporation, organization described in section 501(c)(3) of the United States Internal Revenue Code, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.

(    )

The Subscriber is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person.

(    )

The Subscriber is a director or executive officer of the Corporation.

(    )

The Subscriber is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

(    )

The Subscriber is a bank as defined in section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in  section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self- directed plan, with investment decisions made solely by persons that are accredited investors.

(    )

The Subscriber is an entity in which all  of the equity owners are accredited investors under one or more of the categories set forth above.

REGULATION S APPLICATION

As the Company is a US company whose securities are subject to US law, the Subscriber hereby agrees, represents and warrants to the Company as follows:

(i)

Subscriber (i) is not a U.S. Person (as defined in Rule 902 of Regulation S ("Regulation S") under the United States

Securities Act of 1933 (the "1933 Act")), which definition includes, but is not limited to, any natural person resident in the United States, any corporation or partnership incorporated or organized under the laws of the United States, or any estate or trust of which any executor, administrator or trustee is a U.S. Person); (ii) is not purchasing any of the Securities for the account or benefit of any U.S. Person or for offering, resale or delivery for the account or benefit of any U.S. Person or for the account of any person in any jurisdiction other than the jurisdiction set out in the name and address of Subscriber below; and (iii) was not offered any Securities in the United States and was outside the United States at the time of execution and delivery of this Subscription Agreement.

(ii)

Subscriber acknowledges that the Securities have not been registered under the 1933 Act and the Company has agreed to register the securities purchased under this offering with the Securities and Exchange Commission by filing a registration statement under the 1933 Act within 60 days of the closing of this offering.  The Subscriber agrees to resell the Securities only in accordance with the provisions of Regulation S and any other applicable securities laws, pursuant to a registration under the 1933 Act, or pursuant to an available exemption from such registration, and that hedging transactions involving the Securities may not be conducted unless in compliance with the 1933 Act.  The Subscriber understands that any certificate representing the Securities will bear a legend setting forth the foregoing restrictions.  The Subscriber understands that the Securities are restricted securities within the meaning of Rule 144 promulgated under the 1933 Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of purchase and payment of the Securities by the Subscriber, and other terms and conditions of Rule 144 are complied with; and that any sale of the Securities may be made by the Investor only in limited amounts in accordance with such terms and conditions.  In addition, any Subscriber who is a British Columbia or Alberta resident will be subject to British Columbia and Alberta resale restrictions which will be set out in the legend stamped on the certificate representing the Securities.

(iii)

No U.S. Person, either directly or indirectly, has any beneficial interest in any of the Securities acquired by Subscriber hereunder, nor does Subscriber have any agreement or understanding (written or oral) with any U.S. Person respecting:

(a)

the transfer or any assignment of any rights or interest in any of the Securities;

(b)

the division of profits, losses, fees, commissions or any financial stake in connection with this subscription; or

(c)

the voting of the Securities.

       (iv)           the Subscriber understands that each person exercising any Warrant comprising a part of the Securities will be required to give to the Company at the time of exercise written certification that such person is not a U.S. person and that the Warrant is not being exercised on behalf of a U.S. person.

RESTRICTED SECURITIES AND RESTRICTED DISPOSITION

The Subscriber represents and warrants that the Subscriber was not specifically formed and has not acted to acquire any of the Securities subscribed for in this Agreement in violation of the provisions of Regulation S or Rule 144 under the securities laws of the United States or in violation of any of the exemptions provided by the securities laws of Alberta or British Columbia.  The Subscriber acknowledges that the Securities will be restricted as to disposition as set forth below and agrees to abide by such restrictions.

Whether the Subscriber has purchased subject to Rule 144 or Reg. S or pursuant to any exemptions under the securities laws of British Columbia or Alberta the Subscriber represents and warrants that the Subscriber understands that:

(a)

neither the sale of the Securities which the Subscriber is acquiring nor the Securities themselves has been registered under any state securities laws and the Securities must be held indefinitely unless subsequently registered or an exemption from such registration is available; and

(b)

the share certificate representing the Securities will be stamped with the following legends (or substantially equivalent language) restricting transfer:

"The securities represented by this certificate have not been registered under the Securities Act of 1933 or the laws of any state and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution.  These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the issuer being affixed to this certificate.  The stock transfer agent has been ordered to effectuate transfers of this certificate only in accordance with the above instructions."

"Unless permitted under securities legislation in British Columbia or Alberta, the holder of the securities shall not trade the securities before the earlier of (i) the date that is 12 months and a day after the date the issuer first became a reporting issuer in any of Alberta, British Columbia, Manitoba, Nova Scotia, Ontario, Quebec and Saskatchewan, if the issuer is a SEDAR filer; and (ii) the date that is 12 months and a day after the later of (A) the distribution date, and (B) the date the issuer became a reporting issuer in the local jurisdiction of the purchaser of the securities that are the subject of the trade."

It is acknowledged by the parties hereto that the Company will attempt to acquire the benefit of four month hold periods to the Securities for the benefit of British Columbia and Alberta subscribers (and any subscribers in other provinces who may participate where such is permitted) by application to listing on the TSX Venture Exchange and filing of an AIF under the policies of such jurisdictions.  However, it is acknowledged that the Company will make reasonable commercial efforts to effect such and there is no warranty that such will occur.  In the event of failure of the same the forgoing restrictions will apply and the investor is also directed to the terms of section 2 under the section headed "Additional Investment Subscription Terms, Corporate Disclosure and General Subscriber Acknowledgements and Warranties" below.

METHOD OF SUBSCRIPTION

A subscription shall be made by delivering to the Company or its agent a signed and fully completed copy of this subscription agreement (with a 'risk acknowledgement declaration' if subscribing pursuant to an offering memorandum) and the Subscription Price made to the order of the Company or its designated agent.

The Company shall return to the Subscriber the Subscription Price, or such amount as has not been accepted, as to such part of the subscription which the Company has not accepted.

Should the Subscriber's subscription be submitted to the solicitors for the Issuer and payment delivered to the solicitors in trust then the Subscriber agrees that the solicitors shall have no accountability to the Subscriber whatsoever, and acknowledges that the solicitors are merely recipients for the Issuer and have no solicitors obligations of any nature to the Subscriber.  The only duty the solicitors shall have is to deliver the subscription agreement and the subscription monies to the Issuer and the solicitors shall require no further instruction other than this paragraph from the Subscriber in order to deliver the same to the Issuer.  Under no circumstances shall the Company's solicitors be considered to be giving legal or other advice or services to the Subscriber and no communication between the Subscriber and such solicitors shall be considered advice (at the most only administrative subscription assistance on behalf of the Company) but the Subscriber shall rely solely and exclusively on his own judgement and the advice of his own counsel.

ADDITIONAL INVESTMENT SUBSCRIPTION TERMS, CORPORATE DISCLOSURE AND GENERAL SUBSCRIBER ACKNOWLEDGMENTS AND WARRANTIES

1.

Description of the Securities.   The Securities are a part of the common shares of the Company.  The Company's authorized capital consists of 75,000,000 common shares without par value, of which 15,875,768 shares were issued and outstanding as of August 20, 2002, and 5,000,000 preferred shares without par value, of which no shares were issued and outstanding as of August 20, 2002.  Copies of the constating documents of the Company describing the common securities and the rights of holders and other corporate materials of the Company are available upon request.

2.

Closing of subscription and Use of Funds of the Securities.   The Subscriber agrees that closing of this subscription, and completion of the transaction, is subject to and deferred until listing of the Issuer on the TSX Venture Exchange and until completion of an effective AIF filing ("Closing Conditions"). Notwithstanding such deferral the subscription monies shall be advanced to the Issuer to reserve the Subscriber's subscription and the Issuer may employ such funds for its business purposes nor shall such funds be considered a loan and shall not bear interest but shall constitute solely a reservation of subscription and advance of funds.  The Subscriber shall not demand return of its subscription unless the Closing Conditions have not occurred for a period in excess of one year from the date of this subscription.  Notwithstanding the Closing Conditions the Issuer may elect to waive the Closing Conditions on or before such one year subject to the Issuer being a trading issuer in good standing on the OTCBB or another public exchange and subject to the Issuer proceeding to file an amended or new SB-2  qualifying the Securities unless the Shares of the Securities otherwise have the benefit of an exemption permitting trading.  The Subscriber acknowledges that the funds to be raised from the Securities are to be employed for the business of the Company in accordance with management's determination as to the best use of the same for the Company's business plans.  Notwithstanding any disclosure document provided concurrent with this subscription the Company reserves the right at any time to alter its business plans in accordance with management's appreciation of the market for the goods and services of the Company and the best use of the Company's funds to advance its business, whether present or future.

3.

Securities Issued at Different Prices and Characteristics.   The Subscriber acknowledges that the Company will issue its securities at different prices which may occur sequentially, from time-to-time, or at the same time.  The Company will also issue offerings which have warrants, or other benefits, attached and some offerings which do not.  Not all subscribers will receive common shares, or other share classes, of the Company at the same price and such may be issued at vastly different prices to that of the Subscriber.  For example, the Company has or may issue Securities at nominal prices for developmental assets (which cannot be valued and so may be assigned a nominal value on the Company's books) or for services or to attract expertise or management talent or other circumstances considered advisable by the board of directors.  Such issuance at different prices are made by the board in its judgement as to typical structuring for a company such as the Company, to incentivise, reward, and to provide a measure of developmental control, to acquire assets or services which the board considers necessary or advisable for the Company's development and success, and other such considerations in the board's judgement.  The Subscriber acknowledges these matters, understands that the Subscriber's investment is not necessarily the most advantageous investment in the Company, and authorizes the Board now and hereafter to use its judgement to make such issuances whether such issuances are at a lesser, equal or greater price than that of the Subscriber and whether such is prior to, concurrent with, or subsequent to the Subscriber's investment. The Subscriber acknowledges that the Subscriber has had disclosed to the Subscriber that the Company has issued securities at different prices and with different characteristics, the Subscriber has had the opportunity for full disclosure and questions in respect thereto, and the Subscriber accepts without equivocation the securities structure and pricing of the Company by subscription hereto.

4.

Subscriber's Acknowledgments.  The Subscriber agrees and acknowledges that:

(a)

Withdrawal or Revocation.  This Subscription Agreement is given for valuable consideration and shall not be withdrawn or revoked by the Subscriber once tendered with the Subscription Price except for Subscribers in British Columbia or Alberta subscribing by offering memorandum exemption who shall have a right to cancel the subscription by midnight on the second business day after the Subscriber has signed this agreement;

(b)

Agreement to be Bound.  The Subscriber hereby specifically agrees to be bound by the terms of this Subscription Agreement as to all particulars hereof and hereby reaffirms the acknowledgments, representations, and powers set forth in this Subscription Agreement;

(c)

Reliance on Subscriber's Representations.  The Subscriber understands that the Company will rely on the acknowledgments, representations, and covenants of the Subscriber herein in determining whether a sale of the Securities to the Subscriber is in compliance with applicable securities laws.  The Subscriber warrants that all acknowledgments, representations and covenants are true and accurate;

(d)

Waiver of Preemptive Rights.  The Subscriber hereby grants, conveys, and vests the President of the Company as the Subscriber's power of attorney solely for the purpose of waiving any prior or preemptive rights which the Subscriber may have to further issues of equity by the Company.

5.

Subscriber's Representations, Warranties, and Understandings.  The Subscriber represents and warrants to the Company and states that:

(a)

Principal.  The Subscriber is purchasing the Securities as principal for his own account and not for the benefit of any other person except as otherwise stated herein, and not with a view to the resale or distribution of all or any of the Securities;

(b)

Decision to Purchase.  The decision of the Subscriber to enter into this agreement and to purchase Securities pursuant hereto has been based only on the representations of this agreement and any collateral business plan or offering memorandum provided herewith.  It is not made on other information relating to the Company and not upon any oral representation as to fact or otherwise made by or on behalf of the Company or any other person.  The Subscriber agrees that the Company assumes no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of any business plan information, which has been created based upon the Company's management experience.  In particular, and without limiting the generality of the foregoing, the decision to subscribe for Securities has not been influenced by:

(i)

Newspaper, magazine or other media articles or reports related to the Company or its business; or

(ii)

Promotional literature or other materials used by the Company for sales or marketing purposes; or

(iii)

Any representations, oral or otherwise, that the Securities will be repurchased or have any guaranteed future realizable value, or that there is any certainty as to the success of the Company or liquidity or value of the Securities.

(c)

Economic Risk.  The Subscriber has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of his investment in the Securities, or has sought and received independent professional advice, and the Subscriber is able to bear the economic risk of a total loss of the Subscriber's investment in the Securities;

(d)

Speculative Investment.  The Subscriber understands that an investment in the Securities is a speculative investment, that there is no guarantee of success of Management's plans and that any offering memorandum or business plan provided to the Subscriber is made based upon business experience to date and management's reasonable efforts at disclosure and is subject to error and subject to be proven wrong by future events and experience.  Management's plans are an effort to apply present knowledge and experience to project a future course of action which is hoped will result in financial success employing the Company's assets and with the present level of management's skills and of those whom the Company will need to attract (which cannot be assured). Additionally, all plans are capable of being frustrated by new or unrecognized or unappreciated present or future circumstances which can typically not be accurately, or at all, predicted.

(e)

Status.  If the Subscriber has stated that he is not a U.S. person, as defined under the United States Securities Act of 1933, as amended (the "U.S. Act"), then he declares unequivocally that he is not a US person and was not offered the Securities in the United States (as that term is defined in the U.S. Act), and did not execute or deliver this Agreement in the United States.  If the Subscriber is a US person then such has been declared in this document by noting the Subscriber as having a US address below, completing the declarations at the commencement of this document (all of which are truly stated), and the Subscriber qualifies as an eligible investor (by virtue of having the requisite personal wealth and income and/or qualifying under other appropriate exemption) under the relevant securities laws;

(f)

Address.  The Subscriber is resident as set out on the last page of this Agreement as the "Subscriber's Address" and the address set forth on the last page of this Agreement is the true and correct address of the Subscriber;

(g)

Risk and Resale Restriction.  The Subscriber is aware of the risks and other characteristics of the Securities and of the fact that the Subscriber will not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policy;

(h)

Receipt of Information.  The Subscriber acknowledges that, to his satisfaction:

(i)

He has either had access to or has been furnished with sufficient information regarding the Company and the terms of this investment transaction to his satisfaction;

(ii)

He has been provided the opportunity to ask questions concerning this investment transaction and the terms and conditions thereof and all such questions have been answered to his satisfaction; and

(iii)

He has been given ready access to and an opportunity to review any information, oral or written, that he has requested, in particular to any offering memorandum or business plan of the Company, if available concurrent with or as a part of this subscription;

(i)

No Prospectus filing.  The Subscriber acknowledges that this is an offering made on a private basis without a prospectus and that no federal, state, provincial or other agency has made any finding or determination as to the merits of the investment nor made any recommendation or endorsement of the Securities, and that:

(i)

The Subscriber may be or is restricted from using most of the civil remedies available under the applicable securities act; and

(ii)

The Company is relieved from certain obligations that would otherwise apply under the applicable securities act;

(j)

Confidentiality.  The Subscriber understands that the Company's business plan and this Agreement are confidential.  The Subscriber will not and has not distributed such, or divulged the contents thereof, to anyone other than such legal or financial advisors as the Subscriber has deemed desirable for purposes of evaluating an investment in the Securities and the Subscriber has not made any copies thereof except for his own records;

(k)

Age of Majority.  The Subscriber, if an individual, has attained the age of majority and is legally competent to execute this Agreement and to take all actions required pursuant hereto;

(l)

Authorization and Formation of Subscriber.  The Subscriber, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold the Securities and such entity has not been formed for the specific purpose of acquiring Securities in the Offering.  If the Subscriber is one of the aforementioned entities, it hereby agrees that upon request of the Company it will supply the Company with any additional written information that may be requested by the Company;

(m)

Legal Obligation.  This Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

(n)

Compliance With Applicable Laws.  The Subscriber knows of no reason (and is sufficiently knowledgeable to determine the same or has sought legal advice) why the delivery of this Agreement, the acceptance of it by the Company and the issuance of the Securities to the Subscriber will not comply with all applicable laws of the Subscriber's jurisdiction of residence or domicile, and all other laws applicable to the Subscriber, and the Subscriber has no reason to believe that the Subscriber's subscription hereby will cause the Company to become subject to or required to comply with any disclosure, prospectus or reporting requirements or to be subject to any civil or regulatory review or proceeding.  The Subscriber will comply with all applicable securities laws and will assist the Company in all reasonable manners to comply with all applicable securities laws; and

(o)

Encumbrance or Transfer of Securities.  The Subscriber will not sell, assign, gift, pledge or encumber in any manner whatsoever the Securities herein subscribed without the prior written consent of the Company and in accordance with applicable securities laws.

The Subscriber agrees that the above representations and warranties of the Subscriber will be true and correct as of the execution of and acceptance of this Agreement and will survive the completion of the issuance of the Securities.  The Subscriber understands that the Company will rely on the representations and warranties of the Subscriber herein in determining whether a sale of the Securities to the Subscriber is in compliance with law and the Subscriber warrants to indemnify and hold harmless the Company from all damages or claims resulting from any misrepresentation by the Subscriber.

6.

Material Changes.  The Subscriber undertakes to notify the Company immediately should there be any material change in the foregoing warranties and representations and provide the Company with the revised or corrected information.  The Subscriber hereby agrees to indemnify and hold the Company and its affiliates harmless from and against any and all matters incurred on account of or arising out of:

(a)

Any inaccuracy in the Subscriber's acknowledgments, representations or warranties set forth in this Agreement;

(b)

The Subscriber's disposition of any of the Securities contrary to the Subscriber's acknowledgments, representations or warranties in this Agreement;

(c)

Any suit or proceeding based upon a claim that said acknowledgments, representations or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or its affiliates or the disposition of all or any part of the Subscriber's Securities; and

(d)

The Subscriber's failure to fulfill any or all of the Subscriber's obligations herein.

7.

Address for Delivery.  Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by delivery (electronic or otherwise) or prepaid registered mail addressed to the Subscriber or the Company at the addresses specified in this Agreement.  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the fifth day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

8.

Change of Address.  Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

9.

Severability and Construction.  Each section, sub-section, paragraph, sub-paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).  The word "he" in this Agreement shall also mean she or it relative to the identity of the Subscriber.

10.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the province of British Columbia and the laws of Canada applicable therein.  Any dispute regarding matters as between the Subscriber and the Company, whether as a subscriber or shareholder and whether arising under this Agreement or pursuant to shareholder rights pursuant to the constating documents of the Company or applicable law, shall be adjudicated exclusively in British Columbia unless the Company shall permit otherwise.

11.

Survival of Representations and Warranties.  The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

12.

Counterparts.  This Agreement may be signed by the parties hereto in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth in this Agreement.  This Agreement may be executed and exchanged by facsimile and such facsimile copies shall be valid and enforceable agreements.

13.

Entire Agreement.  This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings.  There are no collateral agreements or understandings hereto and this Agreement, and the documents contemplated herein, constitutes the totality of the parties' agreement.  This Agreement may be amended or modified in any respect by written instrument only.

14.

Successors and Assigns.  The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Subscriber, the Company and their respective successors and lawfully permitted assigns; provided that, except as herein provided, this Agreement shall not be assignable by any party without the written consent of the other.  The benefit and obligations of this Agreement, insofar as they extend to or affect the Subscriber, shall pass with any assignment or transfer of the Securities in accordance with the terms of this Agreement.

SIGNATURE PAGE TO A PRIVATE ISSUE SUBSCRIPTION AGREEMENT OF STOCKGROUP INFORMATION SYSTEMS INC.

DATED this _______

 day of _______________

, 2002.

______________________________________                        ______________________________

(Name of Subscriber - please print)

                                                              ______________________________

                                                              ______________________________

____By:___________________________

(Official Capacity or Title if a company)                     ______________________________

                                                               (Subscriber's Address above)

___________________________________                           ______________________________

Signature of Subscriber or Official                               (Telephone Number)

___________________________________                           ______________________________

(Please print name of individual whose                            (Facsimile Number)

signature appears above if different than the

name of the Subscriber printed above).                        ______________________________

                          (e-mail address)

ACCEPTANCE

Stockgroup Information Systems Inc.  hereby accepts the above subscription as of this ____ day of _____________, 2002.

Stockgroup Information Systems Inc.

)

by its authorized signatory:

)

)

______________________________      )

Authorized Signatory

)

EXHIBIT 4.17 FORM OF WARRANT DECEMBER 31, 2002

SHARE PURCHASE WARRANT CERTIFICATE

(NON-TRANSFERABLE)

No. [Seq.]

WARRANTS FOR UP TO [NUMBER] COMMON SHARES

STOCKGROUP INFORMATION SYSTEMS INC.

(Incorporated under the laws of the State of Colorado)

WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL MAY 1, 2003.  UNLESS OTHERWISE PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE MAY 1, 2003.

THE WARANTS REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT.

IN ADDITION, THE SECURITIES ACQUIRED UPON EXERCISE OF SUCH WARRANTS HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND TRANSFER OF SUCH IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REISTRATION.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

THE WARRANTS REPRESENTED HEREBY ARE NON-TRANSFERABLE AND WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 4:30 P.M. (PACIFIC STANDARD TIME) ON DECEMBER 31, 2003.

THIS IS TO CERTIFY THAT, for value received, [full name of holder] (the "Holder"), of [full address], is entitled to purchase up to a total of [number] fully paid and non-assessable common shares of no par value (each a "Share") of STOCKGROUP INFORMATION SYSTEMS INC. (the "Company") at a purchase price of U.S. $0.22 per Share if subscribed for at any time prior to 4:30 p.m. (Pacific Standard Time), on DECEMBER 31, 2003 (the "Time of Expiry").

1.

The aforesaid right to purchase Shares may be exercised by the Holder at any time and from time to time prior to the Time of Expiry by (i) duly completing in the manner indicated and executing the subscription form attached hereto, (ii) surrendering this Warrant to the Company at its principal office in Vancouver, British Columbia, and (iii) paying the appropriate purchase price for the Shares subscribed for either in cash or by certified cheque or money order payable at par to the order of the Company.  Upon said surrender and payment, the Company will issue to the Holder of the subscription form the number of Shares subscribed for and said Holder will become a shareholder or shareholders of the Company in respect of the Shares as of the date of such surrender and payment.  Subject to the terms and conditions of this Warrant, the Company will, as soon as practicable after said surrender and payment, mail to the person or persons at the address or addresses specified in the subscription form a certificate or certificates evidencing the Shares subscribed for.  If the Holder of this Warrant subscribes for a lesser number of Shares than the number of Shares referred to in this Warrant, the Holder shall be entitled to receive a further Warrant, without charge, in respect of Shares not subscribed for.

2.

The Holder of this Warrant may surrender this Warrant to the Company at its principal office in Vancouver, British Columbia, in exchange for new certificates representing this Warrant entitling the bearer to purchase in the aggregate the same number of Shares referred to in this Warrant.

3.

The Holder hereof and the Company, by acceptance and issuance of this Warrant, agree that this Warrant and all rights hereunder may not be transferred or assigned.

4.

Nothing contained herein shall confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares at any time subsequent to the Time of Expiry, and from and after such time this Warrant and all rights hereunder shall be void and of no value.

5.

This Warrant shall not constitute the Holder a member of the Company.

6.

This Warrant is also subject to the terms and conditions which are attached to this Warrant as Schedule "A".

7.

Time shall be of the essence hereof.

IN WITNESS WHEREOF STOCKGROUP INFORMATION SYSTEMS INC. has caused its common seal to be affixed and this Warrant to be signed by its authorized representative effective this 31st day of December, 2002.

Signed by:

STOCKGROUP INFORMATION SYSTEMS INC.

(c/s)

Per:   ______________________________
                                   Authorized Signatory

FORM OF SUBSCRIPTION

To:

STOCKGROUP INFORMATION SYSTEMS INC.

The undersigned holder of the attached Warrant hereby subscribes for _______________ Shares of STOCKGROUP INFORMATION SYSTEMS INC. (the "Company") pursuant to the attached Warrant at a purchase price of U.S. $0.22 per Share if subscribed for on or before 4:30 p.m. (Pacific Standard Time) on December 31, 2003, (or such number of other Shares or securities to which such subscription entitles it in lieu thereof or in addition thereto under the terms and conditions mentioned in the within Warrant) on the terms specified in the said Warrant.  This subscription is accompanied by cash or a certified cheque or money order payable to or to the order of the Company for the whole amount of the purchase price of the said Shares.

The undersigned hereby directs that the said Shares be registered as follows:

     Name in Full

Address

    Number of Shares

_____________________       ______________________       _________________________

_____________________       ______________________       _________________________

_____________________       ______________________       _________________________

_____________________       ______________________       _________________________

Total:

_________________

DATED this _____ day of _____________, _________.

In the presence of:

______________________                ____________________________________

Signature of Witness

Signature of Warrant Holder

(Authorized Signatory if not an individual)

______________________                ____________________________________

Name and address of Witness

If Warrant Holder is not an individual, name

and title of Authorized Signatory

Please print below your name and address in full:

Name:    _________________________________

Address: _________________________________

         _________________________________

__________

SCHEDULE "A"

TERMS AND CONDITIONS

Of

WARRANTS

These are the Terms and Conditions which are attached to the Warrants issued by Stockgroup Information Systems Inc.

ARTICLE ONE - INTERPRETATION

Section 1.01 - Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent:

(a)

"Company" means Stockgroup Information Systems Inc. or any successor company referred to in Article 7;

(b)

"Company's Auditors" means an independent firm of accountants duly appointed as auditors of the Company;

(c)

"Current Market Price" of the shares at any date means the closing price for such shares for the trading day immediately prior to such date on the TSX Venture Exchange (or if there is not a closing price on such date, the average of the bid and ask prices) or, if on such date the shares are not listed on the TSX Venture Exchange, on such stock exchange or over-the-counter market upon which the shares are listed or quoted;

(d)

"Director" means a director of the Company for the time being, and reference, without more, to action by the directors of the Company shall mean action taken by the directors of the Company as a board, or whenever duly empowered, action by an executive committee of the board;

(e)

"herein", "hereby" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expressions "Article" or "Section" followed by a number refer to the specified Article or Section of these Terms and Conditions;

(f)

"Issuance Date" means that date on which the Company issued the attached Warrants;

(g)

"person" means an individual, company, partnership, trustee or any unincorporated organization, and any words importing persons have a similar meaning;

(h)

"shares" means the no par value common shares in the capital of the Company as constituted at the Issuance Date and any shares resulting from any subdivision or consolidation of the shares;

(i)

"Time of Expiry" means 4:30 p.m. (Pacific Standard Time) on December 31, 2003;

(j)

"Warrants" means the Warrants of the Company issued and presently authorized, as set out in Section 2.01 and for the time being outstanding, and any other warrants made subject to these Terms and Conditions;

(k)

"Warrant Holders" or "Holders" means the bearers of the Warrants for the time being; and

(l)

"Warrant Holders' Request" means an instrument signed in one or more counterparts by Warrant Holders entitled to purchase in the aggregate not less than 25% of the aggregate number of shares which could be purchased pursuant to all the Warrants outstanding for the time being, requesting the Company to take some action or proceeding.

Section 1.02 - Gender and Number

Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

Section 1.03 - Interpretation Not Affected by Headings

The division of these Terms and Conditions into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect their construction of interpretation.

Section 1.04 - Currency

Except as otherwise stated, all dollar amounts herein are expressed in United States dollars.

Section 1.05 - Applicable Law

The Warrants will be construed in accordance with the laws of British Columbia and will be treated in all respects as British Columbia contracts.

ARTICLE TWO - ISSUE OF WARRANTS

Section 2.01 - Issue of Warrants

Warrants entitling the Holders thereof to purchase an aggregate of up to 25,000 shares are authorized to be issued by the Company on the basis of an issue of 25,000 Warrants where one Warrant is required to purchase one share of the Company.

Section 2.02 - Additional Warrants

Nothing contained herein shall preclude the Company from time to time to make further equity or debt offerings and sell additional shares, warrants or grant options or similar rights to purchase shares of its capital stock.

Section 2.03 - Issue in Substitution for Lost Warrants

(a)

Subject to Section 2.03(b), if a Warrant is mutilated, lost, destroyed or stolen, the Company shall issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant, and the substituted Warrant will be entitled to the benefit of these Terms and Conditions and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.

(b)

The applicant for the issue of a new Warrant will bear the cost of its issue and in case of loss, destruction or theft, furnish to the Company such evidence of ownership and of loss, destruction or theft of the Warrant so lost, destroyed or stolen, as will be satisfactory to the Company in its discretion, and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion, and will pay the reasonable charges of the Company in connection with such issuance of a new Warrant.

Section 2.04 - Warrant Holder Not a Shareholder

The holding of a Warrant will not constitute the Holder a member of the Company, nor entitle him to any right or interest except as expressly provided in the Warrant and herein.

ARTICLE THREE - OWNERSHIP AND TRANSFER

Section 3.01 - Exchange of Warrants

(a)

Warrants in any authorized denomination may, upon compliance with the reasonable requirements of the Company, be exchanged for Warrants in any other authorized denomination, of the same class and date of expiry, entitling the Holder to purchase an equal aggregate number of shares at the same subscription price and on the same terms as the Warrants so exchanged.

(b)

Warrants may be exchanged only at the office of the Company and any Warrants tendered for exchange will be surrendered to the Company and cancelled.

(c)

On exchange of Warrants, the Company, except as otherwise herein provided, may charge a sum not exceeding $10.00 for each new Warrant issued, and payment of such charges and of any transfer taxes or governmental or other charges required to be paid will be made by the party requesting such exchange.

Section 3.02 - Ownership of Warrants

(a)

The Company may deem and treat the registered holder of any Warrant as the absolute owner of such Warrant, for all purposes, and will not be affected by any notice or knowledge to the contrary.

(b)

The registered holder of any Warrant will be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate Holder and all persons may act accordingly, and the receipt of any such bearer for the shares will be a good discharge to the Company for the same and the Company will be bound to enquire into the title of any such bearer.

Section 3.03 - Transfer of Warrants

The Warrants are non-transferable.

ARTICLE FOUR - EXERCISE OF WARRANTS

Section 4.01 - Method of Exercise of Warrants

The right to purchase shares conferred by the Warrants may be exercised, before the Time of Expiry, by the Holder of such Warrant surrendering it, with a duly completed and executed subscription in the form attached thereto and cash or a certified cheque or money order payable to or to the order of the Company, in Vancouver, British Columbia, for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of the United States, to the Company at its principal office in the City of Vancouver.

Section 4.02 - Effect of Exercise of Warrants

As soon as practicable after surrender and payment, and subject to the terms and conditions set forth herein, the Company will cause to be delivered to the person or persons in whose name or names the shares subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered.  Upon issuance, such person or persons shall be deemed to have become the holder or holders of record of such shares on the date of surrender and payment.

Section 4.03 - Subscription for Less than Entitlement

The Holder of any Warrant may subscribe for and purchase a number of shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant.  In the event of any purchase of a number of shares less than the number which can be purchased pursuant to a Warrant, the Company will issue, without charge, a new Warrant in respect of the balance of the shares which the Holder was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

Section 4.04 - Warrants for Fractions of Shares

No fractional shares shall be issued upon exercise of the Warrants.  If any fractional interest in a share would, except for the provisions of the first sentence of this Section 4.04, be deliverable upon the exercise of a Warrant, the number of shares to be issued to the Warrant Holder upon exercise of the Warrant shall be rounded up to the next whole number.

Section 4.05 - Expiration of Warrants

After the Time of Expiry all rights attaching to the Warrants will wholly cease and terminate and the Warrants will be void and of no effect.

Section 4.06 - Exercise Price

The price per share which must be paid to exercise a Warrant (the "Exercise Price") is as set forth on the face of the Warrant certificate, subject to adjustment as provided for herein.

Section 4.07 - Adjustment of Number of Shares

(1)

The number of shares deliverable upon the exercise of the Warrants will be subject to adjustment from time to time as follows:

(a)

if and whenever, at any time from the Issuance Date until the Time of Expiry, the Company shall:

(i)

subdivide, redivide or change its outstanding shares into a greater number of shares;

(ii)

reduce, combine or consolidate its outstanding shares into a smaller number of shares; or

(iii)

issue shares to all or substantially all of the holders of shares by way of a stock distribution (other than the issue of shares to holders of shares as dividends by way of stock dividend in lieu of a cash dividend paid in the ordinary course or pursuant to any dividend reinvestment plan of the Company in force from time to time);

the number of shares obtainable under each Warrant shall be adjusted immediately after the effective date of such subdivision, redivision, change, reduction, combination, consolidation or stock dividend by multiplying the number of shares theretofore obtainable on the exercise of the Warrants by a fraction of which the numerator shall be the total number of shares outstanding immediately after such date and the denominator shall be the total number of shares outstanding immediately prior to such date.  Such adjustment shall be made successively whenever any event referred to in this subsection shall occur;

(b)

if and whenever, at any time from the Issuance Date and prior to the Time of Expiry, there is a reclassification of the shares or a capital reorganization of the Company other than as described in subsection 4.07(1)(a) or a consolidation, amalgamation, merger, arrangement or other form of business combination of the Company with or into any other body corporate, trust, partnership or other entity, or a sale, lease, exchange or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Warrant Holder who has not exercised its right of acquisition, as at the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of shares such Warrant Holder would otherwise be entitled to acquire, the number of shares or other securities or property of the Company or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Warrant Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Warrant Holder had been the registered holder of the number of shares to which such Warrant Holder was theretofore entitled upon such exercise;

(c)

if and whenever, at any time from the Issuance Date until the Time of Expiry, the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of shares entitling the holders thereof, within a period expiring not more than 45 days after the date of issue thereof, to subscribe for or purchase shares (or securities convertible into or exchangeable for shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on the earlier of such record date and the date on which the Company announces its intention to make such issuance, then, in each such case, the number of shares obtainable under a Warrant will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the number of shares theretofore obtainable on the exercise of a Warrant in effect on such record date by a fraction, of which the denominator shall be the total number of shares outstanding on such record date plus a number of shares equal to the number arrived at by dividing the aggregate price of the total number of additional shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the numerator shall be the total number of shares outstanding on such record date plus the total number of additional shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable).  To the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the number of shares obtainable upon exercise of the Warrants will then be readjusted to the number of shares obtainable upon exercise of the Warrants which would then be in effect if such record date had not been fixed or to the number of shares obtainable upon exercise of the Warrants which would then be in effect based upon the number of shares (or securities convertible into or exchangeable for shares) actually issued upon the exercise of such rights, options or warrants, as the case may be;

(d)

if and whenever, at any time from the Issuance Date until the Time of Expiry, the Company shall fix a record date for the making of a distribution to all or substantially all of the holders of shares of:

(i)

shares of any class other than common shares whether of the Company or any other corporation (other than shares distributed to holders of shares as dividends paid in the ordinary course as stock dividends);

(ii)

rights, options or warrants (other than rights, options or warrants exercisable by the holders thereof within a period expiring not more than 45 days after the date of issue thereof);

(iii)

evidences of indebtedness; or

(iv)

cash, securities or other property or assets (other than cash dividends paid in the ordinary course);

then, in each such case, the number of shares obtainable on the exercise of a Warrant will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the number of shares theretofore obtainable on the exercise of the Warrants in effect on such record date by a fraction, of which the denominator shall be the total number of shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Company announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the numerator shall be the total number of shares outstanding on such record date multiplied by such Current Market Price.  To the extent that such distribution is not so made or to the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the number of shares obtainable upon the exercise of a Warrant will then be readjusted to the number of shares obtainable upon the exercise of a Warrant which would then be in effect if such record date had not been fixed or to the number of shares obtainable upon the exercise of a Warrant which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be; and

(e)

the adjustments provided for in this Article 4 in the subscription rights pursuant to any Warrants are cumulative.

(2)

Any adjustment to the number of shares or other classes of shares in the capital of the Company or securities or property which a Warrant Holder is entitled to receive upon the exercise of the Warrants (the "Exchange Basis") shall also include a corresponding adjustment to the Exercise Price which shall be calculated by multiplying the Exercise Price by a fraction the numerator of which shall be the Exchange Basis prior to the adjustment and the denominator of which shall be the Exchange Basis after the adjustment.

Section 4.08 - Determination of Adjustments

If any questions arise with respect to the adjustments provided for in this Article 4, such question will be conclusively determined by the Company's Auditors, or, if they decline to act any other firm of nationally recognized Chartered Accountants, in Vancouver, British Columbia, that the Company may designate and who will have access to all appropriate records, and such determination will be binding upon the Company and the Holders of the Warrants.

Section 4.09 - Postponement of Subscription

In any case in which this Article 4 shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such an event:

(a)

Issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event, the additional shares issuable upon such exercise by reason of the adjustment required by such event, and

(b)

Delivering to such Holder any distributions declared with respect to such additional shares after such Exercise Date and before such event;

provided, however, that the Company shall deliver to such Holder an appropriate instrument evidencing such Holder's right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of shares purchasable on the exercise of any Warrant to such distributions declared with respect to any additional shares issuable on the exercise of any Warrant.

Section 4.10 - Notice of Adjustment

(a)

At least 14 days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment in any of the subscription rights pursuant to any of the Warrants, including the Exercise Price and the number of shares which are purchasable upon the exercise thereof, or such longer period of notice as the Company shall be required to provide holders of shares in respect of any such event, the Company shall give notice to the Warrant Holders by way of a certificate of the Company specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment.

(b)

In case any adjustment for which a notice in subsection

4.10(a) of this Section 4.10 has been given is not then determinable the Company shall promptly after such adjustment is determinable, give notice to the Warrant Holders of the adjustment and the computation of such adjustment.

Section 4.11 - Securities Restrictions; Legends

Notwithstanding any provision to the contrary contained in this Share Purchase Warrant Certificate, no Shares will be issued pursuant to the exercise of any Warrant if the issuance of such securities would constitute a violation of the securities laws of any applicable jurisdiction, and the certificates representing the Shares thereby issued will bear such legends as may, in the opinion of counsel to the Company, acting reasonably, be necessary in order to avoid a violation of any securities laws of any applicable jurisdiction or to comply with the requirements of any stock exchange on which the Shares are listed, provided that if, at any time, in the opinion of counsel to the Company, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at his or her expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel of recognized standing satisfactory to the Company to the effect that such holder is entitled to sell or otherwise transfer such securities in a transaction in which such legends are not required), such legended certificates may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legends.

ARTICLE FIVE - COVENANTS BY THE COMPANY

Section 5.01 - General Covenants

The Company covenants to the Holders that so long as any Warrants remain outstanding:

(a)

it will allot, reserve and keep available a sufficient number of shares for the purpose of enabling it to satisfy its obligations to issue common shares upon the exercise of the Warrants;

(b)

it will cause the shares and the certificates representing the shares from time to time acquired pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the certificates representing the Warrants and the respective terms hereof;

(c)

all shares which shall be issued upon exercise of the right to acquire provided for herein and in the certificates representing the Warrants shall be fully paid and non-assessable;

(d)

it will maintain its corporate existence, carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice, keep or cause to be kept proper books of account in accordance with applicable law;

(e)

it will ensure that all shares outstanding or issuable from time to time (including without limitation the shares issuable on the exercise of the Warrants) continue to be or are listed and posted for trading on the TSX Venture Exchange and/or the NASD Over-the-Counter Bulletin Board; and

(f)

it will maintain its status as a reporting issuer in British Columbia (and such other provinces in which the Company may become a reporting issuer).

ARTICLE SIX - MEETING OF WARRANT HOLDERS

Section 6.01 - Right to Convene Meeting

(a)

The Company may at any time and from time to time, and will on receipt of a Warrant Holder's Request convene a meeting of the Warrant Holders.

(b)

If the Company fails within 15 days after receipt of such Warrant Holder's request and indemnity to give notice convening a meeting, such Warrant Holders may convene such meeting.

(c)

Every such meeting will be held in the City of Vancouver, Province of British Columbia, unless required by law to be held elsewhere.

Section 6.02 - Notice

At least 30 days' notice of any meeting will be given by the Company to the Warrant Holders.  Such notice will state the time when and the place where the meeting is to be held and will state briefly the general nature of the business to be transacted, but it will not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

Section 6.03 - Chairman

Some person nominated in writing by the Company will be Chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Warrant Holders present in person or by proxy will choose some person present to be Chairman.

Section 6.04 - Quorum

Subject to the provisions of Section 6.12, at any meeting of the Warrant Holders a quorum will consist of Warrant Holders present in person or by proxy and entitled to purchase at least 25% of the aggregate number of shares which could be purchased pursuant to all the then outstanding Warrants of the class, provided that at least two persons entitled to vote are personally present.  If a quorum of the Warrant Holders is not present within half-an-hour from the time fixed for holding any meeting, the meeting, if summoned by the Warrant Holders, or on a Warrant Holder's request, will be dissolved; but in any other case the meeting will be adjourned to the same day in the next week (unless such day is a non-business day, in which case it will be adjourned to the next following business day) at the same time and place.  At the adjourned meeting the Warrant Holders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not be entitled to purchase at least 25% of the aggregate number of shares which can be purchased pursuant to all of the then outstanding Warrants.

Section 6.05 - Power to Adjourn

The Chairman of any meeting at which a quorum of the Warrant Holders is present may with the consent of the meeting adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 6.06 - Show of Hands

Every question submitted to a meeting will be decided in the first place by a majority of the votes given on a show of hands.  At any such meeting, unless a poll is demanded, a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority will be conclusive evidence of the fact.

Section 6.07 - Poll

On any question submitted to a meeting and after a vote by show of hands, when demanded by the Chairman or by one or more of the Warrant Holders acting in person or by proxy and entitled to purchase in the aggregate at least 5% of the aggregate number of shares which could be purchased pursuant to all the Warrants for the time being outstanding, a poll will be taken in such manner as the Chairman will direct.  Questions other than extraordinary resolutions will be decided by a majority of the votes cast on the poll.

Section 6.08 - Voting

On a show of hands every person who is present and entitled to vote, whether as a Warrant Holder or as proxy for one or more absent Warrant Holders or both, will have one vote.  On a poll each Warrant Holder present in person or represented by proxy duly appointed by instrument in writing will be entitled to one vote in respect of each share which he is entitled to purchase pursuant to the Warrant or Warrants then held by him.  A proxy need not be a Warrant Holder.

Section 6.09 - Regulations

The Company may from time to time make or vary such regulations as it will think fit:

(a)

for the issue of voting certificates by any bank, trust company or other depository, certifying that specified Warrants have been deposited with it by a named Holder and will remain on deposit until after the meeting, which voting certificate will entitle the Holders to be present and vote at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the holders so named in such voting certificates were the actual bearers of the Warrants specified therein;

(b)

for the deposit of voting certificates or instruments appointing proxies at such place and time as the Company or the Warrant Holders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(c)

for the deposit of voting certificates or instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held, and enabling particulars of such voting certificates or instruments appointing proxies to be mailed, cabled or telegraphed before the meeting to the Company at the place where the same is to be held, and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

(d)

for the form of the instrument of proxy.

Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted.  Save as such regulations may provide, the only persons who will be recognized at any meeting as the Holder of any Warrants, or as entitled to vote or be present at the meeting in respect thereof, will be the registered holders of such Warrants.

Section 6.10 - Company May Be Represented

The Company, by its officers and Directors and the legal advisors of the Company, may attend any meeting of the Warrant Holders, but will have no vote as such.

Section 6.11 - Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred upon them by any other provisions hereof or by law, the Warrant Holders at a meeting will have the following powers, exercisable from time to time by extraordinary resolution:

(a)

to enforce any of the covenants on the part of the Company contained in the Warrants, or to enforce any of the rights of the Warrant Holders in any manner specified in such extraordinary resolution, or to refrain from enforcing any such covenant or right;

(b)

to waive any default on the part of the Company in complying with any provision hereof either conditionally or upon any conditions specified in such extraordinary resolution; and

(c)

to consent to any amendment of the provisions of these Terms and Conditions.

Section 6.12 - Meaning of "Extraordinary Resolution"

(a)

The Expression "extraordinary resolution" when used herein means, subject as hereinafter in this Section and in Section 6.15 provided, a resolution proposed at a meeting of Warrant Holders duly convened for that purpose, and held in accordance with the provisions in this Article contained at which there are present, in person or by proxy, Warrant Holders entitled to purchase at least 25% of the aggregate number of shares which can be purchased pursuant to all the then outstanding Warrants, and passed by the affirmative votes of Warrant Holders entitled to purchase not less than 66 2/3% of the aggregate number of shares which can be purchased pursuant to all the then outstanding Warrants represented at the meeting and voted upon such resolution.

(b)

If, at any such meeting called for the purpose of passing an extraordinary resolution, Warrant Holders entitled to purchase 25% of the aggregate number of shares which can be purchased pursuant to all the then outstanding Warrants are not present in person or by proxy within half-an-hour after the time appointed for the meeting, then the meeting, if convened by Warrant Holders or on a Warrant Holder's Request, will be dissolved, but in any other case it will stand adjourned and the provisions of Section 6.04 will mutatis mutandis apply.

Section 6.13 - Powers Cumulative

Any one or more of the powers or any combination of the powers to be exercisable by the Warrant Holders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time will not be deemed to exhaust the right of the Warrant Holders to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.

Section 6.14 - Minutes

Minutes of all resolutions and proceedings at every such meeting will be made and duly entered in books to be from time to time provided for that purpose by the Company, and any such minutes, if signed by the Chairman of the meeting at which such resolutions were passed or proceedings had, or by the Chairman of the next succeeding meeting of the Warrant Holders, will be prima facie evidence of the matters stated and until the contrary is proved, every such meeting, in respect of the proceedings of which minutes will have been made, will be deemed to have been duly convened and held, and all resolutions passed or proceedings taken, to have been duly passed and taken.

Section 6.15 - Binding Effect of Resolutions

Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article at a meeting of Warrant Holders will be binding upon all Warrant Holders.

Section 6.16 - Status of Warrant Holders

The Holders of Warrants of a particular class will not be entitled as such to attend or vote at a meeting of the Holders of Warrants of another class, and any action taken at a meeting of the Holders of Warrants of a particular class will in no way affect the rights of the Holders of the Warrants of another class.

Section 6.17 - Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Warrant Holders at a meeting held as provided in this Article may also be taken and exercised by Warrant Holders holding at least two-thirds of the aggregate number of Warrants then outstanding by an instrument in writing signed in one or more counterparts by such Warrant Holders in person or by attorney duly appointed in writing, and the expression "extraordinary resolution" when used in these Terms and Conditions shall include an instrument so signed.

Section 6.18 - Binding Effect of Resolutions

Except as otherwise provided herein, every resolution and every extraordinary resolution passed in accordance with the provisions of this Article at a meeting of Warrant Holders shall be binding upon all the Warrant Holders, whether present at or absent from such meeting, and every instrument in writing signed by Warrant Holders in accordance with Section 6.17 shall be binding upon all the Warrant Holders, whether signatories thereto or not, and each and every Warrant Holder shall be bound to give effect accordingly to every such resolution and instrument in writing.

ARTICLE SEVEN - MODIFICATION OF TERMS, MERGER, SUCCESSORS

Section 7.01 - Modification of Terms for Certain Purposes

From time to time the Company may, and it will, when so directed by these presents, modify these Terms and Conditions, for any one or more or all of the following purposes:

(a)

giving effect to any extraordinary resolution passed as provided in Article 6;

(b)

adding to or altering these provisions in respect of the registration and transfer of Warrants making provision for the exchange of Warrants of different denominations, and making any modification in the form of the Warrants which does not affect their substance;

(c)

for any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguous, defective provisions, errors or omissions herein if the Company has received an opinion of its legal counsel that the rights of the Warrant Holders will not be prejudiced thereby; and

(d)

to evidence any succession of any Company and the assumption by any successor of the covenants of the Company and in the Warrants contained as provided in this Article.

Section 7.02 - No Extension of Expiry Date

Notwithstanding Section 7.01, no modification will be made to the Time of Expiry without the prior consent of each of the TSX Venture Exchange and the British Columbia Securities Commission.

Section 7.03 - Company May Consolidate, etc. on Certain Terms

Nothing will prevent any consolidation, amalgamation or merger of the Company with or into any other company or companies, but the company formed by such consolidation or into which such merger will have been made will be a company organized and existing under the laws of Canada or of the United States of America, or any Province, State, District or Territory thereof, and will, simultaneously with such consolidation, amalgamation or merger assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

Section 7.04 - Successor Company Substituted

In case the Company is consolidated, amalgamated or merged with or into any other company or companies, the successor company formed by such consolidation or amalgamation, or into which the Company will have been merged, will succeed to and be substituted for the Company hereunder.  Such changes in phraseology and form (but not in substance) may be made in the Warrants as may be appropriate in view of such consolidation, amalgamation or merger.

Section 7.05 - Notice to the Company

(a)

Unless herein otherwise expressly provided, any notice to be given hereunder to the Company shall be deemed to be validly given if delivered, sent by registered letter, postage prepaid or telecopied:

To the Company:

Stockgroup Information Systems Inc.

#500 - 750 W. Pender Street

Vancouver, British Columbia  V6C 2T7

Fax: (604) 331-1194

Attention:   Mr. Marcus New

With a copy to:

Devlin Jensen

Suite 2550, 555 West Hastings Street

Vancouver, BC  V6B 4N5

Fax:  (604) 684-0916

Attention:   Mr. Peter Jensen

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if mailed, on the fifth business day following the date of the postmark on such notice or, if telecopied, on the next business day following the date of transmission provided that its contents are transmitted and received completely and accurately.

(b)

The Company may from time to time notify the Warrant Holders of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Company for all purposes of these Warrant terms.

Section 7.06 - Notice to Warrant Holders

(a)

Any notice to the Warrant Holders under the provisions of these Terms and Conditions shall be valid and effective if delivered or sent by telecopy or by ordinary post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, on the fifth business day following the date of the posting of such notice or, if telecopied, on the next business day following the date of transmission provided that its contents are transmitted and received completely and accurately.

(b)

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Holders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered personally to such Warrant Holders or if delivered to the address for such Warrant Holders contained in the register of Warrants maintained by the Company, by cable, telegram, telex or other means of prepaid transmitted and recorded communication.

EXHIBIT 4.18 SHORT FORM OFFERING

FORM 4H

SHORT FORM OFFERING DOCUMENT

DATED: April 30, 2003

STOCKGROUP INFORMATION SYSTEMS INC.

(the "Issuer" or the "Company")

Head Office 500 - 750 W. Pender St. Vancouver, BC V6C 2T7	Registrar and Transfer Agent Pacific Corporate Trust Company 10th Floor - 625 Howe St. Vancouver, B.C. V6C 3B8

$1,998,000

OFFERING OF UP TO 5,400,000 UNITS

Price: $0.37 per Unit

This is an offering (the "Offering") of up to 5,400,000 units ("the Units") of the Issuer at a price of $0.37per Unit and is not subject to any minimum subscription amount.  Each unit is comprised of one share of common stock (a "Share") in the capital of the Issuer and one non-transferable share purchase warrant (a "Warrant").  Each two Warrants will entitle the holder thereof to purchase one additional Share in the capital of the Issuer for a period of 12 months following the date the Units are distributed (the "Closing Date") at a price of $0.75 per Share.  The Units are being offered through First Associates Investments Inc., 440 - 2nd Avenue S.W., Suite 2200, Calgary, AB, T2P 5E9 (the "Agent") as exclusive Agent for the Issuer for sale only in the provinces of British Columbia and Alberta. See "Plan of Distribution".

Description	Price(1)	Number of Securities	Agent Commission(2)	Net Proceeds to Issuer(3)
Per Unit	$0.37	1	$0.0296	$0.3404
Offering (4)	$1,998,000	5,400,000	$159,840	$1,838,160
Notes:
(1)	The offering price for the Units was established by negotiation between the Issuer and the Agent.
(2)

The Issuer has agreed to pay First Associates Investments Inc. (the "Agent"): (i) a commission equal to 8% of the gross proceeds of the sale of Units under the Offering,  (ii) options ("Agent's Options") to purchase a number of Units equal to 10% of the total number of Units sold under the Offering, exercisable at $0.37 per Unit for a period of 24 months from the Closing Date; and (iii) a $20,000 administration fee together with all of the Agent's costs incurred with respect to the Offering.

(3)	After deducting the Agent's commission, but before deducting the expenses of the Offering, estimated to be $45,000.
(4)	Assuming the Offering is fully subscribed.

The securities offered hereunder are speculative in nature.  Information concerning the risks involved may be obtained by reference to this Offering Document; further clarification, if required, may be sought from the Agent or an advisor registered under the Securities Act (Alberta) (the "Alberta Act") or the Securities Act (British Columbia) (the "BC Act") (collectively, the "Acts").  (See "Risk Factors").

Neither the TSX Venture Exchange (the "Exchange"), nor any securities regulatory authority has in any way passed upon the merits of the securities offered under this Offering Document.

THE SECURITIES OFFERED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE LAWS OF ANY STATE, AND WILL BE ISSUED PURSUANT TO REGULATION S, WHICH IS AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.  THE SECURITIES OFFERED HEREUNDER MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO U.S. PERSONS PRIOR TO THE END OF A ONE-YEAR PERIOD COMMENCING ON THE LATER OF (I) THE DATE THE SECURITIES ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR (II) THE DATE OF THE FINAL CLOSING OF THE OFFERING OF THE SECURITIES BY THE COMPANY, UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION (A) IS MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OR (B) IS MADE PURSUANT TO REGISTRATION OR AN APPLICABLE EXEMPTION UNDER THE 1933 ACT.

THE SECURITIES OFFERED HEREUNDER ARE DEEMED "RESTRICTED SECURITIES" UNDER RULE 905 OF REGULATION S AND UNDER RULE 144 OF THE 1933 ACT.

AFTER A ONE-YEAR PERIOD HAS ELAPSED AS SET OUT ABOVE, A PURCHASER OF SECURITIES OF THE COMPANY UNDER THIS OFFERING MAY OFFER, SELL, TRANSFER, PLEDGE OR HYPOTHECATE SUCH SECURITIES IN THE U.S. OR TO U.S PERSONS PURSUANT TO THE PROVISIONS OF RULE 144(E) OF THE 1933 ACT (WHICH IS MORE COMMONLY KNOWN AS THE "DRIBBLE OUT" PERIOD STARTING FROM THE 13TH MONTH TO THE 24TH MONTH OF OWNERSHIP OF SUCH SECURITIES).

No person is authorized by the Issuer to provide any information or to make any representation other than those contained in this Offering Document in connection with the issue and sale of the Units of the Issuer.

The information provided in this Offering Document is supplemented by disclosure contained in the documents listed below which are incorporated by reference into this Offering Document.  These documents must be read together with this Offering Document in order to provide full, true and plain disclosure of all material facts relating to the securities offered by this Offering Document.  The documents listed below are not contained within, or attached to this Offering Document, and will be provided by the Issuer, at no charge, upon request.  Alternatively, the documents may be accessed by the reader of the Offering Document at the following locations:

Type of Document	Date of Document	Location At Which Document May Be Accessed
Annual Information Form	December 6, 2002	www.sedar.com
Press Release	December 17, 2002	www.sedar.com
Material Change Report	December 17, 2002	www.sedar.com
BC Form 51-901F Year End December 31, 2002 Audited Financial Statements	April 11, 2003	www.sedar.com
Press Release	January 22, 2003	www.sedar.com
Material Change Report	January 22, 2003	www.sedar.com
Press Release	January 31, 2003	www.sedar.com
Material Change Report	January 31, 2003	www.sedar.com
Press Release	February 5, 2003	www.sedar.com
Material Change Report	February 5, 2003	www.sedar.com
Press Release	February 18, 2003	www.sedar.com
Material Change Report	February 18, 2003	www.sedar.com
Press Release	March 18, 2003	www.sedar.com
Material Change Report	March 18, 2003	www.sedar.com
Press Release	March 21, 2003	www.sedar.com
Material Change Report	March 21, 2003	www.sedar.com
Press Release	March 27, 2003	www.sedar.com
Material Change Report	March 27, 2003	www.sedar.com
Press Release	April 15, 2003	www.sedar.com
Material Change Report	April 15, 2003	www.sedar.com
Press Release	April 17, 2003	www.sedar.com
Material Change Report	April 17, 2003	www.sedar.com

Any material change report (a "Subsequently Triggered Report") filed under securities legislation, regulations, rules, policies, notices, instruments and blanket orders applicable to the Issuer after the date that this Offering Document is certified but before a purchaser enters into an agreement of purchase and sale will be deemed to be incorporated into this Offering Document.  Securities offered by this Offering Document are being offered under an exemption from the prospectus requirements.  Purchasers may not receive all of the information required by or have all of the rights available to a purchaser under a prospectus.

The documents incorporated by reference herein contain meaningful and material information relating to the Company and prospective subscribers for Units should review all information contained in this Offering Document and the documents incorporated by reference before making an investment decision.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Offering Document to the extent that a statement contained in this Offering Document or in any Subsequently Triggered Report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Offering Document, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a  misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Copies of documents incorporated herein by reference may also be obtained, upon request, without charge from the Corporate Secretary of the Issuer at Suite 500 - 750 West Pender Street, Vancouver, BC, V6C 2T7, (phone: 604-331-0995)

CURRENCY

Unless otherwise indicated, all reference to "$" or "dollars" in this Offering Document refer to the Canadian dollar.  The financial statements incorporated herein by reference are reported in United States dollars.

Agent

First Associates Investment Inc.

440 - 2nd Avenue S.W., Suite 2200

Calgary, Alberta  T2P 5E9

TABLE OF CONTENTS

CURRENCY

3

DETAILS OF THE OFFERING AND PLAN OF DISTRIBUTION

2

USE OF PROCEEDS

4

BUSINESS OF THE ISSUER

4

RISK FACTORS

4

ACQUISITIONS

7

CORPORATE INFORMATION

7

DIRECTORS, OFFICERS, PROMOTERS AND PRINCIPAL HOLDERS

OF VOTING SECURITIES                                                  7

OPTIONS TO PURCHASE SECURITIES OF THE ISSUER

9

SECURITIES OF THE ISSUER HELD IN ESCROW

10

PARTICULARS OF ANY OTHER MATERIAL FACTS

10

CONTRACTUAL RIGHTS OF ACTION

11

CONTRACTUAL RIGHTS OF WITHDRAWAL

11

CERTIFICATE OF PROMOTERS OF THE COMPANY

12

CERTIFICATE OF THE DIRECTORS OF THE COMPANY

13

CERTIFICATE OF THE AGENT

14

DETAILS OF THE OFFERING AND PLAN OF DISTRIBUTION

Details of the Offering

The Offering consists of 5,400,000 Units, each Unit consisting of one Share and one Warrant.

Shares

The Shares are Shares without par value in the capital stock of the Issuer.  All of the Shares of the Issuer are Shares of the same class and rank equally as to dividends, voting powers and participation in assets.  No Shares have been issued subject to call or assessment.  There are no pre-emptive or conversion rights and no provision for redemption, purchase or cancellation, surrender or sinking or purchase funds.  The Shares issuable under this Offering will not be registered in the United States and will be subject to certain trading restrictions in the United States.

Warrants

The Warrants will be non-transferable and two Warrants will entitle the holder to purchase one Share of the Issuer for a period of 12 months following the Closing Date at a price of $0.75 per Share.  The Warrants will contain provisions for the appropriate adjustment in the class, number and price of Shares issuable under such Warrants upon the occurrence of certain events, including any subdivision, consolidation, or reclassification of the Shares of the Issuer, the payment of stock dividends or the amalgamation of the Issuer. The Shares underlying the Warrants issuable under this Offering will not be registered in the United States and will be subject to certain trading restrictions in the United States.

Plan of Distribution

The Issuer and the Agent have entered into an agreement ("Agency Agreement") under which the Issuer has appointed the Agent as its exclusive agent to offer the Units for sale.  Closing will take place on a date determined by the Agent and the Issuer not later than 60 days from the date that this Offering Document is accepted by the Exchange.

On Closing, the Agent will be paid a cash commission equal to 8 % of the Offering Price for each of the Units sold, and the Agent's Options will be issued. In addition, the Issuer will pay the Agent a corporate finance fee of $20,000. The Issuer will also reimburse the Agent for reasonable expenses related to the Offering.

The Agent may terminate its obligations under the Agency Agreement by notice in writing to the Issuer at any time prior to the conclusion of the Offering at its discretion on the basis of its assessment of the state of the financial markets or upon the occurrence of certain stated events.

Provided that at least $1,000,000 of Units is sold under the Offering, the Agent will have the right of first refusal to provide its services, based upon industry standard terms, and to participate up to 50% as co-agent or selling group member, in any Canadian offering or the Canadian tranche of any United States offering of securities conducted by the Issuer through a broker dealer or other intermediary during the 12 months from the Closing Date.

Under the Agency Agreement the Agent has reserved the right to offer selling group participation in the normal course of the brokerage business to other licensed investment dealers.

Other than as described above, there are no payments in cash, securities or other consideration being made, or to be made, to a promoter, finder or any other person or company in connection with the Offering. The directors, officers and other insiders of the Issuer may purchase Units under the Offering.

The Agent's Professional Group as defined in National Instrument 33-105, beneficially owns directly or indirectly zero Shares of the Issuer.

Exemption

The Units in this Offering are being distributed pursuant to:

(a)

in British Columbia, BC Instrument 45-509, entitled "Short Form Offerings of Listed Securities and Units by Qualifying Issuer" (the "BC Instrument") of the British Columbia Securities Commission, which provides an exemption from the prospectus requirements of the BC Act and the rules and the regulations thereto (the "BC Securities Rules"); and

(b)

in Alberta, Alberta Blanket Order 45-507, entitled "Order Under Sections 144(2),  213 and 214(1) of the Alberta Act, Offerings by the Exchange Short Form Offering Document" (the "Alberta Blanket Order") of the Alberta Securities Commission, which provides an exemption from the prospectus requirements of the Alberta Act and the rules and regulations thereto (the "Alberta Securities Rules").

In order to rely on the exemptions provided in the BC Instrument and the Alberta Blanket Order (collectively, the "Instruments"), the following provisions will apply to the Offering:

(a)

the number of Shares distributed by the Company under the Offering when aggregated with the Shares of the Company distributed under all Short Form Offerings during the 12 month period prior to the date of this Offering Document, may not constitute in excess of 100% of the number of issued and outstanding Shares at the later of the following dates:

(i)

the date the Company first distributed Shares under a Short Form Offering Document during the 12 month period immediately preceding the date of this Offering Document; and

(ii)

the date that is 12 months before the date of this Offering Document;

(b)

the gross proceeds of the Offering, when added to the gross proceeds from all Short Form Offerings (excluding the proceeds from the exercise of any Warrants included therein) completed during the 12 month period immediately preceding the date of this Offering Document, may not exceed $2,000,000;

(c)

all Units acquired by the Agent or a purchaser who is, at the time of Closing, an insider or promoter of the Issuer or a member of the Agent's Professional Group as defined in National Instrument 33-105, will be subject to a hold period which will run for four months from the date of Closing;

(d)

all Units acquired by a Purchaser in excess of $40,000 will be subject to a four month hold period;

(e)

pursuant to the Instruments, no more than 50% of the Units sold hereunder may be subject to the four month hold period; and

(f)

no Purchaser may purchase more than 20% of the Offering.

USE OF PROCEEDS

Funds Available

Net proceeds of the Offering if fully subscribed will be $1,838,160 prior to the deduction of the costs of the Offering, which, when added to the Issuer's working capital deficit (current assets minus current liabilities) of approximately $682,892 (unaudited, as of March 31, 2003), will result in $1,155,268 of available funds, which funds are intended to be used for the purposes outlined in the table below:

Description of Expenditure	Fund Allocation ($)
To pay the estimated costs of the Offering (legal and due diligence):	45,000
Minimum contractually required repayment of convertible notes, 20% of portion sold over $725,500 (US$500,000)	254,900
Working capital	358,160
Technology expansion and upgrades	278,027
Marketing	219,181

TOTAL FUNDS AVAILABLE (1)	$1,155,268

Note:

(1)

As the Offering is not subject to a minimum subscription, the entire gross proceeds of $1,998,000 may not be realized by the Issuer.  In such event, the Issuer will allocate the use of the actual proceeds received in the priority and order listed above.

BUSINESS OF THE ISSUER

The Issuer is a financial media and technology company providing financial content and software solutions to media, corporate and financial services companies, enabling them to provide financial data and news to their customers, shareholders and employees.  The Issuer also provides software that permits online shareholder disclosure and communication activities and email management enabling companies to connect better with their investors.

RISK FACTORS

The following factors should be considered carefully in evaluating the Company and its business.  In this section "we", "us", "our" and similar expressions refer to the Issuer.

Our limited operating history makes it difficult for you to judge our prospects.

We have a limited operating history upon which an evaluation of our current business and prospects can be based. You should consider any purchase of our shares in light of the risks, expenses and problems frequently encountered by all companies in the early stages of its corporate development.

Liquidity and capital resources are uncertain.

Our working capital deficiency at March 31, 2003 was approximately US$464,774.  We incurred a net loss of US$306,677 for the year ended December 31, 2002 [2001 - US$541,552], and had a working capital deficiency of US$211,045 as at December 31, 2002. These factors raise substantial doubt about our ability to continue as a going concern. We experienced a reduction in cash used in operations from US$778,086 in 2001 to US$430,867 in 2002 as a result of cost restructuring activities initiated in 2001. We have negotiated the conversion of US$392,984 of our 8% convertible notes on January 28, 2003, thereby eliminating eight mandatory quarterly payments totaling US$42,012 and a maturity payment of US$350,972.  Of the remaining principal of its 8% convertible notes, US$15,332 was paid on April 2, 2003, an amount equal to 20% of the portion of the gross proceeds of this Offering in excess of US$500,000 will be paid upon closing of this Offering, and US$107,324 will be paid in mandatory quarterly payments of US$15,332 until December 31, 2004, and the balance of between US$993,360 and US$1,168,360 is due December 31, 2005. Although we have taken steps to achieve profitable operations in 2003, there are no assurances that we will be successful in achieving our goals.

In view of these conditions, our ability to continue as a going concern is uncertain and dependent upon achieving a profitable level of operations and, if necessary, on our ability to obtain necessary financing to fund ongoing operations.

Computer equipment problems and failures could adversely affect business.

Problems or failures in Internet-related equipment, including file servers, computers and software, could result in interruptions or slower response times of the our products, which could reduce the attractiveness of the Web site, financial tools, or software products to advertisers and users.  Should such interruptions continue for an extended period we could lose significant business and reputation.  Equipment problems and failures could result from a number of causes, including an increase in the number of users of the Web site, computer viruses, outside programmers penetrating and disrupting software systems, human error, fires, floods, power and telecommunications failures, and internal breakdowns. In addition, any disruption in Internet access provided by third parties could have a material and adverse effect.

We may not be able to compete successfully against current and future competitors.

We currently compete with several other companies offering similar services. Many of these have significantly greater financial resources, name recognition, and technical and marketing resources, and virtually all of them are seeking to improve their technology, products and services. We can not assure you that we will have the financial resources or the technological expertise to successfully meet this competition.

We are significantly influenced by our officers, directors and entities affiliated with them.

In the aggregate, ownership of our shares by management represents approximately 21% of issued and outstanding shares of common stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combinations transactions.

We may be unable to protect the intellectual property rights upon which our business relies.

We regard substantial elements of our Web site and underlying technology as proprietary and attempt to protect them by relying on intellectual property laws, including trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. We also generally enter into confidentiality agreements with employees and consultants and in connection with license agreements with third parties, and seek to control access to proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain or use our proprietary information without authorization or to develop similar technology independently. There can also be no assurance that our business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us, including claims that by directly or indirectly providing hyperlink text links to Web sites operated by third parties, we have infringed upon the proprietary rights of other third parties.

It is unclear how any existing and future laws enacted will be applied to the Internet industry and what effect such laws will have on us.

A number of legislative and regulatory proposals under consideration by federal, state, provincial, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including, but not limited to, online content, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. Additionally, it is uncertain how existing laws will be applied by the judiciary to the Internet. The adoption of new laws or the application of existing laws may decrease the growth in the use of the Internet, which could in turn decrease the demand for our services, increase the cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

We may be held liable for online information or products provided by us or third parties.

Because materials may be downloaded by the public on Internet services offered by us or the Internet access providers with which we have relationships, and because third party information may be posted by third parties on our Web site through discussion forums and otherwise there is the potential that claims will be made against us for defamation, negligence, copyright or trademark infringement, or other theories. Such claims have been brought against providers of online services in the past. The imposition of liability based on such claims could materially and adversely affect us.

Even to the extent such claims do not result in liability, we could incur significant costs in investigating and defending against such claims. The imposition on us of potential liability for information or products carried on or disseminated through our Web site could require implementation of measures to reduce exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of services to members and users.

Our general liability insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

Future sales of shares may adversely impact the value of our stock.

During 2002 we issued 9,421,336 shares of common stock, representing 93% of the outstanding stock at the beginning of 2002.  We also have authorized, reserved, and registered, as of December 31, 2002, 4,901,875 shares of common stock for issuance upon the exercise of outstanding warrants, and 3,500,975 shares for issuance upon the exercise of non-qualified stock options.

If required, we will seek to raise additional capital through the sale of common stock. Under the terms of outstanding convertible notes and debentures, the number of shares that may be issued under such instruments may be increased in the event of certain changes in our capital structure.  Future sales of shares by us or our stockholders could cause the market price of its common stock to decline.

The departure of key personnel could have an adverse impact on our business.

We employ certain key personnel with skills, including management skills, which may be difficult to replace quickly.  Should one or more of our key personnel depart our company we may incur time and cost losses replacing them.  Even if replaced, it is possible that their departure could have a long lasting adverse impact on us.

ACQUISITIONS

There are no plans to use any of the proceeds in this Offering for acquisitions.

CORPORATE INFORMATION

The Issuer was incorporated in 1995 in the State of Colorado.  Its shares trade on the NASD Over-The-Counter Bulletin Board under the symbol "SWEB" and on the TSX Venture Exchange under the symbol "SWB".  The Shares being offered under this Offering will contain trading restrictions in the United States and Canada, if applicable, as disclosed on page 2 of this Offering document under the heading Details of the Offering and Plan of Distribution.

Authorized Capital

The Issuer is authorized to issue up to 75,000,000 Shares and 5,000,000 shares of preferred stock. No preferred stock is issued and outstanding.

The number of Shares outstanding as of April 28, 2003 was 21,295,571.

DIRECTORS, OFFICERS, PROMOTERS AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The table below and the paragraphs that follow present certain information concerning directors, executive officers and significant employees, updated to April 28, 2003. Mr. David Caddey is Mr. Marcus New's wife's uncle. Other than this relationship, none of our directors, executive officers or significant employees has any family relationship with any other director, executive officer or significant employee.

Name and Municipality of Residence	Position with Company	Executive Officer/ Director Since	Principal Occupation and Positions Held During Last Five Years	Number and Percentage of Non-Escrowed Voting Shares Beneficially Owned Post Offering	Number and Percentage of Escrowed Voting Shares Beneficially Owned Post Offering
Marcus A. New, Coquitlam, BC	Chairman of the Board, Chief Executive Officer, Director, Promoter	05/04/95	Businessman. Founder and Chief Executive Officer of Stockgroup from May 1995 to present.	1,352,000 (5.06%)	1,664,500 (6.24%)
Craig D. Faulkner, Vancouver, BC	Director	05/04/95

Businessman.  From May 1995 to March 2002, Chief Technology Officer of Stockgroup.  From April 2002 to present, President of Kikara Martial Arts Academies Ltd., a franchisor of martial arts academies (privately held).

				227,500 (0.85%)	556,500 (2.08%)
Leslie Landes, West Vancouver, BC	President, Chief Operating Officer, Director	08/04/98	Businessman. President of Stockgroup from August 1998 to present. President of Landes Enterprises Ltd., a business consulting company (privately held), from 1992 to present.	752,810 (2.82%)	78,750 (0.29%)
David Caddey, Delta, BC	Director	05/04/95	Businessman. Vice President of Space Missions for MacDonald Dettwiler & Associates, a TSX listed company (T.MDA), since August 1996.	115,000 (0.43%)	45,000 (0.17%)

Louis deBoer II, New York, NY	Director	10/07/99

Businessman.  President of MediaFutures, Inc., a consulting company to the Internet and cable broadcasting industries (privately held), from June 1998 to June 2000, and again from June 2001 to present.  President of Automatic Media, a builder of online networks (privately held), from July 2000 to May 2001

				100,000 (0.37%)	NIL
David Gillard, Vancouver, BC	Chief Financial Officer	11/16/01	Professional accountant (CGA). CFO of Stockgroup from November 2001 to present. Controller of Stockgroup from March 2000 to November 2001.	100,000 (0.37%)	NIL
Jeffrey Berwick, Vancouver, BC	Director	07/19/02	Businessman. President of Stockhouse Media Inc., a developer of Internet financial communities (privately held), from 1995 to present.	109,307 (0.41%)	327,923 (1.23%)
All Directors, Officers, Executive Officers and Significant employees as a group				2,756,617 (10.33%)	2,672,673 (10.01%)

To the knowledge of Management, no director, officer or promoter of the Issuer is, or within five years prior to the date of the Offering Document has been, a director, officer or promoter of any other Issuer that while that person was acting in that capacity:

i)

was the subject of a cease trade or similar order or an order that denied the Issuer access to any statutory exemptions for a period of more than 30 consecutive days, or

ii)

was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or has been subject to or instituted any proceedings, arrangement or compromise with the creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that person, except for Marcus New, the CEO of Stockgroup, who was an outside director of Golden Maritime Resources Ltd., which was previously listed in the TSX Venture Exchange, and which company received a Cease Trade Order for failing to file financial statements and eventually de-listed due to lack of capital.  Mr. New was also an outside director of iaNett International Systems Ltd. between May 7, 2001 and August 14, 2002, and during that period iaNett made a proposal under the Bankruptcy and Insolvency Act.

To the knowledge of Management, no director, officer or promoter of the Issuer has, within ten years prior to the date of the Offering Document, been subject to any penalties, or sanctions imposed by a court or securities regulatory authority relating to trading in securities, promotion or management of a publicly traded Issuer, or theft or fraud.

OPTIONS TO PURCHASE SECURITIES OF THE ISSUER

The following table sets out certain details of outstanding options to purchase Shares currently held by directors, officers, and promoters of the Issuer.

Optionee	Securities Underlying Options Granted	Exercise Price Per Share US$	Expiration Date
Marcus New	400,000	$0.22	04/03/08
	300,000	$0.17	12/05/08
	100,000	$0.12	17/09/07
Leslie Landes	533,200	$0.22	09/08/07
	300,000	$0.15	21/10/08
Craig Faulkner	50,000	$0.15	21/10/08
	100,000	$0.12	17/09/07
David Caddey	50,000	$0.22	09/08/07
	50,000	$0.15	21/10/08
Louis de Boer	50,000	$0.22	10/08/07
	50,000	$0.15	21/10/08
David Gillard	7,500	$0.31	30/04/07
	92,500	$0.15	12/05/08

The following table sets out certain details of outstanding options to purchase Shares currently held by employees of the Issuer, as a group, who are not directors, officers, or promoters of the Issuer.

Securities Underlying Options Granted	Exercise Price	Expiration Date
264,700	$0.15	2008
150,000	$0.31	2005
50,000	$0.40	2008
50,000	$0.594	2006

Outstanding Warrants to Purchase Shares

The following table sets out certain details of all options, warrants, and other rights to purchase securities of the Issuer, not disclosed above.

# of Warrants	Exercise Price (US$)	Expiry Date
250,000	$0.30	September 15, 2003
1,664,900	$0.30	September 30, 2003
1,701,875	$0.22	December 31, 2003
150,000	$0.16	December 31, 2003
281,818	$3.00	March 31, 2005
500,000	$0.25	July 31, 2005
300,000	$0.50	July 31, 2005

Convertible Notes

The principal balance of US$1,225,684 in convertible notes matures on December 31, 2005.  The notes are non-interest bearing and are convertible into Shares at the option of the holder at any time at a fixed conversion price, which upon completion of this offering will be US$0.32, through to December 31, 2003.  From January 1, 2004 to December 31, 2005, or sooner in the event of a default on any mandatory quarterly payment of US$15,332, the notes bear interest at 8% and are convertible into Shares at the option of the holder at any time at a conversion price equal to the lesser of (i) the adjusted initial conversion price of US$0.32 and (ii) 88% of the average of the 5 lowest closing prices of the Issuer's Shares during the 30 trading days prior to the date of conversion.

Joint Venture Development and Operating Agreement

Under the terms of a Joint Venture Development and Operating Agreement ("JV") with Stockhouse Media Corporation ("SMC"), after June 18, 2004 and before June 19, 2005, SMC may elect and option to cause the Issuer to purchase SMC's interest in the JV for a formula-driven amount of Shares of the Issuer which is between 920,000 and 1,120,000 Shares.

Principal Holders of Voting Securities

To the knowledge of the directors and senior officers of the Issuer, no person or company, other than those disclosed in the directors and officers table hereinabove, directly or indirectly owns, controls or exercises control or direction over shares carrying more than 10% of the voting rights attached to all shares of the Issuer as at the date of this Offering Document.

SECURITIES OF THE ISSUER HELD IN ESCROW

There are a total of 2,672,673 Shares held in escrow, constituting approximately 13% of our outstanding common stock.  After the Offering, the escrowed Shares will constitute approximately 10% of our outstanding common stock.  The shares held in escrow are held by Marcus New as to 1,667,500 Shares, Leslie Landes as to 78,750 Shares, Craig

Faulkner as to 556,500 Shares, David Caddey as to 45,000 Shares, and Jeff Berwick as to 327,923 Shares.  All escrowed Shares are released on the following schedule:

1/3 on June 17, 2003

1/3 on December 17, 2003

1/3 on June 17, 2004

PARTICULARS OF ANY OTHER MATERIAL FACTS

We are currently involved in litigation with a customer to collect amounts owing pursuant to a contract entered into in September, 2000. The defendant provided a US$100,000 deposit and contracted us to provide certain lead generation services. We delivered the requested services throughout October and November, 2000, however, the defendant defaulted on all additional payments. We are suing the defendant for the US$351,800 balance owing, plus interest and costs. The defendant has filed a statement of defense and counterclaim to recover the US$100,000 deposit. As of April 28, 2003, no further action had been taken by either party and no court date has been set. Although we currently believe the outcome of the litigation will be in the Company's favour, we have not elected to aggressively pursue the litigation at this time. We have made no provision for the counterclaim in the financial statements and any settlement or final award will be reflected in the statement of operations as the litigation is resolved.

CONTRACTUAL RIGHTS OF ACTION

"If this Short Form Offering Document, together with any Subsequently Triggered Report contains a "misrepresentation" as that term is defined in the BC Act or the Alberta Act, as applicable, and it was a misrepresentation on the date of investment, the purchaser will be deemed to have relied on the misrepresentation and will have a right of action, either for damages against the Issuer and its directors, and every person, except the Agent, who signed the Offering Document, (the "Issuer's Representatives") or alternatively for rescission of the agreement of purchase and sale for the securities.  In any such action, parties against whom remedies are sought shall have the same defenses as are available in section 131 of the BC Act or section 203 of the Alberta Act, as applicable, as if the Short Form Offering Document were a prospectus.

A purchaser is not entitled to commence an action to enforce this right after the limitation periods as set out in section 140 of the BC Act or section 211 of the Alberta Act, as applicable have expired.

The contractual rights provided herein are in addition to and without derogation from any other right the purchaser may have at law."

CONTRACTUAL RIGHTS OF WITHDRAWAL

"An order or subscription for the securities offered under this Short

Form Offering Document is not binding on a purchaser if the dealer from whom the purchaser purchased the security (or the Issuer if the purchaser did not purchase the security from a dealer), receives, not later than two business days after the receipt by the purchaser of the Short Form Offering Document and any Subsequently Triggered Report, written notice sent by the purchaser evidencing the intention of the purchaser not to be bound by the agreement.

The foregoing right of withdrawal does not apply if the purchaser is a member of a "professional group" as defined under National Instrument 33-105, Underwriting Conflicts or any successor policy or instrument, or if the purchaser disposes of the beneficial ownership of the security (otherwise than to secure indebtedness) before the end of the withdrawal period.

The onus of proving that the time for giving notice of withdrawal has ended is on the dealer from whom the purchaser has agreed to purchase the security, or if the purchaser did not purchase from a dealer, such onus is on the Issuer."

CERTIFICATE OF PROMOTERS OF THE COMPANY

The foregoing, including the documents incorporated by reference constitute full, true and plain disclosure of all material facts relating to the securities offered by this Offering Document.  The standard for full, true and plain disclosure is the same as that required for prospectuses by the Securities Act (British Columbia) or the Securities Act (Alberta), as applicable, and the regulations thereunder.

DATED: April 30, 2003

STOCKGROUP INFORMATION SYSTEMS INC.

___________________________________

Marcus New

CERTIFICATE OF THE DIRECTORS OF THE COMPANY

The foregoing, including the documents incorporated by reference constitute full, true and plain disclosure of all material facts relating to the securities offered by this Offering Document.  The standard for full, true and plain disclosure is the same as that required for prospectuses by the Securities Act (British Columbia) or the Securities Act (Alberta), as applicable, and the regulations thereunder.

DATED: April 30, 2003

STOCKGROUP INFORMATION SYSTEMS INC.

____________________________________

_____________________________

Marcus New

David Gillard, CGA

Chief Executive Officer and Director

Chief Financial Officer

ON BEHALF OF THE BOARD OF DIRECTORS

___________________________________

___________________________________

Craig Faulkner

Leslie Landes

Director

Director

CERTIFICATE OF THE AGENT

We have reviewed this Offering Document and the information it incorporates by reference.  Our review consisted primarily of enquiry, analysis and discussion related to the information supplied to us by the Issuer and information about the Issuer in the public domain.

We have not carried out a review of the type that would be carried out for a prospectus filed under the Securities Act (British Columbia) or the Securities Act (Alberta), as applicable.  Therefore, we cannot certify that this document and the information it incorporates by reference constitutes full, true and plain disclosure of all material facts relating to the Issuer and the securities offered by it.

Based on our review, nothing has come to our attention that causes us to believe that this Offering Document and the information that it incorporates by reference:  (1) contains an untrue statement of a material fact; or (2) omits to state a material fact necessary to prevent a false statement or misleading interpretation of any other statement.

DATED:  April 30, 2003

FIRST ASSOCIATES INVESTMENTS INC.

_________________________________

S.S. (Ali) Rawji, Vice President Corporate Finance

EXHIBIT 4.19 FORM OF WARRANT FOR SHORT FORM OFFERING

__________

SHARE PURCHASE WARRANT CERTIFICATE

From:

STOCKGROUP INFORMATION SYSTEMS INC.

To:

[WARRANT HOLDER]

Stockgroup Information Systems Inc.

Suite 500, 750 West Pender Street

Vancouver, British Columbia, V6C 2T7

__________

SHARE PURCHASE WARRANT CERTIFICATE

No. [seq.].

STOCKGROUP INFORMATION SYSTEMS INC.

(Incorporated under the laws of the State of Colorado, U.S.A.)

SHARE PURCHASE WARRANT

(the "Warrant")

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO U.S. PERSONS FOR A PERIOD OF UP TO ONE YEAR FROM THE DATE OF ISSUANCE UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS MADE PURSUANT TO REGISTRATION OR AN APPLICABLE EXEMPTION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").  IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT OR THE LAWS OF ANY STATE, AND WILL BE ISSUED PURSUANT TO REGULATION S, WHICH IS AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO U.S. PERSONS PRIOR TO THE END OF A ONE-YEAR PERIOD COMMENCING ON THE LATER OF (I) THE DATE THE SECURITIES ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR (II) THE DATE OF THE FINAL CLOSING OF THE OFFERING OF THE SECURITIES BY THE ISSUER, UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION (A) IS MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OR (B) IS MADE PURSUANT TO REGISTRATION OR AN APPLICABLE EXEMPTION UNDER THE 1933 ACT.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE DEEMED "RESTRICTED SECURITIES" UNDER RULE 905 OF REGULATION S AND UNDER RULE 144 OF THE 1933 ACT.  AFTER A ONE-YEAR PERIOD HAS ELAPSED AS SET OUT ABOVE, A PURCHASER OF SECURITIES REPRESENTED BY THIS CERTIFICATE MAY OFFER, SELL, TRANSFER, PLEDGE OR HYPOTHECATE SUCH SECURITIES IN THE UNITED STATES OR TO U.S. PERSONS PURSUANT TO THE PROVISIONS OF RULE 144(E) OF THE 1933 ACT (WHICH IS MORE COMMONLY KNOWN AS THE "DRIBBLE OUT" PERIOD STARTING FROM THE 13TH MONTH TO THE 24TH MONTH OF OWNERSHIP OF SUCH SECURITIES).  THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON UNLESS REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS IS TO CERTIFY THAT, for value received, [FULL NAME OF WARRANT HOLDER], of [FULL ADDRESS OF HOLDER] (the "Holder"), is the owner of [NUMBER] share purchase warrants (each a "Warrant").  Each two Warrants entitle the Holder to purchase one fully paid and non-assessable share of no par value (each a "Share") of STOCKGROUP INFORMATION SYSTEMS INC. (the "Issuer") at a purchase price of $0.75 per Share if subscribed for on or before 4:00 p.m. (Vancouver time) on June 4, 2004 (the "Time of Expiry").  This Warrant Certificate (sometimes herein called "this Warrant") is subject to the terms and conditions contained hereinbelow together with the terms and conditions which are attached to this Warrant as Schedule "A".

The aforesaid right to purchase Shares may be exercised by the Holder at anytime and from time to time prior to the Time of Expiry (i) by duly completing in the manner indicated and executing the subscription form attached hereto, (ii) by surrendering this Warrant to either the Issuer or to Pacific Corporate Trust Company, at their respective and principal offices located in Vancouver, British Columbia, and (iii) by paying the appropriate purchase price for the Shares subscribed for either in cash or by certified cheque or money order payable at par to the order of the Issuer.  Upon said surrender and payment the Issuer will issue to the Holder the number of Shares subscribed for and said Holder will become a shareholder or shareholders of the Issuer in respect of the Shares as of the date of such surrender and payment.  Subject to the terms and conditions of this Warrant, the Issuer will, as soon as practicable after said surrender and payment, mail to the person or persons at the address or addresses specified in the subscription form a certificate or certificates evidencing the Shares subscribed for.  If the Holder subscribes for a lesser number of Shares than the number of Shares referred to in this Warrant, the Holder shall be entitled to receive a further Warrant in respect of Shares not subscribed for.

The Holder may surrender this Warrant to either the Issuer or Pacific Corporate Trust Company, at their respective and principal offices located in Vancouver, British Columbia, in exchange for new certificates representing this Warrant entitling the Holder to purchase in the aggregate the same number of Shares referred to in this Warrant.

The Holder hereof and the Issuer, by acceptance and issuance of this Warrant, agree that this Warrant and all rights hereunder may not be transferred or assigned.  Nothing contained herein shall confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares at any time subsequent to 4:00 p.m. (Vancouver time) on June 4, 2004 and, from and after such time, this Warrant and all rights hereunder shall be void and of no value.  This Warrant shall not constitute the holder a member of the Issuer.

This Warrant is also subject to the terms and conditions which are attached to this Warrant as Schedule "A".  Time shall be of the essence hereof.

IN WITNESS WHEREOF STOCKGROUP INFORMATION SYSTEMS INC. has caused its common seal to be affixed and this Warrant to be signed by its authorized representative effective on this 4th day of June, 2003.

Signed by:

       STOCKGROUP INFORMATION SYSTEMS INC.

(c/s)

Per:

           _________________________________

         Authorized Signatory

__________

FORM OF SUBSCRIPTION

To:

STOCKGROUP INFORMATION SYSTEMS INC.

And to:

PACIFIC CORPORATE TRUST COMPANY

IN ORDER TO EXERCISE THIS WARRANT THE HOLDER MUST REPRESENT THAT HE IS NOT A U.S. PERSON AND IS NOT EXERCISING THIS WARRANT ON BEHALF OF A U.S. PERSON.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO U.S. PERSONS FOR A PERIOD OF UP TO ONE YEAR FROM THE DATE OF ISSUANCE UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS MADE PURSUANT TO REGISTRATION OR AN APPLICABLE EXEMPTION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").  IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT OR THE LAWS OF ANY STATE, AND WILL BE ISSUED PURSUANT TO REGULATION S, WHICH IS AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO U.S. PERSONS PRIOR TO THE END OF A ONE-YEAR PERIOD COMMENCING ON THE LATER OF (I) THE DATE THE SECURITIES ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR (II) THE DATE OF THE FINAL CLOSING OF THE OFFERING OF THE SECURITIES BY THE ISSUER, UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION (A) IS MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OR (B) IS MADE PURSUANT TO REGISTRATION OR AN APPLICABLE EXEMPTION UNDER THE 1933 ACT.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE DEEMED "RESTRICTED SECURITIES" UNDER RULE 905 OF REGULATION S AND UNDER RULE 144 OF THE 1933 ACT.  AFTER A ONE-YEAR PERIOD HAS ELAPSED AS SET OUT ABOVE, A PURCHASER OF SECURITIES REPRESENTED BY THIS CERTIFICATE MAY OFFER, SELL, TRANSFER, PLEDGE OR HYPOTHECATE SUCH SECURITIES IN THE UNITED STATES OR TO U.S. PERSONS PURSUANT TO THE PROVISIONS OF RULE 144(E) OF THE 1933 ACT (WHICH IS MORE COMMONLY KNOWN AS THE "DRIBBLE OUT" PERIOD STARTING FROM THE 13TH MONTH TO THE 24TH MONTH OF OWNERSHIP OF SUCH

SECURITIES).  THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON UNLESS REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

The undersigned holder of the attached Warrant hereby subscribes for _______________ Shares of STOCKGROUP INFORMATION SYSTEMS INC. (again the "Issuer") pursuant to the attached Warrant at a purchase price of $0.75 per Share if subscribed for on or before 4:00 p.m. (Vancouver time) on June 4, 2004 (or such number of other shares or securities to which such subscription entitles it in lieu thereof or in addition thereto under the terms and conditions mentioned in the within Warrant) on the terms specified in the said Warrant.  This subscription is accompanied by a certified cheque or money order payable to or to the order of the Issuer for the whole amount of the purchase price of the said Shares.

The undersigned hereby directs that the said Shares be registered as follows:

       Name in Full

   Address

    Number of Shares

   _____________________       ______________________       _________________________

_____________________       ______________________       _________________________

_____________________       ______________________       _________________________

_____________________       ______________________       _________________________

Total:

_________________

DATED this _______

 day of _____________________

,______.

In the presence of:

______________________________

______________________________

Witness

Signature of Warrant Holder

______________________________

If Warrant Holder is not an individual, name and title of signatory

Please print below your name and address in full:

Name: ______________________________

Address: ___________________________

         ___________________________

__________

SCHEDULE A

TERMS AND CONDITIONS

Of

WARRANTS

These are the Terms and Conditions which are attached to the Share Purchase Warrants issued by Stockgroup Information Systems Inc.

IN ORDER TO EXERCISE THIS WARRANT THE HOLDER MUST REPRESENT THAT HE IS NOT A U.S. PERSON AND IS NOT EXERCISING THIS WARRANT ON BEHALF OF A U.S. PERSON.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO U.S. PERSONS FOR A PERIOD OF UP TO ONE YEAR FROM THE DATE OF ISSUANCE UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS MADE PURSUANT TO REGISTRATION OR AN APPLICABLE EXEMPTION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").  IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT OR THE LAWS OF ANY STATE, AND WILL BE ISSUED PURSUANT TO REGULATION S, WHICH IS AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO U.S. PERSONS PRIOR TO THE END OF A ONE-YEAR PERIOD COMMENCING ON THE LATER OF (I) THE DATE THE SECURITIES ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR (II) THE DATE OF THE FINAL CLOSING OF THE OFFERING OF THE SECURITIES BY THE ISSUER, UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION (A) IS MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OR (B) IS MADE PURSUANT TO REGISTRATION OR AN APPLICABLE EXEMPTION UNDER THE 1933 ACT.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE DEEMED "RESTRICTED SECURITIES" UNDER RULE 905 OF REGULATION S AND UNDER RULE 144 OF THE 1933 ACT.  AFTER A ONE-YEAR PERIOD HAS ELAPSED AS SET OUT ABOVE, A PURCHASER OF SECURITIES REPRESENTED BY THIS CERTIFICATE MAY OFFER, SELL, TRANSFER, PLEDGE OR HYPOTHECATE SUCH SECURITIES IN THE UNITED STATES OR TO U.S. PERSONS PURSUANT TO THE PROVISIONS OF RULE 144(E) OF THE 1933 ACT (WHICH IS MORE COMMONLY KNOWN AS THE "DRIBBLE OUT" PERIOD STARTING FROM THE 13TH MONTH TO THE 24TH MONTH OF OWNERSHIP OF SUCH SECURITIES).  THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON UNLESS REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

ARTICLE ONE - INTERPRETATION

Section 1.01 - Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent:

(a)

"Issuer" means Stockgroup Information Systems Inc. or any successor company referred to in Article 7;

(b)

"Issuer's Auditors" means an independent firm of accountants duly appointed as auditors of the Issuer;

(c)

"Current Market Price" of the shares at any date means the closing price for such shares for the trading day immediately prior to such date on the TSX Venture Exchange (or if there is not a closing price on such date, the average of the bid and ask prices) or, if on such date the shares are not listed on the TSX Venture Exchange, on such stock exchange or over-the-counter market upon which the shares are listed or quoted;

(d)

"Director" means a director of the Issuer for the time being, and reference, without more, to action by the Directors of the Issuer shall mean action taken by the directors of the Issuer as a board, or whenever duly empowered, action by an executive committee of the board;

(e)

"Dividends Paid in the Ordinary Course" means dividends paid on the shares in any fiscal year of the Issuer, whether in: (1) cash; (2) shares of the Issuer; (3) warrants or similar rights to purchase any shares of the Issuer; or (4) property or other assets of the Issuer; provided that the amount or value of such dividends (any such shares, warrants or similar rights, or property or other assets so distributed to be valued at the fair market value of such shares, warrants or similar rights, or property or other assets, as the case may be, as determined by action by the Directors (such determination to be conclusive)), does not in such fiscal year exceed the greatest of:

(i)

150% of the aggregate amount of dividends declared payable by the Issuer on the shares in the period of twelve consecutive months ended immediately prior to the first day of such fiscal year; and

(ii)

100% of the consolidated net income of the Issuer before extraordinary items for the period of twelve consecutive months ended immediately prior to the first day of such fiscal year less the amount of all dividends payable on all shares ranking prior to or on a parity with the shares in respect of the payment of dividends (such consolidated net income, extraordinary items and dividends to be shown in the audited consolidated financial statements of the Issuer for such period of twelve consecutive months or if there are no audited consolidated financial statements for such period, computed in accordance with generally accepted accounting principles, consistent with those applied in the preparation of the most recent audited consolidated financial statements of the Issuer);

(f)

"herein", "hereby" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expressions "Article" or "Section" followed by a number refer to the specified Article or Section of these Terms and Conditions;

(g)

"Issuance Date" means that date on which the Issuer issued the Warrants;

(h)

"person" means an individual, Issuer, partnership, trustee or any unincorporated organization, and any words importing persons have a similar meaning;

(i)

"shares" means the no par value shares in the capital of the Issuer as constituted at the Issuance Date and any shares resulting from any subdivision or consolidation of the shares;

(j)

"Time of Expiry" means 4:00 p.m. (Vancouver time) on June 4, 2004;

(k)

"Transfer Agent" means Pacific Corporate Trust Company at its office located at the 10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8;

(l)

"Warrants" means the Warrants of the Issuer issued and presently authorized, as set out in Section 2.01 and for the time being outstanding, and any other warrants made subject to these Terms and Conditions;

(m)

"Warrant Holders" or "Holders" means the registered holders of the Warrants for the time being;

(n)

"Warrant Holders' Request" means an instrument signed in one or more counterparts by Warrant Holders entitled to purchase in the aggregate not less than 25% of the aggregate number of shares which could be purchased pursuant to all the Warrants outstanding for the time being, requesting the Issuer to take some action or proceeding; and

(o)

words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders.

Section 1.02 - Interpretation Not Affected by Headings

The division of these Terms and Conditions into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect their construction of interpretation.

Section 1.03 - Applicable Law

The Warrants will be construed in accordance with the laws of British Columbia and will be treated in all respects as British Columbia contracts.

ARTICLE TWO - ISSUE OF WARRANTS

Section 2.01 - Issue of Warrants

Warrants entitling the Holders thereof to purchase an aggregate of up to 1,082,500 shares are authorized to be issued by the Issuer on the basis of an issue of 2,165,000 Warrants where two Warrants are required to purchase one share of the Issuer.

Section 2.02 - Additional Warrants

Nothing contained herein shall preclude the Issuer from time to time to make further equity or debt offerings and sell additional shares, warrants or grant options or similar rights to purchase shares of its capital stock.

Section 2.03 - Issue in Substitution for Lost Warrants

(a)

Subject to Section 2.03(b), if a Warrant is mutilated, lost, destroyed or stolen, the Issuer shall issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant, and the substituted Warrant will be entitled to the benefit of these Terms and Conditions and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Issuer.

(b)

The applicant for the issue of a new Warrant will bear the cost of its issue and in case of loss, destruction or theft, furnish to the Issuer such evidence of ownership and of loss, destruction or theft of the Warrant so lost, destroyed or stolen, as will be satisfactory to the Issuer in its discretion, and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Issuer in its discretion, and will pay the reasonable charges of the Issuer in connection with such issuance of a new Warrant.

Section 2.04 - Warrant Holder Not a Shareholder

The holding of a Warrant will not constitute the Holder a member of the Issuer, nor entitle him to any right or interest except as expressly provided in the Warrant and herein.

ARTICLE THREE - OWNERSHIP AND TRANSFER

Section 3.01 - Exchange of Warrants

(a)

Warrants in any authorized denomination may, upon compliance with the reasonable requirements of the Issuer, be exchanged for Warrants in any other authorized denomination, of the same class and date of expiry, entitling the Holder to purchase an equal aggregate number of shares at the same subscription price and on the same terms as the Warrants so exchanged.

(b)

Warrants may be exchanged only at the office of the Transfer Agent and any Warrants tendered for exchange will be surrendered to the Transfer Agent and cancelled.

(c)

On exchange of Warrants, the Transfer Agent, except as otherwise herein provided, may charge a sum not exceeding $10.00 for each new Warrant issued,

and payment of such charges and of any transfer taxes or governmental or other charges required to be paid will be made by the party requesting such exchange.

Section 3.02 - Ownership of Warrants

(a)

The Issuer and Transfer Agent may deem and treat the registered holder of any Warrant as the absolute owner of such Warrant, for all purposes, and will not be affected by any notice or knowledge to the contrary.

(b)

The registered holder of any Warrant will be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Issuer and the original or any intermediate Holder and all persons may act accordingly, and the receipt of any such holder for the shares will be a good discharge to the Issuer and the Transfer Agent for the same and neither the Issuer nor the Transfer Agent will be bound to inquire into the title of any such holder.

Section 3.03 - Transfer of Warrants

The Warrants are non-transferable.

Section 3.04 - Notice to Warrant Holders

Any notice to be given to Warrant Holders will be deemed to be validly given if delivered or sent by ordinary post addressed to such Warrant holders at the addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, on the seventh business day following the date of mailing.

ARTICLE FOUR - EXERCISE OF WARRANTS

Section 4.01 - Method of Exercise of Warrants

The right to purchase shares conferred by the Warrants may be exercised, before the Time of Expiry, by the Holder of such Warrant surrendering it, with a duly completed and executed subscription in the form attached thereto and cash or a certified cheque or money order payable to or to the order of the Issuer, at par in Vancouver, British Columbia, for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of Canada, to the Transfer Agent at its principal office in the City of Vancouver.

Section 4.02 - Effect of Exercise of Warrants

As soon as practicable, but in any event within three business days, after surrender and payment, and subject to the terms and conditions set forth herein, the Issuer will cause to be delivered to the person or persons in whose name or names the shares subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered.   Upon issuance, such person or persons shall be deemed to have become the holder or holders of record of such shares on the date of surrender and payment.

Section 4.03 - Subscription for Less than Entitlement

The Holder of any Warrant may subscribe for and purchase a number of shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant.  In the event of any purchase of a number of shares less than the number which can be purchased pursuant to a Warrant, the Transfer Agent will issue a new Warrant in respect of the balance of the shares which the Holder was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

Section 4.04 - Warrants for Fractions of Shares

No fractional shares shall be issued upon exercise of these Warrants.  If any fractional interest in a share would, except for the provisions of the first sentence of this Section 4.04, be deliverable upon the exercise of a Warrant, the number of shares to be issued to the Warrant Holder upon exercise of the Warrant shall be rounded up to the next whole number.

Section 4.05 - Expiration of Warrants

After the Time of Expiry all rights attaching to the Warrants will wholly cease and terminate and the Warrants will be void and of no effect.

Section 4.06 - Exercise Price

The price per share which must be paid to exercise a Warrant (the "Exercise Price") is as prescribed by resolution of the Board of Directors of the Issuer and set forth on the face of the Warrant certificate subject to adjustment as provided for herein.

Section 4.07 - Adjustment of Subscriptions Rights and Exercise Price

The Exercise Price and the number of shares deliverable upon the exercise of the Warrants will be subject to adjustment in the events and in the manner following:

(a)

Share Reorganization.  If prior to the Time of Expiry the Issuer shall:

(i)

issue shares without the receipt of any consideration therefor to all or substantially all of the holders of the shares by way of stock dividend or other distribution (other than as dividends paid in the common course ("Dividends Paid in the Common Course")), or

(ii)

subdivide its outstanding shares into a greater number of shares; or

(iii)

consolidate its outstanding shares into a lesser number of shares,

(any of such events in these clauses (i), (ii) and (iii) being called a "Share Reorganization"), then the Exercise Price shall be adjusted as of the effective date or record date, as the case may be, at which the holders of shares are determined for the purpose of the Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of shares outstanding as of the effective date or record date after giving effect to such Share Reorganization.

(b)

Rights Offering.  If prior to the Time of Expiry the Issuer shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue ("Rights Period"), to subscribe for or purchase shares at a price per share to the holder of less than 95% of the Current Market Price for the shares on such record date (any of such events being called a "Rights Offering"), then the Exercise Price shall be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(i)

the numerator of which shall be the aggregate of:

A.

the number of shares outstanding as of the record date for the Rights Offering; and

B.

a number determined by dividing (1) the product of the number of shares issued or subscribed during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering and the price at which such shares are offered by (2) the Current Market Price of the shares as of the record date for the Rights Offering; and

(ii)

the denominator of which shall be the number of shares outstanding after giving effect to the Rights Offering and including the number of shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering.

Any Warrant Holder who shall have exercised his right to purchase shares in accordance with Article 4 during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period therefor shall, in addition to the shares to which he is otherwise entitled upon such exercise in accordance with Article 4, be entitled to that number of additional shares equal to the result obtained when the difference, if any, resulting from the subtraction of the Exercise Price as adjusted for such Rights Offering pursuant to this subsection (b) from the Exercise Price in effect immediately prior to the end of such Rights Offering is multiplied by the number of shares purchased upon exercise of the Warrants held by such Warrant Holder during such period, and the resulting product is divided by the Exercise Price as adjusted for such Rights Offering pursuant to this subsection 4.7(b); provided that the provisions of Article 4 shall be applicable to any fractional interest in any share to which such Warrant Holder might otherwise be entitled under the foregoing provisions of this subsection 4.7(b).  Such additional shares shall be deemed to have been issued to the Warrant Holder immediately following the end of the Rights Period and a certificate for such additional shares shall be delivered to such Warrant Holder within ten business days following the end of the Rights Period.

(c)

Special Distribution.  If prior to the Time of Expiry the Issuer shall issue or distribute to all or to substantially all the holders of the shares:

(i)

securities of the Issuer including rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or property or assets and including evidences of its indebtedness; or

(ii)

any property or other assets;

and if such issuance or distribution does not constitute Dividends Paid in the Ordinary Course, a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Exercise Price shall be adjusted effective immediately after the record date at which the holders of affected shares are determined for purposes of the Special Distribution to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(iii)

the numerator of which shall be:

A.

the product of the number of shares outstanding on such record date and the Current Market Price of the shares on such record date; less

B.

the excess, if any, of (1) the fair market value on such record date, as determined by action by the Directors (whose determination shall be conclusive), to the holders of the shares of such securities or property or other assets so issued or distributed in the Special Distribution over (2) the fair market value of the consideration received therefor by the Issuer from the holders of the shares, as determined by action by the Directors (whose determination shall be conclusive); and

(iv)

the denominator of which shall be the number of shares outstanding on such record date multiplied by the Current Market Price of the shares on such record date.

(d)

Capital Reorganization.  If prior to the Time of Expiry there shall be a reclassification of shares at any time outstanding or a change of the shares into other shares or into other securities (other than a Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Issuer with or into any other Issuer or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding shares or a change of the shares into other securities), or a transfer of the undertaking or assets of the Issuer as an entirety or substantially as an entirety to another Issuer or other entity (any of such events being herein called a "Capital Reorganization"), any Warrant Holder who exercises his right to purchase shares pursuant to Warrant(s) then held after the effective date of such Capital Reorganization shall be entitled to receive, and shall accept for the same aggregate consideration in lieu of the number of shares to which such holder was theretofore entitled upon such exercise the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Warrant Holder had been the registered holder of the number of shares to which such holder was theretofore entitled upon exercise of the Warrant subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Section 4.07 hereof, provided, however, that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken to so entitle the Warrant Holders.  If determined appropriate by the Issuer, acting reasonably, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Article 4 with respect to the rights and interests thereafter of Warrant Holders to the end that the provisions set forth in this Article 4 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrant.  Any such adjustments shall be made by and set forth in terms and conditions supplemental hereto approved by action by the Directors and by the Issuer, acting reasonably and shall for all purposes be conclusively deemed to be appropriate adjustments.

(e)

If prior to the Time of Expiry a Share Reorganization shall occur which results in an adjustment in the Exercise Price pursuant to the provisions of this Section 4.07, the number of shares purchasable pursuant to each whole Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of shares theretofore purchasable on the exercise thereof by a fraction the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

Section 4.08 - Rules Regarding Calculation of Adjustment of Exercise Price and Number of shares Purchasable upon Exercise

For the purposes of Section 4.07:

(a)

The adjustments provided for in Section 4.07 are cumulative, and shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and shall be made successively whenever an event referred to therein shall occur, subject to the following subsections of this Section 4.08.

(b)

No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least 1.5% in the prevailing Exercise Price and no adjustment shall be made in the number of shares purchasable upon exercise of a Warrant unless it would result in a change of at least one one-tenth of a share; provided, however, that any adjustments which, except for the provisions of this subsection 4.08(b) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

(c)

Subject to the prior consent of the Canadian Venture Exchange, no adjustment in the Exercise Price or in the number of shares purchasable upon exercise of Warrants shall be made in respect of any event described in Section 4.07, other than the events referred to in clauses (ii) and (iii) of subsection (a) thereof, if Warrant Holders are entitled to participate in such event on the same terms, mutatis mutandis, as if Warrant Holders had exercised their Warrants prior to or on the effective date or record date of such event.

(d)

No adjustment in the Exercise Price shall be made pursuant to Section 4.07 in respect of the issue from time to time:

(i)

of shares purchasable on exercise of the Warrants; or

(ii)

in respect of the issue from time to time as Dividends Paid in the Ordinary Course of shares to holders of shares who exercise an option or election to receive substantially equivalent dividends in shares in lieu of receiving a cash dividend;

and any such issue shall be deemed not to be a Share Reorganization.

(e)

If a dispute shall at any time arise with respect to adjustments provided for in Section 4.07, such dispute shall be conclusively determined by the Issuer's Auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the Directors and any such determination shall be binding upon the Issuer and the Warrant Holders; such auditors or accountants shall be provided access to all necessary records of the Issuer.  In the event that any such determination is made, the Issuer shall deliver a certificate to the Warrant Holders describing such determination.

(f)

In case the Issuer after the date of issue of the Warrants shall take any action affecting the shares, other than action described in Section 4.07, which in the opinion of the Directors of the Issuer would materially affect the rights of Warrant Holders, the Exercise Price or the number of shares purchasable upon exercise shall be adjusted in such manner, if any, and at such time, by action by the Directors, in their sole discretion as they may determine to be equitable in the circumstances, but subject in all cases to the prior approval of the TSX Venture Exchange and to all other necessary regulatory approvals.  Failure of the taking of action by the Directors so as to provide for an adjustment on or prior to the effective date of any action by the Issuer affecting the shares shall be conclusive evidence that the Board of Directors of the Issuer has determined that it is equitable to make no adjustment in the circumstances.

(g)

If the Issuer shall set a record date to determine the holders of the shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of shares purchasable upon exercise of any Warrant shall be required by reason of the setting of such record date.

(h)

In the absence of a resolution of the Directors fixing a record date for a Special Distribution or Rights Offering, the Issuer shall be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

(i)

As a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to any of the Warrants, including the Exercise Price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Issuer shall take any corporate action which may, in the opinion of counsel to the Issuer, be necessary in order that the Issuer have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which all the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions thereof.

Section 4.09 - Postponement of Subscription

In any case in which this Article 4 shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Issuer may defer, until the occurrence of such an event:

(a)

issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event, the additional shares issuable upon such exercise by reason of the adjustment required by such event; and

(b)

delivering to such Holder any distributions declared with respect to such additional shares after such Exercise Date and before such event;

provided, however, that the Issuer shall deliver to such Holder an appropriate instrument evidencing such Holder's right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of shares purchasable on the exercise of any Warrant to such distributions declared with respect to any additional shares issuable on the exercise of any Warrant.

Section 4.10 - Notice of Adjustment of Exercise Price and Number of shares Purchasable Upon Exercise

(a)

At least 14 days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment in any of the subscription rights pursuant to any of the Warrants, including the Exercise Price and the number of shares which are purchasable upon the exercise thereof, or such longer period of notice as the Issuer shall be required to provide holders of shares in respect of any such event, the Issuer shall give notice to the Warrant Holders by way of a certificate of the Issuer specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment.

(b)

In case any adjustment for which a notice in subsection 4.10(a) of this Section 4.10 has been given is not then determinable the Issuer shall promptly after such adjustment is determinable, give notice to the Warrant Holders of the adjustment and the computation of such adjustment.

Section 4.11 - Legending of Warrants and shares

(a)

The Holder of any Warrants hereby agrees and consents by acceptance hereof that the certificate or certificates representing such Warrants shall be impressed with a legend (the "Legend") reciting that the transfer thereof is restricted for a prescribed period (the "Restricted Period"), substantially in the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO U.S. PERSONS FOR A PERIOD OF UP TO ONE YEAR FROM THE DATE OF ISSUANCE UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS MADE PURSUANT TO REGISTRATION OR AN APPLICABLE EXEMPTION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").  IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT OR THE LAWS OF ANY STATE, AND WILL BE ISSUED PURSUANT TO REGULATION S, WHICH IS AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO U.S. PERSONS PRIOR TO THE END OF A ONE-YEAR PERIOD COMMENCING ON THE LATER OF (I) THE DATE THE SECURITIES ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR (II) THE DATE OF THE FINAL CLOSING OF THE OFFERING OF THE SECURITIES BY THE ISSUER, UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION (A) IS MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OR (B) IS MADE PURSUANT TO REGISTRATION OR AN APPLICABLE EXEMPTION UNDER THE 1933 ACT.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE DEEMED "RESTRICTED SECURITIES" UNDER RULE 905 OF REGULATION S AND UNDER RULE 144 OF THE 1933 ACT.  AFTER A ONE-YEAR PERIOD HAS ELAPSED AS SET OUT ABOVE, A PURCHASER OF SECURITIES REPRESENTED BY THIS CERTIFICATE MAY OFFER, SELL, TRANSFER, PLEDGE OR HYPOTHECATE SUCH SECURITIES IN THE UNITED STATES OR TO U.S. PERSONS PURSUANT TO THE PROVISIONS OF RULE 144(E) OF THE 1933 ACT (WHICH IS MORE COMMONLY KNOWN AS THE "DRIBBLE OUT" PERIOD STARTING FROM THE 13TH MONTH TO THE 24TH MONTH OF OWNERSHIP OF SUCH SECURITIES).  THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON UNLESS REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.".

(b)

The Holder and any transferee thereof acknowledges by acceptance hereof that if any Warrants are exercised during the Restricted Period, the certificate or certificates representing the shares issuable upon such exercise shall also be impressed with the Legend set forth above unless counsel reasonably acceptable to the Issuer delivers an unqualified opinion that such Legend need not be imposed.

ARTICLE FIVE - COVENANTS BY THE ISSUER

Section 5.01 - Reservation of Shares

The Issuer will reserve and there will remain unissued out of its authorized capital a sufficient number of shares to satisfy the rights of purchase in the Warrants should the Holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all shares which they are or may be entitled to purchase pursuant thereto.

ARTICLE SIX - MEETING OF WARRANT HOLDERS

Section 6.01 - Right to Convene Meeting

(a)

The Issuer may at any time and from time to time, and will on receipt of a Warrant Holder's Request and upon being indemnified to its reasonable satisfaction by the Warrant Holders signing such Warrant Holder's Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Warrant Holders.

(b)

If the Issuer fails, within 15 days after receipt of such Warrant Holder's Request and indemnity, to give notice convening a meeting, such Warrant Holders may convene such meeting.

(c)

Every such meeting will be held in the City of Vancouver, Province of British Columbia, unless required by law to be held elsewhere in Canada.

Section 6.02 - Notice

At least 30 days' notice of any meeting will be given by the Issuer to the Warrant Holders.  Such notice will state the time when and the place where the meeting is to be held and will state briefly the general nature of the business to be transacted, but it will not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

Section 6.03 - Chairman

Some person nominated in writing by the Issuer will be Chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Warrant Holders present in person or by proxy will choose some person present to be Chairman.

Section 6.04 - Quorum

Subject to the provisions of Section 6.12, at any meeting of the Warrant Holders a quorum will consist of Warrant Holders present in person or by proxy and entitled to purchase at least 25% of the aggregate number of shares which could be purchased pursuant to all the then outstanding Warrants of the class, provided that at least two persons entitled to vote are personally present.  If a quorum of the Warrant Holders is not present within half-an-hour from the time fixed for holding any meeting, the meeting, if summoned by the Warrant Holders, or on a Warrant Holder's request, will be dissolved; but in any other case the meeting will be adjourned to the same day in the next week (unless such day is a non-business day, in which case it will be adjourned to the next following business day) at the same time and place.  At the adjourned meeting the Warrant Holders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not be entitled to purchase at least 25% of the aggregate number of shares which can be purchased pursuant to all of the then outstanding Warrants.

Section 6.05 - Power to Adjourn

The Chairman of any meeting at which a quorum of the Warrant Holders is present may with the consent of the meeting adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 6.06 - Show of Hands

Every question submitted to a meeting will be decided in the first place by a majority of the votes given on a show of hands.  At any such meeting, unless a poll is demanded, a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority will be conclusive evidence of the fact.

Section 6.07 - Poll

On any question submitted to a meeting and after a vote by show of hands, when demanded by the Chairman or by one or more of the Warrant Holders acting in person or by proxy and entitled to purchase in the aggregate at least 5% of the aggregate number of shares which could be purchased pursuant to all the Warrants for the time being outstanding, a poll will be taken in such manner as the Chairman will direct.  Questions other than extraordinary resolutions will be decided by a majority of the votes cast on the poll.

Section 6.08 - Voting

On a show of hands every person who is present and entitled to vote, whether as a Warrant Holder or as proxy for one or more absent Warrant Holders or both, will have one vote.  On a poll each Warrant Holder present in person or represented by proxy duly appointed by instrument in writing will be entitled to one vote in respect of each share which he is entitled to purchase pursuant to the Warrant or Warrants then held by him.  A proxy need not be a Warrant Holder.

Section 6.09 - Regulations

The Issuer may from time to time make or vary such regulations as it will think fit:

(a)

for the issue of voting certificates by any bank, trust company or other depository, certifying that specified Warrants have been deposited with it by a named Holder and will remain on deposit until after the meeting, which voting certificate will entitle the Holders to be present and vote at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the holders so named in such voting certificates were the actual bearers of the Warrants specified therein;

(b)

for the deposit of voting certificates or instruments appointing proxies at such place and time as the Issuer or the Warrant Holders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(c)

for the deposit of voting certificates or instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held, and enabling particulars of such voting certificates or instruments appointing proxies to be mailed, cabled or telegraphed before the meeting to the Issuer at the place where the same is to be held, and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

(d)

for the form of the instrument of proxy.

Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted.  Save as such regulations may provide, the only persons who will be recognized at any meeting as the Holder of any Warrants, or as entitled to vote or be present at the meeting in respect thereof, will be persons who produce Warrants at the meeting.

Section 6.10 - Issuer May Be Represented

The Issuer, by its officers and Directors and the legal advisors of the Issuer, may attend any meeting of the Warrant Holders, but will have no vote as such.

Section 6.11 - Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred upon them by any other provisions hereof or by law, the Warrant Holders at a meeting will have the following powers, exercisable from time to time by extraordinary resolution:

(a)

to enforce any of the covenants on the part of the Issuer contained in the Warrants, or to enforce any of the rights of the Warrant Holders in any manner specified in such extraordinary resolution, or to refrain from enforcing any such covenant or right;

(b)

to waive any default on the part of the Issuer in complying with any provision hereof either conditionally or upon any conditions specified in such extraordinary resolution; and

(c)

to consent to any amendment of the provisions of these Terms and Conditions.

Section 6.12 - Meaning of "Extraordinary Resolution"

(a)

The Expression "extraordinary resolution" when used herein means, subject as hereinafter in this Section and in Section 6.15 provided, a resolution proposed at a meeting of Warrant Holders duly convened for that purpose, and held in accordance with the provisions in this Article contained at which there are present, in person or by proxy, Warrant Holders entitled to purchase at least 25% of the aggregate number of shares which can be purchased pursuant to all the then outstanding Warrants, and passed by the affirmative votes of Warrant Holders entitled to purchase not less than 75% of the aggregate number of shares which can be purchased pursuant to all the then outstanding Warrants represented at the meeting and voted upon such resolution.

(b)

If, at any such meeting called for the purpose of passing an extraordinary resolution, Warrant Holders entitled to purchase 25% of the aggregate number of shares which can be purchased pursuant to all the then outstanding Warrants are not present in person or by proxy within half-an-hour after the time appointed for the meeting, then the meeting, if convened by Warrant Holders or on a Warrant Holder's Request, will be dissolved; but in any other case it will stand adjourned and the provisions of Section 6.04 will mutatis mutandis apply.

Section 6.13 - Powers Cumulative

Any one or more of the powers or any combination of the powers to be exercisable by the Warrant Holders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time will not be deemed to exhaust the right of the Warrant Holders to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.

Section 6.14 - Minutes

Minutes of all resolutions and proceedings at every such meeting will be made and duly entered in books to be from time to time provided for that purpose by the Issuer, and any such minutes, if signed by the Chairman of the meeting at which such resolutions were passed or proceedings had, or by the Chairman of the next succeeding meeting of the Warrant Holders, will be prima facie evidence of the matters stated and until the contrary is proved, every such meeting, in respect of the proceedings of which minutes will have been made, will be deemed to have been duly convened and held, and all resolutions passed or proceedings taken, to have been duly passed and taken.

Section 6.15 - Binding Effect of Resolutions

Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article at a meeting of Warrant Holders will be binding upon all Warrant Holders.

Section 6.16 - Status of Warrant Holders

The Holders of Warrants of a particular class will not be entitled as such to attend or vote at a meeting of the Holders of Warrants of another class, and any action taken at a meeting of the Holders of Warrants of a particular class will in no way affect the rights of the Holders of the Warrants of another class.

ARTICLE SEVEN - MODIFICATION OF TERMS, MERGER, SUCCESSORS

Section 7.01 - Modification of Terms for Certain Purposes

From time to time the Issuer may, and it will, when so directed by these presents, modify these Terms and Conditions, for any one or more or all of the following purposes:

(a)

giving effect to any extraordinary resolution passed as provided in Article 6;

(b)

adding to or altering these provisions in respect of the registration and transfer of Warrants making provision for the exchange of Warrants of different denominations; and making any modification in the form of the Warrants which does not affect their substance;

(c)

for any other purpose, including the correction or rectification of any ambiguous, defective provisions, errors or omissions herein; and

(d)

to evidence any succession of any corporation and the assumption by any successor of the covenants of the Issuer and in the Warrants contained as provided in this Article.

Section 7.02 - No Extension of Expiry Date

Notwithstanding Section 7.01, no modification will be made to the Time of Expiry without the prior consent of both the TSX Venture Exchange and the British Columbia Securities Commission.

Section 7.03 - Issuer May Consolidate, etc. on Certain Terms

Nothing will prevent any consolidation, amalgamation or merger of the Issuer with or into any other corporation or corporations, but the corporation formed by such consolidation or into which such merger will have been made will be a corporation organized and existing under the laws of Canada or of the United States of America, or any Province, State, District or Territory thereof, and will, simultaneously with such consolidation, amalgamation or merger assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Issuer.

Section 7.04 - Successor Issuer Substituted

In case the Issuer is consolidated, amalgamated or merged with or into any other corporation or corporations, the successor corporation formed by such consolidation or amalgamation, or into which the Issuer will have been merged, will succeed to and be substituted for the Issuer hereunder.  Such changes in phraseology and form (but not in substance) may be made in the Warrants as may be appropriate in view of such consolidation, amalgamation or merger.

__________

EXHIBIT 4.20 AGENCY AGREEMENT

First Associates Investments Inc.

Suite 2200

440 - 2nd Avenue S.W.

Calgary AB T2P 5E9

April ●, 2003

STOCKGROUP INFORMATION SYSTEMS INC.

500 - 750 W. Pender Street

Vancouver, British Columbia

V6C 2T7

Attention: Mr. Marcus New, Chief Executive Officer

Dear Sir:

Re:  Short Form Offering Document of Units

We understand that Stockgroup Information Systems Inc. (the "Corporation") wishes to issue and sell by way of private placement in Alberta and British Columbia (the "Offering Jurisdictions") up to 5,400,000 units ("Units") of the Corporation at $0.37 per Unit ("Offering Price") by way of short form offering document under Alberta Securities Commission Blanket Order 45-507 (the "Alberta Blanket Order") and Instrument 45-509 of the British Columbia Securities Commission (the "BC Instrument") and in accordance with Policy 4.6 (the "Exchange Policy") of the TSX Venture Exchange Inc. (the "Exchange").  Each Unit will consist of one Common Share of the Corporation ("Unit Share") one-half of one Common Share purchase warrant ("Warrant").  Each whole Warrant will entitle the holder to purchase one Common Share ("Warrant Share") at $0.75 per share for a period of 12 months from the Closing Date.

ARTICLE 1
DEFINITIONS

1.1

Definitions

In this Agreement, the following words and phrases shall have the following meanings:

(a)

"Agent" means First Associates Investments Inc.;

(b)

"Agent's Commission" means a commission equal to 8% of the gross dollar value of Units sold under the Offering;

(c)

"Agent's Option" means an option, substantially in the form of the Option Agreement attached hereto, to purchase that number of Units equal to 10% of the number of Units sold under the Offering at $0.37 per Unit, at any time and from time to time until 24 months from the Closing Date;

(d)

"Agent's Option Share" means a Common Share included in a Unit issuable on exercise of the Agent's Option;

(e)

"Agent's Option Warrant" means a Warrant included in a Unit issuable on exercise of the Agents' Option;

(f)

"Agent's Warrant Share" means a Common Share issuable on exercise of an Agent's Option Warrant;

(g)

"Alberta Act" means the Securities Act (Alberta);

(h)

"Alberta Rules" means the rules under the Alberta Act;

(i)

"Applicable Securities Laws" means applicable securities laws, regulations, rules and policies in the Offering Jurisdictions;

(j)

"BC Act" means the Securities Act (British Columbia);

(k)

"BC Rules" means the Rules under the BC Act;

(l)

"Closing Date" means the date or dates the Corporation and the Agent agree upon as the date or dates for closing of the issue and sale of the Units, such date or dates not to be later than 60 days after acceptance of the Short Form by the Exchange;

(m)

"Common Shares" means Common Shares of the Corporation as presently constituted;

(n)

"Corporation" means Stockgroup Information Systems Inc.;

(o)

"Current AIF" means a "current AIF" as defined in Multilateral Instrument 45-102 Resale of Securities;

(p)

"Financial Statements" means the audited and/or unaudited financial statements of the Corporation together with the notes thereto incorporated by reference into the Short Form;

(q)

"Incorporated Documents" means the Current AIF, the Corporation's most recent audited financial statements and all quarterly interim financial statements, news releases disclosing material changes and material change reports, as applicable, filed since the Current AIF;

(r)

"Material Contract" means any contract entered into by the Corporation that can reasonably be regarded as presently material to a Subscriber;

(s)

"Offering" means the offering of Units contemplated herein;

(t)

"Offering Period" means the period commencing on the earliest of the date hereof and the date that the Short Form is certified and ending on the earlier of:

(i)

the date that all of the Units are sold,

(ii)

60 days from the Exchange's acceptance of the Offering, and

(iii)

the date that the Agent and the Corporation agree that the Offering shall terminate;

(u)

"Public Record" means all information filed by the Corporation with any securities commission or stock exchange in compliance or intended compliance with applicable laws or the rules, regulations, or policies of such securities commission or stock exchange;

(v)

"Purchasers" means Subscribers who purchase Units under the Offering;

(w)

"Qualifying Issuer" means a "qualifying issuer" as defined in Multilateral Instrument 45-102 Resale of Securities;

(x)

"Short Form" means the Corporation's "Short Form Offering Document" under the Exchange Policy, the Alberta Blanket Order and the BC Instrument in relation to the Offering;

(y)

"Subscribers" means prospective purchasers who subscribe to purchase Units under the Offering;

(z)

"Subsequently Triggered Report" means a material change report required to be filed under Applicable Securities Laws as a result of a material change in the affairs of the Corporation that occurs after the date of the Short Form is certified but before the purchaser enters into a Subscription Agreement;

(aa)

"Time of Closing" means 10:00 a.m., Calgary time, or such other time as the Agent and the Corporation may agree upon, on the Closing Date;

(bb)

"Warrants" means the Common Share purchase warrants included in the Units and, where the context permits, includes the Agent's Option Warrants; and

(cc)

"Warrant Shares" means, collectively, Common Shares issuable on exercise of Warrants and, where the context permits, includes Agent's Warrant Shares.

The terms "misrepresentation", "material change" and "material fact" shall have the meanings ascribed thereto under the Applicable Securities Laws and "distribution" or distribution to the public", as the case may be, shall also have the meaning as defined under the Applicable Securities Laws and "distribute" has a corresponding meaning.  The terms "this agreement", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to the agreement of the parties set forth herein and not to any particular paragraph or other portion of this agreement;

ARTICLE 2
APPOINTMENT OF AGENT

The Corporation appoints the Agent as its sole and exclusive agent to offer the Units for sale in the Offering Jurisdictions on a "best efforts" private placement basis.

2.1

Sub-agents

The Agent shall be entitled to retain other registered securities dealers as sub-agents in connection with the Offering.  The commission payable to such sub-agents shall be solely for the account of the Agent.

2.2

Agent's Fees and Commission

In consideration for the services that have been and are to be provided by the Agent hereunder, the Corporation shall pay the Agent a non-refundable due diligence administration fee of $20,000 plus GST, of which $10,000 plus GST shall, if not already paid, be paid on execution of this Agreement and the balance of $10,000 plus GST shall be payable at the Time of Closing.

In addition, the Corporation shall pay the Agent's Commission to the Agent and grant the Agent's Option to the Agent at the Time of Closing.

2.3

Agent's Covenants

The Agent covenants with the Corporation that it will:

(a)

use reasonable commercial efforts to obtain from Subscribers in the Offering Jurisdictions, subscriptions for all of the Units;

(b)

conduct its activities in connection with arranging for the sale of the Units in compliance with Applicable Securities Laws; and

(c)

to file with the Exchange the undertaking required by section 1.1 of Appendix 4A Due Diligence Report to the Exchange Policies.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation represents and warrants to and covenants with the Agent and with each of the Purchasers that:

3.1

Incorporation and Organization

The Corporation has been duly incorporated and organized and is validly existing under the laws of the jurisdiction in which it was incorporated, has all requisite power and authority to carry on its business as now conducted and as presently proposed to be conducted, to own or lease and to operate its properties and assets.

3.2

Subsidiaries

The Corporation owns 100% of the issued and outstanding voting common shares of 579818 B.C. Ltd., which wholly owns Stockgroup Media Inc., a British Columbia corporation) collectively the "Material Subsidiaries").  In addition, the Corporation owns 50% of Stockscores Analytics Corp., a British Columbia corporation, all of the issued and outstanding shares of Stockgroup Systems Ltd., a Nevada Corporation and Stockgroup Australia Pty Ltd, an Australia Corporation, none of which account for a material amount of the consolidated assets, liabilities, revenues, expenses or cash flows of the corporation.

3.3

Conduct of Business

The Corporation and each of its Material Subsidiaries is conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on, is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates property or carries on business, and is up-to-date in respect of all corporate filings under the laws of each such jurisdiction.  All such licences, registrations and qualifications are valid and subsisting and in good standing, except in respect of matters which do not and will not, either individually or collectively, result in any material adverse change to the business, business prospects or condition (financial or otherwise) of the Corporation taken as a whole.

3.4

Authorized and Issued Capital

The authorized and issued capital of the Corporation is as set out in the Short Form and the Incorporated Documents.

3.5

Obligations to Issue Securities

No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Corporation except as set out in the Short Form.

3.6

Financial Statements

The Financial Statements have been prepared in accordance with generally accepted accounting principles of the United States, applied on a basis consistent with prior periods, are correct and complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Corporation as at the respective dates of the Financial Statements and the sales, earnings and results of operations of the Corporation for the respective periods covered by the Financial Statements.

3.7

No Material Changes

Except as disclosed in the Short Form:

(a)

there has not been any material change in the capital, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation from the position set forth in the Short Form and the Incorporated Documents;

(b)

there has not been any material change in the business, operations or condition (financial or otherwise) or results of operations of the Corporation from that set forth in the Short Form and the Incorporated Documents; and

(c)

to the knowledge of the Corporation there is no state of facts which is likely to result in any such material change.

3.8

Transactions with Insiders

None of the directors or senior officers of the Corporation, any holder of more than 10% of its outstanding Common Shares or any associate or affiliate of any of the foregoing persons or companies as such terms are defined in the Securities Act (Alberta) has, or has had any material interest, direct or indirect, in any continuing or existing material transaction or has any material interest, direct or indirect, in any proposed material transaction which, as the case may be, is material to or will materially affect the Corporation, except as disclosed in the Short Form and the Incorporated Documents.

3.9

Taxes

The Corporation has duly filed on a timely basis all tax returns required to be filed by it and has paid all taxes that are due and payable, and all assessments, reassessments, governmental charges, penalties, interest and fines due and payable by it.  There are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Corporation threatened against, the Corporation in respect of taxes, governmental charges or assessments, nor are any material matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.  The income tax liability of the Corporation has been assessed by the applicable governmental authority for all fiscal years up to and including the fiscal year ended December 31, 2001, and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against, the Corporation or for the assessment or reassessment of any tax return filed by the Corporation.

3.10

Litigation

There is no action, suit, proceeding or investigation (whether or not purportedly by or on behalf of the Corporation) pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation at law or in equity or before or by any federal, provincial, state, municipal, or other governmental department, commission, board or agency, domestic or foreign, which in any way materially adversely affects the Corporation or the condition (financial or otherwise) of the Corporation or which affects or may affect the Offering, and the Corporation is not aware of any ground on which any such action, suit, proceeding or investigation might be commenced with any reasonable likelihood of success.

3.11

No Defaults

The Corporation is not in default under or in breach of any material mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Corporation is a party or by which it is bound or of any material judgment, decree, order, statute, rule or regulation applicable to the Corporation.

3.12

No Cease Trading Orders

No securities commission or similar regulatory authority or stock exchange has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation and no such proceeding is, to the knowledge of the Corporation, pending, contemplated or threatened.

3.13

Reporting Issuer Status

The Corporation is a "reporting issuer" under the Applicable Securities Laws and under the securities laws of the United States and does not have similar status under the laws of any other jurisdiction.

3.14

Public Record

The information and statements in the Public Record were true, correct and complete and did not contain any misrepresentation as of the date of such information or statement.  There is no material change in the affairs of the Corporation which requires disclosure under applicable laws, regulations, rules or policies or which has been disclosed on a confidential basis and which has not been generally disclosed to the public.

3.15

Exchange Listing

The Corporation's Common Shares are listed and posted for trading on the Exchange.

3.16

Transfer Agent and Registrar

Pacific Corporate Trust Company, at its principal stock transfer office in Vancouver, is the Transfer Agent and Registrar of the Common Shares.

3.17

Material Contracts

The Corporation has provided the Agent with true and complete copies of all Material Contracts and each of the Material Contracts constitutes a legal, valid and binding agreement of the Corporation, enforceable by the Corporation in accordance with their respective terms and, to the best of the knowledge of the Corporation, neither the Corporation nor any other party thereto is in default thereunder.

3.18

Power and Authority

The Corporation has all requisite power and authority to enter into this agreement and all other agreements contemplated hereby and to perform its obligations as set out herein and therein, and to issue the Units and the Agent's Option and under the Warrants and the Agent's Option.  At the Time of Closing:

(a)

the Unit Shares will be duly and validly issued as fully paid and non-assessable shares;

(b)

the Warrants will be valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms

(c)

the Agent's Option shall be a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms;

(d)

the Warrant Shares and Agent's Option Shares shall be duly and validly allotted and reserved for issuance upon exercise of the Warrants and the Agent's Option, as the case may be,  and upon such exercise shall be issued as fully paid and non-assessable shares.

3.19

Authorization

This agreement has been duly authorized, executed and delivered by the Corporation and is a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms.

3.20

No Other Agent

Other than the Agent, there is no person, firm or corporation acting or purporting to act at the request of the Corporation, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein.

3.21

No Conflict

The execution and delivery of this Agreement by the Corporation, the performance and compliance with the terms of this Agreement or any agreement to be entered into by the Corporation hereunder, the issue and sale of the Units and the Agent's Option will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents or by-laws of the Corporation, any resolution of the Board of Directors or shareholders of the Corporation, or any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Corporation is a party or by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to the Corporation.

3.22

Approvals

There is no requirement to make any filing with, give any notice to or to obtain any licence, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority in connection with Offering other than the approval of the Exchange under the Exchange Policy and the filing of applicable reports of the issue and sale of the Units and the payment of requisite filings.

3.23

Information Accurate

All statements, facts, data, information and material made, furnished or provided from time to time by the Corporation to the Agent are true and correct, all material facts relating to the Corporation have been fully disclosed to the Agent and such statements, facts, data, information and material did not and do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make any statement or fact contained therein not misleading in light of the circumstances in which it was made.

3.24

Short Form and Incorporated Documents Correct

The Short Form complies in all material respects with the Exchange Policy, each of the Incorporated Documents complies in all material respects with Applicable Securities Laws and neither the Short Form nor any Incorporated Document contains any misrepresentation.

3.25

Eligibility for Short Form Offering

The Corporation:

(a)

is a Qualifying Issuer;

(b)

has filed:

(i)

a Current AIF;

(ii)

all documents that it is required to file under Part 11 of the Alberta Act and the Alberta Rules, including annual and interim financial statements, news releases disclosing material changes and Material Change Reports in Form 27 under the Alberta Rules; and

(iii)

all documents that it is required to file under Part 12 of the BC Act and the BC Rules, including annual and interim financial statements, news releases disclosing material changes and material change reports.

(c)

has not completed any previous offerings by way of Short Form Offering Document under the Exchange Policy and the Alberta Blanket Order or the BC Instrument during the past 12 months, such that the gross proceeds of the previous offerings together with the gross proceeds of the Offering would exceed $2,000,000;

(d)

has not completed any previous offerings by way of Short Form Offering Document under the Exchange Policy and the Alberta Blanket Order or the BC Instrument during the past 12 months, such that the Common Shares issued under the previous offerings together with the Common Shares included in the Units offered under the Offering would exceed the number of Common Shares outstanding on the later of:

(i)

the date the Corporation first distributed Common Shares under a Short Form Offering Document; and

(ii)

the date that is 12 months before the date of the Short Form.

ARTICLE 4
COVENANTS OF THE CORPORATION

The Corporation covenants and agrees with the Agent and each of the Purchasers that:

4.1

Performance of Obligations

The Corporation shall duly and punctually perform and fulfill its obligations under this Agreement.

4.2

Press Release and Filing

The Corporation will, if it has not already done so:

(a)

immediately issue a news release announcing the Offering by Short Form Offering Document under the Exchange Policy, the Alberta Blanket Order and the BC Instrument and disclosing the amount of funds to be raised, the price per Unit, the use of proceeds and disclosing that the Agent will act as agent of the Corporation in connection with the Offering;

(b)

as soon as practicable, but in any event within two days of the date of the news release, file the Short Form, a copy of this Agreement and the prescribed filing fee with the Exchange; and

(c)

thereafter use its reasonable best efforts to resolve any comments of the Exchange and obtain an Exchange Bulletin indicating acceptance of the Offering.

4.3

Participation in Preparation of Documents and Due Diligence

The Corporation shall allow the Agent at all relevant times to participate fully in the preparation of the Short Form, and allow the Agent and the Agent's counsel to conduct all due diligence which the Agent may reasonably require in order to confirm the Short Form, the Incorporated Documents and any Subsequently Triggered Reports are accurate and current in all material respects and to fulfill the Agent's obligations as an agent under the Exchange Policy, the Alberta Blanket Order and the BC Instrument.

4.4

Delivery of Short Form

The Corporation shall, as soon as reasonably possible, deliver to the Agent as many copies of the Short Form and any Subsequently Triggered Reports as the Agent may reasonably request and such delivery shall constitute a representation and warranty the by Corporation that as of the date of such delivery:

(a)

that the Short Form complies with the Exchange Policy, the Alberta Blanket Order and the BC Instrument;

(b)

that each Incorporated Document complied with all Applicable Securities Laws as of the respective dates that they were filed;

(c)

that the Corporation has filed all Subsequently Triggered Reports required under Applicable Securities Laws; and

(d)

that the Short Form, together with the Incorporated Documents and any Subsequently Triggered Reports filed as of such date, constitute full, true and plain disclosure of all material facts relating to the Units to the same standard as if a prospectus had been filed under Applicable Securities Laws;

and such delivery shall constitute the Agent's authority to use the Short Form in connection with Offering.

4.5

Information to Agent and Subsequently Triggered Reports

During the Offering Period the Corporation will promptly inform the Agent in writing of the full particulars of:

(a)

any material change (actual, anticipated or threatened) in the capital business, operations or condition (financial or otherwise) or assets of the Corporation;

(b)

any change in material fact contained or referred to in the Short Form or any Incorporated Document; and

(c)

the occurrence of a material fact or event which, is or may be, of such nature as to render the Short Form or any Incorporated Document untrue, false or misleading in a material respect, result in a misrepresentation in the Short Form or result in the Short Form not complying with the Exchange Policy, the Alberta Blanket Order or the BC Instrument;

provided the Corporation shall in good faith discuss with the Agent any change in circumstances (actual, proposed or prospective) which is of such a nature that there is reasonable doubt whether notice in writing need be given to the Agent pursuant to the foregoing provisions; and

(d)

any request by any securities commission or similar regulatory authority for any additional information or for an amendment to the Short Form, any Incorporated Document or any part of the Public Record;

(e)

the issuance by any securities commission or similar regulatory authority, the Exchange or by any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or threat of institution of any proceedings for that purpose; and

(f)

the receipt by the Corporation of any communication from any securities commission or similar regulatory authority, the Exchange or any other competent authority relating to the Offering or any part of the Public Record.

With respect to any material change, occurrence or event of the nature referred to above the Corporation will promptly file, in accordance with Applicable Securities Laws, a Subsequently Triggered Report and provide the Agent with as many copies thereof as the Agent may reasonably request and such delivery shall constitute a representation and warranty of the Corporation that the Short Form, together with the Incorporated Documents and any previously filed Subsequently Triggered Reports, constitute full, true and plain disclosure of all material facts relating to the Units to the same standard as if a prospectus had been filed under Applicable Securities Laws and such delivery shall also constitute the Agent's authority to use the Subsequently Triggered Report in connection with Offering.

4.6

Maintain Status as Reporting Issuer

The Corporation will use its best efforts to maintain its status as a reporting issuer, not in default of Applicable Securities Laws in the Offering Jurisdictions for not less than two years from the Closing Date.

ARTICLE 5
RIGHT OF FIRST REFUSAL

Provided that at least $1,000,000 of Units are sold, the Corporation hereby grants to the Agent a right of first refusal, to participate up to 50% as co-agent or selling group member in connection with any future Canadian equity financing or Canadian portion of any U.S. offering by the Corporation for which the Corporation elects to use a licensed broker/dealer or other intermediary, for a period of 12 months from the Closing Date.  The Agent shall have fifteen (15) business days from receipt of written notice of any such financing to exercise such right on the specific financing for which written notice was received.  In the event that the Agent does not elect to accept a co-agency or selling group relationship for that financing, the Corporation is free to negotiate with any other securities firm or agent for such financing, provided that the Agent's right of first refusal contained herein shall nevertheless continue to apply with respect to any future such equity financing undertaken by the Corporation within the balance of the said 12 months.  For purposes of this section, "equity financing" includes a debt financing where such debt is capable of being converted into equity securities of the Corporation.

ARTICLE 6
CONDITIONS OF THE OFFERING

The following are conditions of the Agent's obligations (and those of the Purchasers) to close the purchase of the Units as contemplated hereby, which conditions the Corporation covenants to exercise its reasonable commercial efforts to have fulfilled at or prior to Time of Closing, and which conditions may be waived in writing in whole or in part by the Agent on its own behalf and on behalf of the Purchasers:

6.1

Regulatory Approvals

At or prior to the Time of Closing, the Corporation shall have obtained all requisite regulatory approvals required to be obtained by the Corporation in respect of the Offering on terms mutually acceptable to the Agent.

6.2

Compliance

At or prior to the Time of Closing, the Corporation shall have fully complied with all relevant statutory and regulatory requirements required to be complied with prior to the Time of Closing in connection with the Offering.

6.3

Stock Exchange Listing

The Unit Shares, Warrant Shares and Agent's Option Shares shall have been accepted (subject to the usual conditions) for listing by the Exchange and will, as soon as possible following their issue, be posted for trading on the Exchange.

6.4

Corporate Action

At or prior to the Time of Closing, the Corporation shall have taken all necessary corporate action to authorize and approve this Agreement, the issuance of the Units, the Agent's Option and all other matters relating thereto.

6.5

Officer's Certificate

At the Time of Closing, the Corporation shall deliver to the Agent, an officer's certificate, in form and substance satisfactory to counsel for the Agent, signed by the President of the Corporation, dated the Closing Date, addressed to the Agent certifying:

(a)

that the representations and warranties contained in this Agreement are true and correct at and as at the Time of Closing, after giving effect to the transactions contemplated hereby;

(b)

that the Corporation has complied with all covenants and satisfied all the conditions contained herein on its part to be performed or satisfied at or prior to the Closing Date;

(c)

that the Short Form, together with the Incorporated Documents and any Subsequently Triggered Reports filed as of such date, constitute full, true and plain disclosure of all material facts relating to the Units to the same standard as if a prospectus had been filed under Applicable Securities Laws;

(d)

since the date of the Short Form, there has been no Material Change in the affairs of the Corporation which has not been disclosed by the filing of a Subsequently Triggered Report; and

(e)

addressing such other matters as the Agent or their counsel may reasonably request.

6.6

Legal Opinion

The Corporation will have caused a favourable legal opinion to be delivered by counsel acceptable to the Agent, addressed to the Agent, Agent's counsel and the Purchasers substantially in the form and substance of the draft opinion attached and addressing such other matters as the Agent may reasonably request relating to the Offering, acceptable in all reasonable respects to the Agent and its counsel.  In giving the opinions contemplated above, counsel to the Corporation shall be entitled, where appropriate to rely upon the opinion of local counsel as to the laws of any jurisdiction where the Corporation's counsel is not qualified and, as to matters of fact not within their knowledge, a certificate of facts from responsible persons in a position to have knowledge of such facts and their accuracy.  The Corporation's counsel shall be entitled to rely, as to the opinion expressed as to outstanding securities, upon a certificate of the Corporation's registrar and transfer Agent, and a certificate of an officer of the Corporation.

ARTICLE 7
CLOSING

The Offering will be completed at the offices of the Agent, in the City of Calgary, or such other place agreeable to the Corporation and the Agent at the Time of Closing on the Closing Date.

ARTICLE 8
CLOSING DELIVERIES

At the Time of Closing, the Corporation shall deliver to the Agent on behalf of the Purchasers:

(a)

certificates for Common Shares and Warrants duly registered as the Agent may direct representing the Units;

(b)

the requisite legal opinion and certificate as contemplated above; and

(c)

such further documentation as may be contemplated herein or as the Agent, or any applicable regulatory authorities may reasonably require,

against payment of the purchase price for the Units by certified cheques or bank drafts payable to the Corporation.  The Corporation will, at the Time of Closing and upon such payment of the purchase price, make payment in full of the Agent's fees and Agent's Commission in the prescribed manner and issue the Agent's Option to the Agent.  In addition, the Corporation shall reimburse the Agent for all of its estimated expenses incurred up to the Closing Date upon the delivery by the Agent to the Corporation of one or more invoices therefor, subject to any adjustment when such actual expenses are finally determined.

ARTICLE 9
MISCELLANEOUS

All terms and obligations of the Corporation in this agreement shall be construed as conditions and any breach or failure to comply with any such terms and obligations in the Agent's favour shall entitle the Agent to terminate its obligation to complete the sale of the Units by written notice to that effect given to the Corporation prior to the Time of Closing.  It is understood that the Agent may waive in whole or in part, or extend the time for compliance with, any such conditions without prejudice to the Agent's rights in respect of any such conditions or any other subsequent breach or non-compliance, provided that to be binding on the Agent, any such waiver or extension must be in writing.

ARTICLE 10
TERMINATION

Without limiting the foregoing, and in addition to any other remedies which may be available to the Agent, the Agent shall be entitled, at its option, to terminate and cancel, without any liability on its part, its obligations under this agreement, and on behalf of the Purchasers, without any liability on their part, their obligations to purchase the Units, by giving written notice to the Corporation at any time up to the Time of Closing:

(a)

if any inquiry, investigation, or other proceeding (whether formal or informal) is commenced or any order issued under or pursuant to any statute or there is any change of law or the interpretation or administration thereof, which in the Agent's reasonable opinion, operates to prevent or restrict the trading in or distribution of any securities of the Corporation or which materially adversely affects the ability of the Corporation to carry on business;

(b)

if there shall occur any material adverse change in any of the representations, warranties or covenants of the Corporation given in this agreement (other than a change related solely to the Agent), which in the Agent's reasonable opinion would be reasonably expected to have a significant adverse effect on the market price or value of the Units;

(c)

if there should develop, occur or come into effect any occurrence of national or international consequence, any material change or material fact (as such terms are defined in the Applicable Legislation) in the affairs of the Corporation or any event or state of facts or any action, governmental regulation, or other occurrence of any nature whatsoever which, in the Agent's reasonable opinion, adversely affects, or may adversely affect, financial markets, the business of the Corporation or the market price or value of any of the securities of the Corporation, such that, in the Agent's opinion, the Units cannot be profitably marketed;

(d)

if the state of the financial markets is such that the Units cannot, in the Agent's opinion, be profitably marketed; or

(e)

if the results of the Agent's due diligence investigations are not satisfactory to the Agent in its sole discretion.

The Agent shall make reasonable efforts to give notice to the Corporation (in writing or by other means) of the occurrence of any of the foregoing events provided that neither the giving nor the failure to give such notice will in any way affect the Agent's entitlement to exercise this right at any time up to the Time of Closing.  The rights of termination contained in the foregoing paragraphs are in addition to any other rights or remedies it may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this agreement.  If the Agent's obligations are terminated under this agreement pursuant to this termination right, the Corporation's liabilities to the Agent shall be limited to the Corporation's obligations under the indemnity, contribution and expense reimbursement provisions of this Agreement.

ARTICLE 11
INDEMNITY

11.1

Indemnity

The Corporation covenants and agrees to indemnify the Agent, and its directors, officers, employees and agents (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses (other than loss of profits), claims, damages, liabilities, costs or expenses caused or incurred in connection with this Agreement or the distribution of the Units by reason of:

(a)

any of the representations or warranties of the Corporation contained in this Agreement being untrue;

(b)

any breach of any of the covenants of the Corporation contained in this Agreement;

(c)

the Corporation not complying with any requirement of any applicable statute, law, rule or regulation; or

(d)

any order made or inquiry, investigation or proceeding commenced or threatened by any securities commission or other competent authority not based entirely upon the activities or the alleged activities of the Agent.

To the extent that any Indemnified Party is not a party to this agreement, the Agent shall obtain and hold the right and benefit of the above-noted indemnity in trust for and on behalf of such Indemnified Party.

11.2

Indemnity Procedures

If any matter or thing contemplated by this section shall be asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party shall notify the Corporation as soon as possible of the nature of such claim and the Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel acceptable to such Indemnified Party and that no settlement may be made by the Corporation or such Indemnified Party without the prior written consent of the other, acting reasonably.  In any such claim, such Indemnified Party shall have the right to retain other counsel to act on such Indemnified Party's behalf provided that the fees and disbursements of such other counsel shall be paid by such Indemnified Party, unless: (i) the Corporation and such Indemnified Party mutually agree to retain other counsel; or (ii) such Indemnified Party has been advised in writing by its counsel that the representation of the Corporation and such Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them.  In either such event, the fees and disbursements of such other counsel shall be paid by the Corporation, to the extent that they have been reasonably incurred.

ARTICLE 12
CONTRIBUTION

In the event that the indemnity provided for above is declared by a court of competent jurisdiction to be illegal or unenforceable as being contrary to public policy or for any other reason, the Agent and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (except loss of profits or consequential damages) of the nature provided for above such that the Agent shall be responsible for that portion represented by the percentage that the portion of the Agent's Commission payable by the Corporation to the Agent bears to the net proceeds realized from the Offering (being the amount of the gross proceeds realized from the Offering less than an amount equal to the Agent's Commission) and the Corporation shall be responsible for the balance, provided that, in no event, shall the Agent be responsible for any amount in excess of the portion of the Agent's Commission actually received by the Agent.  In the event that the Corporation may be held to be entitled to contribution from the Agent under the provisions of any statute or law, the Corporation shall be limited to contribution in an amount not exceeding the lesser of: (a) the portion of the full amount of losses, claims, costs, damages, expenses, liabilities, giving rise to such contribution for which the Agent is responsible, as determined above, and (b) the amount of the Agent's Commission actually received by the Agent.  Notwithstanding the foregoing, a party guilty of fraudulent misrepresentation shall not be entitled to contribution from the other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against such party or in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought.  In no case shall such party from whom contribution may be sought be liable under this agreement unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section.  The right to contribution provided in this section shall be in addition and not in derogation of any other right to contribution which we may have by statute or otherwise by law.

ARTICLE 13
WAIVER OF CONTRIBUTION

The Corporation hereby waives its right to recover contribution from the Agent with respect to any liability of the Corporation by reason of or arising out of any misrepresentation in the Short Form, the Incorporated Documents or the Subsequently Triggered Reports provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of or arising out of: (i) any misrepresentation which is based upon information relating solely to the Agent and contained in such document and furnished to the Corporation by the Agent expressly for inclusion in such document; or (ii) any failure by the Agent to provide to prospective purchasers of Units any document which the Corporation is required to provide to such prospective purchasers and which the Corporation has provided to the Agent to forward to such prospective purchasers; or (iii) any failure by the Agent to comply with the terms hereof.

ARTICLE 14
EXPENSES

All reasonable expenses incurred from time to time in connection with the Offering including, without limitation, all costs of or incidental to the sale, issue or distribution of the Units, the reasonable fees and expenses of Agent's counsel, and to all matters in connection with the transactions herein set forth shall be borne by the Corporation; provided that, the fees of the Agent's counsel shall not exceed $7,500 without the prior approval of the Corporation.  The Corporation covenants and agrees to fully reimburse the Agent and its counsel from time to time, for all such reasonable expenses, immediately upon the receipt of one or more invoices therefor and acknowledges that it shall remain bound by this obligation, whether or not the Offering is completed.

ARTICLE 15
SURVIVAL OF CORPORATION'S WARRANTIES, REPRESENTATIONS, COVENANTS AND AGREEMENTS

All warranties, representations, covenants and agreements of the Corporation herein contained or contained in documents submitted or required to be submitted pursuant to this agreement shall survive the purchase by the Purchasers of the Units and shall continue in full force and effect for the Agent's benefit and the benefit of the Subscribers regardless of the closing of the sale of the Units and regardless of any investigation which may be carried on by the Agent or the Purchasers or on their behalf.

ARTICLE 16
SURVIVAL OF AGENT'S WARRANTIES, REPRESENTATIONS,
COVENANTS AND AGREEMENTS

All warranties, representations, covenants and agreements of the Agent herein contained shall survive the purchase by the Subscribers and shall continue in full force and effect for a period of two years from the Closing Date for the Corporation's benefit regardless of the closing of the sale of the Units and regardless of any investigation which may be carried on by the Corporation.

ARTICLE 17
NOTICES

Any notice or other communication to be given hereunder shall be in writing and shall be given by delivery or by telecopier, as follows:

if to the Corporation: Stockgroup Information Systems Inc. 500 - 750 W. Pender Street Vancouver, British Columbia V6C 2T7 Attention: Marcus New Telecopier Number: (604)331-1194
or if to the Agent: First Associates Investments Inc. Suite 2200 440 - 2nd Avenue S.W. Calgary AB T2P 5E9 Attention: Manager Telecopier Number: (403) 269-7870	with a copy to: Parlee McLaws LLP 3400 Petro-Canada Centre 150-6th Avenue S.W. Calgary, Alberta T2P 3Y7 Attention: James D. Thomson Telecopier Number: (403) 294-7021

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or four hours after being telecopied and receipt confirmed during normal business hours, as the case may be.  Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or telecopier number.

ARTICLE 18
ENTIRE AGREEMENT

This agreement and the other documents herein referred to constitute the entire agreement between the parties relating to the subject matter hereof and supersede all prior agreements between the parties hereto with respect to their respective rights and obligations in respect of the Offering.

ARTICLE 19
SEVERABILITY

If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this agreement, but this agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained therein.

ARTICLE 20
GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta.  The parties agree that the Courts of Alberta shall have exclusive jurisdiction over any disputes, termination or breach of any kind or nature whatsoever arising out of or in connection with this Agreement.

ARTICLE 21
TIME OF ESSENCE

Time shall be of the essence of this Agreement.

ARTICLE 22
COUNTERPARTS

This agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.  Delivery of a counterpart of this agreement by facsimile transmission shall have the same effect as delivery of an executed original counterpart.

If this agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Corporation, please communicate your acceptance by executing where indicated below and returning one originally executed copy.

Yours very truly,

FIRST ASSOCIATES INVESTMENTS INC.

Per: _______________________________

Authorized Signing Officer

The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to.

Accepted at ________________________, ________________________, as of the ____ day of ______________, 2003.

STOCKGROUP INFORMATION

SYSTEMS INC.

per:

Authorized Signing Officer

SHARE OPTION AGREEMENT

THIS AGREEMENT is made as of the  day ● of ● , 2003.

BETWEEN:

STOCKGROUP INFORMATION SYSTEMS INC. a corporation with an office in the City of Vancouver, British Columbia (the "Corporation")

- and -

FIRST ASSOCIATES INVESTMENTS INC., a corporation with an office in the City of Calgary, Alberta (the "Agent")

WHEREAS the pursuant to an Agency Agreement dated ●, 2003 between the Corporation and the Agent, (the "Agency Agreement") the Corporation has agreed to grant to the Agent an option to purchase up to but not exceeding ● Units of the Corporation in consideration of the Agent's services performed under the Agency Agreement;

NOW THEREFORE in consideration of the premises, mutual covenants and agreements herein and therein contained, this agreement witnesses that and it is understood and agreed by and between the parties hereto as follows:

1.

Grant of Option

Subject to the provisions hereinafter contained, the Corporation hereby grants to the Agent an irrevocable non-transferable option (the "Option") to purchase up to but not exceeding ● Units (the "Optioned Units") as presently constituted, at a price of at the purchase price of $0.40 per Unit.

2.

Term of Option

The Agent may exercise the Option on or before 4:30 p.m., Calgary time on ●, after which time all rights granted hereunder shall terminate.

3.

Manner of Exercise

The Agent may exercise the Option in whole or in part, at any time and from time to time, on or prior to the Expiry Time, by notice in writing given by the Agent to the Corporation at its address for notice set out in the Agency Agreement, specifying the number of Optioned Units in respect of which it is exercised and accompanied by payment in cash or certified cheque for the purchase price of all of the Optioned Units specified in such notice, calculated in accordance with Section 1 hereof.

4.

Security Certificates

Upon exercise of the Option, the Corporation shall or shall cause the transfer agent and registrar of the Corporation to deliver to the Agent, or as the Agent may otherwise in writing direct in the notice of exercise of option, within seven (7) days following the receipt by the Corporation of payment for the number of Optioned Units in respect of which the Option has been exercised, a certificate or certificates representing in the aggregate the number of Agent's Option Shares and Warrants for which payment has been received by the Corporation.

5.

No Rights of Shareholder Until Exercise

The Agent shall have no rights whatsoever as a shareholder or warrantholder (including any rights to receive dividends or any other distribution to shareholders or to vote at a general meeting of shareholders of the Corporation, except as provided in Section 8 hereof) other than in respect  to Optioned Units in respect of which the Agent shall have exercised its right to purchase hereunder and which the Agent shall have actually taken up and paid for.

6.

Non-Transferable

The rights conferred upon the Agent hereunder shall be non-transferable and non-tradeable.

7.

No Fractional Securities

No fractional Common Shares will be issued on exercise of this Option, or any compensation made for such fractional Common Shares, if any.

8.

Adjustments in Event of Change in Common Shares

In the event, at any time or from time to time, of a subdivision, consolidation or reclassification of the share capital of the Corporation, the payment of stock dividends by the Corporation or other relevant changes in the capital of the Corporation prior to the exercise by the Agent, in full, of the Option granted herein, the Option with respect to any Optioned Units which have not been purchased hereunder at the time of any such change to the capital of the Corporation shall be proportionately adjusted so that the Agent shall from time to time, upon the exercise of the Option thereafter, be entitled to receive the number and kind of securities which the Agent would have held following such change in the capital of the Corporation if the Agent had purchased the Optioned Units and had held such Optioned Units immediately prior to such change in the capital of the Corporation.

9.

Merger, Amalgamation or Sale

If, during the term of the Option, the Corporation shall become merged or amalgamated into or with any other corporation or shall sell the whole or substantially the whole of its assets and undertaking for shares or other securities of another corporation, the Corporation will make provision that, upon the exercise of the Option during its unexpired period after the effective date of such merger, amalgamation or sale, the Agent shall receive, for the same consideration paid on the exercise of the Option, such number of shares or other securities of the continuing or successor corporation in such merger or amalgamation or of the securities or shares of the purchasing corporation as it would have received as a result of such merger, amalgamation or sale if the Agent had purchased the Optioned Units immediately prior thereto and had held such Optioned Units on the effective date of such merger, amalgamation or sale.  Upon such provision being made, the obligation of the Corporation to the Agent in respect of its Optioned Units then remaining subject to the Option shall terminate and be at an end.

10.

Reservation of Securities

The Corporation shall at all times, during the term of this Agreement, reserve and keep available a sufficient number of unissued Common Shares to satisfy the requirements hereof.

11.

Entire Agreement

This Agreement supersedes all other agreements, documents, writings and verbal understandings among the parties relating to the subject matter hereof and represents the entire agreement between the parties relating to the subject matter hereof.

12.

Enurement

Except as otherwise set forth herein, this Agreement shall be binding upon and enure to the benefit of the respective successors and assigns of the Agent and of the Corporation.

13.

Time

Time shall be of the essence of this Agreement.

14.

Definitions

Words and phrases not otherwise defined herein shall have the meanings ascribed to them in the Agency Agreement.

IN WITNESS WHEREOF the parties hereto have hereunto executed and delivered this Agreement as of the day and year first above written.

STOCKGROUP INFORMATION

SYSTEMS INC.

Per: _________________________________

FIRST ASSOCIATES INVESTMENTS INC.

Per: _________________________________

EXHIBIT 5.1 CONSENT AND OPINION OF LEGAL COUNSEL

COPY FAEGRE & BENSON LLP COPY 2500 REPUBLIC PLAZA, 370 SEVENTEENTH STREET DENVER, COLORADO 80202-4004 TELEPHONE 303.607.3500 FACSIMILE 303.607.3600 www.faegre.com
WILLIAM J. CAMPBELL wcampbell@faegre.com 303/820-0630

October 1, 2003

Stockgroup Information Systems Inc.

750 West Pender Street, Suite 500

Vancouver, BC V6C 2T7

Canada

RE:

Registration on Form SB-2

Ladies and Gentlemen:

You have requested our opinion as special counsel for Stockgroup Information Systems Inc., a Colorado corporation, in connection with your registration statement on Form SB-2 under the Securities Act of 1933, as amended, and the rules and regulations promulgated under the Securities Act, for an offering by certain selling shareholders of up to an aggregate of 11,431,245 shares of Stockgroup’s common stock.  Certain of the shares to be offered by the selling shareholders underlie warrants held by the selling shareholders and will not be issued until and unless the warrants are exercised.

We have examined Stockgroup’s Form SB-2 filed with the Securities and Exchange Commission on or about October 1, 2003.  We have also examined the Amended and Restated Articles of Incorporation of Stockgroup, as amended and on file with the Secretary of State of the State of Colorado, as well as the bylaws, selected minutes of the Board of Directors of Stockgroup, and other documents as we have deemed necessary to provide a basis for the opinion expressed herein.  We have also consulted with officers and directors of Stockgroup to clarify, confirm, or supplement the foregoing documentation.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to original documents of documents submitted to us by way of electronic copy, the authenticity of the originals of all such copies, and the completion, due execution and delivery of all documents where completion, due execution and/or delivery are a prerequisite to the effectiveness thereof.

Based on the foregoing, it is our opinion that the shares of Stockgroup common stock and warrants to purchase Stockgroup common stock that have been issued previously and are offered for sale by the selling shareholders in this registration were legally and validly issued and are fully paid and non-assessable; and that the shares of Stockgroup common stock that underlie warrants, when issued in accordance with the terms of the warrants, will be legally and validly issued and fully paid and non-assessable.

This opinion is limited to the federal laws of the United States of America and the laws of the State of Colorado.

We consent to the filing of this opinion as an exhibit to the registration statement and consent to the use of our name under the caption “Legal Matters” in the prospectus.

                                                                                    Sincerely,

FAEGRE & BENSON LLP

By: /s/ William J. Campbell

      William J. Campbell

EXHIBIT 23.1 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 2003 in the Pre-Effective Amendment No. 1 to the Registration Statement and related Prospectus of Stockgroup Information Systems Inc. for the registration of 11,431,245 shares of its common stock.

/s/ ERNST & YOUNG LLP

Vancouver, Canada,

September 29, 2003.

Chartered Accountants